                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JUNE 29, 2005)

                         $1,966,101,000 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-3

                            ----------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

The Series 2005-3 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3A,
     Class A-3B, Class A-SB, Class A-4, Class XC and Class XP Certificates;

o    junior certificates consisting of the Class A-M, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class O, Class P and Class Q Certificates;

o    the Class PA Certificates;

o    the Class WB Certificates;

o    the Class V Certificates, representing the right to receive payments of excess interest received with respect to the ARD Loan; and

o    the residual certificates, consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4,
Class A-M, Class A-J, Class XP, Class B, Class C, Class D and Class E
Certificates are offered hereby.

The trust's assets will consist primarily of 108 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ----------------------

     Certain characteristics of the offered certificates include:



                                                     APPROXIMATE
                          CERTIFICATE BALANCE          INITIAL
                              OR NOTIONAL            PASS-THROUGH         ASSUMED FINAL        RATINGS      RATED FINAL
                              AMOUNT AS OF            RATE AS OF          DISTRIBUTION        MOODY'S/     DISTRIBUTION
         CLASS              DELIVERY DATE(1)        DELIVERY DATE            DATE(2)           S&P(3)         DATE(4)
---------------------     -------------------      ---------------    ------------------    -----------  ----------------

 Class A-1 ..........      $     62,100,000             4.1360%        December 10, 2009       Aaa/AAA    July 10, 2043
 Class A-2 ..........      $    505,650,000             4.5010%          July 10, 2010         Aaa/AAA    July 10, 2043
 Class A-3A .........      $    279,216,000             4.6210%          June 10, 2012         Aaa/AAA    July 10, 2043
 Class A-3B .........      $    132,000,000             5.0900%(5)       July 10, 2012         Aaa/AAA    July 10, 2043
 Class A-SB .........      $     70,360,000             4.5890%       September 10, 2014       Aaa/AAA    July 10, 2043
 Class A-4 ..........      $    460,255,000             4.6680%          June 10, 2015         Aaa/AAA    July 10, 2043
 Class A-M ..........      $    216,104,000             4.7270%          June 10, 2015         Aaa/AAA    July 10, 2043
 Class A-J ..........      $    132,364,000             4.7670%(5)       June 10, 2015         Aaa/AAA    July 10, 2043
 Class XP ...........      $  2,102,742,000(6)          0.6330%(7)            N/A              Aaa/AAA    July 10, 2043
 Class B ............      $     24,312,000             4.8460%(5)       June 10, 2015         Aa1/AA+    July 10, 2043
 Class C ............      $     24,311,000             4.8660%(5)       June 10, 2015         Aa2/AA     July 10, 2043
 Class D ............      $     21,611,000             4.8850%(5)       June 10, 2015         Aa3/AA-    July 10, 2043
 Class E ............      $     37,818,000             4.9740%(5)       June 10, 2015          A2/A      July 10, 2043


(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC,
Bear, Stearns & Co. Inc. and Barclays Capital Inc. are acting as co-lead managers. Banc of America Securities LLC and Bear, Stearns & Co. Inc. are
acting as joint bookrunners with respect to the Class A-2, Class A-3B, Class
A-SB, Class A-J and Class D Certificates. Banc of America Securities LLC will be the sole bookrunner for all other classes of the certificates. Banc of
America Securities LLC, Bear, Stearns & Co. Inc., Barclays Capital Inc.,
Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale.
The underwriters expect to deliver the offered certificates to purchasers on or about July 13, 2005. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 103.23% of the initial principal amount of the offered certificates, plus accrued interest from July 1, 2005 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

                            ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR
DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES LLC     BEAR, STEARNS & CO. INC.     BARCLAYS CAPITAL

                             ----------------------

  GOLDMAN, SACHS & CO.                                 RBS GREENWICH CAPITAL
                                 June 29, 2005

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commercial Mortgage Pass-Through Certificates, Series 2005-3
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

WASHINGTON                      NEW HAMPSHIRE                    ALABAMA
2 properties                    1 property                       2 properties
$4,590,964                      $21,420,000                      $6,069,000
0.2% of total                   1.0% of total                    0.3% of total

NORTH DAKOTA                    MASSACHUSETTS                    KANSAS
1 property                      2 properties                     2 properties
$4,500,000                      $14,697,042                      $15,732,360
0.2% of total                   0.7% of total                    0.7% of total

MISSOURI                        CONNECTICUT                      OKLAHOMA
3 properties                    3 properties                     1 property
$27,189,708                     $60,180,000                      $5,740,000
1.3% of total                   2.8% of total                    0.3% of total

MINNESOTA                       RHODE ISLAND                     TEXAS
1 property                      1 property                       13 properties
$189,320,140                    $6,284,000                       $151,852,118
8.8% of total                   0.3% of total                    7.0% of total

IOWA                            NEW JERSEY                       COLORADO
1 property                      4 properties                     9 properties
$12,208,120                     $35,760,943                      $63,612,808
0.6% of total                   1.7% of total                    2.9% of total

WISCONSIN                       MARYLAND                         ARIZONA
2 properties                    3 properties                     3 properties
$15,249,034                     $161,394,341                     $98,000,000
0.7% of total                   7.5% of total                    4.5% of total

ILLINOIS                        VIRGINIA                         CALIFORNIA
7 properties                    2 properties                     19 properties
$92,550,705                     $28,161,761                      $428,256,489
4.3% of total                   1.3% of total                    19.8% of total

MICHIGAN                        NORTH CAROLINA                   NEVADA
4 properties                    2 properties                     1 property
$20,086,037                     $34,260,000                      $6,143,249
0.9% of total                   1.6% of total                    0.3% of total

INDIANA                         TENNESSEE
3 properties                    1 property
$26,676,351                     $55,125,000
1.2% of total                   2.6% of total

OHIO                            GEORGIA
4 properties                    3 properties
$24,316,300                     $23,442,750
1.1% of total                   1.1% of total

PENNSYLVANIA                    FLORIDA
2 properties                    6 properties
$9,927,382                      $52,865,000
0.5% of total                   2.4% of total

NEW YORK                        KENTUCKY
8 properties                    8 properties
$375,282,507                    $87,000,510
17.4% of total                  4.0% of total

MORTGAGE PROPERTIES BY PROPERTY TYPE

[PIE CHART OMITTED]                                ----------------------------
                                                  [ ] <1.0%
Other                            1.7%                 of Initial Pool Balance
Self Storage                     0.9%
Industrial                       2.8%             [ ] 1.0% - 5.0%
Manufactured Housing             0.6%                 of Initial Pool Balance
Hotel                            9.5%
Office                          38.0%             [ ] 5.1% - 10.0%
Multifamily                     13.0%                 of Initial Pool Balance
Retail                          33.5%
                                                  [ ] > 10.0%
                                                      of Initial Pool Balance
                                                 ----------------------------

NOTE REGARDING PIE CHART AND MAP ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO
100% DUE TO ROUNDING.

FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o   SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT

    "Due-on-Sale" and "Due-on-Encumbrance"

  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ............................................ S-99
  Representations and Warranties; Repurchases and

  Servicing and Other Compensation and Payment of

    Class PA Certificates and the PA Pari Passu Note A-1
       Component Mortgage Loan ............................... S-128
    Class WB Certificates and the WB Component

                                      S-3

   Subordination; Allocation of Losses and Certain

   Reports to Certificateholders; Certain Available

 ANNEX A CERTAIN CHARACTERISTICS OF THE
   MORTGAGE LOANS ............................................. A-1
 ANNEX B CAPITAL IMPROVEMENT, REPLACEMENT
   RESERVE AND ESCROW ACCOUNTS;
   MULTIFAMILY SCHEDULE ....................................... B-1
 ANNEX C CLASS XP REFERENCE RATE SCHEDULE ..................... C-1
 ANNEX D CLASS A-SB PLANNED PRINCIPAL
   BALANCE .................................................... D-1
 ANNEX E SIGNIFICANT MORTGAGE LOAN
   DESCRIPTIONS ............................................... E-1
 ANNEX F AMORTIZATION SCHEDULE OF THE
   QUEENS ATRIUM MORTGAGE LOAN ................................ F-1

                                      S-4

             FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 5%.

(2)   As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on, its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3)   It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Services, Inc.
      and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc., no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated,
      (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with the prepayments or the corresponding effect on yield to investors or (iv)
      whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)   The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)   The Class A-3B, Class A-J, Class B, Class C, Class D and Class E
      Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6)   The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(7)   The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates".

                                      S-5

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-3 Certificates and the trust in abbreviated form:

       Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

       Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of Series 2005-3 and the mortgage loans; and

       Risk Factors, which begins on page S-23 of this prospectus supplement and describes risks that apply to Series 2005-3 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Glossary of Principal Definitions" beginning on page S-172 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.
                             ---------------------
     Until October 13, 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class PA,
Class WB, Class V, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the prospectus. A
"Glossary of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the accompanying prospectus.
Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.

                            CERTIFICATE        APPROXIMATE
            RATINGS          BALANCE OR         PERCENTAGE   APPROXIMATE
           MOODY'S/           NOTIONAL           OF POOL        CREDIT
  CLASS     S&P(1)           AMOUNT(2)           BALANCE       SUPPORT
--------  ------------   -------------------  ------------- -------------
 Offered Certificates
 A-1        Aaa/AAA      $     62,100,000          2.878%       30.044%
 A-2        Aaa/AAA      $    505,650,000         23.433%       30.044%
 A-3A       Aaa/AAA      $    279,216,000         12.939%       30.044%
 A-3B       Aaa/AAA      $    132,000,000          6.117%       30.044%
 A-SB       Aaa/AAA      $     70,360,000          3.261%       30.044%
 A-4        Aaa/AAA      $    460,255,000         21.329%       30.044%
 A-M        Aaa/AAA      $    216,104,000         10.015%       20.029%
 A-J        Aaa/AAA      $    132,364,000          6.134%       13.895%
 XP         Aaa/AAA      $  2,102,742,000(6)       N/A           N/A
 B          Aa1/AA+      $     24,312,000          1.127%       12.769%
 C          Aa2/AA       $     24,311,000          1.127%       11.642%
 D          Aa3/AA-      $     21,611,000          1.001%       10.641%
 E           A2/A        $     37,818,000          1.753%        8.888%
 Private Certificates -- Not Offered Hereby(7)
 XC         Aaa/AAA      $  2,157,894,349(8)       N/A           N/A
 F           A3/A-       $     21,611,000          1.001%        7.887%
 G         Baa1/BBB+     $     29,714,000          1.377%        6.510%
 H         Baa2/BBB      $     27,013,000          1.252%        5.258%
 J         Baa3/BBB-     $     27,013,000          1.252%        4.006%
 K          Ba1/BB+      $     13,507,000          0.626%        3.380%
 L          Ba2/BB       $     10,805,000          0.501%        2.879%
 M          Ba3/BB-      $     10,805,000          0.501%        2.378%
 N           NR/B+       $      5,403,000          0.250%        2.128%
 O           NR/B        $      8,104,000          0.376%        1.753%
 P           NR/B-       $      8,103,000          0.376%        1.377%
 Q           NR/NR       $     29,715,349          1.377%        0.000%

                                  APPROXIMATE        WEIGHTED
                             INITIAL PASS-THROUGH     AVERAGE
                                  RATE AS OF           LIFE      PRINCIPAL
  CLASS       RATE TYPE          DELIVERYDATE       (YEARS)(3)   WINDOW(3)
---------  --------------   ----------------------  ----------  ----------
 Offered Certificates
 A-1            Fixed               4.1360%            2.54       1 - 53
 A-2            Fixed               4.5010%            4.80      54 - 60
 A-3A           Fixed               4.6210%            6.69      78 - 83
 A-3B         Fixed(4)              5.0900%(4)         6.99      83 - 84
 A-SB           Fixed               4.5890%            6.91      53 - 110
 A-4            Fixed               4.6680%            9.62     110 - 119
 A-M            Fixed               4.7270%            9.91     119 - 119
 A-J          Fixed(4)              4.7670%(4)         9.91     119 - 119
 XP       Variable Rate(6)          0.6330%(6)            (6)      N/A
 B            Fixed(4)              4.8460%(4)         9.91     119 - 119
 C            Fixed(4)              4.8660%(4)         9.91     119 - 119
 D            Fixed(4)              4.8850%(4)         9.91     119 - 119
 E            Fixed(4)              4.9740%(4)         9.91     119 - 119
 Private Certificates -- Not Offered Hereby(7)
 XC       Variable Rate(8)          0.0512%(8)            (8)      N/A
 F            Fixed(4)              5.0530%(4)         9.91     119 - 119
 G             WAC(5)               5.3445%(5)         9.91     119 - 119
 H             WAC(5)               5.3445%(5)         9.99     119 - 120
 J             WAC(5)               5.3445%(5)         9.99     120 - 120
 K            Fixed(4)              4.4680%(4)         9.99     120 - 120
 L            Fixed(4)              4.4680%(4)         9.99     120 - 120
 M            Fixed(4)              4.4680%(4)         9.99     120 - 120
 N            Fixed(4)              4.4680%(4)         9.99     120 - 120
 O            Fixed(4)              4.4680%(4)        10.95     120 - 169
 P            Fixed(4)              4.4680%(4)        14.08     169 - 169
 Q            Fixed(4)              4.4680%(4)        14.08     169 - 169

(1)   Ratings shown are those of Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 5%.

(3)   Based on the maturity assumptions (as defined under "Yield and Maturity
      Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with anticipated repayment dates, the related anticipated repayment date).

(4)   The Class A-3B, Class A-J, Class B, Class C, Class D, Class E, Class F,
      Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(5)   The Class G, Class H and Class J Certificates will accrue interest at the weighted average net mortgage rate.

(6)   The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
      Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
      Rates" in this prospectus supplement.

                                      S-7

(7)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class XC Certificates are not offered by this prospectus supplement.
      Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC
      Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

     The Class PA, Class WB, Class V, Class R-I and Class R-II are not offered by this prospectus supplement and are not represented in the table on page S-7 of this prospectus supplement.

                                      S-8

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Glossary of
Principal Definitions". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS



                                                                         ENTIRE MORTGAGE
CHARACTERISTICS                                                         POOL (APPROXIMATE)
--------------------------------------------------------------------   -------------------

Initial principal balance(1) .......................................   $2,157,894,350
Number of mortgage loans ...........................................              108
Number of mortgaged properties .....................................              124
Number of balloon mortgage loans(2) ................................               73
Number of ARD loans(3) .............................................                1
Number of full period interest only mortgage loans(3) ..............               35
Average cut-off date balance .......................................    $  19,980,503
Range of cut-off date balances .....................................      $997,977 to
                                                                        $ 200,000,000
Weighted average mortgage rate .....................................           5.233%
Weighted average remaining lock-out period .........................        86 months
Range of remaining terms to maturity(4) ............................ 54 to 169 months
Weighted average remaining term to maturity(4) .....................        97 months
Weighted average underwritten debt service coverage ratio ..........            1.59x
Weighted average cut-off date loan-to-value ratio ..................            67.6%
Weighted average maturity date loan-to-value ratios(4) .............            62.7%


---------
(1)   Subject to a variance of plus or minus 5%.

(2)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

(3)   Includes one mortgage loan that is both hyperamortizing and interest only until its anticipated repayment date which results in such mortgage loan appearing in each such category.

(4)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

                                      S-9

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                          RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc., a Delaware corporation. The depositor is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, NC1-027-22-03, Charlotte, North
Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the
Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation. See "Servicing of the Mortgage
Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A., a national banking association, is the parent of
Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB
Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of
America Corporation. Bank of America, N.A. maintains its principal office at
Bank of America Corporate Center, 100 North Tryon Street Charlotte, North
Carolina 28255. See "Description of the Mortgage Pool--The Mortgage Loan
Sellers" in this prospectus supplement.

     Barclays Capital Real Estate Inc., a Delaware corporation, is an indirect wholly-owned subsidiary of Barclays Bank PLC and an affiliate of Barclays
Capital Inc., one of the underwriters. Barclays Capital Real Estate Inc.
maintains its principal office at 200 Park Avenue, New York, New York 10166.
See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc., a New York corporation, is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation and an
affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear Stearns
Commercial Mortgage, Inc. maintains its principal office at 383 Madison Avenue,
New York, New York 10179. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

                                      S-10



                                                    NUMBER OF    % OF INITIAL        AGGREGATE
                                                    MORTGAGE         POOL           CUT-OFF DATE
              MORTGAGE LOAN SELLER                    LOANS         BALANCE           BALANCE
------------------------------------------------   ----------   --------------   -----------------

Bank of America, N.A. ..........................        46            53.4%       $1,153,201,177
Barclays Capital Real Estate Inc. ..............        41            26.6           573,885,726
Bear Stearns Commercial Mortgage, Inc. .........        21            20.0           430,807,447
                                                        --           -----        --------------
                                                       108           100.0%       $2,157,894,350
                                                       ===           =====        ==============


CUT-OFF DATE

     July 1, 2005

DELIVERY DATE

     On or about July 13, 2005

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in August 2005.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in August 2005.

                                MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 108 multifamily and commercial mortgage loans. Forty-six of the mortgage loans were (a) originated by Bank of
America, N.A. or its conduit participants or (b) acquired by Bank of America,
N.A. from various third party originators. Forty-one of the mortgage loans were originated by Barclays Capital Real Estate Inc. Twenty-one of the mortgage loans were originated by Bear Stearns Commercial Mortgage, Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,157,894,350 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%.

     One mortgage loan referred to as the Pacific Arts Plaza Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2. Only the Pacific Arts Plaza Pari Passu Note A-1, which is sometimes referred to as the PA Pari Passu Note A-1 Component Mortgage Loan, is
included in the trust

                                      S-11

fund. The aggregate principal balances as of the cut-off date of the Pacific
Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza Pari Passu Note A-2
are $160,000,000 and $110,000,000, respectively. The PA Pari Passu Note A-1
Component Mortgage Loan is further divided into one senior component having a principal balance as of the cut-off date of $132,000,000 (6.1% of the initial pool balance) and one subordinate component having a principal balance as of the cut-off date of $28,000,000 (which is subordinate to such senior component and the Pacific Arts Plaza Pari Passu Note A-2). The subordinate component is also included in the trust fund, but does not back any of the offered certificates. As described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the Pacific Arts
Plaza Pari Passu Note A-1 corresponding to the subordinate component has been subordinated to the Pacific Arts Plaza Pari Passu Note A-2 and the remaining senior portion (corresponding to the senior component) of the Pacific Arts
Plaza Pari Passu Note A-1. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances)
of the PA Pari Passu Note A-1 Component Mortgage Loan are references to the senior component only of the PA Pari Passu Note A-1 Component Mortgage Loan
(and exclude the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu
Note A-1 Component Mortgage Loan subordinate component). See "Description of the Mortgage Pool--Pacific Arts Plaza Whole Loan" in this prospectus supplement.

     One mortgage loan referred to as the WB Component Mortgage Loan is divided into a $200,000,000 senior component and one subordinate component, which is subordinate to the related senior component and has a principal balance as of the cut-off date of $50,000,000. The senior component, representing 9.3% of the initial pool balance, is included in the trust fund. The subordinate component is also included in the trust fund, but does not back any of the offered certificates. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the WB
Component Mortgage Loan are references to the senior component only of the WB
Component Mortgage Loan (and exclude the subordinate component of the WB
Component Mortgage Loan). See "Description of the Mortgage Pool--WB Component
Mortgage Loan" in this prospectus supplement.

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.
See "Description of the Mortgage Pool--Changes in Mortgage Pool
Characteristics" in this prospectus supplement. See also the "Glossary of
Principal Definitions" in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement. When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in the entire mortgage pool range from $997,977 to $200,000,000, and the average cut-off date balance is $19,980,503.

     As of the cut-off date, the mortgage loans had the following additional characteristics. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                                      S-12

                     SELECTED MORTGAGE LOAN CHARACTERISTICS



                                                                            ENTIRE MORTGAGE POOL
                                                                          -----------------------

   Range of mortgage rates ............................................   4.298% per annum
                                                                          to 5.970% per annum
   Weighted average mortgage rate .....................................   5.233% per annum
   Range of remaining terms to stated maturity(1) .....................   54 months to
                                                                          169 months
   Weighted average remaining term to stated maturity(1) ..............   97 months
   Range of remaining amortization terms(2) ...........................   178 months to
                                                                          360 months
   Weighted average remaining amortization term(2) ....................   344 months
   Range of cut-off date loan-to-value ratios .........................   20.6% to 81.5%
   Weighted average cut-off date loan-to-value ratio ..................   67.6%
   Range of maturity date loan-to-value ratios(1) .....................   20.6% to 80.0%
   Weighted average maturity date loan-to-value ratio(1) ..............   62.7%
   Range of underwritten debt service coverage ratios .................   1.07x to 5.06x
   Weighted average underwritten debt service coverage ratio ..........   1.59x


----------
(1)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.
(2)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5% of the initial pool balance:

                            GEOGRAPHIC CONCENTRATION

                              NUMBER OF         % OF
                              MORTGAGED     INITIAL POOL
STATE                        PROPERTIES      BALANCE(1)
-------------------------   ------------   -------------
   California ...........        19             19.8%
    Southern(2) .........        12             13.0%
    Northern(2) .........         7              6.9%
   New York .............         8             17.4%
   Minnesota ............         1              8.8%
   Maryland .............         3              7.5%
   Texas ................        13              7.0%

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.
(2)   Northern California properties have a zip code greater than or equal to
      93600. Southern California properties have a zip code less than 93600.

     The remaining mortgaged properties are located throughout 27 other states, with no more than 4.5% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                      S-13

                                 PROPERTY TYPE

                                                  NUMBER OF         % OF
                                                  MORTGAGED     INITIAL POOL
PROPERTY TYPE                                    PROPERTIES      BALANCE(1)
---------------------------------------------   ------------   -------------
   Office ...................................         33            38.0%
   Retail ...................................         39            33.5
   Multifamily ..............................         17            13.0
   Hotel ....................................         19             9.5
   Industrial ...............................          6             2.8
   Other ....................................          2             1.7
   Self Storage .............................          5             0.9
   Manufactured Housing Communities .........          3             0.6
                                                      --           -----
   TOTAL ....................................        124           100.0%
                                                     ===           =====

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A TO THIS PROSPECTUS SUPPLEMENT.

     On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases and Substitution" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to its representations and warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the
Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the REMIC administrator and the fiscal agent. See
"Servicing of the Mortgage Loans" in this prospectus supplement and "The
Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

                                      S-14

                              OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 13 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2005-3, namely the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class
A-M, Class A-J, Class XP, Class B, Class C, Class D and Class E Certificates.
As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated
in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2005-3 consists of a total of 30 classes of certificates, the following 17 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class PA, Class
WB, Class V, Class R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class XC, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each distribution date are set forth on page S-7 of this prospectus supplement
(including the related footnotes). The pass-through rates applicable to each of the Class PA and Class WB Certificates for each distribution date are set forth in the pooling and servicing agreement. The Class V, Class R-I and Class R-II
Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     FOR A MORE DETAILED DISCUSSION OF THE NOTIONAL AMOUNTS OF THE CLASS XC AND
CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES--CERTIFICATE
BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT.

Pass-Through Rate

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.6330% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date, and through and including the July
2012 distribution date, will equal the weighted average of the respective strip rates, which we refer to as the Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the
Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under "Description of the
Certificates--Certificate Balances and Notional Amounts" as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XP STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

                                      S-15

     Following the July 2012 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the August 2012 distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.0512% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as the Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "Description of the Certificates--Certificate Balances and
Notional Amounts" in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XC STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XC CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the July 2012 distribution date, the certificate balance of each class of certificates (other than the Class PA,
Class WB, Class V, Class R-I, Class R-II, Class XC and Class XP Certificates)
will constitute one or more separate components of the notional amount of the
Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

 A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class
A-4, Class XC and Class XP Certificates. To pay interest, concurrently, on
Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class XC
and Class XP Certificates, pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class
A-4 Certificates: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-SB Certificates, available principal, until the principal balance of the Class A-SB Certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement; (ii) then, to the Class A-1

                                      S-16

Certificates, available principal remaining after the above distribution on the
Class A-SB Certificates has been made, until the principal balance of the Class
A-1 Certificates is reduced to zero; (iii) then, to the
Class A-2 Certificates, available principal remaining after the above distributions on the Class A-1 and Class A-SB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero;
(iv) then, to the Class A-3A Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2 and Class A-SB Certificates
have been made, until the principal balance of the Class A-3A Certificates is reduced to zero; (v) then, to the Class A-3B Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-SB Certificates have been made, until the principal balance of the
Class A-3B Certificates is reduced to zero; (vi) then, to the Class A-SB
Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B and the planned principal distribution pursuant to clause (i) above on the Class A-SB Certificates have been made, until the principal balance of the Class A-SB Certificates is reduced to zero; and (vii) then, to the Class A-4 Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2,
Class A-3A, Class A-3B and Class A-SB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class
A-4 Certificates: To reimburse Class A-1, Class A-2, Class A-3A, Class A-3B,
Class A-SB and Class A-4 Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class A-M Certificates: To Class A-M Certificates as follows: (a)
interest on Class A-M Certificates in the amount of its interest entitlement;
(b) to the extent of funds available for principal, to principal on Class A-M
Certificates until reduced to zero; and (c) to reimburse Class A-M Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that Class.

     Fifth, Class A-J Certificates: To Class A-J Certificates in a manner analogous to the Class A-M Certificates allocations of priority Fourth above.

     Sixth, Class B Certificates: To Class B Certificates in a manner analogous to the Class A-M Certificates allocations of priority Fourth above.

     Seventh, Class C Certificates: To Class C Certificates in a manner analogous to the Class A-M Certificates allocations of priority Fourth above.

     Eighth, Class D Certificates: To Class D Certificates in a manner analogous to the Class A-M Certificates allocations of priority Fourth above.

     Ninth, Class E Certificates: To Class E Certificates in a manner analogous to the Class A-M Certificates allocations of priority Fourth above.

     Finally, Private Certificates: To the Private Certificates (other than the
Class XC, the Class PA, the Class WB, the Class V, the Class R-I and the Class
R-II Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above will be made, pro rata, among the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and
Class A-4 Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.

 B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates--
Distributions--Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement.

                                      S-17

 C. Prepayment Premiums

     The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the
Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

 A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class PA Certificates (other than mortgage loan losses on the PA Pari Passu
Note A-1 Component Mortgage Loan), the Class WB Certificates (other than mortgage loan losses on the WB Component Mortgage Loan), the Class V, Class R-I
or Class R-II Certificates. Mortgage loan losses that are realized on the PA
Pari Passu Note A-1 Component Mortgage Loan will be allocated to the Class PA
Certificates before being allocated to any other class of Certificates.
Mortgage loan losses that are realized on the WB Component Mortgage Loan will be allocated to the Class WB Certificates before being allocated to any other class of Certificates. No principal payments or loan losses will be allocated to the Class V, the Class XC or the Class XP Certificates. However, the
notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

                                      S-18

                               [GRAPHIC OMITTED]

           --------------------------------------------------------
                CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES,
                CLASS A-3 CERTIFICATES, CLASS A-3B CERTIFICATES,
              CLASS A-SB CERTIFICATES,(1) CLASS A-4 CERTIFICATES,
             CLASS XC CERTIFICATES(2) AND CLASS XP CERTIFICATES(2)
           --------------------------------------------------------
                                       |
                          ---------------------------
                             CLASS A-M CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                             CLASS A-J CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                              CLASS B CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                              CLASS C CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                              CLASS D CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                              CLASS E CERTIFICATES
                          ---------------------------
                                       |
                          ---------------------------
                           PRIVATE CERTIFICATES(3)(4)
                                (OTHER THAN THE
                             CLASS XC CERTIFICATES)
                          ---------------------------

   (1)   The Class A-SB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

   (2)   The Class XC and Class XP Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

   (3)   The Class PA Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the PA Pari Passu Note A-1 Component Mortgage Loan (the PA
         Certificates are also subordinate to the PA Pari Passu Note A-2).

   (4)   The Class WB Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the WB Component Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

                                      S-19

 B.  Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o    shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

     o    shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

     o    shortfalls resulting from extraordinary expenses of the trust;

     o    shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

     o    shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

 A. P&I Advances

     The master servicer (or the trustee or the fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The master servicer (or the trustee or the fiscal agent, if applicable) will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer (or the trustee or the fiscal agent, if applicable) also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

 B. Property Protection Advances

     The master servicer (or the trustee or the fiscal agent, if applicable)
may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

 C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

 A. Denominations

     The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4,
Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D and Class E
Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

                                      S-20

 B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. See "Description of the
Certificates--Termination" in this prospectus supplement and "Description of the Certificates--Termination" in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the PA Pari Passu Note A-1 Component Mortgage Loan and
the WB Component Mortgage Loan, referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of each of the PA Pari
Passu Note A-1 Component Mortgage Loan and the WB Component Mortgage Loan and
each class of the Class PA and Class WB Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V
Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o    Each class of offered certificates will constitute "regular interests"
          in REMIC II.

     o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o    Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o    It is anticipated that the Offered Certificates, other than the Class
          XP Certificates, will be issued at a premium, and that the Class XP
          Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

                                      S-21

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's
Investors Service, Inc. and Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc.:

                          MOODY'S     S&P
                         ---------   -----
 Class A-1 ...........      Aaa       AAA
 Class A-2 ...........      Aaa       AAA
 Class A-3A ..........      Aaa       AAA
 Class A-3B ..........      Aaa       AAA
 Class A-SB ..........      Aaa       AAA
 Class A-4 ...........      Aaa       AAA
 Class A-M ...........      Aaa       AAA
 Class A-J ...........      Aaa       AAA
 Class XP ............      Aaa       AAA
 Class B .............      Aa1       AA+
 Class C .............      Aa2        AA
 Class D .............      Aa3       AA-
 Class E .............       A2        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-22

                                  RISK FACTORS

 o YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
   INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
   DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
   MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
   RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

 o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
   TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
   KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
   INVESTMENT.

 o IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
   MATERIALLY AND ADVERSELY AFFECTED.

 o THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
   INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
   FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
   CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
   PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK....  You and other certificateholders generally do not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans--
                                 General" in this prospectus supplement. Such
                                 decisions are generally made, subject to the
                                 express terms of the pooling and servicing
                                 agreement, by the master servicer, the
                                 trustee, the fiscal agent or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust,
                                 even if such decision is determined to be in
                                 your best interests by such party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.
POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement. DSHI Opco LLC, which we anticipate
                                 will be the initial directing
                                 certificateholder, is an affiliate of the
                                 special servicer.

                                 The master servicer, the special servicer or
                                 an affiliate of either may purchase certain of
                                 the certificates or hold certain companion
                                 mortgage loans which are part of a split loan
                                 structure but which are not held in the trust
                                 fund or hold certain mezzanine debt related to
                                 the mortgage loans. In addition, the holder of
                                 certain of the non-offered certificates has
                                 the right to remove a special servicer and
                                 appoint a successor, which may be an affiliate
                                 of such holder. It is possible that the
                                 special servicers or affiliates thereof may be
                                 holders of such non-offered certificates. This
                                 could cause a conflict between the master
                                 servicer's or the special servicer's duties to
                                 the trust under the pooling and servicing
                                 agreement and its interest as a holder of a
                                 certificate or a

                                      S-23

                                 companion mortgage loan. In addition, the
                                 master servicer is a mortgage loan seller.
                                 This could cause a conflict between the master
                                 servicer's duty to the trust under the pooling
                                 and servicing agreement and its interest as
                                 the mortgage loan seller. However, the pooling
                                 and servicing agreement provides that the
                                 mortgage loans shall be administered in
                                 accordance with the servicing standards
                                 without regard to ownership of any certificate
                                 by the master servicer, the special servicer
                                 or any affiliate of the master servicer or the
                                 special servicer. See "Servicing of the
                                 Mortgage Loans --General" in this prospectus
                                 supplement.

                                 Additionally, any of those parties may,
                                 especially if it holds the non-offered
                                 certificates, or has financial interests in,
                                 or other financial dealings with, a borrower
                                 or sponsor under any of the mortgage loans,
                                 have interests when dealing with the mortgage
                                 loans that are in conflict with the interests
                                 of holders of the offered certificates. For
                                 instance, if the special servicer or an
                                 affiliate holds non-offered certificates, the
                                 special servicer could seek to reduce the
                                 potential for losses allocable to those
                                 certificates from a troubled mortgage loan by
                                 deferring acceleration in hope of maximizing
                                 future proceeds. The special servicer might
                                 also seek to reduce the potential for such
                                 losses by accelerating earlier than necessary
                                 to avoid advance interest or additional trust
                                 fund expenses. Either action could result in
                                 less proceeds to the trust than would be
                                 realized if alternate action had been taken.
                                 In general, a servicer is not required to act
                                 in a manner more favorable to the offered
                                 certificates or any particular class of
                                 offered certificates than to the non-offered
                                 certificates.

                                 Additionally, each of the master servicer, the
                                 sub-servicers and the special servicer
                                 currently services or will, in the future,
                                 service, in the ordinary course of its
                                 business, existing and new loans for third
                                 parties, including portfolios of loans similar
                                 to the mortgage loans that will be included in
                                 the trust. The real properties securing these
                                 other loans may be in the same markets as, and
                                 compete with, certain of the real properties
                                 securing the mortgage loans that will be
                                 included in the trust. Consequently, personnel
                                 of the master servicer, the sub-servicers and
                                 the special servicer may perform services, on
                                 behalf of the trust, with respect to the
                                 mortgage loans at the same time as they are
                                 performing services, on behalf of other
                                 persons, with respect to other mortgage loans
                                 secured by properties that compete with the
                                 mortgaged properties securing the mortgage
                                 loans. This may pose inherent conflicts for
                                 the master servicer, the sub-servicers and the
                                 special servicer.

                                      S-24

                                 In addition, certain of the mortgage loans
                                 included in the trust fund may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller or an affiliate of a
                                 mortgage loan seller.

                                 The mortgage loan seller or its affiliates may
                                 also have or have had equity investments in
                                 the borrowers (or in the owners of the
                                 borrowers) or properties under certain of the
                                 mortgage loans included in the trust. The
                                 mortgage loan seller and its affiliates have
                                 made or may make or have preferential rights
                                 to make loans to, or equity investments in,
                                 affiliates of the borrowers under the mortgage
                                 loans.

                                 In addition, a mortgage loan seller may hold
                                 mezzanine debt related to a borrower, but
                                 which is not held in the trust fund.

                                 The related property managers and borrowers
                                 may experience conflicts of interest in the
                                 management and/or ownership of the real
                                 properties securing the mortgage loans
                                 because:

                                 o a substantial number of the mortgaged real
                                   properties are managed by property managers
                                   affiliated with the respective borrowers;

                                 o certain of the mortgaged real properties
                                   are self-managed by the borrowers
                                   themselves;

                                 o the property managers also may manage
                                   and/or franchise additional properties,
                                   including properties that may compete with
                                   the mortgaged properties; and

                                 o affiliates of the property managers and/or
                                   the borrowers, or the property managers
                                   and/or the borrowers themselves also may
                                   own other properties, including competing
                                   properties.

PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS................  The yield on any offered certificate will depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                  o the pass-through rate for such certificate;

                                  o the rate and timing of principal payments
                                    (including principal prepayments) and other
                                    principal collections on or in respect of
                                    the mortgage loans and the extent to which
                                    such amounts are to be applied or otherwise
                                    result in a reduction of the certificate
                                    balance of the class of certificates to
                                    which such certificate belongs;

                                  o the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which

                                      S-25

                                   such losses and expenses result in the
                                   failure to pay interest on, or a reduction
                                   of the certificate balance of, the class of
                                   certificates to which such certificate
                                   belongs;

                                 o the timing and severity of any net
                                   aggregate prepayment interest shortfalls
                                   (each as described in this prospectus
                                   supplement) and the extent to which such
                                   shortfalls are allocated in reduction of
                                   the distributable certificate interest
                                   payable on the class of certificates to
                                   which such certificate belongs;

                                 o the extent to which prepayment premiums and
                                   yield maintenance charges are collected
                                   and, in turn, distributed on the class of
                                   certificates to which such certificate
                                   belongs; and

                                 o the rate and timing of reimbursement of
                                   advances.

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" and
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement. See also "Yield and
                                 Maturity Considerations" in the accompanying
                                 prospectus.

PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY OF
 YOUR CERTIFICATES ............. The yield to maturity on your certificates will depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations and
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your
                                 certificates may vary materially and adversely
                                 from your expectations if the actual rate of
                                 prepayment on the mortgage loans is higher or
                                 lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium or a
                                 yield maintenance charge. Nevertheless, we
                                 cannot assure you that the related borrowers
                                 will refrain from prepaying their mortgage
                                 loans due to the existence of a prepayment
                                 premium or yield maintenance charge. Also, we
                                 cannot assure you that involuntary prepayments
                                 will not occur.

                                 The terms of six of the mortgage loans,
                                 representing 22.9% of the initial pool
                                 balance, in connection with a partial or
                                 complete release of the related mortgaged

                                      S-26

                                 property, permit (a) a voluntary partial
                                 defeasance or a partial prepayment at any time
                                 with the delivery of the defeasance
                                 collateral, (b) the payment of a prepayment
                                 premium or the payment of a yield maintenance
                                 charge, as applicable, or (c) such a release
                                 at any time without requiring a prepayment
                                 premium or yield maintenance charge. See
                                 "Description of the Mortgage Pool--Release or
                                 Substitution of Properties" in this prospectus
                                 supplement.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                 o the terms of the mortgage loans;

                                 o the length of any prepayment lockout
                                   period;

                                 o the level of prevailing interest rates;

                                 o the availability of mortgage credit;

                                 o the applicable prepayment premiums or yield
                                   maintenance charges;

                                 o the master servicer's or special servicer's
                                   ability to enforce those charges or
                                   premiums;

                                 o the occurrence of casualties or natural
                                   disasters; and

                                 o economic, demographic, tax, legal or other
                                   factors.

                                 No prepayment premium or yield maintenance
                                 charge will be generally required for
                                 prepayments in connection with a casualty or
                                 condemnation. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to a material breach of
                                 representations or warranties or a material
                                 document defect, the repurchase price paid
                                 will be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no prepayment premium or
                                 yield maintenance charge would be payable. The
                                 repurchase price paid by a mortgage loan
                                 seller may not include a liquidation fee if
                                 purchased within the timeframe set forth in
                                 the pooling and servicing agreement. Such a
                                 repurchase may therefore adversely affect the
                                 yield to maturity on your certificates.

                                 The yield to maturity of the Class XP
                                 Certificates will be highly sensitive to the
                                 rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on the mortgage loans. Investors in the
                                 Class XP Certificates should fully consider
                                 the associated risks, including the risk that
                                 an extremely rapid rate of amortization,
                                 prepayment or other liquidation of the
                                 mortgage loans could result in the failure of
                                 such investors to recoup fully their initial
                                 investments. No representation is made as to
                                 the anticipated rate of prepayments on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any

                                      S-27

                                 Certificate. See "Yield and Maturity
                                 Considerations--Yield Sensitivity of the Class
                                 XP Certificates" in this prospectus
                                 supplement.

                                 In the case of the Class XP Certificates, and
                                 any class of certificates purchased at a
                                 premium, if principal payments on the mortgage
                                 loans occur at a rate faster than anticipated
                                 at the time of purchase, then (to the extent
                                 that the required prepayment premiums or yield
                                 maintenance charges are not received or are
                                 distributable to a different class of
                                 certificates) the investors' actual yield to
                                 maturity will be lower than that assumed at
                                 the time of purchase.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o the aggregate amount of distributions on
                                   the offered certificates;

                                 o their yield to maturity;

                                 o the rate of principal payments; and

                                 o their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates subordinated to a particular
                                 class, such class will suffer a loss equal to
                                 the full amount of such excess (up to the
                                 outstanding principal amount of such
                                 certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme
                                 scenarios, such yield could be negative. In
                                 general, the earlier a loss borne by you on
                                 your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses lead to your certificates
                                 having a higher percentage ownership interest
                                 in the trust and related distributions of
                                 principal payments on the mortgage loans than
                                 would otherwise have been the case. The effect
                                 on the weighted average life and yield to
                                 maturity of your certificates will depend upon
                                 the characteristics of the remaining mortgage
                                 loans.

                                 The yield to maturity of the Class XC and
                                 Class XP Certificates will be highly sensitive
                                 to the rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on or in respect of the mortgage loans.
                                 Investors in the Class XC and Class XP
                                 Certificates should

                                      S-28

                                 fully consider the associated risks, including
                                 the risk that an extremely rapid rate of
                                 amortization, prepayment or other liquidation
                                 of the mortgage loans could result in the
                                 failure of such investors to recoup fully
                                 their initial investments.

                                 Additionally, delinquencies and defaults on
                                 the mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are made
                                 to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

                                 Additionally, the courts of any state may
                                 refuse the foreclosure of a mortgage or deed
                                 of trust when an acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render the action
                                 unconscionable.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS.......  Most of the borrowers are legal entities rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The terms of the
                                 mortgage loans generally require that the
                                 borrowers covenant to be single-purpose
                                 entities, although in many cases the borrowers
                                 are not required to observe all covenants and
                                 conditions that typically are required in order
                                 for them to be viewed under standard rating
                                 agency criteria as "special purpose entities."
                                 In addition, certain mortgage loans may not
                                 have borrower principals. In general,
                                 borrowers' organizational documents or the
                                 terms of the mortgage loans limit their
                                 activities to the ownership of only the related
                                 mortgaged property or properties and limit the
                                 borrowers' ability to incur additional
                                 indebtedness. These provisions are designed to
                                 mitigate the possibility that the borrowers'
                                 financial condition would be adversely impacted
                                 by factors unrelated to the mortgaged property
                                 and the mortgage loan in the pool. However, we
                                 cannot assure you that the related borrowers
                                 will comply with these requirements. The
                                 bankruptcy of a borrower, or a general partner
                                 or managing member of a borrower, may impair
                                 the ability of the mortgagee to enforce its
                                 rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                      S-29

                                 o operating entities with businesses distinct
                                   from the operation of the mortgaged
                                   property with the associated liabilities
                                   and risks of operating an ongoing business;
                                   or

                                 o individuals that have personal liabilities
                                   unrelated to the mortgaged property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, 13 sets of
                                 mortgage loans containing, in the aggregate,
                                 55 mortgage loans and representing 27.3% of
                                 the initial pool balance, are made to
                                 affiliated borrowers. See "Certain Legal
                                 Aspects of Mortgage Loans--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to nine mortgage
                                 loans, representing 5.8% of the initial pool
                                 balance, the borrower owns the related
                                 mortgaged property as tenants in common. See
                                 also "Risk Factors--Risks Related to the
                                 Mortgage Loans--Tenancies in Common May Hinder
                                 or Delay Recovery" in this prospectus
                                 supplement. These mortgage loans may be
                                 subject to prepayment, including during
                                 periods when prepayment might otherwise be
                                 prohibited, as a result of partition. Although
                                 some of the related borrowers have purported
                                 to waive any right of partition, we cannot
                                 assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS
 ENTAIL CERTAIN RISK..........   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the commencement or continuation of a
                                 foreclosure action and delay the sale of the
                                 real property owned by that borrower. In
                                 addition, even if a court determines that the
                                 value of the mortgaged property is less than
                                 the principal balance of the mortgage loan it
                                 secures, the court may prevent a mortgagee from
                                 foreclosing on the mortgaged property (subject
                                 to certain protections available to the

                                      S-30

                                 mortgagee). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then-value of the
                                 mortgaged property, which action would make
                                 the mortgagee a general unsecured creditor for
                                 the difference between the then-current value
                                 and the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain mortgage loans may have sponsors that
                                 have previously filed for bankruptcy
                                 protection, which in some cases may have
                                 involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.
ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS....... To the extent described in this prospectus supplement, the master servicer, the special
                                 servicer, the trustee or the fiscal agent, as
                                 applicable, will be entitled to receive
                                 interest on unreimbursed advances. This
                                 interest will

                                      S-31

                                 generally accrue from the date on which the
                                 related advance is made or the related expense
                                 is incurred through the date of reimbursement.
                                 In addition, under certain circumstances,
                                 including delinquencies in the payment of
                                 principal and interest, a mortgage loan will
                                 be specially serviced and the special servicer
                                 will be entitled to compensation for special
                                 servicing activities. The right to receive
                                 interest on advances or special servicing
                                 compensation is senior to the rights of
                                 certificateholders to receive distributions on
                                 the offered certificates. The payment of
                                 interest on advances and the payment of
                                 compensation to the special servicer may lead
                                 to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN REPAYMENTS
 AND PREPAYMENTS
 WILL AFFECT PAYMENT..........   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described in this prospectus supplement.
                                 Classes of certificates that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates is generally payable
                                 in sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS IN
 SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3A, Class A-3B, Class A-SB, Class
                                 A-4, Class XC or Class XP Certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the

                                      S-32

                                 mortgage loans (other than with respect to the
                                 subordinate components of the PA Pari Passu
                                 Note A-1 Component Mortgage Loan and the WB
                                 Component Mortgage Loan) will be subordinated
                                 to those of the holders of the offered
                                 certificates with an earlier sequential
                                 designation. With respect to the PA Pari Passu
                                 Note A-1 Component Mortgage Loan, the rights
                                 of the holders of the PA Certificates to
                                 receive distributions of amounts collected on
                                 or in respect of the PA Pari Passu Note A-1
                                 Component Mortgage Loan senior component will
                                 be subordinated to those of the holders of the
                                 REMIC II Certificates. With respect to the WB
                                 Component Mortgage Loan, the rights of the
                                 holders of the WB Certificates to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the WB Component Mortgage
                                 Loan senior component will be subordinated to
                                 those of the holders of the REMIC II
                                 Certificates.

GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE....................  The mortgage loans have grace periods for monthly payments ranging from zero to 15 days;
                                 provided, however, certain states by statute
                                 may override the terms of some mortgage loans
                                 and increase such grace periods. In some cases,
                                 such grace periods may run past the
                                 determination date. If borrowers pay at the end
                                 of such grace periods rather than on the due
                                 dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days before a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED PROPERTIES
 RELATING TO TERRORIST ATTACKS
 AND FOREIGN CONFLICTS.......... On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 or make terrorism coverage unobtainable or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and

                                      S-33

                                 percentage rent. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. In addition, the
                                 United States is engaged in continuing
                                 military operations in Iraq, Afghanistan and
                                 elsewhere. It is uncertain what effect these
                                 operations will have on domestic and world
                                 financial markets, economies, real estate
                                 markets, insurance costs or business segments.
                                 The full impact of these events is not yet
                                 known but could include, among other things,
                                 increased volatility in the price of
                                 securities including the certificates. The
                                 terrorist attacks may also adversely affect
                                 the revenues or costs of operation of the
                                 mortgaged properties. With respect to shopping
                                 patterns, such events have significantly
                                 reduced air travel throughout the United
                                 States and, therefore, have had a negative
                                 effect on revenues in areas heavily dependent
                                 on tourism. The decrease in air travel may
                                 have a negative effect on certain of the
                                 mortgaged properties that are dependent on
                                 tourism or that are located in areas heavily
                                 dependent on tourism which could reduce the
                                 ability of the affected mortgaged properties
                                 to generate cash flow. The attacks also could
                                 result in higher costs for insurance or for
                                 security, particularly for larger properties.
                                 See "--Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of
                                 Casualty or Loss" below. Accordingly, these
                                 disruptions, uncertainties and costs could
                                 materially and adversely affect your
                                 investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 THOSE FOR RESIDENTIAL LENDING.. The mortgaged properties consist solely of multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability
                                 of the applicable property to produce cash
                                 flow through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the mortgaged
                                 properties themselves, such as:

                                      S-34

                                  o the age, design and construction quality of
                                    the properties;

                                  o perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    properties;

                                  o the proximity and attractiveness of
                                    competing properties;

                                  o the adequacy of the property's management
                                    and maintenance;

                                  o increases in operating expenses;

                                  o an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                  o dependence upon a single tenant and
                                    concentration of tenants in a particular
                                    business;

                                  o a decline in the financial condition of a
                                    major tenant;

                                  o an increase in vacancy rates;

                                  o a decline in rental rates as leases are
                                    renewed or entered into with new tenants;

                                  o dependence on governmental programs that
                                    provide rental subsidies to tenants
                                    pursuant to tenant voucher programs, which
                                    vouchers may be used at other properties to
                                    influence tenant mobility; and

                                  o dependence upon governmental assistance
                                    programs and/or rent subsidies.

                                  Other factors are more general in nature, such
                                  as:

                                  o national, regional or local economic
                                    conditions, including plant closings,
                                    military base closings, industry slowdowns
                                    and unemployment rates;

                                  o local real estate conditions, such as an
                                    oversupply of retail space, office space or
                                    multifamily housing;

                                  o demographic factors;

                                  o changes or continued weakness in specific
                                    industry segments;

                                  o the public perception of safety for
                                    customers and clients;

                                  o consumer confidence;

                                  o consumer tastes and preferences;

                                  o retroactive changes in building codes;

                                  o conversion of a property to an alternative
                                    use;

                                  o new construction in the market; and

                                  o number and diversity of tenants.

                                  The volatility of net operating income will be
                                  influenced by many of the foregoing factors,
                                  as well as by:

                                      S-35

                                 o the length of tenant leases;

                                 o the creditworthiness of tenants;

                                 o in the case of rental properties, the rate
                                   at which new rentals occur;

                                 o lease termination, rent abatement/offset,
                                   co-tenancy or exclusivity provisions of
                                   tenant leases;

                                 o tenant defaults;

                                 o the property's "operating leverage" which
                                   is generally the percentage of total
                                   property expenses in relation to revenue,
                                   the ratio of fixed operating expenses to
                                   those that vary with revenues, and the
                                   level of capital expenditures required to
                                   maintain the property and to retain or
                                   replace tenants; and

                                 o in the case of government sponsored
                                   tenants, the right of the tenant in some
                                   instances to cancel a lease due to a lack
                                   of appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will
                                 tend to have a more immediate effect on the
                                 net operating income of properties with
                                 short-term revenue sources, such as short-term
                                 or month-to-month leases, and may lead to
                                 higher rates of delinquency or defaults.

                                 As of the cut-off date the property types are
                                 as shown on the following table:

                                                                         % OF
                                                         NUMBER OF      INITIAL
                                                         MORTGAGED       POOL
        PROPERTY TYPE                                   PROPERTIES      BALANCE
        -------------                                  ------------   ----------
          Commercial ...............................        104           86.4%
          Multifamily ..............................         17           13.0
          Manufactured Housing Communities .........          3            0.6
                                                            ---          -----
          TOTAL ....................................        124          100.0%
                                                            ===          =====

                                 Lending on commercial properties and
                                 manufactured housing communities is generally
                                 perceived as involving greater risk than
                                 lending on the security of multifamily
                                 residential properties. Certain types of
                                 commercial properties and manufactured housing
                                 communities are exposed to particular kinds of
                                 risks. See "Risk Factors--Risks Related to the
                                 Mortgage Loans--Particular Property Types
                                 Present Special Risks" for risks particular to
                                 "--Office Properties", "--Retail Properties",
                                 "--Multifamily Properties", "--Hotel
                                 Properties", "--Industrial and Warehouse
                                 Properties", "--Other Properties", "--Self
                                 Storage Properties", and "--Manufactured
                                 Housing Communities" in this prospectus
                                 supplement.

                                      S-36

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o responding to changes in the local market;

                                 o planning and implementing the rental
                                   structure;

                                 o operating the property and providing
                                   building services;

                                 o managing operating expenses; and

                                 o assuring that maintenance and capital
                                   improvements are carried out in a timely
                                   fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short-
                                 term cash flow and the long-term viability of
                                 a property.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management which in the event that a related
                                 management company is incapable of performing
                                 its duties may affect one or more sets of
                                 mortgaged properties. We also cannot assure
                                 you that the mortgaged properties will not be
                                 self-managed by the related borrower, in which
                                 case such self-management or affiliated
                                 management may make it more difficult to
                                 monitor the property management, replace that
                                 borrower as property manager in the event that
                                 the borrower's management is detrimentally
                                 affecting the property or ensure that the
                                 borrower provides all information necessary to
                                 manage the mortgaged property to a replacement
                                 property manager in the event that the
                                 borrower is replaced as property manager.

BALLOON LOANS MAY PRESENT GREATER
 RISK THAN FULLY AMORTIZING
 LOANS.........................  The mortgage loans have the amortization characteristics set forth in the following
                                 table:

                                      S-37

                                                                         % OF
                                                         NUMBER OF      INITIAL
                                                          MORTGAGE       POOL
                         TYPE OF AMORTIZATION              LOANS        BALANCE
                         --------------------           -----------   ----------
                           Interest Only(1) .........        35           43.3%
                           IO, Balloon(2) ...........        28           29.6
                           Balloon(3) ...............        45           27.1
                                                             --          -----
                           TOTAL ....................       108          100.0%
                                                            ===          =====

                                 ----------
                                 (1)   Excludes partial interest only loans and
                                       includes the ARD loan.
                                 (2)   Interest only for the first 12 to 120
                                       months of their respective terms.
                                 (3)   Excludes the ARD loan.

                                 The timing of certain balloon payments is as
                                 set forth in the following table:

                                                                         % OF
                                                         NUMBER OF      INITIAL
                                                          MORTGAGE       POOL
                 TYPE OF AMORTIZATION                      LOANS        BALANCE
                 --------------------                   -----------   ----------
                   Balloon Payment due during the period
                     between March 1, 2010 and August 1,
                     2019 ................................   73         56.7%
                   Interest Only until Maturity Date or
                     Anticipated Maturity Date ...........   35         43.3%

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the mortgagee than
                                 fully amortizing loans, because the borrower's
                                 ability to repay a mortgage loan on its
                                 maturity date or anticipated repayment date
                                 typically will depend upon its ability either
                                 to refinance the loan or to sell the related
                                 mortgaged property at a price sufficient to
                                 permit repayment. In addition, fully
                                 amortizing mortgage loans which accrue
                                 interest on an "actual/360" basis but have
                                 fixed monthly payments, may, in fact, have a
                                 small balloon payment due at maturity.
                                 Circumstances that will affect the ability of
                                 the borrower to accomplish either of these
                                 goals at the time of attempted sale or
                                 refinancing include:

                                 o the prevailing mortgage rates;

                                 o the fair market value of the property;

                                 o the borrower's equity in the related
                                   property;

                                 o the financial condition of the borrower;

                                 o the operating history of the property and
                                   occupancy levels of the property;

                                 o reduction in applicable government
                                   assistance/rent subsidy programs;

                                 o tax laws;

                                 o prevailing general and regional economic
                                   conditions; and

                                 o the availability of, and competition for,
                                   credit for multifamily or commercial
                                   properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage

                                      S-38

                                 Loans" and "--Additional  Mortgage Loan
                                 Information" in this prospectus supplement and
                                 "Risk Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the
                                 Mortgage Loans--Increased Risk of Default
                                 Associated with Balloon Payments" in the
                                 accompanying prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan sellers, none of the parties
                                 to the pooling and servicing agreement, and no
                                 third party is obligated to refinance any
                                 mortgage loan.

PARTICULAR PROPERTY TYPES PRESENT
 SPECIAL RISKS:

OFFICE PROPERTIES.............   Office properties secure 23 of the mortgage
                                 loans, representing 38.0% of the initial pool
                                 balance.

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                 o the number and quality of an office
                                   building's tenants;

                                 o the physical attributes of the building in
                                   relation to competing buildings (e.g., age,
                                   condition, design, access to transportation
                                   and ability to offer certain amenities,
                                   such as sophisticated building systems);

                                 o the desirability of the area as a business
                                   location;

                                 o the strength and nature of the local
                                   economy (including labor costs and quality,
                                   tax environment and quality of life for
                                   employees);

                                 o an adverse change in population, patterns
                                   of telecommuting or sharing of office
                                   space;

                                 o local competitive conditions, including the
                                   supply of office space or the existence or
                                   construction of new competitive office
                                   buildings;

                                 o quality of management;

                                 o changes in population and employment
                                   affecting the demand for office space;

                                 o properties not equipped for modern business
                                   becoming functionally obsolete; and

                                 o declines in the business of tenants,
                                   especially with respect to single tenant
                                   properties.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                      S-39

                                 Included in the office properties referenced
                                 above are two medical office properties
                                 representing 0.5% of the initial pool balance.
                                 The performance of a medical office property
                                 may depend on the proximity of such property to
                                 a hospital or other health care establishment
                                 and on reimbursements for patient fees from
                                 private or government-sponsored insurance
                                 companies. The sudden closure of a nearby
                                 hospital may adversely affect the value of a
                                 medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

RETAIL PROPERTIES.............   Retail properties secure 35 of the mortgage
                                 loans, representing 33.5% of the initial pool
                                 balance.

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o changes in consumer spending patterns,
                                   local competitive conditions (such as the
                                   supply of retail space or the existence or
                                   construction of new competitive shopping
                                   centers or shopping malls);

                                 o alternative forms of retailing (such as
                                   direct mail, video shopping networks and
                                   internet web sites which reduce the need
                                   for retail space by retail companies);

                                 o the quality and philosophy of management;

                                 o the safety, convenience and attractiveness
                                   of the property to tenants and their
                                   customers or clients;

                                 o the public perception of the safety of
                                   customers at shopping malls and shopping
                                   centers;

                                 o the need to make major repairs or
                                   improvements to satisfy the needs of major
                                   tenants; and

                                 o traffic patterns and access to major
                                   thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail

                                      S-40

                                 property, not only because of rent and other
                                 factors specific to such tenant, but also
                                 because significant tenants at a retail
                                 property play an important part in generating
                                 customer traffic and making a retail property
                                 a desirable location for other tenants at such
                                 property. In addition, certain tenants at
                                 retail properties may be entitled to terminate
                                 their leases if an anchor tenant fails to
                                 renew or terminates its lease, becomes the
                                 subject of a bankruptcy proceeding or ceases
                                 operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on the related mortgaged property.
                                 A "shadow anchor" is usually proportionally
                                 larger in size than most tenants in the
                                 mortgaged property, is important in attracting
                                 customers to a retail property and is located
                                 sufficiently close and convenient to the
                                 mortgaged property, but not on the mortgaged
                                 property, so as to influence and attract
                                 potential customers.

                                 The type of retail loan is set forth in the
                                 following table:

                                                       NUMBER OF       % OF
                                                        MORTGAGE     INITIAL
                          TYPE OF RETAIL LOAN            LOANS     POOL BALANCE
                          -------------------         ----------- -------------
                            Anchored ................     29           31.7%
                            Shadow Anchored .........      3            1.3%
                            Unanchored ..............      3            0.5%

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable
                                 to replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

                                      S-41

MULTIFAMILY PROPERTIES........   Multifamily properties secure 16 of the
                                 mortgage loans, representing 13.0% of the
                                 initial pool balance.

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o the physical attributes of the apartment
                                   building (e.g., its age, appearance and
                                   construction quality);

                                 o the location of the property (e.g., a
                                   change in the neighborhood over time);

                                 o the ability and willingness of management
                                   to provide adequate maintenance and
                                   insurance;

                                 o the types of services or amenities the
                                   property provides;

                                 o the property's reputation;

                                 o the level of mortgage interest rates (which
                                   may encourage tenants to purchase rather
                                   than lease housing);

                                 o the tenant mix, such as the tenant
                                   population being predominantly students or
                                   being heavily dependent on workers from a
                                   particular business or personnel from a
                                   local military base;

                                 o the presence of competing properties;

                                 o dependence on governmental programs that
                                   provide rental subsidies to tenants
                                   pursuant to tenant voucher programs, which
                                   vouchers may be used at other properties to
                                   influence tenant mobility;

                                 o adverse local or national economic
                                   conditions which may limit the amount of
                                   rent that may be charged and may result in
                                   a reduction of timely rent payments or a
                                   reduction in occupancy levels;

                                 o state and local regulations which may
                                   affect the building owner's ability to
                                   increase rent to market rent for an
                                   equivalent apartment;

                                 o dependence on governmental assistance
                                   programs and/or rent subsidies; and

                                 o dependence on governmental programs that
                                   provide rental subsidies to tenants
                                   pursuant to tenant voucher programs, which
                                   vouchers may be used at other properties to
                                   influence tenant mobility.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts"
                                 and other general consumer protection statutes
                                 for coercive, abusive or unconscionable
                                 leasing and sales practices. A few states
                                 offer more significant protection. For
                                 example, there are

                                      S-42

                                 provisions that limit the bases on which a
                                 landlord may terminate a tenancy or increase
                                 its rent or prohibit a landlord from
                                 terminating a tenancy solely by reason of the
                                 sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed
                                 percentages, to percentages of increases in
                                 the consumer price index, to increases set or
                                 approved by a governmental agency, or to
                                 increases determined through mediation or
                                 binding arbitration. Any limitations on a
                                 borrower's ability to raise property rents may
                                 impair such borrower's ability to repay its
                                 multifamily loan from its net operating income
                                 or the proceeds of a sale or refinancing of
                                 the related multifamily property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely
                                 on rent subsidies under various
                                 government-funded programs, including the
                                 Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development.
                                 We can give you no assurance that such
                                 programs will be continued in their present
                                 form or that the level of assistance provided
                                 will be sufficient to
                                 generate enough revenues for the related
                                 borrower to meet its obligations under the
                                 related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

                                 In this respect, two multifamily properties,
                                 which secure mortgage loans representing 0.4%
                                 of the initial pool balance, are subject to
                                 New York City's rent control or stabilization
                                 laws.

HOTEL PROPERTIES..............   Hotel properties secure 19 of the mortgage
                                 loans, representing 9.5% of the initial pool
                                 balance.

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o adverse economic and social conditions,
                                   either local, regional or national (which
                                   may limit the amount that can be charged
                                   for a room and reduce occupancy levels);

                                 o the construction of competing hotels or
                                   resorts;

                                     S-43

                                 o continuing expenditures for modernizing,
                                   refurbishing and maintaining existing
                                   facilities prior to the expiration of their
                                   anticipated useful lives;

                                 o a deterioration in the financial strength
                                   or managerial capabilities of the owner and
                                   operator of a hotel; and

                                 o changes in travel patterns (including, for
                                   example, the decline in air travel
                                   following the terrorist attacks in New York
                                   City, Washington, D.C. and Pennsylvania and
                                   the current military operations in
                                   Afghanistan and Iraq) caused by changes in
                                   access, energy prices, strikes, relocation
                                   of highways, construction of additional
                                   highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in
                                 a foreclosure sale would likely have to apply
                                 for a new license, which might not be granted
                                 or might be granted only after a delay which
                                 could be significant. We cannot assure you
                                 that a new license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full-service hotel could have an adverse
                                 impact on the revenue from the related
                                 mortgaged property or on the hotel's occupancy
                                 rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of the
                                 related mortgage.

INDUSTRIAL AND WAREHOUSE
PROPERTIES....................   Industrial and warehouse properties secure six
                                 of the mortgage loans, representing 2.8% of the
                                 initial pool balance.

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o the quality of tenants;

                                      S-44

                                 o building design and adaptability (e.g.,
                                   clear heights, column spacing, zoning
                                   restrictions, number of bays and bay
                                   depths, divisibility and truck turning
                                   radius); and

                                 o the location of the property (e.g.,
                                   proximity to supply sources and customers,
                                   availability of labor and accessibility to
                                   distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced
                                 demand for industrial and warehouse space
                                 occasioned by a decline in a particular
                                 industrial site or in a particular industry
                                 segment, and a particular industrial and
                                 warehouse property may be difficult to relet to
                                 another tenant or may become functionally
                                 obsolete relative to newer properties.

OTHER PROPERTIES..............   Two of the mortgage loans are secured by
                                 theaters representing 1.7% of the initial pool
                                 balance. Aspects of building site design and
                                 adaptability affect the value of a theater
                                 property. In addition, decreasing attendance at
                                 a theater property could adversely affect
                                 revenue of the theater which may, in turn,
                                 cause the tenant to experience financial
                                 difficulties. Because of the unique
                                 construction requirements of many theaters, any
                                 vacant theater property may not be easily
                                 converted to other uses. Consequently, the
                                 liquidation value of a theater may be
                                 substantially less than would be the case if
                                 the theater property were readily adaptable to
                                 other uses.

SELF STORAGE PROPERTIES.......   Self storage properties secure five of the
                                 mortgage loans, representing 0.9% of the
                                 initial pool balance. Self storage properties
                                 are considered vulnerable to competition,
                                 because both acquisition costs and break-even
                                 occupancy are relatively low. The conversion of
                                 self storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self storage properties becomes
                                 unprofitable due to:

                                 o decreased demand;

                                 o competition;

                                 o age of improvements; or

                                 o other factors affecting the borrower's
                                   ability to meet its obligations on the
                                   related mortgage loan;

                                 the liquidation value of that self storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self storage property were
                                 readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the
                                 contents of the self storage units included in
                                 the self storage properties and there is no
                                 assurance that all of the units included in
                                 the self storage properties are free from
                                 hazardous substances or other pollutants or
                                 contaminants or will remain so in the future.

                                      S-45

MANUFACTURED HOUSING
 COMMUNITIES..................   Manufactured housing communities secure two
                                 of the mortgage loans, representing 0.6% of the
                                 initial pool balance. Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing communities and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the related
                                 mortgage loan, the liquidation value of the
                                 related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.

AFFILIATIONS WITH A FRANCHISE OR
 HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS.........  Nineteen mortgage loans are secured by one or more hotel properties, representing 9.5% of the
                                 initial pool balance. All of the hotel
                                 properties are affiliated with a franchise or
                                 hotel management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o the continued existence and financial
                                   strength of the franchisor or hotel
                                   management company;

                                 o the public perception of the franchise or
                                   hotel chain service mark; and

                                 o the duration of the franchise licensing or
                                   management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the mortgagee or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the mortgagee may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE EVENT
 OF LOSS......................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds

                                      S-46

                                 for the benefit of the mortgagee, which may
                                 constitute a contingent reimbursement
                                 obligation of the related borrower or an
                                 affiliate. The issuing bank or surety will not
                                 typically agree to subordination and
                                 standstill protection benefiting the
                                 mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in a
                                 borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. Certain information about
                                 mezzanine debt that has been or may be incurred
                                 is as set forth in the following table:

                                                                     % OF
                                                       NUMBER OF      INITIAL
                                                        MORTGAGE       POOL
                        TYPE OF MEZZANINE DEBT(1)        LOANS        BALANCE
                        ---------------------------   -----------   ----------
                          Future ..................        16           33.3%
                          Existing ................         2            6.8
                                                           --           ----
                          TOTAL ...................        18           40.1%
                                                           ==           ====

                                 (1) See "Additional Mortgage Loan Information--
                                     Additional Financing."

                                 With respect to each mortgage loan that allows
                                 future mezzanine debt, such mortgage loan
                                 provides that the members of the borrower have
                                 the right to incur mezzanine debt under
                                 specified circumstances set forth in the
                                 related mortgage loan documents. With respect
                                 to each mortgage loan that has existing
                                 mezzanine debt, the mortgagee and the related
                                 mezzanine lender have entered into a mezzanine
                                 intercreditor agreement which sets forth the
                                 rights of the parties. Pursuant to such
                                 mezzanine intercreditor agreement, the
                                 mezzanine lender among other things (x) has
                                 agreed, under certain circumstances, not to
                                 enforce its rights to realize upon collateral
                                 securing the mezzanine loan or take any
                                 enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the then
                                 current ratings of the certificates and (y)
                                 has subordinated the mezzanine loan documents
                                 to the related mortgage loan documents and has
                                 the option to purchase the related mortgage
                                 loan if such mortgage loan becomes defaulted
                                 or cure the default.

                                 Certain of the mortgage loan borrowers may
                                 also have preferred equity which provides for
                                 increased rates of return to certain
                                 investors. If these required distributions are
                                 not made, the preferred equity rate may
                                 increase or the preferred equity holders may
                                 have certain rights, such as the right to
                                 replace the manager or the right to require

                                      S-47

                                 that payments be made to the holders of the
                                 preferred equity in order to reduce their
                                 capital contributions.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur additional
                                 unsecured indebtedness. When a mortgage loan
                                 borrower (or its constituent members) also has
                                 one or more other outstanding loans (even if
                                 subordinated unsecured loans or loans secured
                                 by property other than the mortgaged property),
                                 the trust is subjected to additional risk. The
                                 borrower may have difficulty servicing and
                                 repaying multiple loans. The existence of
                                 another loan generally will make it more
                                 difficult for the borrower to obtain
                                 refinancing of the mortgage loan or sell the
                                 related mortgaged property and may jeopardize
                                 the borrower's ability to make any balloon
                                 payment due at maturity or at the related
                                 anticipated repayment date. Moreover, the need
                                 to service additional debt may reduce the cash
                                 flow available to the borrower to operate and
                                 maintain the mortgaged property, which may in
                                 turn adversely affect the value of the
                                 mortgaged property. Certain information about
                                 additional debt that has been or may be
                                 incurred is as set forth in the following
                                 table:

                                                                        % OF
                                                        NUMBER OF      INITIAL
                                                         MORTGAGE       POOL
                 TYPE OF ADDITIONAL DEBT(1)               LOANS        BALANCE
                 --------------------------            -----------   ----------
                   Existing                                  5           23.2%
                   Secured .........................         2           15.4%
                   Unsecured(2) ....................         2            6.8%
                   Preferred Equity ................         1            1.1%
                   Future                                   20           36.1%
                   Secured .........................         2            1.6%
                   Unsecured(2) ....................        17           29.2%
                   Secured or Unsecured(3) .........         1            5.3%

                                 (1)   One mortgage loan has existing
                                       additional debt and allows future debt
                                       which results in such mortgage loan
                                       appearing in both the "Existing" and
                                       "Future" categories.

                                 (2)   Excludes unsecured trade payables.

                                 (3)   This mortgage loan is not included in
                                       "Future-Secured" or "Future-Unsecured"
                                       because such Mortgage Loan allows for
                                       either future secured debt or future
                                       unsecured debt.

                                      S-48

                                 Certain information about the PA Pari Passu
                                 Note A-1 Component Mortgage Loan and the WB
                                 Component Mortgage Loan is set forth in the
                                 following table:



                                                             PRINCIPAL
                                                              BALANCE         % OF
                                                             AS OF THE       INITIAL
                                                              CUT-OFF         POOL
NAME                                                            DATE         BALANCE
----                                                      ---------------   --------

Pacific Arts Plaza Whole Loan ..........................    $270,000,000
  PA Pari Passu Note A-1 Component Mortgage Loan .......    $160,000,000
    PA Pari Passu Note A-1 Senior Component ............    $132,000,000        6.1%
    PA Pari Passu Note A-1 Subordinate Component .......    $ 28,000,000
  Pacific Arts Plaza Pari Passu Note A-2 ...............    $110,000,000
WB Component Mortgage Loan .............................    $250,000,000
    WB Senior Component ................................    $200,000,000        9.3%
    WB Subordinate Component ...........................    $ 50,000,000


                                 See "Description of the Mortgage Pool--Pacific
                                 Arts Plaza Whole Loan and "--WB Component
                                 Mortgage Loan" in this prospectus supplement
                                 for a description of the split loan
                                 structures.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against the
                                 borrower could impair the security available to
                                 the trust, including the mortgaged property, or
                                 stay the trust's ability to foreclose during
                                 the course of the bankruptcy case. The
                                 bankruptcy of another lender also may operate
                                 to stay foreclosure by the trust. The trust may
                                 also be subject to the costs and administrative
                                 burdens of involvement in foreclosure or
                                 bankruptcy proceedings or related litigation.
                                 See "Certain Legal Aspects of Mortgage Loans
                                 --Subordinate Financing" in the accompanying
                                 prospectus.

                                 We make no representation as to whether any
                                 other subordinate financing encumbers any
                                 mortgaged property, any borrower has incurred
                                 material unsecured debt other than trade
                                 payables in the ordinary course of business, or
                                 any third party holds debt secured by a pledge
                                 of an equity interest in a borrower.

                                 Also, although the portions of the PA Pari
                                 Passu Note A-1 Component Mortgage Loan and the
                                 WB Component Mortgage Loan relating to the
                                 offered certificates do not include the related
                                 subordinate component, the related borrowers
                                 are still obligated to make interest and
                                 principal payments on the entire amount of such
                                 mortgage loans.

                                 For further information, see "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information-- Additional Financing" in this
                                 prospectus supplement.

                                      S-49

YOUR INVESTMENT IS NOT INSURED OR
 GUARANTEED...................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is consequently
                                 dependent primarily on the sufficiency of the
                                 net operating income of the mortgaged property.
                                 Payment at maturity is primarily dependent upon
                                 the market value of the mortgaged property or
                                 the borrower's ability to refinance the
                                 property. The depositor has not undertaken an
                                 evaluation of the financial condition of any
                                 borrower.

ADVERSE ENVIRONMENTAL CONDITIONS
 MAY REDUCE CASH FLOW FROM A
 MORTGAGED PROPERTY...........   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation
                                 and/or remediation expenses, each of which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 All of the mortgaged properties were subject to
                                 environmental site assessments in connection
                                 with origination, including Phase I site
                                 assessments or updates of previously performed
                                 Phase I site assessments, had a transaction
                                 screen performed in lieu of a Phase I site
                                 assessment or were required to have
                                 environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating to
                                 the environmental investigation, did not reveal
                                 any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed any
                                 such circumstances or conditions with respect
                                 to the related mortgaged property, then--

                                      S-50

                                  o the circumstances or conditions were
                                    subsequently remediated in all material
                                    respects; or

                                  o generally, with certain exceptions, one or
                                    more of the following was the case:

                                    1.  a party not related to the related
                                        borrower was identified as a
                                        responsible party for such conditions
                                        or circumstances;

                                    2.  the related borrower was required to
                                        provide additional security and/or
                                        obtain and, for the period contemplated
                                        by the related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                    3.  the related borrower provided a "no
                                        further action" letter or other
                                        evidence that applicable federal, state
                                        or local governmental authorities had
                                        no current intention of taking any
                                        action, and are not requiring any
                                        action, in respect of such conditions
                                        or circumstances;

                                    4.  such conditions or circumstances were
                                        investigated further and based upon
                                        such additional investigation, an
                                        environmental consultant recommended no
                                        further investigation or remediation;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect
                                        such remediation was the lesser of (a)
                                        an amount equal to 10 percent of the
                                        outstanding principal balance of the
                                        related mortgage loan and (b) two
                                        million dollars;

                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related borrower or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as have
                                        been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance,
                                        subject to certain per occurrence and
                                        aggregate limits and a deductible,
                                        against certain losses arising from such
                                        circumstances and conditions; or

                                    9.  a responsible party provided a guaranty
                                        or indemnity to the related borrower to
                                        cover the costs of any required
                                        investigation, testing, monitoring or
                                        remediation.

                                 In some cases, the environmental consultant did
                                  not recommend that any action be taken with
                                 respect to a potential adverse environmental
                                 condition at a mortgaged

                                      S-51

                                 property securing a mortgage loan that we
                                 intend to include in the trust fund because a
                                 responsible party with respect to that
                                 condition had already been identified. We
                                 cannot assure you, however, that such a
                                 responsible party will be financially able to
                                 address the subject condition or compelled to
                                 do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing. We
                                 cannot assure you that--

                                 o the environmental testing referred to above
                                   identified all material adverse
                                   environmental conditions and circumstances
                                   at the subject properties;

                                 o the recommendation of the environmental
                                   consultant was, in the case of all
                                   identified problems, the appropriate action
                                   to take;

                                 o any of the environmental escrows
                                   established with respect to any of the
                                   mortgage loans that we intend to include in
                                   the trust fund will be sufficient to cover
                                   the recommended remediation or other
                                   action; or

                                 o an environmental insurance policy will
                                   cover all or part of a claim asserted
                                   against it because such policies are
                                   subject to various deductibles, terms,
                                   exclusions, conditions and limitations, and
                                   have not been extensively interpreted by
                                   the courts.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY BE
 LIMITED......................   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes the sets
                                 of cross-collateralized mortgage loans as set
                                 forth in the following table:

                                                      AGGREGATE       % OF
                                      NUMBER OF        CUT-OFF       INITIAL
LOAN NUMBERS OF                        MORTGAGE         DATE          POOL
CROSSED LOANS                           LOANS          BALANCE       BALANCE
---------------                      -----------   --------------   --------
  20050967 and 20050968 ..........         2        $ 51,834,508       2.4%
  58844, 58845 and 58853 .........         3          44,285,300       2.1
  20050810 and 20050811 ..........         2          20,186,322       0.9
  20050820 and 20050821 ..........         2          18,102,060       0.8
  20050808 and 20050809 ..........         2          16,998,683       0.8
  20050813 and 20050814 ..........         2          15,661,857       0.7
  20050817 and 20050818 ..........         2          14,845,017       0.7
  20050815 and 20050816 ..........         2           8,109,645       0.4
  20050725 and 20050725A .........         2           4,590,694       0.2
                                           -        ------------       ---
  TOTAL ..........................        19        $194,614,087       9.0%
                                          ==        ============       ===

                                 Cross-collateralization arrangements may be
                                 terminated with respect to some sets of
                                 mortgage loans under the terms of the related
                                 mortgage loan documents.

                                 Cross-collateralization arrangements seek to
                                 reduce the risk that the inability of one or
                                 more of the mortgaged

                                      S-52

                                 properties securing any such set of
                                 cross-collateralized mortgage loans (or any
                                 such mortgage loan with multiple notes and/or
                                 mortgaged properties) to generate net
                                 operating income sufficient to pay debt
                                 service will result in defaults and ultimate
                                 losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside
                                 a bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o such borrower was insolvent when granting
                                   the lien, was rendered insolvent by the
                                   granting of the lien or was left with
                                   inadequate capital, or was not able to pay
                                   its debts as they matured; and

                                 o such borrower did not receive fair
                                   consideration or reasonably equivalent
                                   value when it allowed its mortgaged
                                   property or properties to be encumbered by
                                   a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                 o subordinate all or part of the pertinent
                                   mortgage loan to existing or future
                                   indebtedness of that borrower;

                                 o recover payments made under that mortgage
                                   loan; or

                                 o take other actions detrimental to the
                                   holders of the certificates, including,
                                   under certain circumstances, invalidating
                                   the mortgage loan or the mortgages securing
                                   such cross-collateralization.

MORTGAGE LOANS TO RELATED
 BORROWERS AND CONCENTRATIONS OF
 RELATED TENANTS MAY RESULT IN
 MORE SEVERE LOSSES ON YOUR
 CERTIFICATES..................  Certain sets of borrowers under the mortgage loans are affiliated or under common control
                                 with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 7.5% of the
                                 initial pool balance. In addition, tenants in
                                 certain mortgaged properties also may be
                                 tenants in other mortgaged properties, and
                                 certain tenants may be owned by affiliates of
                                 the borrowers or otherwise related to or
                                 affiliated with a borrower. There are also
                                 several cases in which a particular entity is a
                                 tenant at multiple mortgaged properties, and
                                 although it may not be a significant tenant (as
                                 described in Annex A to this prospectus
                                 supplement) at any such mortgaged property, it
                                 may be significant to the successful
                                 performance of such mortgaged properties.

                                      S-53

                                 In addition, one person is a sponsor of the
                                 borrowers under 15 mortgage loans. Meanwhile,
                                 another person is a sponsor of the borrower
                                 under two of those 15 mortgage loans as well
                                 as a sponsor of the borrower under three
                                 additional mortgage loans. Therefore, between
                                 those two sponsors, there is a total of 18
                                 mortgage loans with related borrowers
                                 representing 8.4% of the initial pool balance.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and on the ability of
                                 such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or directly or indirectly
                                 controls several mortgaged properties
                                 experiences financial difficulty at one
                                 mortgaged property, it could defer maintenance
                                 at one or more other mortgaged properties in
                                 order to satisfy current expenses with respect
                                 to the mortgaged property experiencing
                                 financial difficulty. That person could also
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans. See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON YOUR
 CERTIFICATES................... A concentration of mortgaged properties in a particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses and which may cause adverse impacts to a
                                 mortgaged property directly or indirectly by

                                      S-54

                                 disrupting travel patterns and/or the area's
                                 economy), and other factors which are beyond
                                 the control of the borrowers.

                                 For example, with respect to one of the
                                 mortgaged properties securing one mortgage
                                 loan, representing 3.2% of the initial pool
                                 balance, the mortgaged property was damaged by
                                 hurricanes Francis and Jeanne. Although most
                                 of the repair work is complete, all insurance
                                 claims have not yet been paid. The sponsor of
                                 the related borrower has guaranteed payment of
                                 all costs associated with the hurricane
                                 damage.

                                 The geographic concentration of the mortgaged
                                 properties relating to 5% or more of the
                                 initial pool balance as of the cut-off date is
                                 as set forth in the following table:

                                                        NUMBER OF       % OF
                                                        MORTGAGED   INITIAL POOL
                                STATES                  PROPERTIES    BALANCE(1)
                                ------                 ------------ -------------
                                California ..........      19           19.8%
                                  Southern(2) .......      12           13.0%
                                  Northern(2) .......       7            6.9%
                                New York ............       8           17.4%
                                Minnesota ...........       1            8.8%
                                Maryland ............       3            7.5%
                                Texas ...............      13            7.0%

                                  ----------
                                  (1)   Because this table represents
                                        information relating to the mortgaged
                                        properties and not the mortgage loans,
                                        the information for mortgage loans
                                        secured by more than one mortgaged
                                        property is based on allocated loan
                                        amounts (generally allocating the
                                        mortgage loan principal amount to each
                                        of those mortgaged properties by
                                        appraised values of the mortgaged
                                        properties if not otherwise specified
                                        in the related note or loan agreement).
                                        Those amounts are set forth in Annex A
                                        to this prospectus supplement.

                                 (2)   Northern California properties have a
                                       zip code greater than or equal to 93600.
                                       Southern California properties have a
                                       zip code less than 93600.

MORTGAGE LOANS WITH HIGHER
THAN AVERAGE PRINCIPAL BALANCES
MAY CREATE MORE RISK OF LOSS.... Concentrations in a pool of mortgage loans with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o with respect to 24 mortgage loans,
                                   representing 69.8% of the initial pool
                                   balance, the cut-off date balances are
                                   higher than the average cut-off date
                                   balance;

                                 o the largest single mortgage loan, by
                                   cut-off date balance, represents 9.3% of
                                   the initial pool balance, and the nine sets
                                   of cross-collateralized mortgage loans
                                   represent, in the aggregate, 9.0% of the
                                   initial pool balance; and

                                 o the ten largest mortgage loans or sets of
                                   cross-collateralized mortgage loans have
                                   cut-off date balances that represent, in
                                   the aggregate, 51.1% of the initial pool
                                   balance.

                                      S-55

CERTAIN STATE-SPECIFIC
 CONSIDERATIONS................  Nineteen of the mortgaged properties, representing 19.8% of the initial pool balance,
                                 are located in California. Mortgage loans in
                                 California are generally secured by deeds of
                                 trust on the related real estate. Foreclosure
                                 of a deed of trust in California may be
                                 accomplished by a non-judicial trustee's sale
                                 under a specific provision in the deed of trust
                                 or by judicial foreclosure. Public notice of
                                 either the trustee's sale or the judgment of
                                 foreclosure is given for a statutory period of
                                 time after which the mortgaged real estate may
                                 be sold by the trustee, if foreclosed pursuant
                                 to the trustee's power of sale or by a court
                                 appointed sheriff under a judicial foreclosure.
                                 Following a judicial foreclosure sale, the
                                 borrower or its successor in interest may, for
                                 a period of up to one year, redeem the
                                 property. California's "one action rule"
                                 requires the mortgagee to exhaust the security
                                 afforded under the deed of trust by foreclosure
                                 in an attempt to satisfy the full debt before
                                 bringing a personal action (if otherwise
                                 permitted) against the borrower for recovery of
                                 the debt, except in certain cases involving
                                 environmentally impaired real property. See
                                 "Risk Factors--Risks Related to the Mortgage
                                 Loans--One-Action Rules May Limit Remedies" in
                                 this prospectus supplement. California case law
                                 has held that acts such as an offset of an
                                 unpledged account constitute violations of such
                                 statutes. Violations of such statutes may
                                 result in the loss of some or all of the
                                 security under the mortgage loan. Other
                                 statutory provisions in California limit any
                                 deficiency judgment (if otherwise permitted)
                                 against the borrower following a foreclosure to
                                 the amount by which the indebtedness exceeds
                                 the fair value at the time of the public sale
                                 and in no event greater than the difference
                                 between the foreclosure sale price and the
                                 amount of the indebtedness. Further, under
                                 California law, once a property has been sold
                                 pursuant to a power of sale clause contained in
                                 a deed of trust, the mortgagee is precluded
                                 from seeking a deficiency judgment from the
                                 borrower or, under certain circumstances,
                                 guarantors. California statutory provisions
                                 regarding assignments of rents and leases
                                 require that a lender whose loan is secured by
                                 such an assignment must exercise a remedy with
                                 respect to rents as authorized by statute to
                                 establish its right to receive the rents after
                                 an event of default. Among the remedies
                                 authorized by statute is the lender's right to
                                 have a receiver appointed under certain
                                 circumstances.

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS..........  As payments in respect of principal (including payments in the form of voluntary principal
                                 prepayments, liquidation proceeds (as described
                                 in this prospectus supplement) and the
                                 repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage

                                      S-56

                                 loans, the remaining mortgage loans as a group
                                 may exhibit increased concentration with
                                 respect to the type of properties, property
                                 characteristics, number of borrowers and
                                 affiliated borrowers and geographic location.
                                 Because principal on the certificates (other
                                 than the Class XC, Class XP, Class V, Class
                                 R-I and Class R-II Certificates) is generally
                                 payable in sequential order, classes that have
                                 a lower priority with respect to the payment
                                 of principal are relatively more likely to be
                                 exposed to any risks associated with changes
                                 in concentrations.

PREPAYMENT PREMIUMS AND YIELD
 MAINTENANCE CHARGES PRESENT
 SPECIAL RISKS................   With respect to 82 of the mortgage loans,
                                 representing 87.1% of the initial pool balance,
                                 the related mortgage loan documents generally
                                 prohibit any voluntary prepayment of principal
                                 prior to the final one to seven scheduled
                                 monthly payments which includes any payment
                                 that is due upon the stated maturity date or
                                 anticipated repayment date, as applicable, of
                                 the related mortgage loan; however, these
                                 mortgage loans generally permit defeasance.

                                 In addition, 25 of the mortgage loans,
                                 representing 12.5% of the initial pool
                                 balance, (a) have an initial lock-out period,
                                 (b) are then subject, after expiration of the
                                 initial lock-out period, to a period where the
                                 borrower has an option to prepay the loan
                                 subject to a prepayment premium or yield
                                 maintenance charge and (c) becomes,
                                 thereafter, prepayable for the final one to
                                 four scheduled monthly payments without an
                                 accompanying prepayment premium or yield
                                 maintenance charge, on or prior to its
                                 maturity.

                                 Further, one of the mortgage loans,
                                 representing 0.4% of the initial pool balance,
                                 has no lock-out period; therefore the borrower
                                 (a) has the option to prepay the related
                                 mortgage loan subject to a prepayment premium
                                 or yield maintenance charge for a set period
                                 of time, and (b) the related mortgage loan
                                 becomes thereafter prepayable without an
                                 accompanying prepayment premium or yield
                                 maintenance charge prior to its maturity.

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

                                 Any prepayment premiums or yield maintenance
                                 charges actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular periods
                                 and, depending on the period, require the
                                 payment of a prepayment premium or yield
                                 maintenance charge with such prepayment, will
                                 be distributed among the respective classes of
                                 certificates in the amounts and in accordance
                                 with the priorities described in this
                                 prospectus supplement under "Description of the
                                 Certificates--Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however,

                                      S-57

                                 makes no representation as to the
                                 collectibility of any prepayment premium or
                                 yield maintenance charge.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option" and "Description of the
                                 Certificates--Termination" in this prospectus
                                 supplement.

                                 Provisions requiring prepayment premiums or
                                 yield maintenance charges may not be
                                 enforceable in some states and under federal
                                 bankruptcy law. Those provisions also may
                                 constitute interest for usury purposes.
                                 Accordingly, we cannot assure you that the
                                 obligation to pay a prepayment premium or
                                 yield maintenance charge will be enforceable.
                                 Also, we cannot assure you that foreclosure
                                 proceeds will be sufficient to pay an
                                 enforceable prepayment premium or yield
                                 maintenance charge. Additionally, although the
                                 collateral substitution provisions related to
                                 defeasance do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium or yield maintenance charge. In
                                 certain jurisdictions those collateral
                                 substitution provisions might therefore be
                                 deemed unenforceable or usurious under
                                 applicable law.

                                 We also note the following with respect to
                                 prepayment premiums and yield maintenance
                                 charges:

                                 o liquidation proceeds (as described in this
                                   prospectus supplement) recovered in respect
                                   of any defaulted mortgage loan will, in
                                   general, be applied to cover outstanding
                                   advances prior to being applied to cover
                                   any prepayment premium or yield maintenance
                                   charge due in connection with the
                                   liquidation of such mortgage loan;

                                 o the special servicer may waive a prepayment
                                   premium or yield maintenance charge in
                                   connection with obtaining a pay-off of a
                                   defaulted mortgage loan;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   any repurchase of a mortgage loan resulting
                                   from a material breach of representation or
                                   warranty or a material document defect by
                                   the mortgage loan seller;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   the purchase of all of the mortgage loans
                                   and any REO properties by the special
                                   servicer, master servicer or any holder or
                                   holders of certificates evidencing a
                                   majority interest in

                                      S-58

                                   the controlling class in connection with
                                   the termination of the trust;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   the purchase of defaulted mortgage loans by
                                   the master servicer, special servicer, the
                                   Class PA certificateholders (with respect
                                   to the PA Pari Passu Note A-1 Component
                                   Mortgage Loan) or the Class WB
                                   certificateholders (with respect to the WB
                                   Component Mortgage Loan), any mezzanine
                                   lender or any holder or holders of
                                   certificates evidencing a majority interest
                                   in the controlling class; and

                                 o in general, no prepayment premium or yield
                                   maintenance charge is payable with respect
                                   to a prepayment due to casualty or
                                   condemnation.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option" and "Description of the
                                 Certificates--Termination" in this prospectus
                                 supplement.

THE ABSENCE OF LOCKBOXES ENTAILS
 RISKS THAT COULD ADVERSELY
 AFFECT PAYMENTS ON YOUR
 CERTIFICATES.................   Generally, the mortgage loans in the trust fund
                                 do not require the related borrower to cause
                                 rent and other payments to be made into a
                                 lockbox account maintained on behalf of the
                                 mortgagee. However, certain of the mortgage
                                 loans have lockbox accounts in place or provide
                                 for a springing lockbox. See Annex A to this
                                 prospectus supplement for information regarding
                                 these mortgage loans. If rental payments are
                                 not required to be made directly into a lockbox
                                 account, there is a risk that the borrower will
                                 divert such funds for other purposes.

RISKS RELATED TO REDEVELOPMENT,
 RENOVATION AND REPAIRS AT
 MORTGAGED PROPERTIES.........   Certain of the mortgaged properties are
                                 currently undergoing, or are expected to
                                 undergo in the future, redevelopment,
                                 renovation or repairs. Additional multifamily
                                 units are currently being built at the
                                 mortgaged property securing one mortgage loan
                                 (Loan No. 20050573), representing 1.5% of the
                                 initial pool balance. Additionally, with
                                 respect to Loan No. 43108, representing 3.2% of
                                 the initial pool balance, hurricane repairs are
                                 still being made. See "--The Geographic
                                 Concentration of Mortgaged Properties may
                                 Adversely Affect Payment on Your Certificates"
                                 in this prospectus supplement. We cannot assure
                                 you that any current or planned redevelopment,
                                 renovation or repairs will be

                                      S-59

                                 completed, that such redevelopment, renovation
                                 or repairs will be completed in the time frame
                                 contemplated, or that, when and if
                                 redevelopment or renovation is completed, such
                                 redevelopment or renovation will improve the
                                 operations at, or increase the value of, the
                                 subject property. Failure of any of the
                                 foregoing to occur could have a material
                                 negative impact on the related mortgage loan,
                                 which could affect the ability of the borrower
                                 to repay the related mortgage loan.

                                 In the event that the related borrower fails
                                 to pay the costs for work completed or
                                 material delivered in connection with such
                                 ongoing redevelopment, renovation or repairs,
                                 the portion of the mortgaged property on which
                                 there are renovations may be subject to
                                 mechanic's or materialmen's liens that may be
                                 senior to the lien of the related mortgage
                                 loan. The existence of construction or
                                 renovation at a mortgaged property may make
                                 such mortgaged property less attractive to
                                 tenants or their customers, and accordingly
                                 could have a negative impact on net operating
                                 income.

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF
 THE MORTGAGE LOAN MAY AFFECT
 TAX STATUS...................   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders. In
                                 addition, if the trust were to acquire one or
                                 more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust may be required in certain
                                 jurisdictions, particularly in New York, to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such mortgaged properties. Such
                                 state or local taxes may reduce net proceeds
                                 available for distribution to the
                                 certificateholders.

                                      S-60

PROPERTY VALUE MAY BE ADVERSELY
 AFFECTED EVEN WHEN CURRENT
 OPERATING INCOME IS NOT......   Various factors may adversely affect the
                                 value of a mortgaged property without affecting
                                 the property's current net operating income.
                                 These factors include, among others:

                                 o the existence of, or changes in,
                                   governmental regulations, fiscal policy,
                                   zoning or tax laws;

                                 o potential environmental legislation or
                                   liabilities or other legal liabilities;

                                 o the availability of refinancing;

                                 o changes in interest rate levels; and

                                 o reduction in, or loss of, real estate tax
                                   abatements, exemptions, tax incremental
                                   financing arrangements, or similar
                                   benefits.

LEASEHOLD INTERESTS ARE SUBJECT
 TO TERMS OF THE GROUND LEASE... Three mortgaged properties, representing 1.9%
                                 of the initial pool balance, are secured, in
                                 whole or in part, by a mortgage on a ground
                                 lease. Leasehold mortgages are subject to
                                 certain risks not associated with mortgage
                                 loans secured by the fee estate of the
                                 mortgagor. The most significant of these risks
                                 is that the ground lease may terminate if,
                                 among other reasons, the ground lessee breaches
                                 or defaults in its obligations under the ground
                                 lease or there is a bankruptcy of the ground
                                 lessee or the ground lessor. Accordingly, a
                                 leasehold mortgagee may lose the collateral
                                 securing its leasehold mortgage. In addition,
                                 although the consent of the ground lessor
                                 generally will not be required for foreclosure,
                                 the terms and conditions of a leasehold
                                 mortgage may be subject to the terms and
                                 conditions of the ground lease, and the rights
                                 of a ground lessee or a leasehold mortgagee
                                 with respect to, among other things, insurance,
                                 casualty and condemnation may be affected by
                                 the provisions of the ground lease.

                                 In Precision Indus. v. Qualitech Steel SBQ,
                                 LLC, 327 F.3d 537 (7th Cir. 2003), the United
                                 States Court of Appeals for the Seventh
                                 Circuit ruled with respect to an unrecorded
                                 lease of real property that where a statutory
                                 sale of the fee interest in leased property
                                 occurs under Section 363(f) of the Bankruptcy
                                 Code (11 U.S.C.  Section  363(f)) upon the
                                 bankruptcy of a landlord, such sale terminates
                                 a lessee's possessory interest in the
                                 property, and the purchaser assumes title free
                                 and clear of any interest, including any
                                 leasehold estates.

                                 Generally, each related ground lease requires
                                 the lessor to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them; permits the
                                 leasehold interest to be assigned to the
                                 lender or the purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other

                                      S-61

                                 protective provisions typically included in a
                                 "mortgageable" ground lease.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has
                                 the right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee
                                 has the right to remain in possession of its
                                 leased premises for the rent otherwise payable
                                 under the lease for the term of the lease
                                 (including renewals). If a debtor
                                 lessee/borrower rejects any or all of the
                                 lease, the mortgagee could succeed to the
                                 lessee/borrower's position under the lease
                                 only if the lessor specifically grants the
                                 mortgagee such right. If both the lessor and
                                 the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 Most of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent increases during the term of the lease.
                                 These increases may adversely affect the cash
                                 flow and net income of the borrower from the
                                 mortgaged property.

CONDOMINIUM OWNERSHIP MAY LIMIT
 USE AND IMPROVEMENTS.........   In the case of condominiums, a board of
                                 managers generally has discretion to make
                                 decisions affecting the condominium building
                                 and there may be no assurance that the borrower
                                 under a mortgage loan secured by one or more
                                 interests in that condominium will have any
                                 control over decisions made by the related
                                 board of managers. Thus, decisions made by that
                                 related board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting the
                                 maintenance, repair and, in the event of a
                                 casualty or condemnation, restoration of that
                                 building, may have a significant impact on the
                                 mortgage loans in the trust fund that are
                                 secured by mortgaged properties consisting of
                                 such condominium interests. There can be no
                                 assurance that the related board of managers
                                 will always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the special servicer the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of other unit
                                 owners, the documents governing the management
                                 of the condominium units and the state and
                                 local laws applicable to condominium units must
                                 be considered. In addition, in the event of a
                                 casualty with respect to such a mortgaged
                                 property, due to the possible

                                      S-62

                                 existence of multiple loss payees on any
                                 insurance policy covering that mortgaged
                                 property, there could be a delay in the
                                 allocation of related insurance proceeds, if
                                 any. Consequently, servicing and realizing
                                 upon the collateral described above could
                                 subject the certificateholders to a greater
                                 delay, expense and risk than with respect to a
                                 mortgage loan secured by a property that is
                                 not a condominium.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED....   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o a review of the available credit and legal
                                   files relating to the mortgage loans;

                                 o inspections of each mortgaged property with
                                   respect to the applicable mortgage loan
                                   undertaken by or on behalf of a mortgage
                                   loan seller;

                                 o generally, unaudited operating statements
                                   for the mortgaged properties related to the
                                   mortgage loans supplied by the borrowers;

                                 o appraisals for the mortgaged properties
                                   related to the mortgage loans that
                                   generally were performed in connection with
                                   origination (which appraisals were used in
                                   presenting information regarding the
                                   cut-off date loan-to-value ratios of such
                                   mortgaged properties as of the cut-off date
                                   under "Description of the Mortgage Pool"
                                   and in Annex A to this prospectus
                                   supplement for illustrative purposes only);

                                 o engineering reports and environmental
                                   reports for the mortgaged properties
                                   related to the mortgage loans that
                                   generally were prepared in connection with
                                   origination; and

                                 o information supplied by entities from which
                                   the mortgage loan seller acquired, or which
                                   currently service, certain of the mortgage
                                   loans.

                                 All of the mortgage loans were originated
                                 during the preceding 12 months. Of these
                                 mortgage loans, several mortgage loans
                                 constitute acquisition financing. Accordingly,
                                 limited or no operating information is
                                 available with respect to the related
                                 mortgaged property. In addition, certain
                                 properties may allow for the substitution of a
                                 part or all of the mortgaged property, subject
                                 to various conditions. See "Description of the
                                 Mortgage Pool--Release or Substitution of
                                 Properties" in this prospectus supplement.
                                 Accordingly, no information is presently
                                 available with respect to a property that may
                                 be substituted for a mortgaged property.
BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
  CERTIFICATES................   Certain borrowers and the principals of certain
                                 borrowers

                                      S-63

                                 and/or managers may have been involved in
                                 bankruptcy, foreclosure or similar proceedings
                                 or have otherwise been parties to real
                                 estate-related litigation.

                                 In addition, with respect to one mortgage loan
                                 (Loan No. 20050660), representing 1.5% of the
                                 initial pool balance, Triple Net Properties,
                                 LLC ("Triple Net") is the sponsor of one of the
                                 related tenant-in-common borrowers, the
                                 guarantor and an affiliate of the related
                                 property manager. Triple Net has advised the
                                 related mortgage loan seller that it is
                                 currently the subject of, and cooperating in,
                                 an investigation by the Securities and Exchange
                                 Commission regarding certain of its activities.
                                 In public filings made by G REIT, Inc., a
                                 public company affiliated with Triple Net, the
                                 company indicated that the Securities and
                                 Exchange Commission requested information
                                 relating to disclosure in securities offerings
                                 and exemptions from the registration
                                 requirements of the Securities Act of 1933, as
                                 amended, for the private offerings in which
                                 Triple Net and its affiliated entities were
                                 involved. In a recent filing with the
                                 Securities and Exchange Commission, G REIT,
                                 Inc. indicated that the information disclosed
                                 in connection with these securities offerings
                                 relating to the prior performance of all public
                                 and non-public investment programs sponsored by
                                 Triple Net contained certain errors. G REIT,
                                 Inc. reported that these errors included the
                                 following: (i) the prior performance tables
                                 included in the offering documents were stated
                                 to be presented on a GAAP basis but generally
                                 were not, (ii) a number of the prior
                                 performance data figures were themselves
                                 erroneous, even as presented on a tax or cash
                                 basis, and (iii) with respect to certain
                                 programs sponsored by Triple Net, where Triple
                                 Net invested either alongside or in other
                                 programs sponsored by Triple Net, the nature
                                 and results of these investments were not fully
                                 and accurately disclosed in the tables,
                                 resulting in an overstatement of Triple Net's
                                 program and aggregate portfolio operating
                                 results. We cannot assure you that Triple Net
                                 will be able to adequately address these
                                 disclosure issues or that these investigations
                                 will not have an adverse effect on the
                                 performance of Triple Net. Neither the
                                 depositor nor the related mortgage loan seller
                                 is aware of any litigation currently pending.
                                 We cannot assure you that if litigation were to
                                 commence, it would not have a material adverse
                                 effect on your certificates.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have
                                 a material adverse effect on the distributions
                                 to certificateholders.

                                      S-64

RELIANCE ON A SINGLE TENANT OR A
 SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS ....  With respect to 21 mortgaged properties, representing 6.2% of the initial pool balance,
                                 the mortgaged property is leased to a single
                                 tenant (which includes one mortgage loan (Loan
                                 No. 58766), representing 0.6% of the initial
                                 pool balance, which has one primary lease to
                                 one tenant, but which has been subleased to
                                 several tenants). A deterioration in the
                                 financial condition of a tenant can be
                                 particularly significant if a mortgaged
                                 property is leased to a single tenant or a
                                 small number of tenants. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe; more time may be required to relet the
                                 space; and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks--Retail Properties" and "--Office
                                 Properties" in this prospectus supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH TENANTS
 PRESENT SPECIAL RISK.........   The income from, and market value of, the
                                 mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o space in the mortgaged properties could not
                                   be leased or relet;

                                 o tenants were unable to meet their lease
                                   obligations;

                                 o leasing or re-leasing is restricted by
                                   exclusive rights of tenants to lease the
                                   mortgaged properties or other covenants not
                                   to lease space for certain uses or
                                   activities, or covenants limiting the types
                                   of tenants to which space may be leased;

                                 o substantial re-leasing costs were required
                                   and/or the cost of performing landlord
                                   obligations under existing leases
                                   materially increased;

                                 o a significant tenant were to become a
                                   debtor in a bankruptcy case; or

                                 o rental payments could not be collected for
                                   any other reason.

                                      S-65

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition, if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the related
                                 mortgage loan, then it may make it more
                                 difficult for the related borrower to seek
                                 refinancing or make any applicable balloon
                                 payment. Certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time or for lack
                                 of appropriations. Other tenants may have the
                                 right to cancel or terminate their leases prior
                                 to the expiration of the lease term or upon the
                                 occurrence of certain events including, but not
                                 limited to, the loss of an anchor tenant at the
                                 mortgaged property. Additionally, mortgage
                                 loans may have concentrations of leases
                                 expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the mortgaged properties. Moreover, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing its rights and
                                 protecting its investment, including costs
                                 incurred in renovating and reletting the
                                 property.

                                 In addition, certain mortgaged properties may
                                 have tenants that are paying rent but are not
                                 in occupancy or may have vacant space that is
                                 not leased, and in certain cases, the
                                 occupancy percentage could be less than 80%.
                                 Any "dark" space at or nearby the mortgaged
                                 property may cause the mortgaged property to
                                 be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring
                                 the tenant to recognize as landlord under the
                                 lease a successor owner following
                                 foreclosure), the leases may terminate upon
                                 the transfer of the property to a foreclosing
                                 lender or purchaser at foreclosure.
                                 Accordingly, if a mortgaged property is
                                 located in such a jurisdiction and is leased
                                 to one or more desirable tenants under leases
                                 that are subordinate to the mortgage and do
                                 not contain attornment provisions, such
                                 mortgaged property could experience a further
                                 decline in value if such tenants' leases were
                                 terminated.

                                      S-66

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right is not
                                 subordinate to the related mortgage. This may
                                 impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure, or,
                                 upon foreclosure, this may affect the value
                                 and/or marketability of the related mortgaged
                                 property.

MORTGAGED PROPERTIES WITH MULTIPLE
 TENANTS MAY INCREASE RELETTING
 COSTS AND REDUCE CASH FLOW...   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY............   With respect to nine mortgage loans,
                                 representing 5.8% of the initial pool balance,
                                 the borrowers own the related mortgaged
                                 property as tenants in common. These mortgage
                                 loans may be subject to prepayment, including
                                 during periods when prepayment might otherwise
                                 be prohibited, as a result of partition.
                                 Although some of the related borrowers have
                                 purported to waive any right of partition, we
                                 cannot assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.

                                 In general, with respect to a tenant in common
                                 ownership structure, each tenant in common
                                 owns an undivided share in the property and if
                                 such tenant in common desires to sell its
                                 interest in the property (and is unable to
                                 find a buyer or otherwise needs to force a
                                 partition) such tenant in common has the
                                 ability to request that a court order a sale
                                 of the property and distribute the proceeds to
                                 each tenant in common proportionally. As a
                                 result, if a borrower exercises such right of
                                 partition, the related mortgage loans may be
                                 subject to prepayment. In addition, the tenant
                                 in common structure may cause delays in the
                                 enforcement of remedies; this may occur, for
                                 example, because of procedural or substantive
                                 issues resulting from the existence of
                                 multiple borrowers under the related loan,
                                 such as in bankruptcy, in which circumstance,
                                 each time a tenant in common borrower files
                                 for bankruptcy, the bankruptcy court stay will
                                 be reinstated.

                                 In some cases, the related borrower is a
                                 special purpose entity (in some cases
                                 bankruptcy remote), reducing the risk of
                                 bankruptcy. There can be no assurance that a
                                 bankruptcy proceeding by a single tenant in
                                 common

                                      S-67

                                 borrower will not delay enforcement of this
                                 pooled mortgage loan. Additionally, in some
                                 cases, subject to the terms of the related
                                 mortgage loan documents, a borrower or a
                                 tenant-in-common borrower may assign its
                                 interests to one or more tenant-in-common
                                 borrowers. Such change to, or increase in, the
                                 number of tenant-in-common borrowers increases
                                 the risks related to this ownership structure.

TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY PERFORMANCE... The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in
                                 retail, office, industrial and warehouse
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 federal bankruptcy code a tenant has the option
                                 of assuming or rejecting any unexpired lease.
                                 If the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim). The
                                 claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to the rejection, plus the greater of
                                 one year's rent or 15% of the remaining
                                 reserved rent (but not more than three year's
                                 rent). There are several cases in which one or
                                 more tenants at a mortgaged property have
                                 declared bankruptcy. We cannot assure you that
                                 any such tenant will affirm its lease.

                                 In this respect, the largest tenant at the
                                 mortgaged property securing one mortgage loan,
                                 representing 8.8% of the initial pool balance,
                                 is a subsidiary of Spiegel, Inc., which filed
                                 for bankruptcy on March 17, 2003. See
                                 "Significant Mortgage Loan
                                 Descriptions--Ridgedale Center Mortgage Loan"
                                 in Annex E to this prospectus supplement.

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust
                                 fund's rights under any of the mortgage loans
                                 that include mortgaged properties where the
                                 rule could be applicable.

PROPERTY INSURANCE MAY NOT
 PROTECT YOUR CERTIFICATES FROM
 LOSS IN THE EVENT OF CASUALTY
 OR LOSS.......................  The mortgage loan documents for each of the mortgage loans generally require the borrower
                                 to maintain, or cause to be maintained,
                                 specified property and liability insurance. The
                                 mortgaged properties may suffer casualty losses
                                 due to risks which were not covered by
                                 insurance or for which insurance coverage is
                                 inadequate. We cannot assure you that borrowers
                                 will be able to maintain

                                      S-68

                                 adequate insurance. Moreover, if
                                 reconstruction or any major repairs are
                                 required, changes in laws may materially
                                 affect the borrower's ability to effect any
                                 reconstruction or major repairs or may
                                 materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Nevada and
                                 along the Southeastern coastal areas of the
                                 United States. These areas have historically
                                 been at greater risk regarding acts of nature
                                 (such as earthquakes, floods and hurricanes)
                                 than other states. The mortgage loans do not
                                 generally require the borrowers to maintain
                                 earthquake or windstorm insurance.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold by
                                 primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of the
                                 Treasury and will provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Treasury Department will establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts. The Terrorism
                                 Risk Insurance Act of 2002 does not require
                                 insureds to purchase the coverage nor does it
                                 stipulate the pricing of the coverage. In
                                 addition, we cannot assure you that all of the
                                 borrowers under the mortgage loans have
                                 accepted the continued coverage. The Terrorism
                                 Insurance Program required that each insurer
                                 for policies in place prior to November 26,
                                 2002 provide its insureds, within 90 days after
                                 November 26, 2002, with a statement of the
                                 proposed premiums for terrorism coverage,
                                 identifying the portion of the risk that the
                                 federal government will cover. Insureds will
                                 have 30 days to accept the continued coverage
                                 and pay the premium. If an insured does not pay
                                 the premium,

                                      S-69

                                 insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002 must
                                 make similar disclosure. Through December
                                 2005, insurance carriers are required under
                                 the program to provide terrorism coverage in
                                 their basic "all-risk" policies, as the
                                 Secretary of the Treasury extended such
                                 mandatory participation (originally scheduled
                                 to expire in December 2004). Any commercial
                                 property and casualty terrorism insurance
                                 exclusion that was in force on November 26,
                                 2002 is automatically voided to the extent
                                 that it excludes losses that would otherwise
                                 be insured losses, subject to the immediately
                                 preceding paragraph. Any state approval of
                                 such types of exclusions in force on November
                                 26, 2002 is also voided. However, it is
                                 unclear what acts will fall under the category
                                 of "terrorism" as opposed to "acts of war" or
                                 "natural disasters," which may not be covered
                                 by such program. In addition, coverage under
                                 such program will only be available for
                                 terrorist acts that are committed by an
                                 individual or individuals acting on behalf of
                                 a foreign person or foreign interest. In
                                 addition, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. It remains
                                 unclear what acts will fall under the purview
                                 of the Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. We cannot
                                 assure you that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, we cannot assure you that such
                                 program will be renewed or subsequent
                                 terrorism insurance legislation will be passed
                                 upon its expiration. New legislation was
                                 introduced in June 2004 and reintroduced in
                                 February 2005 to extend the Terrorism Risk
                                 Insurance Program for an additional two years
                                 beyond December 31, 2005. However, we cannot
                                 assure you that such proposal will be enacted
                                 into law. In fact, the Secretary of the
                                 Treasury announced on June 30, 2005 the
                                 Treasury Department's opposition to an
                                 extension of the Terrorism Risk Insurance Act
                                 of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for
                                 terrorism insurance coverage will likely
                                 increase and/or the terms of such insurance
                                 may be materially amended to enlarge stated
                                 exclusions or to other wise effectively
                                 decrease the scope of coverage available
                                 (perhaps to the point were it is

                                      S-70

                                 effectively not available). In addition, to
                                 the extent that any policies contain "sunset
                                 clauses" (i.e., clauses that void terrorism
                                 coverage if the federal insurance backstop
                                 program is not renewed), then such policies
                                 may cease to provide terrorism insurance upon
                                 the expiration of the Terrorism Risk Insurance
                                 Act of 2002.

                                 While most of the mortgage loans by their terms
                                 require the borrower to maintain insurance
                                 against acts of terrorism (subject to
                                 commercially reasonable availability, cost or
                                 other limitations) consistent with owners of
                                 similar properties, the mortgage loan documents
                                 for some of the mortgage loans do not
                                 specifically require the borrowers to obtain,
                                 or permit the lender to require, insurance
                                 coverage against acts of terrorism. Although
                                 the mortgage loan documents relating to such
                                 mortgage loans may contain provisions which
                                 permit the lender to require other reasonable
                                 insurance and which do not expressly forbid the
                                 lender from requiring terrorism insurance, we
                                 cannot assure you whether requiring terrorism
                                 insurance would be reasonable or otherwise
                                 permissible under the general provisions for
                                 any mortgage loan.

                                 If the mortgage loan documents require
                                 insurance covering terrorist or similar acts,
                                 the master servicer or the special servicer,
                                 pursuant to the pooling and servicing
                                 agreement, may not be required to maintain
                                 insurance covering terrorist or similar acts,
                                 nor will it be required to call a default under
                                 a mortgage loan if the related borrower fails
                                 to maintain such insurance and the special
                                 servicer consents. In determining whether to
                                 require insurance for terrorism or similar acts
                                 or to call a default, each of the master
                                 servicer and the special servicer will consider
                                 the following two factors following due inquiry
                                 in accordance with the servicing standard:

                                 o whether such insurance is not available at
                                   commercially reasonable rates; and

                                 o whether at that time, the risks relating to
                                   terrorism or similar acts were not commonly
                                   insured against for properties similar to
                                   the mortgaged property and located in or
                                   around the region in which the mortgaged
                                   property is located.

                                 However, if the special servicer determines
                                 following due inquiry, in accordance with the
                                 servicing standard, that it is in the best
                                 interests of the certificateholders not to
                                 call a default, the master servicer and the
                                 special servicer may, in certain
                                 circumstances, waive the default regardless of
                                 such factors.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

                                      S-71

ZONING LAWS AND USE RESTRICTIONS
 MAY AFFECT THE OPERATION OF A
 MORTGAGED PROPERTY OR THE ABILITY
 TO REPAIR OR RESTORE A MORTGAGED
 PROPERTY.....................   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements are
                                 considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law; however,
                                 the borrower may not be able to rebuild the
                                 premises "as is" in the event of a casualty
                                 loss. This may adversely affect the cash flow
                                 of the property following the casualty. If a
                                 casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing potential
                                 of the property may not be equal to that which
                                 existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or
                                 "legal non-conforming structure" may adversely
                                 affect market value of the mortgaged property
                                 or the borrower's ability to continue to use
                                 it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use
                                 restrictions imposed pursuant to the leases,
                                 restrictive covenants, reciprocal easement
                                 agreements or operating agreements or, in the
                                 case of mortgaged properties that are or
                                 constitute a portion of condominiums,
                                 condominium declarations or other condominium
                                 use restrictions or regulations, especially in
                                 a situation where the mortgaged property does
                                 not represent the entire condominium property.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting noise and parking requirements,
                                 among other things, and limitations on the
                                 borrowers' right to operate certain types of
                                 facilities within a prescribed radius. These
                                 limitations could adversely affect the ability
                                 of the related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

                                      S-72

SOME MORTGAGED PROPERTIES MAY NOT
 BE READILY CONVERTIBLE TO
 ALTERNATIVE USES............... Some of the mortgaged properties may not be readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 communities to alternate uses generally
                                 requires substantial capital expenditures. The
                                 liquidation value of a mortgaged property
                                 consequently may be substantially less than
                                 would be the case if the property were readily
                                 adaptable to other uses. Zoning or other
                                 restrictions also may prevent alternative uses.
                                 See "Risk Factors--Risks Related to the
                                 Mortgage Loans--Zoning Laws and Use
                                 Restrictions May Affect the Operation of a
                                 Mortgaged Property or the Ability to Repair or
                                 Restore a Mortgaged Property" above.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY............. Appraisals were obtained with respect to each of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One appraiser may reach a different
                                 conclusion than the conclusion that would be
                                 reached if a different appraiser were
                                 appraising that property. Moreover, appraisals
                                 seek to establish the amount a typically
                                 motivated buyer would pay a typically motivated
                                 seller and, in certain cases, may have taken
                                 into consideration the purchase price paid by
                                 the borrower. That amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. In certain cases,
                                 appraisals may reflect "as stabilized" values
                                 reflecting certain assumptions, such as future
                                 construction completion, projected re-tenanting
                                 or increased tenant occupancies. We cannot
                                 assure you that the information set forth in
                                 this prospectus supplement regarding appraised
                                 values or loan-to-value ratios accurately
                                 reflects past, present or future market values
                                 of the mortgaged properties.

MORTGAGE LOAN SELLERS MAY NOT BE
 ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF A
 DEFECTIVE MORTGAGE LOAN......   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its capacity as a mortgage loan seller)
                                 are obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 breach of any mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if such mortgage loan seller defaults
                                 on its repurchase or substitution obligation.
                                 We cannot assure you that the mortgage loan
                                 sellers will have the financial ability to

                                      S-73

                                 effect such repurchases or substitutions. Any
                                 mortgage loan that is not repurchased or
                                 substituted and that is not a "qualified
                                 mortgage" for a REMIC may cause the trust fund
                                 to fail to qualify as one or more REMICs or
                                 cause the trust fund to incur a tax. See
                                 "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers", "--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions"
                                 and "--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement and "The Pooling and
                                 Servicing Agreements--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.
RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the mortgagee to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the lender as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the
                                 lender is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the lender takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the lender may not be entitled to collect
                                 rents until the lender takes possession of the
                                 property and secures the appointment of a
                                 receiver. In addition, as previously
                                 discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the lender's ability to collect the
                                 rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS.....   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more
                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                      S-74

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 which could affect the enforcement of the
                                 lender's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS...............  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 for example, zoning laws and the Americans with
                                 Disabilities Act of 1990, as amended, which
                                 requires all public accommodations to meet
                                 certain federal requirements related to access
                                 and use by persons with disabilities. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure of
                                 these costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

NO MORTGAGE LOAN INCLUDED IN THE
 TRUST FUND HAS BEEN
 REUNDERWRITTEN...............   We have not reunderwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by each
                                 mortgage loan seller, and the related mortgage
                                 loan seller's obligation to repurchase or
                                 substitute a mortgage loan or cure the breach
                                 in the event of a material breach of a
                                 representation or warranty. These
                                 representations and warranties do not cover all
                                 of the matters that we would review in
                                 underwriting a mortgage loan and you should not
                                 view them as a substitute for reunderwriting
                                 the mortgage loans. If we had reunderwritten
                                 the mortgage loans, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by a
                                 representation or warranty. In addition, we
                                 cannot assure you that a mortgage loan seller
                                 will be able to repurchase or substitute a
                                 mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. See "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

BOOK-ENTRY SYSTEM FOR CERTIFICATES
 MAY DECREASE LIQUIDITY AND
 DELAY PAYMENT................   The offered certificates will be issued as
                                 book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered

                                      S-75

                                 in the name of a nominee for The Depository
                                 Trust Company, or DTC. Since transactions in
                                 the classes of book-entry certificates
                                 generally can be effected only through The
                                 Depository Trust Company, and its
                                 participating organizations:

                                 o the liquidity of book-entry certificates in
                                   secondary trading market that may develop may
                                   be limited because investors may be unwilling
                                   to purchase certificates for which they
                                   cannot obtain physical certificates;

                                 o your ability to pledge certificates to
                                   persons or entities that do not participate
                                   in the DTC system, or otherwise to take
                                   action in respect of the certificates, may
                                   be limited due to the lack of a physical
                                   security representing the certificates;

                                 o your access to information regarding the
                                   certificates may be limited since
                                   conveyance of notices and other
                                   communications by The Depository Trust
                                   Company to its participating organizations,
                                   and directly and indirectly through those
                                   participating organizations to you, will be
                                   governed by arrangements among them,
                                   subject to any statutory or regulatory
                                   requirements as may be in effect at that
                                   time; and

                                 o you may experience some delay in receiving
                                   distributions of interest and principal on
                                   your certificates because distributions
                                   will be made by the trustee to DTC and DTC
                                   will then be required to credit those
                                   distributions to the accounts of its
                                   participating organizations and only then
                                   will they be credited to your account
                                   either directly or indirectly through DTC's
                                   participating organizations.

                                 See "Description of the
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-76

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of 108 multifamily and commercial Mortgage
Loans.



                                                                                               % OF
                                                                                              INITIAL
                                                       NUMBER OF       AGGREGATE CUT-OFF       POOL
                     SELLER                         MORTGAGE LOANS        DATE BALANCE        BALANCE
                     ------                        ----------------   -------------------   ----------

Bank of America, N.A. ..........................           46            $1,153,201,177         53.4%
Barclays Capital Real Estate Inc. ..............           41               573,885,726         26.6
Bear Stearns Commercial Mortgage, Inc. .........           21               430,807,447         20.0
                                                           --            --------------        -----
TOTAL ..........................................          108            $2,157,894,350        100.0%
                                                          ===            ==============        =====


     The Initial Pool Balance is $2,157,894,350, subject to a variance of plus or minus 5%. The Initial Pool Balance (including Cut-off Date Balances) with respect to each of the PA Pari Passu Note A-1 Component Mortgage Loan and the
WB Component Mortgage Loan are references solely to the PA Pari Passu Note A-1
Senior Component and the WB Senior Component, respectively. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the
accompanying prospectus.

     All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any
Mortgage Loan on or before the Cut-off Date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage
Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     When information presented in this prospectus supplement, with respect to the Mortgaged Properties, is expressed as a percentage of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related Appraisal
Values, the related Underwritten Cash Flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

     Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units)
(18 Mortgage Loans, representing 13.6% of the Initial Pool Balance). Each
Commercial Loan is secured by one or more Commercial Mortgaged Properties
(i.e., a hotel; retail shopping mall or center; an office building or complex;
an industrial or warehouse building; a self storage facility or other) (90
Mortgage Loans, representing 86.4% of the Initial Pool Balance).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related
Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on

                                      S-77

behalf of the Trust is shown as, the owner of the MERS Designated Mortgage
Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and
Servicing Agreement.

     There are nine sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

                                 NUMBER OF                             % OF
                                  MORTGAGE    AGGREGATE CUT-OFF    INITIAL POOL
LOAN NUMBERS OF CROSSED LOANS      LOANS         DATE BALANCE        BALANCE
-----------------------------   -----------  -------------------  -------------
20050967 and 20050968 ........        2          $ 51,834,508           2.4%
58844, 58845 and 58853 .......        3            44,285,300           2.1
20050810 and 20050811 ........        2            20,186,322           0.9
20050820 and 20050821 ........        2            18,102,060           0.8
20050808 and 20050809 ........        2            16,998,683           0.8
20050813 and 20050814 ........        2            15,661,857           0.7
20050817 and 20050818 ........        2            14,845,017           0.7
20050815 and 20050816 ........        2             8,109,645           0.4
20050725 and 20050725A .......        2             4,590,694           0.2
                                      -          ------------           ---
TOTAL ........................       19          $194,614,087           9.0%
                                     ==          ============           ===

     Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate
Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements.
See Annex A to this prospectus supplement for information regarding the
Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the
Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be
Limited" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the
Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk
Factors--Risks Related to the Mortgage Loans--Your Investment Is Not Insured or
Guaranteed" in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5% or more of the Initial Pool Balance are located:

                           NUMBER OF                               % OF
                           MORTGAGED     AGGREGATE CUT-OFF     INITIAL POOL
STATES                    PROPERTIES        DATE BALANCE        BALANCE(1)
------                   ------------   -------------------   -------------
California ...........        19            $428,256,489           19.8%
 Southern(2) .........        12             279,464,910           13.0%
 Northern(2) .........         7             148,791,579            6.9%
New York .............         8             375,282,507           17.4%
Minnesota ............         1             189,320,140            8.8%
Maryland .............         3             161,394,341            7.5%
Texas ................        13             151,852,118            7.0%

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts

                                      S-78

     (generally allocating the Mortgage Loan principal amount to each of those
     Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

(2)  Northern California properties have a zip code greater than or equal to
     93600. Southern California properties have a zip code less than 93600.

     The remaining Mortgaged Properties are located throughout 27 other states with no more than 4.5% of the Initial Pool Balance secured by Mortgaged
Properties located in any such other jurisdiction.

     On or about the Delivery Date, each Mortgage Loan Seller will transfer the related Mortgage Loans, without recourse, to or, at the direction of the
Depositor, to the Trustee for the benefit of the Certificateholders. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Assignment
of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than 35 Mortgage Loans which are interest only until maturity or the anticipated repayment date and represent 43.3% of the Initial Pool Balance, provides for scheduled Monthly
Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date which is the first day of each month as to each such Mortgage Loan. In addition, 28 Mortgage Loans representing 29.6% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a per annum rate that is fixed for the remaining term of the
Mortgage Loan, except that as described below, the ARD Loan will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loan after the Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of
the Mortgage Loans ranged as shown in the following chart:

                                                                        % OF
                                                                       INITIAL
                                NUMBER OF       AGGREGATE CUT-OFF       POOL
 RANGE OF MORTGAGE RATES     MORTGAGE LOANS        DATE BALANCE        BALANCE
-------------------------   ----------------   -------------------   ----------
4.298% - 4.499% .........            1            $   11,623,000          0.5%
4.500% - 4.749% .........            9                60,731,800          2.8
4.750% - 4.999% .........            9               610,553,260         28.3
5.000% - 5.249% .........           19               480,552,832         22.3
5.250% - 5.499% .........           27               418,498,745         19.4
5.500% - 5.749% .........           38               414,746,736         19.2
5.750% - 5.970% .........            5               161,187,976          7.5
                                    --            --------------        -----
TOTAL ...................          108            $2,157,894,350        100.0%
                                   ===            ==============        =====

     Hyperamortization. One Mortgage Loan is an ARD Loan, which represents 0.5%
of the Initial Pool Balance, and provides for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment
Date. Commencing on the Anticipated Repayment Date, the ARD Loan will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest
Rate is the difference in rate of the Revised Rate over the Mortgage Rate.
Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised
Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged
Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and principal on the
ARD Loan as called for in the related Mortgage Loan documents.

     Amortization of Principal. Seventy-three Mortgage Loans, representing
56.7% of the Initial Pool Balance, are Balloon Loans that provide for monthly payments of principal based on amortization

                                      S-79

schedules significantly longer than the respective remaining terms thereof, thereby leaving Balloon Payments due and payable on their respective Maturity
Date, unless prepaid prior thereto. In addition, 35 of the Mortgage Loans, including the ARD Loan, representing 43.3% of the Initial Pool Balance, provide for payments of interest only through to the end of their respective loan terms.

     Prepayment Provisions. The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

       (1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

       (2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium (during such a period defeasance may also be possible as an alternative as described below under "--Defeasance"), followed by

       (3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     The periods applicable to any particular Mortgage Loan are indicated in
Annex A to this prospectus supplement under the heading "Prepayment Penalty
Description (payments)". For example, Loan No. 58964 is indicated as "GRTR 1%
PPMT or YM(117)/OPEN(3)", meaning that such Mortgage Loan has no Lock-out
Period, has a period for the first 117 payments during which the greater of a one percent prepayment premium or a yield maintenance charge applies, followed by an Open Period of three payments during which no Prepayment Premium would apply to any voluntary prepayment.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 17 to 118 scheduled monthly payments. As of the Cut-off-Date, the weighted average remaining Lock-out Period was 86 scheduled monthly payments. As of the Cut-off
Date, the Open Period ranged from one to seven scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments. Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     With respect to one Holdback Loan (Loan No. 20050812), representing 1.9%
of the Initial Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents by the 30th payment date after origination, all or a part of an upfront reserve in the original amount of $4,000,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the
Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

     With respect to one Holdback Loan (Loan No. 20050823), representing 0.5%
of the Initial Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents by the 30th payment date after origination, an upfront reserve in the original amount of $300,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

     With respect to one Holdback Loan (Loan No. 20050811), representing 0.5%
of the Initial Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents by the 30th payment date after

                                      S-80

origination, an upfront reserve in the original amount of $275,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

     With respect to one Holdback Loan (Loan No. 20050791), representing 0.1%
of the Initial Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents prior to the nineteenth payment date after origination, an upfront reserve in the original amount of $100,000 may, at the lender's option,
(i) be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage
Loan will be adjusted or (ii) be retained as additional collateral for the
Mortgage Loan.

     There may be other Mortgage Loans which provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront "earnout" reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions-- Distributions of Prepayment
Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment
Premium. See "Risk Factors --Risks Related to the Mortgage Loans--Prepayment
Premiums and Yield Maintenance Charges Present Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Eighty-two Mortgage Loans, representing 87.1% of the Initial
Pool Balance, permit the applicable borrower at any time during the related
Defeasance Lock-Out Period, which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged
Property from the lien of the related Mortgage by exercising the Defeasance
Option. The borrower must meet certain conditions in order to exercise its
Defeasance Option. Among other conditions, the borrower must pay on the related
Release Date:

       (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

       (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

       (3) the related Collateral Substitution Deposit.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged U.S. government obligations (together with any
Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related Mortgage
Loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the related defeased obligations. Under the Pooling and
Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

                                      S-81

     In addition, some Mortgage Loans secured by more than one Mortgaged
Property permit a Mortgaged Property to be released pursuant to a partial defeasance. See "--Release or Substitution of Properties" below.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

RELEASE OR SUBSTITUTION OF PROPERTIES.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the related Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, between 100%
and 125% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and loan to value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The terms of one Mortgage Loan, the PA Pari Passu Note A-1 Component
Mortgage Loan (Loan No. 58851), representing 6.1% of the Initial Pool Balance, permit the related borrower to transfer and obtain a release of the portion of the related Mortgaged Property comprising one or more of the parcels or outlots described in a schedule to the related loan agreement, from the lien of the related mortgage in connection with a subdivision of the related Mortgaged
Property or such borrower may ground lease such a release parcel to an entity wholly owned and controlled by the related guarantor; provided, among other things, no event of default exists. With respect only to that certain parcel that may be released which is located at 675 Anton Boulevard, the related borrower will deposit the amount of $10,000,000, which will be held as additional collateral for the Pacific Arts Plaza Whole Loan, and the related borrower will deliver an opinion of counsel acceptable to a prudent institutional lender and the rating agencies, that such permitted parcel release would not constitute a significant modification of such Mortgage Loan.

     The terms of one Mortgage Loan, the WB Component Mortgage Loan (Loan No.
58884), representing 9.3% of the Initial Pool Balance, permit the related borrower to transfer and obtain a release of the portion of the related
Mortgaged Property known as the "Tower Parcel" (as defined in the related loan agreement), together with its undivided interest in the common elements from the lien of the related mortgage; provided that certain conditions are met including, without limitation, that there is no continuing event of default, execution of condominium documents in pre-approved form, compliance with all laws statutes, rules and regulations, the payment of a processing fee equal to
$15,000 and the delivery of an opinion of counsel that the release will not be a "significant modification" within the meaning of Treasury Regulations Section
1.1001-3. See "Risk Factors--Condominium Ownership May Limit Use and
Improvements" in this prospectus supplement.

     The terms of one Mortgage Loan (Loan No. 58912), representing 0.4% of the
Initial Pool Balance, permit the related borrower to release either of the two related individual Mortgaged Properties upon 20 days notice and payment of a release price of 115% of the allocated loan amount for such Mortgaged Property to be released; provided that after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property will equal at least
1.20x and the loan-to-value ratio based on the allocated loan amount for the remaining Mortgaged Property will be equal to or less than 80%.

     The borrower under one Mortgage Loan (Loan No. 20050939), representing
4.7% of the Initial Pool Balance, will be permitted to obtain the release of one or more of the individual properties included in the related Mortgaged
Property if, among other things, (i) the loan is partially defeased in an amount equal to 125% of the allocated loan amount for the individual property requested to be released, (ii) the debt service coverage ratio with respect to the remaining properties following the release is at least equal to the greater of (a) 1.40x or (b) the debt service coverage ratio for the 12 months preceding the release date (calculated as set forth in the related loan documents) and
(iii) the loan to value percentage with respect to the remaining properties is not greater than the lesser of (a) 63.00% or (b) the loan to value percentage immediately prior to release (calculated as set forth in the related loan documents).

                                      S-82

     Each of the borrowers under two Cross-Collateralized Mortgage Loans (Loan
Nos. 20050967 and 20050968), representing, in the aggregate, 2.4% of the
Initial Pool Balance, will be permitted to terminate the cross-default and cross-collateralization arrangements with respect to such Cross-Collateralized
Mortgage Loans upon the satisfaction of certain conditions, including (a) the underwritten debt service coverage ratio for the related Mortgaged Properties, measured on a loan by loan basis, is at least 1.40x and (b) the loan-to-value ratio for the related Mortgaged Properties, measured on a loan by loan basis, is not more than 63.44%. In addition, the borrower under one of these Mortgage
Loans (Loan No. 20050968) will be permitted to obtain the release of one of the two individual properties included in the related Mortgaged Property upon the satisfaction of certain conditions. For more information regarding these provisions, see "Significant Mortgage Loan Descriptions--IPC New York/Wichita
Portfolio--Release of Cross-Collateralization and Partial Release of
Cross-Default" and "--Release of Property" in Annex E to this prospectus supplement.

     One Mortgage Loan (Loan No. 43314), representing 0.8% of the Initial Pool
Balance, is secured by four Mortgaged Properties that are cross-collateralized and cross-defaulted. The related borrower may obtain the release of any individual Mortgaged Property by defeasing an amount equal to 125% of the value allocated to that individual Mortgaged Property subject to the debt service coverage ratio for the remaining Mortgaged Properties equaling the greater of
(a) the debt service coverage ratio for the twelve calendar months immediately preceding April 26, 2005 (the origination date), and (b) the debt service coverage ratio for the remaining Mortgaged Properties for the twelve calendar months immediately preceding the release of the individual Mortgaged Property.

     Six sets of Mortgage Loans, consisting of two Mortgage Loans each (Loan
Nos. 20050813 and 20050814, 20050810 and 20050811, 20050808 and 20050809,
20050820 and 20050821, 20050817 and 20050818, and 20050815 and 20050816),
representing, in the aggregate, 4.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted within each such set, and permit the release of a Mortgaged Property from the lien of the related Mortgage and the release from the cross-collateralization upon delivery of defeasance collateral in an amount sufficient to make the monthly payments due under the defeased
Mortgage Loan and to pay such Mortgage Loan in full on the related Maturity
Date.

     In the case of one set of two cross-collateralized and cross-defaulted
Mortgage Loans (Loan Nos. 20050725 and 20050725A) representing, in the aggregate, 0.2% of the Initial Pool Balance, either (i) both Mortgage Loans must be defeased in full simultaneously or (ii) the borrower under one of the
Mortgage Loans (Loan No. 20050725A) may obtain the release of the Mortgaged
Property securing such Mortgage Loan from the lien of the related Mortgage and a termination of the related cross-collateralization and cross-default arrangement with respect to such Mortgaged Property by defeasing such Mortgage
Loan, subject to the satisfaction of certain conditions, including the following: (i) delivery of defeasance collateral in an amount sufficient to make the monthly payments due under the defeased Mortgage Loan and to pay such
Mortgage Loan in full on the related Maturity Date, (ii) after giving effect to such release, the remaining Mortgaged Property must have achieved a debt service coverage ratio of not less than 1.2x for the 12 month period ending on the release date and a projected debt service coverage ratio of not less than
1.2x for the 12 month period commencing on the release date, and (iii) the undefeased Mortgage Loan must have a loan-to-value ratio not to exceed 80%.

     Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten
Cash Flow. Such parcels of real estate or improvements are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage

                                      S-83

Loan if the borrower sells or otherwise transfers or encumbers the related
Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Additional
Financing" in this prospectus supplement. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special
Servicer, as applicable, will determine, in a manner consistent with the
Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master
Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special
Servicer. The Special Servicer's consent will be deemed given if it does not respond within ten business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the
Special Servicer is required to seek the consent of the Directing
Certificateholder, the PA Pari Passu Note A-1 Controlling Holder, the WB
Controlling Holder, the mezzanine loan holder or any Rating Agency, as described below. Notwithstanding anything to the contrary contained herein, if the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Master Servicer of its determination with respect to any loan (which by its terms permits transfer, assumption or further encumbrance without mortgagee consent provided certain conditions are satisfied) that the conditions required under the related mortage loan documents have not been satisfied or (b) the
Special Servicer objects in writing to the Master Servicer's determination that such conditions have been satisfied, then the Master Servicer shall not permit transfer, assumption or further encumbrance of such loan. In addition, the
Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-
encumbrance" clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced
Mortgage Loan (other than the PA Pari Passu Note A-1 Component Mortgage Loan and the WB Component Mortgage Loan; provided that a PA Pari Passu Note A-1
Control Appraisal Period or WB Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below)
unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the
"due-on-encumbrance" or "due-on-sale clause" to the Directing
Certificateholder.

     With respect to the PA Pari Passu Note A-1 Component Mortgage Loan, if a
PA Pari Passu Note A-1 Control Appraisal Period does not exist, the Master
Servicer with respect to those time periods when the PA Pari Passu Note A-1
Component Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special
Servicer will not be given without the Special Servicer first obtaining the consent of the PA Pari Passu Note A-1 Controlling Holder. With respect to the
PA Pari Passu Note A-1 Component Mortgage Loan, if a PA Pari Passu Note A-1
Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the PA Pari Passu Note A-1 Component Mortgage Loan is a
Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related
"due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the PA Pari Passu Note A-1 Controlling Holder. With respect to the WB Component
Mortgage Loan, if a WB Control Appraisal Period does not exist, the Master
Servicer with respect to those time periods when the WB Component Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related
"due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the WB Controlling
Holder. In each case that the consent of the PA Pari

                                      S-84

Passu Note A-1 Controlling Holder or the WB Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

     Notwithstanding the foregoing, with respect to any Mortgage Loan, with an outstanding principal balance of greater than $5,000,000, that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii)
has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-sale" clause until it has received written confirmation from each
Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the
Pooling and Servicing Agreement, neither the Master Servicer nor the Special
Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the
Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding
the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the
Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "The Pooling and Servicing
Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

PACIFIC ARTS PLAZA WHOLE LOAN

     The Pacific Arts Plaza Pari Passu Note A-1 is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the "Pacific Arts Plaza Mortgaged
Property") comprised of two pari passu notes with aggregate principal balances as of the Cut-off Date of $160,000,000 and $110,000,000 (the "Pacific Arts
Plaza Pari Passu Note A-1" and the "Pacific Arts Plaza Pari Passu Note A-2",
respectively). The Pacific Arts Plaza Pari Passu Note A-2 is pari passu in right of payment to the Pacific Arts Plaza Pari Passu Note A-1. However, as
described herein, a subordinate portion of the Pacific Arts Plaza Pari Passu
Note A-1 has been subordinated to the Pacific Arts Plaza Pari Passu Note A-2 and the remaining portion of the Pacific Arts Plaza Pari Passu Note A-1. As used in this prospectus supplement, the term "Pacific Arts Plaza Whole Loan"
refers to the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2.

     An intercreditor agreement (the "Pacific Arts Plaza Intercreditor
Agreement") between the holder of the Pacific Arts Plaza Pari Passu Note A-1 and the holder of the Pacific Arts Plaza Pari Passu Note A-2 (the "Pacific Arts
Plaza Pari Passu Noteholders") sets forth the rights of the noteholders. The
Pacific Arts Plaza Intercreditor Agreement generally provides that the mortgage loans that comprise the Pacific Arts Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, according to the Servicing
Standard. Pursuant to the Pacific Arts Plaza Intercreditor Agreement, a
$28,000,000 portion of the principal balance (as of the Cut-off Date) of the
Pacific Arts Plaza Pari Passu Note A-1 (the "PA Pari Passu Note A-1 Junior
Portion") is subordinate under certain

                                      S-85

circumstances with respect to payments received with respect to the Pacific
Arts Plaza Whole Loan relative to the Pacific Arts Plaza Pari Passu Note A-2 and the remaining $132,000,000 portion (the "PA Pari Passu Note A-1 Senior
Portion") of the principal balance of the Pacific Arts Plaza Pari Passu Note
A-1. The PA Pari Passu Note A-1 Junior Portion corresponds to the PA Pari Passu
Note A-1 Subordinate Component and the PA Pari Passu Note A-1 Senior Portion
corresponds to the PA Pari Passu Note A-1 Senior Component. The Pacific Arts
Plaza Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Pacific Arts Plaza Whole Loan will be allocated first to the PA Pari Passu Note A-1 Junior Portion and then pro rata between the PA Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu
Note A-2. Accordingly, expenses, losses and shortfalls relating to the Pacific
Arts Plaza Whole Loan generally will be allocated first to the PA Pari Passu
Note A-1 Subordinate Component and then pro rata between the PA Pari Passu Note
A-1 Senior Component and the holder of the Pacific Arts Plaza Pari Passu Note
A-2.

     Distributions. Pursuant to the terms of the Pacific Arts Plaza
Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the Pacific Arts Plaza Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Pacific Arts Plaza Intercreditor Agreement, all payments and proceeds received with respect to the Pacific Arts Plaza Whole Loan will be generally paid in the following manner:

     (i) first, pro rata (based on their respective interest entitlements), to
(A) the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the
PA Pari Passu Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA Pari Passu Note
A-1 Senior Portion, and (B) the holder of the Pacific Arts Plaza Pari Passu
Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Pacific Arts Plaza Pari Passu Note A-2;

     (ii) second, to each of the holder of the Pacific Arts Plaza Pari Passu
Note A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion) and the
holder of the Pacific Arts Plaza Pari Passu Note A-2), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the
PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note
A-2 and the PA Pari Passu Note A-1 Junior Portion, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of the outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note A-2;

     (iii) third, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion;

     (iv) fourth, to the holder of the Pacific Arts Plaza Pari Passu Note A-1
(in respect of the PA Pari Passu Note A-1 Junior Portion), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu
Note A-2 and the PA Pari Passu Note A-1 Junior Portion, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of the outstanding principal balance of the PA Pari Passu Note A-1
Junior Portion;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses
(or as otherwise described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a Pacific Arts Plaza Pari Passu
Noteholder, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA
Pari Passu Note A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari
Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1
Junior Portion);

                                      S-86

     (vi) sixth, any amounts that represent late payment charges, other than
Prepayment Premiums or default interest, actually collected on the Pacific Arts
Plaza Whole Loan, to the extent not applied to Advance Interest or Additional
Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a Pacific Arts Plaza
Pari Passu Noteholder, in each case pursuant to the Pooling and Servicing
Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion), the holder of the
Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza
Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior
Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note
A-1 Junior Portion); and

     (viii) eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a Pacific Arts Plaza Pari Passu Noteholder pursuant to the Pooling and
Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vii) of this paragraph, to the holder of the Pacific Arts
Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Senior
Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari
Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the PA Pari
Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and
the PA Pari Passu Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Pacific Arts Plaza Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Pacific Arts Plaza Intercreditor Agreement, all
payments and proceeds received with respect to the PA Pari Passu Note A-1
Subordinate Component will be subordinated to all payments under the PA Pari
Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2,
and the amounts received with respect to the Pacific Arts Plaza Whole Loan will generally be paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the PA Pari Passu Note A-1 Senior Portion and the
Pacific Arts Plaza Pari Passu Note A-2, to (A) the holder of the Pacific Arts
Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Senior
Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA Pari Passu Note A-1 Senior Portion, and
(B) the holder of the Pacific Arts Plaza Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
Pacific Arts Plaza Pari Passu Note A-2;

     (ii) second, to the holder of the Pacific Arts Plaza Pari Passu Note A-1
(in respect of the PA Pari Passu Note A-1 Senior Portion) and the holder of the
Pacific Arts Plaza Pari Passu Note A-2, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the PA
Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note
A-2, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

     (iii) third, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion;

     (iv) fourth, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the remaining principal payments collected on the Pacific Arts Plaza Whole
Loan, to be applied in reduction of the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion until such balance has been reduced to zero;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust

                                      S-87

Fund Expenses (or as otherwise described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a Pacific Arts Plaza
Pari Passu Noteholder, in each case pursuant to the Pooling and Servicing
Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion), the holder of the
Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza
Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1
Junior Portion, of such default interest;

     (vi) sixth, any amounts that represent late payment charges, other than default interest, actually collected on the Pacific Arts Plaza Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses
(or as otherwise described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a Pacific Arts Plaza Pari Passu
Noteholder, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA
Pari Passu Note A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari
Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu
Note A-2 and the PA Pari Passu Note A-1 Junior Portion, of such amounts; and

     (vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a
Pacific Arts Plaza Pari Pasu Noteholder note pursuant to the Pooling and
Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the Pacific Arts
Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Senior
Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari
Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the PA Pari Passu Note A-1
Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari
Passu Note A-1 Junior Portion, of such excess.

     Cure Rights. See "Description of the Mortgage Pool--PA Pari Passu Note A-1
Component Mortgage Loan--Cure Rights" in this prospectus supplement.

     Purchase Option. Upon the Pacific Arts Plaza Whole Loan becoming (i)
delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or (ii) delinquent in respect of its balloon payment unless the Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Pacific Arts Plaza Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage
Loan documents and without regard to any acceleration of payments under the
Mortgage Loan documents, or (iii) as to which the Master Servicer or Special
Servicer has, by written notice to the related mortgagor, accelerated the maturity, the PA Pari Passu Note A-1 Controlling Holder, until the outstanding principal balance of the PA Pari Passu Note A-1 Subordinate Component has been reduced to zero (at which point there will be no such purchase right) (the
"Pacific Arts Plaza Purchase Option Holder"), will have the right (but not the obligation) prior to any other party to purchase the Pacific Arts Plaza Whole
Loan at the Pacific Arts Plaza Repurchase Price and, upon written notice and subject to the timing requirements in the Pacific Arts Plaza Intercreditor
Agreement, the Special Servicer will be required to sell the Pacific Arts Plaza
Whole Loan to the Pacific Arts Plaza Purchase Option Holder on a mutually designated date.

     Following the reduction of the PA Pari Passu Note A-1 Junior Portion to zero, no person will have a preferential option to purchase the entire Pacific
Arts Plaza Whole Loan. However, the Pacific Arts Plaza Pari Passu Note A-1
itself will be subject to the Defaulted Mortgage Loan Purchase

                                      S-88

Option procedures described in this prospectus supplement under "Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Pacific Arts Plaza Repurchase Price" means, with respect to the
Pacific Arts Plaza Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the PA Pari Passu Note A-1 Senior
Portion, the PA Pari Passu Note A-1 Junior Portion and the Pacific Arts Plaza
Pari Passu Note A-2, as applicable, (b) accrued and unpaid interest thereon from the payment date under the PA Pari Passu Note A-1 Senior Portion, the
Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1 Junior
Portion, as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the PA Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note A-2, as applicable, together with interest thereon at the reimbursement rate under the Pooling and Servicing
Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the
PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note
A-2 and the PA Pari Passu Note A-1 Junior Portion, as applicable, (e) any other additional trust fund expenses with respect to the PA Pari Passu Note A-1
Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari
Passu Note A-1 Junior Portion, as applicable, and (f) any liquidation fees payable in connection with the purchase of the PA Pari Passu Note A-1 Senior
Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note
A-1 Junior Portion, as applicable; provided, however, that the Pacific Arts
Plaza Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     Servicing. If the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent makes any Servicing Advance that becomes a Nonrecoverable
Advance or pays any fees, costs or expenses that related directly to the servicing of the Pacific Arts Plaza Pari Passu Note A-1 and Pacific Arts Plaza
Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing
Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Servicing Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing
Advance, fees, costs or expenses, including interest thereon. If any of the
Pacific Arts Plaza Pari Passu Note A-1 and Pacific Arts Plaza Pari Passu Note
A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may seek the entire unpaid balance of such Servicing Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account. See also "Description of the Mortgage
Pool--PA Pari Passu Note A-1 Component Mortgage Loan" in this prospectus supplement.

PA PARI PASSU NOTE A-1 COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 58851 (the "PA Pari Passu Note A-1
Component Mortgage Loan") will be split into a senior interest (the "PA Pari
Passu Note A-1 Senior Component") and one subordinate interest (the "PA Pari
Passu Note A-1 Subordinate Component"). See also "Significant Mortgage Loan
Descriptions--Pacific Arts Plaza" in Annex E to this prospectus supplement. The
Cut-off Date Balance of the PA Pari Passu Note A-1 Senior Component will equal approximately $132,000,000, representing 6.1% of the Initial Pool Balance.

     Distributions. All distributions of principal and interest with respect to the PA Pari Passu Note A-1 Senior Component will be distributed to the
Certificates as described in this prospectus supplement. The holders of the PA
Pari Passu Note A-1 Subordinate Component are entitled on any Distribution Date only to amounts collected on the PA Pari Passu Note A-1 Component Mortgage Loan
to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the PA Pari Passu Note
A-1 Senior Component as described in this prospectus supplement under
"Description of the Certificates--Distributions--Class PA Certificates and the
PA Pari Passu Note A-1 Component Mortgage Loan"; provided, however, Prepayment
Premiums (if any) actually collected in respect of the PA Pari Passu Note A-1
Component Mortgage

                                      S-89

Loan will be allocated to the PA Pari Passu Note A-1 Senior Portion and the PA
Pari Passu Note A-1 Junior Portion, pro rata, based on their outstanding principal balances.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Pacific Arts Plaza Whole Loan, resulting in a monetary event of default, the PA Pari Passu Note A-1 Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The PA Pari
Passu Note A-1 Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the PA Pari
Passu Note A-1 Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. If the PA Pari Passu Note A-1 Component Mortgage Loan
becomes a Defaulted Mortgage Loan, the PA Pari Passu Note A-1 Controlling Holder
will have the option, but not the obligation, subject to the option of the
Pacific Arts Plaza Purchase Option Holder, to purchase the PA Pari Passu Note
A-1 Component Mortgage Loan (including the PA Pari Passu Note A-1 Subordinate
Component) from the Trust Fund at a price equal to the Purchase Price thereof.
The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--Class PA
Certificates and the PA Pari Passu Note A-1 Component Mortgage Loan". For more information regarding the relationship between the PA Pari Passu Note A-1 Senior
Component and the PA Pari Passu Note A-1 Subordinate Component, see "Description
of the Certificates" in this prospectus supplement.

WB COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 58884 (the "WB Component Mortgage
Loan"), will be split into a senior interest (the "WB Senior Component") and one subordinate interest (the "WB Subordinate Component"). The Cut-off Date Balance
of the WB Senior Component will equal approximately $200,000,000, representing
9.3% of the Initial Pool Balance. See also "Significant Mortgage Loan
Descriptions--Woolworth Building" in Annex E in this prospectus supplement.

     Distributions. All distributions of principal and interest with respect to the WB Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the WB Subordinate Component is entitled on any Distribution Date only to amounts collected on the WB Component
Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the WB Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--the WB Component Mortgage Loan"; provided, however, that Prepayment Premiums, if any, actually collected in respect of the
WB Component Mortgage Loan will be allocated to the WB Senior Component and the
WB Subordinate Component, pro rata, based on their outstanding principal balances.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the WB Component Mortgage Loan, resulting in a monetary event of default, the WB Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The WB Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the WB Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. If the WB Component Mortgage Loan becomes a Defaulted
Mortgage Loan, the WB Controlling Holder will have the option, but not the obligation, to purchase the WB Component Mortgage Loan (including the WB
Subordinate Component) from the Trust Fund at a price equal to the Purchase
Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--
Class WB Certificates and the WB Component Mortgage Loan". For more information regarding the relationship between the WB Senior Component and the WB
Subordinate Component, see "Description of the Certificates" in this prospectus supplement.

                                      S-90

     Servicing. The WB Controlling Holder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a WB Control Appraisal
Event, the WB Controlling Holder is permitted to remove with respect to the WB
Component Mortgage Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the WB Component Mortgage Loan, as more particularly described in this prospectus supplement under "Servicing of the Mortgage Loans--Termination of the Special Servicer".

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in the "Glossary of Principal Definitions" in this prospectus supplement.
The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other Mortgage Loans are explained under "Glossary of Principal Definitions" in this prospectus supplement.

     The following table and summaries describe the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off
Date Balance:



                                                  % OF
                                  CUT-OFF       INITIAL
                                    DATE          POOL      PROPERTY
          LOAN NAME               BALANCE       BALANCE       TYPE
          ---------          ----------------- --------- -------------

Woolworth Building .........  $  200,000,000       9.3%      Office
Ridgedale Center ...........     189,320,140       8.8       Retail
Pacific Arts Plaza .........     132,000,000       6.1       Office
Marley Station .............     114,400,000       5.3       Retail
IPC Louisville
 Portfolio .................     101,165,492       4.7       Office
Mission Pointe
 Apartments ................      84,000,000       3.9    Multifamily
Fiesta Mall ................      84,000,000       3.9       Retail
Queens Atrium ..............      76,720,000       3.6       Office
FRI Portfolio ..............      70,000,000       3.2       Office
IPC New York/Wichita
 Portfolio(2) ..............      51,834,508       2.4       Office
                              --------------      ----
TOTAL/WTD AVG: .............  $1,103,440,140      51.1%
                              ==============      ====

                                  LOAN      CUT-OFF      LTV
                              BALANCE PER     DATE    RATIO AT
                                SF/UNIT/      LTV     MATURITY   UNDERWRITTEN    MORTGAGE
          LOAN NAME             KEY/PADS     RATIO     OR ARD        DSCR        RATE(1)
          ---------          ------------- --------- ---------- -------------- -----------

Woolworth Building .........    $    246      62.5%      62.5%        1.69x        5.191%
Ridgedale Center ...........    $    556      74.2%      68.7%        1.29x        4.861%
Pacific Arts Plaza .........    $    293      71.4%      71.4%        1.39x        4.924%
Marley Station .............    $    110      64.3%      64.3%        1.87x        4.891%
IPC Louisville
 Portfolio .................    $     70      62.5%      55.6%       1..54x        5.177%
Mission Pointe
 Apartments ................    $136,143      79.8%      74.0%        1.11x        5.263%
Fiesta Mall ................    $    272      59.7%      59.7%        2.65x        4.875%
Queens Atrium ..............    $     77      51.1%      45.8%        2.06x        5.778%
FRI Portfolio ..............    $     96      73.7%      73.7%        1.57x        5.657%
IPC New York/Wichita
 Portfolio(2) ..............    $     67      62.8%      55.9%        1.39x        5.177%
TOTAL/WTD AVG: .............                  66.8%      64.1%      1.62X          5.121%


----------
(1)   Interest rates were rounded to three decimals.

(2)   For the set of Cross-Collateralized Mortgage Loans, the information is the sum or weighted average of the information for the related Mortgage
      Loans.

     Summaries of certain additional information with respect to each of the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans
detailed above can be found in Annex E to this prospectus supplement.

                                      S-91

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear herein are defined in "Glossary of Principal Definitions" in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured
Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date. Substantially all of the Mortgage Loans,
representing 88.4% of the Initial Pool Balance, are scheduled to have made at least one payment on or before the related Cut-off Date.

     Tenant Matters. Excluding single tenant properties, 43 of the retail, office, industrial and warehouse facility Mortgaged Properties, representing
49.1% of the Initial Pool Balance, are leased in part to one or more Major
Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major
Tenant of each Mortgage Loan in the group) represent 1.5%, 0.6% and 0.6% of the
Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Three Mortgaged Properties,
representing 1.9% of the Initial Pool Balance, are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying prospectus.

     In the case of one of such Mortgage Loans (Loan No. 20050939), representing 4.7% of the Initial Pool Balance, the related borrower has exercised an option to purchase the underlying fee interest on December 31,
2008 for a purchase price of $5,376,250, at which time the fee interest will become subject to the lien of the mortgage. Such borrower has assigned its purchase right to the lender and the related ground lessor has acknowledged such assignment. In addition, the related borrower has provided a letter of credit in the amount of $5,376,250 as security for its obligation to purchase the fee interest in this property.

     Additional Financing. The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

                                      S-92

     Certain information about additional debt that has been or may be incurred is as set forth in the following table:

                                      NUMBER OF
                                      MORTGAGE     % OF INITIAL
    TYPE OF ADDITIONAL DEBT(1)          LOANS      POOL BALANCE
----------------------------------   ----------   -------------
Existing                                  5            23.2%
 Secured .........................        2            15.4%
 Unsecured(2) ....................        2             6.8%
 Preferred Equity ................        1             1.1%
Future                                   20            36.1%
 Secured .........................        2             1.6%
 Unsecured(2) ....................       17            29.2%
 Secured or Unsecured(3) .........        1             5.3%

----------
(1)   One Mortgage Loan has existing additional debt and allows future debt which results in such Mortgage Loan appearing in both the "Existing" and
      "Future" categories.

(2)   Excludes unsecured trade payables.

(3)   This Mortgage Loan is not included in "Future-Secured" or
      "Future-Unsecured" because such Mortgage Loan allows for either future secured debt or future unsecured debt.

     In the case of one Mortgage Loan (Loan No. 59003), representing 5.3% of the Initial Pool Balance, either (A) the related borrower will have the one-time right to either obtain secured mortgage indebtedness ("Additional
Debt") that will be of a pari passu position with the Mortgage Loan or (B) the direct and/or indirect owners of the borrowing entity(ies) under any mezzanine debt will have the one-time right to obtain other mezzanine indebtedness that will be structurally subordinate to the Mortgage Loan. Additional Debt is permitted, so long as no future mezzanine debt will have been obtained, subject to the satisfaction of certain conditions contained in the related Mortgage
Loan documents, including, but not limited to (i) rating agency confirmation,
(ii) the amount of the Additional Debt will not exceed the excess of the product of the loan-to-value ratio as of the closing date of the related
Mortgage Loan and the amount of increase, if any, in the Appraisal Value of the related Mortgaged Property, (iii) the "Additional Debt DSCR" (as defined in the related loan documents) is equal to or greater than the debt service coverage ratio as of the closing date of such Mortgage Loan and (iv) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.
Future mezzanine debt is permitted, so long as no Additional Debt will have been obtained, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to (i) rating agency confirmation, (ii) the loan-to-value ratio is not in excess of the product of the loan-to-value ratio as of the closing date of the related
Mortgage Loan and the amount of increase, if any, in the Appraisal Value of the related Mortgaged Property, (iii) the debt service coverage ratio of such
Mortgaged Property, immediately following the closing of such mezzanine loan, will not be less than 1.25x and (iv) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender. See "Significant Mortgage
Loan Descriptions--Marley Station Mortgage Loan--Future Pari Passu, Mezzanine
or Subordinate Indebtedness" in Annex E to this prospectus supplement.

     In the case of one Mortgage Loan (Loan No. 58720), representing 0.8% of the Initial Pool Balance, the related borrower is permitted to incur unsecured debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to (i) rating agency confirmation, (ii) a maximum loan-to-value ratio (including such unsecured debt) not in excess of the 85%, (iii) a minimum debt service coverage ratio (including such unsecured debt) of 1.07x and (iv) receipt of a subordination and intercreditor agreement acceptable to the lender.

     In the case of one Mortgage Loan (Loan No. 58878), representing 1.0% of the Initial Pool Balance, the related borrower is permitted to have a second mortgage secured by the related Mortgaged Property in an amount not to exceed
$5,000,000, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, delivery of a subordination and standstill agreement with respect to such second mortgage and an agreement in form and substance acceptable to the mortgagee and the rating agencies.

     In the case of one Mortgage Loan (Loan No. 42832), representing 1.1% of the Initial Pool Balance, $2,757,500 of the equity of the borrower was structured as preferred equity subject to an 11% preferred rate of return. If at any time the preferred equity holder has not been paid its monthly installment of the preferred return on or before the fifth day it is due, the preferred equity

                                      S-93

holder is entitled to a shortfall distribution equal to 5% of that unpaid shortfall and the rate of return will increase to 18% of the aggregate holder's invested capital plus any accrued and unpaid preferred return of other distributions and shortfall distributions. The preferred equity holder has the right to replace the property manager if (i) the property manager makes a major decision without its input or (ii) a cash distribution is not paid following a sale or refinance of the Mortgaged Property or within 90 days of a shortfall date or extension period.

     In the case of one Mortgage Loan (Loan No. 20050761), representing 0.4% of the Initial Pool Balance, the related borrower is permitted to incur up to
$3,000,000 in subordinate debt from its affiliates, subject to the delivery of a subordination agreement acceptable to the lender.

     Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the
Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

     Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

                            NUMBER OF
                            MORTGAGE     % OF INITIAL
 TYPE OF MEZZANINE DEBT       LOANS      POOL BALANCE
------------------------   ----------   -------------
Future(1) ..............       16            33.3%
Existing(2) ............        2             6.8
                               --            ----
TOTAL ..................       18            40.1%
                               ==            ====

(1)   Loan numbers 58884, 58165, 58869, 58906, 58945, 58838, 58827, 58912,
      58905, 58840, 20050787, 20050786, 20050714, 43043, 20050690 and 59003
      each allow future mezzanine indebtedness.

(2)   Loan number 58345 has $43,280,000 in current mezzanine debt and loan number 43108 has $10,000,000 in current mezzanine debt.

     In the case of 14 of the 16 Mortgage Loans that allow future mezzanine debt (Loan Nos. 58884, 58165, 58869, 58906, 58945, 58838, 58827, 58912, 58905,
58840, 20050787, 20050786, 20050714 and 43043), representing 27.7% of the
Initial Pool Balance, the direct and/or indirect owners of the borrowing entities are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value ratio tests, certain debt service coverage ratio tests and applicable rating agency "no downgrade" confirmations.

     In the case of one Mortgage Loan of the 16 Mortgage Loans that allow future mezzanine debt (Loan No. 20050690), representing 0.3% of the Initial
Pool Balance, each tenant-in-common borrower is permitted to incur mezzanine debt from other related tenant-in-common borrowers, subject to the delivery of a subordination agreement acceptable to the lender. The direct and/or indirect owners of the borrowing entities are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage
Loan documents, including, but not limited to, certain loan-to-value ratio tests, certain debt service coverage ratio tests and applicable rating agency
"no downgrade" confirmations.

     In the case of one Mortgage Loan of the 16 Mortgage Loans that allow future mezzanine debt (Loan No. 59003), representing 5.3% of the Initial Pool
Balance, future mezzanine debt is permitted under limited circumstances discussed above in "Additional Mortgage Loan Information--
Additional Financing".

     With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating
Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current

                                      S-94

ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

     Certain information about the PA Pari Passu Note A-1 Senior Component and the WB Component Mortgage Loan is set forth in the following table:



                                                                 PRINCIPAL
                                                               BALANCE AS OF      % OF INITIAL
NAME                                                         THE CUT-OFF DATE     POOL BALANCE
----                                                        ------------------   -------------

Pacific Arts Plaza Whole Loan(1) ........................      $270,000,000
 PA Pari Passu Note A-1 Component Mortgage Loan .........      $160,000,000
   PA Pari Passu Note A-1 Senior Component ..............      $132,000,000            6.1%
   PA Pari Passu Note A-1 Subordinate Component .........      $ 28,000,000
 Pacific Arts Plaza Pari Passu Note A-2 .................      $110,000,000
WB Component Mortgage Loan(2) ...........................      $250,000,000
 WB Senior Component ....................................      $200,000,000            9.3%
 WB Subordinate Component ...............................      $ 50,000,000


----------
(1)   "Pacific Arts Plaza Whole Loan" refers to the entire Mortgage Loan secured by the Mortgaged Property known as Pacific Arts Plaza. Such
      Mortgage Loan is evidenced by two pari passu notes, designated as note
      A-1 and note A-2. "PA Pari Passu Note A-1 Component Mortgage Loan" refers to the portion of the whole loan that is evidenced by note A-1. The PA
      Pari Passu Note A-1 Component Mortgage Loan is in turn divided into a senior component and a subordinate component as described in this prospectus supplement under "Description of the Mortgage Pool--Pacific
      Arts Plaza Whole Loan" and "--PA Pari Passu Note A-1 Component Mortgage
      Loan". While both the PA Pari Passu Note A-1 Senior Component and the
      Pari Passu Note A-1 Subordinate Component are included in the Trust Fund, only the PA Pari Passu Note A-1 Senior Component backs the Offered
      Certificates and only such senior component is included in the Initial
      Pool Balance. The PA Pari Passu Note A-1 Subordinate Component backs only the Class PA Certificates, which are not offered hereby (although the
      Offered Certificates benefit from the subordination of the PA Pari Passu
      Note A-1 Subordinate Component as described in this prospectus supplement under "Description of the Mortgage Pool--Pacific Arts Plaza Whole Loan"
      and "--PA Pari Passu Note A-1 Component Mortgage Loan"). "Pacific Arts
      Plaza Pari Passu Note A-2" refers to the portion of the whole loan that is evidenced by note A-2; it is not included and the Trust Fund and does not back or otherwise benefit any of the Certificates.

(2)   "WB Component Mortgage Loan" refers to the entire Mortgage Loan secured by the Mortgaged Property known as the Woolworth Building. Such Mortgage
      Loan is divided into a senior component and a subordinate component as described in this prospectus supplement under "Description of the
      Mortgage Pool--WB Component Loan". While both the WB Senior Component and the WB Subordinate Component are included in the Trust Fund, only the WB
      Senior Component backs the Offered Certificates and only such senior component is included in the Initial Pool Balance. The WB Subordinate
      Component backs only the Class WB Certificates, which are not offered hereby (although the offered certificates benefit from the subordination of the WB Subordinate Component as described in this prospectus supplement under "Description of the Mortgage Pool--WB Component Loan").

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See "Certain
Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage
Loan Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related
Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or

                                      S-95

more of the following was the case: (A) the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan, (B) the related borrower provided a "no further action" letter or other evidence acceptable to the related Mortgage Loan Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C) such conditions or circumstances were investigated further and based upon such additional investigation, and independent environmental consultant recommended no further investigation or remediation, (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 10% of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (E) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (F) the related borrower or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (G) the related Mortgaged
Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors--Risks
Related to the Mortgage Loans--Adverse Environmental Conditions May Reduce Cash
Flow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. Such laws, as well as common law, may impose liability for releases of or exposure to asbestos containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by Environmental Reports, operations and maintenance plans (addressing in some cases asbestos containing materials, lead-based paint, and/or radon) were generally required, except in the case of certain
Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the asbestos containing materials as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several
Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing
Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the Environmental Reports either have indicated are not likely to contaminate

                                      S-96

the related Mortgaged Properties but may require future monitoring or have identified a party not related to the borrower as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where the related Mortgage Loan documents required underground storage tank repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the Environmental Reports and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC
Administrator, the Fiscal Agent or any of their respective affiliates. There can be no assurance that the Environmental Reports identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged
Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement.
In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--
Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse
Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and
"Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain
Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the MAI or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal
Date" indicated on Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser

                                      S-97

would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator,
the Fiscal Agent or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has
generally examined whether the use and operation of the related Mortgaged
Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Each Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist; however, no Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related
Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage
Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

       (1) the extent of the nonconformity is not material;

       (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

       (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

       (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than

                                      S-98

the least of (a) the outstanding principal balance of the related Mortgage
Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of
1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months, except that business interruption insurance may not be required in cases where the tenant is required to continue paying rent in the event of a casualty.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Twenty-two of the Mortgaged Properties securing 20.3% of the Initial Pool
Balance are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California and Nevada.
No Mortgaged Property has a "probable maximum loss" or "PML" in excess of 20%
with the exception of four Mortgage Loans, securing 0.9% of the Initial Pool
Balance, which have a PML of 22%, 24%, 26% and 28% respectively, but for which the related borrower has obtained earthquake insurance on each such Mortgaged
Property.

THE MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is in Charlotte, North Carolina. Bank of
America, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of
America, N.A. is also the Master Servicer and is an affiliate of Banc of
America Securities LLC, one of the underwriters, and Banc of America Commercial
Mortgage Inc., the Depositor.

     The information set forth herein concerning Bank of America, N.A. has been provided by Bank of America, N.A. Neither the Depositor nor any Underwriter
makes any representation or warranty as to the accuracy or completeness of such information.

     Barclays Capital Real Estate Inc. is an indirect wholly-owned subsidiary of Barclays Bank PLC, and is a Delaware corporation and an affiliate of
Barclays Capital Inc., one of the underwriters. Barclays Capital Real Estate
Inc. maintains its principal office at 200 Park Avenue, New York, New York
10166.

     The information set forth herein concerning Barclays Capital Real Estate
Inc. has been provided by Barclays Capital Real Estate Inc. Neither the
Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Bear Stearns Commercial Mortgage, Inc. is a wholly-owned subsidiary of
Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of Bear Stearns Commercial Mortgage, Inc. are located at 383 Madison
Avenue, New York, New York 10179.

     The information set forth herein concerning Bear Stearns Commercial
Mortgage, Inc. has been provided by Bear Stearns Commercial Mortgage, Inc..
Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each
Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the
Depositor (except as described in the next

                                      S-99

paragraph) will assign and transfer such Mortgage Loans (including the PA Pari
Passu Note A-1 Subordinate Component and the WB Subordinate Component), without recourse, to the Depositor or, at the direction of the Depositor, to the
Trustee for the benefit of the Certificateholders. In connection with such assignment, each of the Mortgage Loan Sellers will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

       (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

       (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such
   Mortgage) (or a certified copy of such assignment as sent for recording);

       (5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage
   Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

       (7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

       (8) in those cases where applicable, an original or a copy of the related ground lease;

       (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

       (10) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage
   Note have been modified or the Mortgage Loan has been assumed;

       (11) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

       (12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                                     S-100

     The Trustee is required to review the documents delivered thereto by each
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a
Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2)
repurchase (or cause the repurchase of) the affected Mortgage Loan at the
Purchase Price or (3) other than with respect to the PA Pari Passu Note A-1
Component Mortgage Loan and the WB Component Mortgage Loan, substitute a
Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the
Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the 90 day period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related
Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged
Properties as to which a breach had occurred without regard to this paragraph:
(i) the debt service coverage ratio for any remaining Cross-Collateralized
Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is the lesser of (a) the debt service coverage ratio immediately prior to the repurchase and (b) the debt service coverage ratio on the Delivery Date, subject to a floor of 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized
Mortgage Loans or Mortgaged Properties is the greater of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, such
Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to
which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     The respective repurchase, substitution or cure obligations of each
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the related Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage
Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related Mortgage

                                     S-101

Loan on the basis of such missing document so long as the related Mortgage Loan
Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each
Mortgage Loan Seller pursuant to separate Mortgage Loan Purchase and Sale
Agreements to be dated as of the Delivery Date. Pursuant to each Mortgage Loan
Purchase and Sale Agreement, each Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage
Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan Purchase and Sale Agreement)
among other things, substantially as follows:

       (1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

       (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment), each
   Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph
   (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances.

       (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by such Mortgage Loan documents;

       (4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

       (5) there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or Mortgage Note or other agreements executed in connection therewith;

       (6) there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage
   Loan and related Mortgaged Property;

       (7) in the case of each Mortgage Loan, the related Mortgaged Property is
   (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

                                     S-102

       (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

       (9) in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each
   Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such
   Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

       (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) in the original principal amount of such Mortgage
   Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

       (11) the proceeds of each Mortgage Loan have been fully disbursed
   (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

       (12) the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

       (13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage
   Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

       (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

       (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for the ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage
   Loans--Hyperamortization" above; and

       (16) the appraisal obtained in connection with the origination of each
   Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
   Recovery and Enforcement Act of 1989 (as amended).

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage
Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it.
Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of its Mortgage Loans, such Mortgage
Loan Seller had good and marketable title to, and was the sole owner of, its related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If a Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the
Certificateholders with respect to the affected loan, then the related Mortgage
Loan Seller will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the related Mortgage Loan Seller has commenced and is diligently proceeding with cure

                                     S-103

of such defect or breach within 90 day period, the related Mortgage Loan Seller will have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). The provisions regarding repurchase and substitution set forth for document defects in "--Assignment of the Mortgage Loans; Repurchase and Substitutions" above will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole
Warranting Party (as defined in the accompanying prospectus) in respect of the
Mortgage Loans transferred by it. See "The Pooling and Servicing
Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, a Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage
Loan or substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off
Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K will be available to purchasers of the
Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and
Exchange Commission within fifteen days after the initial issuance of the
Offered Certificates. In the event Mortgage Loans are removed from the Mortgage
Pool as set forth in the preceding paragraph, such removal will be noted in the
Current Report on Form 8-K.

                                     S-104

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective mortgage loans (including the Pacific Arts Plaza Pari Passu Note A-2, the PA
Pari Passu Note A-1 Subordinate Component and the WB Subordinate Component) for
which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the Pacific Arts
Plaza Whole Loan, the Pacific Arts Plaza Pari Passu Noteholders, and, in the
case of the WB Component Mortgage Loan, the WB Subordinate Component), as a
collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of the Pacific Arts Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2, the Pacific Arts Plaza Intercreditor Agreement) and, to
the extent consistent with the foregoing, the Servicing Standard.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, (including the Serviced Whole Loans)
pursuant to the terms of the Pooling and Servicing Agreement as to which no
Servicing Transfer Event (as defined herein) has occurred and all Corrected
Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan (including if applicable, the
Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO
Property.

     The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare an Asset Status Report for each Mortgage
Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special
Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Master Servicer, the Trustee and the
Rating Agencies. If the PA Pari Passu Note A-1 Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset
Status Report to the Directing Certificateholder and the PA Pari Passu Note A-1
Controlling Holder. If the WB Component Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status
Report to the Directing Certificateholder and the WB Controlling Holder. The
Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder or
the WB Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the
Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder or
the WB Controlling Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the
Certificateholders and, if the Pacific Arts Plaza Whole Loan is involved, the holders of the Pacific Arts Plaza Note A-1 and Pacific Arts Plaza Note A-2, as
a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination.
If the Directing Certificateholder, the PA Pari Passu Note A-1 Controlling
Holder or the WB Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report.
However, the Special

                                     S-105

Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents or violates the Servicing Standard. If the Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder
or the WB Controlling Holder, as applicable, disapproves such Asset Status
Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder
or the WB Controlling Holder, as applicable, fails to disapprove such revised
Asset Status Report as described above or until the earliest to occur of (i)
the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the
Certificateholders and, if the Pacific Arts Plaza Whole Loan is involved, the holders of the Pacific Arts Plaza Note A-1 and Pacific Arts Plaza Note A-2, as
a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the
Certificateholders and, if the Pacific Arts Plaza Whole Loan is involved, the holders of the Pacific Arts Plaza Note A-1 and Pacific Arts Plaza Note A-2, as
a collective whole, and it has made a reasonable effort to contact the
Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder or
the WB Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report.
Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status
Report. In addition as more fully set forth in the Pooling and Servicing
Agreement, any action which is required to be taken (or not to be taken) by the
Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the PA Pari Passu Note A-1 Component Mortgage Loan, the PA
Pari Passu Note A-1 Controlling Holder, and (b) the WB Component Mortgage Loan,
the WB Controlling Holder, is entitled to advise the Special Servicer and
Master Servicer with respect to the Special Actions. Neither the Special
Servicer nor the Master Servicer, as applicable, will be permitted to take any
Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special
Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

     With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special
Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the
Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the PA Pari
Passu Note A-1 Controlling Holder, the WB Controlling Holder and any mezzanine lender or, if the consent of the Rating Agencies may be required. If the
Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition of
"Special Action" in the "Glossary of Principal Definitions" to this prospectus supplement, the Directing Certificateholder will respond to the Special
Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clause (iii) of the definition of "Special Action" in the "Glossary of
Principal Definitions" to this prospectus supplement, the Directing
Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the
Directing Certificateholder does not respond in such time frame. With respect to any Special Action

                                     S-106

described in clauses (iv) through (vii) of the definition of "Special Action"
in the "Glossary of "Principal Definitions" to this prospectus supplement, the
Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder and
the WB Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.
Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders, it may take such action prior to the expiration of the time frame for obtaining the approval of the Directing Certificateholder, the PA
Pari Passu Note A-1 Controlling Holder or the WB Controlling Holder, as
applicable.

     The Directing Certificateholder, the PA Pari Passu Note A-1 Controlling
Holder, the WB Controlling Holder or the Pacific Arts Plaza Pari Passu
Noteholders, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the PA
Pari Passu Note A-1 Controlling Holder, the WB Controlling Holder or the
Pacific Arts Plaza Pari Passu Noteholders, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement;
provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special
Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

     None of the Directing Certificateholder, the PA Pari Passu Note A-1
Controlling Holder or the WB Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the
Controlling Class Certificateholders and will have no liability to any
Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling
Class Certificateholders, none of the Directing Certificateholder, the PA Pari
Passu Note A-1 Controlling Holder or the WB Controlling Holder will be protected against any liability to the Controlling Class Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder, the
PA Pari Passu Note A-1 Controlling Holder and the WB Controlling Holder may
have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder and the WB Controlling Holder may
act solely in the interests of the holders of the Controlling Class, the Class
PA Certificates or the Class WB Certificates, as applicable, (iii) that the
Directing Certificateholder, the PA Pari Passu Note A-1 Controlling Holder and
the WB Controlling Holder do not have any duties to the holders of any Class of
Certificates other than the Controlling Class, the Class PA Certificates or the
Class WB Certificates, as applicable, (iv) that the Directing
Certificateholder, the PA Pari Passu Note A-1 Controlling Holder and the WB
Controlling Holder may take actions that favor the interests of the holders of the Controlling Class, the Class PA Certificates or the Class WB Certificates,
as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder, the PA Pari
Passu Note A-1 Controlling Holder or the WB Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, the Class PA Certificates or the WB Controlling Holder,
as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder, the PA Pari Passu Note A-1
Controlling Holder or the WB Controlling

                                     S-107

Holder or any director, officer, employee, agent or principal of the Directing
Certificateholder, the PA Pari Passu Note A-1 Controlling Holder or the WB
Controlling Holder for having so acted.

     At any time that there is no Directing Certificateholder, PA Pari Passu
Note A-1 Controlling Holder, WB Controlling Holder or Pacific Arts Plaza Pari
Passu Noteholders, or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special
Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group (the
"Capital Markets Service Group"), a division of Bank of America, N.A. The
Capital Markets Service Group principal offices are located at NC1-026-06-01,
900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. The Capital
Markets Service Group was formed in 1994 as a result of the Security Pacific
National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America
NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., the Capital Markets Service Group was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of April 30, 2005, the Capital Markets Service Group acted as a full, master or primary servicer on approximately 10,300 loans which total approximately $57.3 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation (the "Special Servicer"), is a subsidiary of LNR Holdings Ltd. ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The
principal executive offices of the Special Servicer are located at 1601
Washington Avenue, Miami Beach, Florida 33139, and its telephone number is
(305) 695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, managing, repositioning and selling commercial and multifamily residential real estate properties; (ii)
investing in high-yield real estate loans; and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas,

                                     S-108

Massachusetts, North Carolina and California, and in Europe in London, England,
Paris, France and Munich, Germany. As of November 30, 2004, the Special
Servicer and its affiliates were managing a portfolio which included an original count of approximately 18,200 assets in all 50 states and in Europe with an original face value of over $146 billion, most of which are commercial real estate assets. Included in this managed portfolio are approximately $140 billion of commercial real estate assets representing 140 securitization transactions, for which the Special Servicer acts as special servicer. The
Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer and none of the
Depositor, any Underwriter or any other person makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more
Sub-Servicers); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become
Sub-Servicers of such loans on behalf of the Master Servicer. Each
Sub-Servicing Agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer must provide that, if for any reason the Master
Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special
Servicer will assume such party's rights and obligations under such
Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling and Servicing Agreement. The Master Servicer and Special
Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As discussed above, each of the PA Pari Passu Note A-1 Component Mortgage Loan (i.e., the PA
Pari Passu Note A-1 Senior Component and the PA Pari Passu Note A-1 Subordinate
Component) and the WB Component Mortgage Loan (i.e., the WB Senior Component
and the WB Subordinate Component), will be serviced and administered under the
Pooling and Servicing Agreement as if it were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master
Servicing Fee on the PA Pari Passu Note A-1 Subordinate Component and the WB
Subordinate Component.

     The Master Servicing Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Serviced
Whole Loan (including Specially Serviced Mortgage Loans, Serviced Whole Loans
and Mortgage Loans as to which the related Mortgaged Property has become an REO
Property) and will accrue at the applicable Master Servicing Fee Rate for each calendar month commencing with July 2005 or any applicable portion thereof. The
Master Servicing Fee will be computed on the same principal amount as interest

                                     S-109

accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or Serviced Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, Serviced Whole Loans or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loan on or after its Anticipated Repayment Date. The Master Servicing
Fee Rate will range from approximately 0.01% to 0.02% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.015%
per annum as of the Cut-off Date. As additional servicing compensation, the
Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master
Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate
Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the
Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     Prepayment Interest Excesses (to the extent not offset by Prepayment
Interest Shortfalls) collected on the Mortgage Loans will be retained by the
Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master
Servicer Remittance Date, without any right of reimbursement thereafter, a
Compensating Interest Payment. In no event will the rights of the
Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The Special Servicing Fee for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the
Pacific Arts Plaza Whole Loan) and each Mortgage Loan and each Serviced Whole
Loan as to which the related Mortgaged Property has become an REO Property, at the Special Servicing Fee Rate, on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the
ARD Loan on or after its Anticipated Repayment Date. All such Special Servicing
Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time and, if applicable, from the Pacific Arts Plaza Pari Passu Note A-2, in accordance with the related Intercreditor Agreement. A Workout Fee will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected
Mortgage Loan (including, if applicable, the Pacific Arts Plaza Whole Loan), the Workout Fee will be payable out of, and will be calculated by application of a Workout Fee Rate. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if such loan again becomes a Specially Serviced
Mortgage Loan or if the related Mortgaged Property becomes an REO Property;
provided that a new Workout Fee will become payable if and when such Mortgage
Loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated, resigns or is replaced, it will retain the right to receive any and all Workout Fees payable with respect to
(i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) will apply)
any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage
Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the

                                     S-110

Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A Liquidation Fee will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the
Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or
Condemnation Proceeds. As to each such Specially Serviced Mortgage Loan and REO
Property, the Liquidation Fee will be payable from, and will be calculated by application of Liquidation Fee Rate to the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or
Default Interest). Notwithstanding anything to the contrary in this prospectus supplement, no Liquidation Fee will be payable based on, or out of, Liquidation
Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and Servicing Agreement,
(ii) the purchase of any Specially Serviced Mortgage Loan by the Master
Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling Class or an assignee pursuant to the fair value option which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in
"--Defaulted Mortgage Loans; Purchase Option", (iii) the purchase of any
Mortgage Loan or Whole Loan pursuant to the exercise of the purchase option granted to the Pacific Arts Plaza Purchase Option Holder or the WB Controlling
Holder or any purchase option granted to a mezzanine lender pursuant to any related mezzanine loan intercreditor agreement (provided any such purchase occurs within 60 days of such optionholder's option first becoming exercisable)
or (iv) the purchase of all of the Mortgage Loans and REO Properties by the
Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the
Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage
Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust
Fund for any interest on advances that were made with respect to any Mortgage
Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the
Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the
Special Servicer for Servicing Advances made for the cost of inspection on a
Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any
Mortgage Loan during the 12-month period preceding receipt of such Default
Charges, which expense if paid

                                     S-111

from a source of funds other than Default Charges collected on the Mortgage
Pool, is or will be an Additional Trust Fund Expense. Any Default Charges
remaining after the application described in the immediately preceding clauses
(1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and
Servicing Agreement. The Master Servicer (except to the extent the
Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing
Agreement) (or, with respect to accounts held by the Special Servicer, the
Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer
(or if applicable a Sub-Servicer) may grant a one time waiver of Default
Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund
Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Pacific Arts Plaza Pari
Passu Note A-2, as applicable, may also be paid to, and allocated between, the
Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an
REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the
Master Servicer to make Servicing Advances (which include Emergency Advances));
provided that the Special Servicer may, at its option, make such Servicing
Advance itself (including Emergency Advances). The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special
Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a
Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the
Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the
Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such
Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent will be obligated to make Servicing Advances only to the extent that such
Servicing Advances are, in the reasonable judgment of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, is a Nonrecoverable Servicing Advance). The Trustee and the Fiscal
Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer. In addition, the Special Servicer

                                     S-112

may, at its option, make a determination in accordance with the Servicing
Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer, the
Trustee or the Fiscal Agent has notice will be binding and conclusive with respect to such party.

     The foregoing paragraph notwithstanding, the Master Servicer, the Trustee and the Fiscal Agent may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if a Serviced Whole Loan is
involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance; provided that the Master Servicer (or the
Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is
involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if a
Serviced Whole Loan is involved, the Pacific Arts Plaza Pari Passu Noteholder
(if applicable) and the holders of the related subordinate component (if applicable) (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies,
setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements-- Certificate Account"
and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before March 20th of each year, beginning March 20, 2006 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special
Servicer, as the case may be, which includes an assertion that the Master
Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2006, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

                                     S-113

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the
Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the PA Pari Passu Note A-1
Controlling Holder, the WB Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

       (i) with limited exception (including as described below with respect to
   Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing
   Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the
   Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the PA Pari Passu Note
   A-1 Controlling Holder, the WB Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be in order to make an informed decision
   (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted);

       (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master
   Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively), and, if the Pacific Arts Plaza
   Whole Loan is involved, the Pacific Arts Plaza Pari Passu Noteholder, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

       (iii) the Special Servicer will not extend (or in the case of a
   Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date or, with respect to the PA Pari
   Passu Note A-1 Component Mortgage Loan, the related date set forth in the
   Pooling and

                                     S-114

   Servicing Agreement, and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

       (iv) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or
   Serviced Whole Loan that would result in an adverse REMIC event with respect to the Component Mortgage Loan REMIC, REMIC I or REMIC II;

       (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage
   Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

       (vi) except for substitutions contemplated by the terms of the Mortgage
   Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master
   Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special
   Servicer will have first determined in its reasonable judgment, based upon a
   Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

       (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
   Conditions of the Mortgage Loans--Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master
   Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding
   Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged
   Property (together with any substitute collateral) is, in the Special
   Servicer's reasonable judgment, adequate security for the remaining Mortgage
   Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates
   (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any
event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special
Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding

                                     S-115

involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar;
and provided, further, that, notwithstanding clause (vii) above, neither the
Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged
Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

     With respect to the ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity
Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess
Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special
Servicer will have no right to waive the payment or Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing
Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the Pacific Arts Plaza
Whole Loan, nor the holder of the Pacific Arts Plaza Pari Passu Note A-2 gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the pari passu position of the Pacific Arts Plaza Pari Passu Note A-2
Loan:

       (i) no waiver, reduction or deferral of any amounts due on the PA Note
    A-1 Senior Portion will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the
    Pacific Arts Plaza Pari Passu Note A-2, and

       (ii) no reduction of the mortgage interest rate of the PA Note A-1
     Senior Portion will be permitted to be effected prior to the reduction of the mortgage interest rate of the Pacific Arts Plaza Pari Passu Note A-2 to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or Serviced
Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or
Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to
Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related
Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing

                                     S-116

Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the
Servicing Standard.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer
will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the PA Pari Passu Note A-1 Controlling Holder (in the case of the PA Pari
Passu Note A-1 Component Mortgage Loan), the WB Controlling Holder (in the case of the WB Component Mortgage Loan) and the Pacific Arts Plaza Purchase Option
Holder (in the case of the Pacific Arts Plaza Whole Loan) from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority
Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, or (iv) the exercise by the Pacific Arts Plaza Purchase Option
Holder (if the Defaulted Mortgage Loan is the PA Pari Passu Note A-1 Component
Mortgage Loan) to purchase the Pacific Arts Plaza Whole Loan. In addition, the
Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, will use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an REO Extension or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the
Trustee has not received an extension of time to sell such REO Property from the Internal Revenue Service or such Opinion of Counsel and the Special
Servicer is not able to sell such REO Property within the period specified above, or if such an extension of time to sell such REO Property from the
Internal Revenue Service has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

                                     S-117

     The Special Servicer will give the Directing Certificateholder, the Master
Servicer, the Trustee and the Fiscal Agent not less than five days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and
Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the
Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer,
the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of each of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent
to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor, the Trustee or the Fiscal Agent
will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such

                                     S-118

non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged
Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel or self storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2006, the Master Servicer (or an entity employed by the
Master Servicer) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged
Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than
$2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole
Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced
Whole Loan and then from general collections. The Special Servicer and the
Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such
Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the
Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class (other than with respect to the PA Pari Passu Note A-1
Component Mortgage Loan or the WB Component Mortgage Loan), the PA Pari Passu
Note A-1 Controlling Holder (with respect to the PA Pari Passu Note A-1
Component Mortgage Loan) or the WB Controlling Holder (with respect to the WB
Component Mortgage Loan), may at any time replace any Special Servicer. See also "Description of the Mortgage Pool--PA Pari Passu Note A-1 Component
Mortgage Loan--Servicing" and "--WB Component Mortgage Loan--Servicing" in this prospectus supplement. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation.
The Trustee will, promptly after receiving any such notice, so notify the
Rating Agencies and each rating agency providing ratings to a securitization trust that includes the Pacific Arts Plaza Pari Passu Note A-2, if applicable.
The designated replacement will become the Special Servicer as of the date the
Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) written confirmation from each rating agency providing ratings to a securitization trust that includes the Pacific
Arts Plaza Pari Passu Note A-2, if applicable, stating that if the designated replacement

                                     S-119

were to serve as Special Servicer under the related pooling and servicing agreement, the then-current rating or ratings of one or more classes of the certificates in such securitization would not be qualified, downgraded or withdrawn as a result thereof; (iii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; (iv) an opinion of counsel to the effect that the designation of such replacement to serve as
Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and
Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms;
and (v) an opinion of counsel to the effect that, with respect to each pooling and servicing agreement related to a securitization trust that includes the
Pacific Arts Plaza Pari Passu Note A-2, if applicable, the designated replacement Special Servicer will be bound by the terms of each such pooling and servicing agreement and that each such Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

                                     S-120

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2005-3, on the Delivery Date pursuant to the Pooling and
Servicing Agreement.

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include: (i) the Mortgage Loans (including the PA Pari Passu Note A-1
Subordinate Component and the WB Subordinate Component) and all payments thereunder and proceeds thereof due or received after the Cut-off Date
(exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the
Interest Reserve Account and the Excess Interest Distribution Account (see "The
Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 30 Classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A
Certificates, the Class A-3B Certificates, the Class A-SB Certificates and the
Class A-4 Certificates (collectively, the "Class A Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class A-M
Certificates, the Class A-J Certificates, the Class B Certificates, the Class C
Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class J
Certificates, the Class K Certificates, the Class L Certificates, the Class M
Certificates, the Class N Certificates, the Class O Certificates, the Class P
Certificates and the Class Q Certificates (collectively with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class XC
Certificates and the Class XP Certificates (together, the "Class X
Certificates") (collectively, with the Sequential Pay Certificates, the "REMIC
II Certificates"); (iv) the Class PA Certificates; (v) the Class WB
Certificates; (vi) the Class V Certificates; and (vii) the Class R-I
Certificates and the Class R-II Certificates (the Class R-I and Class R-II
Certificates collectively, the "REMIC Residual Certificates"). Only the Class
A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class
A-J, Class XP, Class B, Class C, Class D and Class E Certificates
(collectively, the "Offered Certificates") are offered hereby. Each Class of
Certificates is sometimes referred to in this prospectus supplement as a
"Class".

     The Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P, Class Q, Class PA, Class WB, Class V and the
REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby.
Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered
Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-SB, Class A-4, Class A-M and Class A-J Certificates,
$10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate
Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus. Unless and until Definitive
Certificates are issued in respect of the

                                     S-121

Offered Certificates, beneficial ownership interests in each such Class of
Certificates will be maintained and transferred on the book-entry records of
DTC and its Participants, and all references to actions by holders of each such
Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities.
See "Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus.

     The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered
Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5%):



                                                          APPROXIMATE
                                    CERTIFICATE          PERCENTAGE OF     APPROXIMATE
                                     BALANCE OR               POOL           CREDIT
           CLASS                  NOTIONAL AMOUNT           BALANCE          SUPPORT
---------------------------   -----------------------   ---------------   ------------

  Class A-1 ...............      $     62,100,000        2.878%           30.044%
  Class A-2 ...............      $    505,650,000       23.433%           30.044%
  Class A-3A ..............      $    279,216,000       12.939%           30.044%
  Class A-3B ..............      $    132,000,000        6.117%           30.044%
  Class A-SB ..............      $     70,360,000        3.261%           30.044%
  Class A-4 ...............      $    460,255,000       21.329%           30.044%
  Class A-M ...............      $    216,104,000       10.015%           20.029%
  Class A-J ...............      $    132,364,000        6.134%           13.895%
  Class XP ................      $  2,102,742,000(1)      N/A               N/A
  Class B .................      $     24,312,000        1.127%           12.769%
  Class C .................      $     24,311,000        1.127%           11.642%
  Class D .................      $     21,611,000        1.001%           10.641%
  Class E .................      $     37,818,000        1.753%            8.888%
  Class F .................      $     21,611,000        1.001%            7.887%
  Class G .................      $     29,714,000        1.377%            6.510%
  Class H .................      $     27,013,000        1.252%            5.258%
  Class J .................      $     27,013,000        1.252%            4.006%
  Class K .................      $     13,507,000        0.626%            3.380%
  Class L .................      $     10,805,000        0.501%            2.879%
  Class M .................      $     10,805,000        0.501%            2.378%
  Class N .................      $      5,403,000        0.250%            2.128%
  Class O .................      $      8,104,000        0.376%            1.753%
  Class P .................      $      8,103,000        0.376%            1.377%
  Class Q .................      $     29,715,349        1.377%            0.000%
  Class XC ................      $  2,157,894,349(1)      N/A               N/A


------------
(1)   Notional Amount.

     On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates, Class PA Certificates or Class WB Certificates
will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such
Distribution Date. See "--Distributions" and "--Subordination; Allocation of
Losses and Certain Expenses" below.

                                     S-122

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amounts of accrued interest, however, each of those Classes will have a Notional Amount.

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class
A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P and Class Q Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately
$2,157,894,349 although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in January 2006, the sum of (a) the lesser of $58,273,000 and the Certificate Balance of the
          Class A-1 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-2, Class A-3A, Class
          A-3B, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C,
          Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L
          and Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2006 through and including the Distribution Date in July 2006, the sum of
          (a) the lesser of $53,313,000 and the Certificate Balance of the Class
          A-1 Certificates outstanding from time to time and (b) the aggregate
          Certificate Balances of the Class A-2, Class A-3A, Class A-3B, Class
          A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L and
          Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2006 through and including the Distribution Date in January 2007, the sum of (a)
          the lesser of $11,317,000 and the Certificate Balance of the Class A-1
          Certificates outstanding from time to time and (b) the aggregate
          Certificate Balances of the Class A-2, Class A-3A, Class A-3B, Class
          A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L and
          Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2007 through and including the Distribution Date in July 2007, the sum of
          (a) the lesser of $468,264,000 and the Certificate Balance of the
          Class A-2 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class
          A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L and
          Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2007 through and including the Distribution Date in January 2008, the sum of (a)
          the lesser of $420,810,000 and the Certificate Balance of the Class
          A-2 Certificates outstanding from time to time, (b) the aggregate
          Certificate Balances of the Class A-3A, Class A-3B, Class A-SB, Class
          A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time and (c) the lesser of $8,682,000 and the
          Certificate Balance of the Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2008 through and including the Distribution Date in July 2008, the sum of
          (a) the lesser of $374,724,000 and the Certificate Balance of the of the Class A-2 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class
          A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J and Class K Certificates
          outstanding from time to time and (c) the lesser of $1,818,000 and the
          Certificate Balance of the Class L Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2008 through and including the Distribution Date in January 2009, the sum of (a)
          the lesser of $328,836,000 and the Certificate

                                     S-123

          Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate Certificate Balances of the Class A-3A, Class A-3B,
          Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
          D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $25,271,000 and the Certificate
          Balance of the Class J Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2009 through and including the Distribution Date in July 2009, the sum of
          (a) the lesser of $284,166,000 and the Certificate Balance of the
          Class A-2 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class
          A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $8,789,000 and the Certificate
          Balance of the Class J Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2009 through and including the Distribution Date in January 2010, the sum of (a)
          the lesser of $92,017,000 and the Certificate Balance of the Class A-2
          Certificates outstanding from time to time, (b) the lesser of
          $70,276,000 and the Certificate Balance of the Class A-SB Certificates
          outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class
          B, Class C, Class D, Class E, Class F and Class G Certificates
          outstanding from time to time and (d) the lesser of $19,892,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2010 through and including the Distribution Date in July 2010, the sum of
          (a) the lesser of $89,094,000 and the Certificate Balance of the Class
          A-3A Certificates outstanding from time to time, (b) the lesser of
          $69,076,000 and the Certificate Balance of the Class A-SB Certificates
          outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C,
          Class D, Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $5,512,000 and the Certificate
          Balance of the Class H Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2010 through and including the Distribution Date in January 2011, the sum of (a)
          the lesser of $64,212,000 and the Certificate Balance of the Class
          A-3A Certificates outstanding from time to time, (b) the lesser of
          $62,024,000 and the Certificate Balance of the Class A-SB Certificates
          outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C,
          Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $24,580,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

     o    during the period following the Distribution Date in January 2011 through and including the Distribution Date in July 2011, the sum of
          (a) the lesser of $42,696,000 and the Certificate Balance of the Class
          A-3A Certificates outstanding from time to time, (b) the lesser of
          $44,696,000 and the Certificate Balance of the Class A-SB Certificates
          outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C,
          Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $14,348,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

     o    during the period following the Distribution Date in July 2011 through and including the Distribution Date in January 2012, the sum of (a)
          the lesser of $32,171,000 and the Certificate Balance of the Class
          A-SB Certificates outstanding from time to time, (b) the aggregate
          Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B,
          Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $4,547,000 and the Certificate
          Balance of the Class G Certificates outstanding from time to time;

                                     S-124

     o    during the period following the Distribution Date in January 2012 through and including the Distribution Date in July 2012, the sum of
          (a) the lesser of $338,774,000 and the Certificate Balance of the
          Class A-4 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B,
          Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $17,120,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

     o    following the Distribution Date in July 2012, $0.

     The total initial Notional Amount of the Class XP Certificates will be approximately $2,102,742,000, although it may be as much as 5% larger or smaller.

     Neither the Class V Certificates nor the REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the PA Pari
Passu Note A-1 Component Mortgage Loan between the PA Pari Passu Note A-1 Senior
Component, on the one hand, and the PA Pari Passu Note A-1 Subordinate Component on the other hand, the PA Pari Passu Note A-1 Senior Component will be deemed to have a principal balance called the PA Pari Passu Note A-1 Senior Balance and the PA Pari Passu Note A-1 Subordinate Component will be deemed to have a principal balance called the PA Pari Passu Note A-1 Subordinate Balance equal to the amounts described under "Description of the Mortgage Pool--PA Pari Passu
Note A-1 Component Mortgage Loan" in this prospectus supplement. The PA Pari
Passu Note A-1 Senior Component will accrue interest during each interest accrual period on the amount of the PA Pari Passu Note A-1 Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 4.92370297520661% as of the commencement of such interest accrual period. The PA Pari Passu Note A-1 Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the
Certificates--Distributions--Class PA Certificates and the PA Pari Passu Note
A-1 Component Mortgage Loan" in this prospectus supplement, and the PA Pari
Passu Note A-1 Subordinate Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class PA
Certificates and the PA Pari Passu Note A-1 Component Mortgage Loan" in this prospectus supplement.

     For purposes of calculating the allocation of collections on the WB
Component Mortgage Loan between the WB Senior Component, on the one hand, and the WB Subordinate Component on the other hand, the WB Senior Component will be deemed to have a principal balance called the Class WB Senior Balance and the WB
Subordinate Component will be deemed to have a principal balance called the WB
Subordinate Balance equal to the amounts described under "Description of the
Mortgage Pool--WB Component Mortgage Loan" in this prospectus supplement. The WB
Senior Component will accrue interest during each interest accrual period on the amount of the WB Senior Balance outstanding immediately prior to the related
Distribution Date at a per annum rate equal to approximately 5.1913850% as of the commencement of such interest accrual period. The WB Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the
Certificates--Distributions--Class WB Certificates and the WB Component
Mortgage Loan" in this prospectus supplement, and the WB Subordinate Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class WB Certificates and the WB Component
Mortgage Loan" in this prospectus supplement.

                                     S-125

PASS-THROUGH RATES

     The interest rate (the "Pass-Through Rate") applicable to any Class of
Certificates (other than the Class PA, Class WB, Class V, Class R-I and Class
R-II Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C,
Class D and Class E Certificates on any Distribution Date will be the
Pass-Through Rates indicated on the cover page of this prospectus supplement
(including the related footnotes).

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.6330% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the July
2012 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the
Class XP Certificates outstanding immediately prior to the related Distribution
Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Certificates. If all or a designated portion of the Certificate Balance of any
Class of Certificates is identified under "--Certificate Balance and Notional
Amounts" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through and including the July 2012 Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal, with respect to each applicable Class of Certificates having a Certificate Balance
(or a designated portion thereof) that comprises such component, the excess, if any of:

          (1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Following the July 2012 Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the August 2012 Distribution Date and for
each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.0512% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the
Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such
Certificate Balance will represent

                                     S-126

one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to
August 2012 on any particular component of the Notional Amount of the Class XC
Certificates immediately prior to the related Distribution Date, the applicable
Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
     Rate will equal the excess, if any, of (a) the Weighted Average Net
     Mortgage Rate for such interest accrual period, over, the greater of (i)
     the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

          (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the July 2012 Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class V,
Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC
Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a)
the Weighted Average Net Mortgage Rate for such interest accrual period, over
(b) the Pass-Through Rate in effect during such interest accrual period for the
Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates for the Class A-1, Class A-2, Class A-3A, Class
A-SB, Class A-4 and Class A-M Certificates are fixed per annum rates equal to
4.1360%, 4.5010%, 4.6210%, 4.5890%, 4.6680% and 4.7270%, respectively.

     The approximate initial Pass-Through Rates for the Class A-3B, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class K, Class L, Class M, Class
N, Class O, Class P and Class Q Certificates are per annum rates equal to
5.0900%, 4.7670%, 4.8460%, 4.8660%, 4.8850%, 4.9740%, 5.0530%, 4.4680%,
4.4680%, 4.4680%, 4.4680%, 4.4680%, 4.4680% and 4.4680%, respectively. For any

                                     S-127

subsequent date, the Class A-3B, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates will each accrue interest at a fixed rate subject to a cap at the
Weighted Average Net Mortgage Rate.

     The approximate initial Pass-Through Rates for the Class G, Class H and
Class J Certificates are per annum rates equal to 5.3445%, 5.3445% and 5.3445%, respectively. For any subsequent date, the Class G, Class H and Class J
Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

     The Pass-Through Rates for the Class PA and Class WB Certificates will be set forth in the Pooling and Servicing Agreement.

     The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest. The Class V
Certificates will not have a Pass-Through Rate, a Certificate Balance or a
Notional Amount.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution
Date with respect to the Offered Certificates will occur in August 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     Class PA Certificates and the PA Pari Passu Note A-1 Component Mortgage
Loan. The Class PA Certificates will be entitled to distributions only from amounts collected on the PA Pari Passu Note A-1 Component Mortgage Loan, and
only in the priority set forth below. All collections of principal and interest on the PA Pari Passu Note A-1 Component Mortgage Loan (including on the PA Pari
Passu Note A-1 Subordinate Component thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing
Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees,
interest on Advances and any other Additional Trust Fund Expenses, in respect of the PA Pari Passu Note A-1 Component Mortgage Loan (including on the PA Pari
Passu Note A-1 Subordinate Component thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the
Master Servicer to cover Prepayment Interest Shortfalls made in respect of such
Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all PA Pari Passu Note A-1 Component Distributable
   Interest in respect of the PA Pari Passu Note A-1 Senior Component for such
   Distribution Date and, to the extent not previously paid, for all prior
   Distribution Dates;

                                     S-128

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the PA Pari Passu Note A-1 Component Principal
   Entitlement Distribution Amount;

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the PA Pari Passu Note A-1 Senior Component for all Realized
   Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the PA Pari Passu Note A-1 Component Mortgage Loan to the
   PA Pari Passu Note A-1 Senior Component and for which no reimbursement has previously been paid;

       (iv) to pay interest on the PA Pari Passu Note A-1 Subordinate
   Component, up to an amount equal to all PA Pari Passu Note A-1 Component
   Distributable Interest in respect of the PA Pari Passu Note A-1 Subordinate
   Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the PA Pari Passu Note A-1 Subordinate
   Component, up to an amount equal to the PA Pari Passu Note A-1 Component
   Principal Entitlement for the PA Pari Passu Note A-1 Subordinate Component
   for such Distribution Date;

       (vi) to reimburse the holders of the PA Pari Passu Note A-1 Subordinate
   Component for all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated with respect to the PA Pari Passu Note A-1
   Component Mortgage Loan to the PA Pari Passu Note A-1 Subordinate Component
   and for which no reimbursement has previously been paid; and

       (vii) with respect to the PA Pari Passu Note A-1 Component Mortgage
   Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vi)
   above.

     All distributions on the PA Pari Passu Note A-1 Subordinate Component
referenced in clauses (iv) through (vi) above will be made to the corresponding holders of the Class PA Certificates.

     In the absence of a monetary or other material event of default under the
Pacific Arts Plaza Whole Loan, principal will be paid on the PA Pari Passu Note
A-1 Senior Component, the Pacific Arts Plaza Pari Passu Note A-2 and the PA
Pari Passu Note A-1 Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first pro rata to the PA Pari Passu Note A-1 Senior Component and the holder of the Pacific
Arts Plaza Pari Passu Note A-2 until their outstanding principal balances are reduced to zero, and then to the PA Pari Passu Note A-1 Subordinate Component until the principal balance of such component is reduced to zero.

     Class WB Certificates and the WB Component Mortgage Loan. The Class WB
Certificates will be entitled to distributions only from amounts collected on the WB Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the WB Component Mortgage Loan
(including on the WB Subordinate Component thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any
Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees,
Liquidation Fees, interest on Advances and any other Additional Trust Fund
Expenses, in respect of the WB Component Mortgage Loan (including on the WB
Subordinate Component thereof)), will be remitted to the Trustee on the Master
Servicer Remittance Date and applied by the Trustee on the related Distribution
Date, together with any P&I Advance or payment by the Master Servicer to cover
Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all WB Component Distributable Interest in respect of the WB Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-129

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the WB Component Principal Entitlement Distribution
   Amount;

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the WB Senior Component for all Realized Losses and Additional
   Trust Fund Expenses, if any, previously allocated with respect to the WB
   Component Mortgage Loan to the WB Senior Component and for which no reimbursement has previously been paid;

       (iv) to pay interest on the WB Subordinate Component, up to an amount equal to all WB Component Distributable Interest in respect of the WB
   Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the WB Subordinate Component, up to an amount equal to the WB Component Principal Entitlement for the WB Subordinate
   Component for such Distribution Date;

       (vi) to reimburse the holders of the WB Subordinate Component for all
   Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the WB Component Mortgage Loan to the WB
   Subordinate Component and for which no reimbursement has previously been paid; and

       (vii) with respect to the WB Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vi) above.

     All distributions on the WB Subordinate Component referenced in clauses
(iv) through (vi) above will be made to the corresponding holders of the Class
WB Certificates.

     In the absence of a monetary or other material event of default under the
WB Component Mortgage Loan, principal will be paid on the WB Senior Component and the WB Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the WB Senior
Component until its outstanding principal balance is reduced to zero, and then to the WB Subordinate Component until the principal balance of such component is reduced to zero.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) concurrently, to distributions of interest to the holders of the
   Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates,
   Class A-3B Certificates, Class A-SB Certificates, Class A-4 Certificates,
   Class XC Certificates and Class XP Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) to pay principal to Class A-1 Certificates, Class A-2 Certificates,
   Class A-3A Certificates, Class A-3B Certificates, Class A-SB Certificates
   and Class A-4 Certificates, in reduction of the Certificate Balances thereof: (i) first, to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the
   Class A-SB Certificates are reduced to the Class A-SB Planned Principal
   Balance; (ii) then, to the Class A-1 Certificates, in

                                     S-130

   an amount equal to the Principal Distribution Amount for such Distribution
   Date (or the portion of it remaining after the above distribution on the
   Class A-SB Certificates), until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the
   Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1 Certificates and Class A-SB Certificates), until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3A Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1
   Certificates, Class A-2 Certificates and Class A-SB Certificates), until the Class A-3A Certificates are reduced to zero; (v) then, to the Class
   A-3B Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-SB
   Certificates), until the Class A-3B Certificates are reduced to zero; (vi)
   then, to the Class A-SB Certificates, in an amount equal to the Principal
   Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1 Certificates,
   Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates
   and the planned balance distribution pursuant to clause (i) above on the
   Class A-SB Certificates), until the Class A-SB Certificates are reduced to zero; and (vii) then, to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1
   Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B
   Certificates and Class A-SB Certificates), until the Class A-4 Certificates are reduced to zero;

       (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SB
   Certificates and Class A-4 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of
   Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

       (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the
Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
A-SB Certificates and Class A-4 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) to pay the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of
   Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SB
   Certificates and Class A-4 Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such
   Class of Certificates and (b) the remaining portion of the Principal
   Distribution Amount for such Distribution Date;

       (3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

                                     S-131

       (4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SB
   Certificates, Class A-4 Certificates and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
   Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SB
   Certificates, Class A-4 Certificates, Class A-M Certificates and Class A-J
   Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (11) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (14) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

                                     S-132

       (15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (17) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates and Class D
   Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (20) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (23) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (26) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class

                                     S-133

   A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
   Certificates, Class D Certificates, Class E Certificates, Class F
   Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (29) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (32) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (35) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates and Class K
   Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

                                     S-134

       (36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (38) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates, Class K
   Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (41) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates, Class K
   Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (44) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates, Class K
   Certificates, Class L Certificates, Class M Certificates and Class N
   Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

                                     S-135

       (46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (47) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates, Class K
   Certificates, Class L Certificates, Class M Certificates, Class N
   Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all Distribution Dates;

       (50) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
   A-SB Certificates, Class A-4 Certificates, Class A-M Certificates, Class
   A-J Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates, Class K
   Certificates, Class L Certificates, Class M Certificates, Class N
   Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid; and

       (52) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I and
   REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41), (44), (47) and (50) above with respect to any Class of Sequential
Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any Class of
Certificates, Excess Liquidation Proceeds will not be available for distribution from an account to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the
Pooling and Servicing Agreement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to

                                     S-136

such Class of Certificates for such Distribution Date accrued on the related
Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for
any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection
Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class PA,
Class WB, Class V, Class R-I and Class R-II Certificates subject to the discussion below). In each case, such allocations will be made pro rata to such
Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such
Distribution Date.

     With respect to the Pacific Arts Plaza Whole Loan, Prepayment Interest
Shortfalls will be allocated to the PA Pari Passu Note A-1 Subordinate Component
and then (to the extent allocable to the Pacific Arts Plaza Pari Passu Note A-1 under the Pacific Arts Plaza Intercreditor Agreement) to the PA Pari Passu Note
A-1 Senior Component. See "Description of the Certificates--Distributions--
Class PA Certificates and the PA Pari Passu Note A-1 Component Mortgage Loan" in
this prospectus supplement. Any such Prepayment Interest Shortfalls allocated to the PA Pari Passu Note A-1 Subordinate Component, to the extent not covered by the Master Servicer on such Distribution Date, will reduce the PA Pari Passu
Note A-1 Subordinate Component's interest entitlement for the related
Distribution Date. Any such Prepayment Interest Shortfalls allocated to the PA
Pari Passu Note A-1 Senior Component, to the extent not covered by the Master
Servicer on such Distribution Date, will be allocated to the Classes of
Certificates (other than the Class PA, Class WB, Class V, Class R-I and Class
R-II Certificates) as described above.

     With respect to the WB Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the WB Subordinate Component and then (to the extent allocable to the WB Senior Component under the Pooling and Servicing
Agreement) to the WB Senior Component. See "Description of the
Certificates--Distributions--Class WB Certificates and the WB Component Mortgage
Loan". Any such Prepayment Interest Shortfalls allocated to the WB Subordinate
Component, to the extent not covered by the Master Servicer on such Distribution
Date, will reduce the WB Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the WB Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the Class PA, Class WB, Class V, Class R-I and Class R-II Certificates) as
described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than Balloon
   Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower or advanced in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection
   Period;

       (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

       (c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related
   Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause

                                     S-137

   (d) below) made by or on behalf of the related borrower during the related
   Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a
   Balloon Payment) due, or the principal portion of any Assumed Monthly
   Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
   received on the Mortgage Loans in the Mortgage Pool during the related
   Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly
   Payment (other than a Balloon Payment) due, or the principal portion of any
   Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (e) the excess, if any, of the Principal Distribution Amount, for the
   immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding
   Distribution Date. For purposes of calculating the Principal Distribution
   Amount, the Monthly Payment due on any Mortgage Loan on any related Due
   Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special
   Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; and

       (f) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan,
   the PA Pari Passu Note A-1 Principal Distribution Amount for such
   Distribution Date and, with respect to the WB Component Mortgage Loan, the
   WB Principal Distribution Amount for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts, plus interest on such amounts, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the
Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Class A-SB Planned Principal Balance.

     The Class A-SB Planned Principal Balance for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate
Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3A and Class A-3B Certificates have been reduced to zero, any remaining portion on any Distribution Date of the

                                     S-138

Principal Distribution Amount, will be distributed on the Class A-SB
Certificates until the Certificate Balance of the Class A-SB Certificates is
reduced to zero.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V
Certificates to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered
Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans during the related
Prepayment Period will be distributed by the Trustee to the following Classes:
to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4,
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H and Class J Certificates, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P and Class Q Certificates on such Distribution
Date, (b) the Base Interest Fraction for the related principal payment on such
Class of Certificates, and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period; provided, however, that Prepayment Premiums, if any, actually collected in respect of the
PA Pari Passu Note A-1 Component Mortgage Loan will be allocated to the PA Pari
Passu Note A-1 Senior Component and the PA Pari Passu Note A-1 Junior
Component, pro rata, based on their outstanding principal balances and
Prepayment Premiums, if any, actually collected in respect of the WB Component
Mortgage Loan will be allocated to the WB Senior Component and the WB
Subordinate Component, pro rata, based on their outstanding principal balances.
Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 99% and 1%, respectively, until and including the Distribution Date in July 2012 and (ii) following such
Distribution Date, entirely to the holders of the Class XC Certificates.

     No Prepayment Premiums will be distributed to the holders of the Class K,
Class L, Class M, Class N, Class O, Class P, Class Q, Class V, Class R-I or
Class R-II Certificates. Instead, after the Certificate Balances of the Class
A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
Certificates have been reduced to zero, all Prepayment Premiums will be distributed (i) to the holders of the Class XC and Class XP Certificates, 99%
and 1%, respectively, until and including the Distribution Date in July 2012 and (ii) following such Distribution Date, entirely to the holders of the Class
XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--
Prepayment Premiums and Yield Maintenance Charges Present Special Risks" in
this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection

                                     S-139

therewith, operating revenues and other proceeds derived from such REO Property
(after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances" below), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such
Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates,
Class A-3B Certificates, Class A-SB Certificates and Class A-4 Certificates of
principal equal to, in each such case, the entire related Certificate Balance.
Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of
Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance.
The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates.

     The PA Pari Passu Note A-1 Subordinate Component, and thus the related
Class PA Certificates, will represent interests in, and will be payable only out of payments and other collections on, the PA Pari Passu Note A-1 Component
Mortgage Loan. The rights of the holders of the Class PA Certificates to receive distributions of amounts collected or advanced on the PA Pari Passu
Note A-1 Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II
Certificates and the holders of the Pacific Arts Plaza Pari Passu Note A-2.

     The WB Subordinate Component, and thus the Class WB Certificates, will represent an interest in, and will be payable only out of payments and other collections on, the WB Component Mortgage Loan. The rights of the holders of the Class WB Certificates to receive distributions of amounts collected or advanced on the WB Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the
REMIC II Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class
PA Certificates and the Class WB Certificates, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class
A-3A Certificates, Class A-3B Certificates, Class A-SB Certificates and Class
A-4 Certificates of principal equal to, in each such case, the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the other Classes of
Offered Certificates of

                                     S-140

principal equal to, in each such case, the entire related Certificate Balance.
The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates. If, following the distributions to be made in respect of the
Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such
Distribution Date (net of the then outstanding PA Pari Passu Note A-1
Subordinate Balance and the then outstanding WB Subordinate Balance), is less than the then aggregate Certificate Balance of the Sequential Pay Certificates,
the Certificate Balances of the Class Q, Class P, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first);
provided, however, that (i) any Realized Losses with respect to the Pacific
Arts Plaza Whole Loan will first be allocated to the PA Pari Passu Note A-1
Subordinate Component, prior to being allocated (to the extent allocable to the
PA Pari Passu Note A-1 Senior Component under the Pacific Arts Plaza
Intercreditor Agreement) to any Class of Sequential Pay Certificates, any
Realized Losses with respect to the WB Component Mortgage Loan will first be allocated to the WB Subordinate Component, prior to being allocated (to the extent allocable to the WB Senior Component under the Pooling and Servicing
Agreement) to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of
Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates,
Class A-3B Certificates, Class A-SB Certificates and Class A-4 Certificates
will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such
Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or
Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such
Realized Losses and Additional Trust Fund Expenses.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain the Excess Interest
Distribution Account (which may be a sub-account of the Distribution Account)
in the name of the Trustee for the benefit of the Class V Certificateholders.
Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection
Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain the
Interest Reserve Account (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn (i) from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis (other than the PA Pari Passu Note
A-1 Component Mortgage Loan and the WB Component Mortgage Loan) and (ii) from the Certificate Account, in respect of the PA Pari Passu Note A-1 Senior
Component and the WB Senior Component, and remit for deposit into the Interest
Reserve Account, an amount equal to one day's interest at the related Net
Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or the
PA Pari Passu Note A-1 Component Mortgage Loan Senior Balance of the PA Pari
Passu Note A-1 Senior Component or the WB Component Mortgage Loan Senior
Balance of the WB Senior Component as of the Distribution Date

                                     S-141

in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable)
and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the
Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make
P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or, with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than
Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans or Whole Loans during the related
Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's
obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, in the event of subsequent delinquencies on such
Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal
Reduction Amount, and the denominator of which is equal to the Stated Principal
Balance of such Mortgage Loan. The Master Servicer will not be required to make a P&I Advance with respect to the Pacific Arts Plaza Pari Passu Note A-2 during any period that any such note is not then included in a securitization trust.
Neither the Trustee nor the Fiscal Agent will be required to make any P&I
Advance with respect to the Pacific Arts Plaza Pari Passu Note A-2. See
"Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the
Master Servicer fails to make a required P&I Advance, then the Trustee or the
Fiscal Agent will be required to make such P&I Advance. See "The Trustee--The
Trustee and the Fiscal Agent" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related
Proceeds (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2, from the custodial account maintained with respect to the Pacific Arts Plaza Whole
Loan, respectively). Notwithstanding the foregoing, none of the Master
Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I
Advance if it determines in its reasonable good faith judgment that such a P&I
Advance would be a Nonrecoverable P&I Advance. The Trustee and the Fiscal Agent
will be entitled to rely on any non-recoverability determination made by the
Master Servicer and the Trustee, the Fiscal Agent and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer; provided, that the Master Servicer, the Trustee or
Fiscal Agent, as applicable, has notice of such determination. None of the
Master Servicer, the Trustee or the Fiscal Agent will make a P&I

                                     S-142

Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a
Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made
Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement
Rate. If such an election to obtain reimbursement over time is made, the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, as applicable, may continue to seek reimbursement for such
Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts). In the event that the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer, Trustee or the Fiscal Agent, as
applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such
Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as applicable, and the Directing
Certificateholder, each in its sole discretion (with such Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts).
Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement. The Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special
Servicer (or the Trustee or the Fiscal Agent, if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the
Master Servicer's or the Special Servicer's (or the Trustee's or the Fiscal
Agent's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master
Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not
timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or Special Servicer (or the Trustee's or the Fiscal
Agent's, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate
Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or the Trustee's or the Fiscal Agent's, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each
Rating Agency contemplated by the immediately preceding sentence.

                                     S-143

     If the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent,
as applicable, is reimbursed out of general collections for any unreimbursed
Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution
Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution
Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1)
less than 10% of the initial aggregate Stated Principal Balance of the Mortgage
Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable
Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, exceeds 20% of the aggregate Stated
Principal Balance of the Mortgage Pool then outstanding, then the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement
Amount from principal collections or any other amounts in the Certificate
Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement
Amounts solely from collections of principal. The Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as applicable, will give each Rating
Agency three weeks prior notice of its intent to obtain reimbursement of
Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence,
"Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage
Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected
Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such
Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such
Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the

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Certificates--Advances in Respect of Delinquencies" and "The Pooling and
Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, first, out of Default Charges collected on the related Mortgage
Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding
Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated
Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related
Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing
Certificateholder, the PA Pari Passu Note A-1 Controlling Holder (only if the
PA Pari Passu Note A-1 Component Mortgage Loan has become a Required Appraisal
Loan), and the WB Controlling Holder (only if the WB Component Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master
Servicer, the Directing Certificateholder, the PA Pari Passu Note A-1
Controlling Holder (only if such Required Appraisal Loan is the PA Pari Passu
Note A-1 Component Mortgage Loan) and the WB Controlling Holder (only if such
Required Appraisal Loan is the WB Component Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder and, if
applicable, the PA Pari Passu Note A-1 Controlling Holder and the WB
Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the PA Pari Passu Note A-1 Component Mortgage Loan during a period in which no PA Pari Passu Note A-1 Control Appraisal Period exists and the WB
Component Mortgage Loan during a period in which

                                     S-145

no WB Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the
Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing
Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing
Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer and the Directing Certificateholder the then applicable
Appraisal Reduction Amount, if any, with respect to the subject Required
Appraisal Loan.

     Each of the PA Pari Passu Note A-1 Controlling Holder and the WB
Controlling Holder, as applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged
Property in accordance with MAI standards. Upon receipt of such appraisal the
Special Servicer will deliver a copy thereof to the Trustee, the Master
Servicer, the Directing Certificateholder, the PA Pari Passu Note A-1
Controlling Holder and the WB Controlling Holder, as applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing
Certificateholder, the PA Pari Passu Note A-1 Controlling Holder and the WB
Controlling Holder, as applicable, the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Loan.

     Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that Serviced Whole Loan. Any Appraisal Reduction
Amount in respect of the Pacific Arts Plaza Whole Loan will be allocated first to the PA Pari Passu Note A-1 Subordinate Component and any remaining amount that exceeds the aggregate balance of the PA Pari Passu Note A-1 Subordinate
Component will be allocated to the PA Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note A-2, pro rata. Any Appraisal Reduction
Amount in respect of the WB Component Mortgage Loan will be allocated first to the WB Subordinate Component and any remaining amount that exceeds the aggregate balance of the WB Subordinate Component will be allocated to the WB
Senior Component.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date
Statement") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
   Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
   Certificates allocable to Distributable Certificate Interest and Prepayment
   Premiums; (iii) the Available Distribution Amount for such Distribution
   Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
   Advances made as of the Master Servicer Remittance Date ("Payment After
   Determination Date Report"), the aggregate amount of P&I Advances and other
   Servicing Advances made in respect of the immediately preceding
   Distribution Date; (v) the aggregate Stated Principal Balance of the
   Mortgage Pool (less the Principal Balance(s) of the PA Pari Passu Note A-1
   Subordinate Component and the WB Subordinate Component) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution
   Date, the number and aggregate ending scheduled principal balance of
   Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
   delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any

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   bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such
   Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate
   Interest and Distributable Certificate Interest in respect of each Class of
   REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of
   REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate
   Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the
   Pass-Through Rate for each Class of REMIC II Certificates for such
   Distribution Date; (xiii) the Principal Distribution Amount for such
   Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or
   Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution
   Date, separately identifying any reduction therein due to the allocation of
   Realized Losses and Additional Trust Fund Expenses on such Distribution
   Date; (xvi) the aggregate amount of servicing fees paid to the Master
   Servicer and the Special Servicer, collectively and separately, during the
   Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any
   Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement during the related
   Collection Period; (xviii) current and cumulative outstanding Advances;
   (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the ratings from all Rating Agencies for all Classes of Certificates; (xxii) the amounts, if any, distributed with respect to the Class PA Certificates and the Class WB Certificates on such Distribution Date; and (xxiii) the Stated
   Principal Balance(s) of the the PA Pari Passu Note A-1 Subordinate
   Component and the WB Subordinate Component. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

       (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A to this prospectus supplement in the tables under the caption "Certain Characteristics of the
   Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
   Servicer or the Special Servicer and by the Master Servicer or the Special
   Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the
Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of
which will be made available electronically (i) to any interested

                                     S-147

party including the Rating Agencies, the Underwriters and any party to the
Pooling and Servicing Agreement via the Trustee's Website or, (ii) to
authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling and Servicing Agreement, via the Master Servicer's Website, if
the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such
Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the
Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially
Serviced Mortgage Loans) will prepare or update and forward to the Special
Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a
Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI
Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master
Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC
Administrator, the Mortgage Loan Seller and the Certificate Registrar are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

     To the extent set forth in the Pooling and Servicing Agreement, the
Trustee will make available each month, to the general public, the Distribution
Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan

                                     S-148

information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the
Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's
Website. For assistance with the above-referenced services, interested parties may call (312) 904-0708. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the
Mortgage Note, Mortgage and other legal documents relating to each Mortgage
Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate
(as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage
Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all
Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the

                                     S-149

requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of
Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered
Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the
Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XC and Class XP Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based on Notional
Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates, the Class PA Certificates, the Class WB
Certificates or the REMIC Residual Certificates. See "Description of the
Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund or (ii) the purchase of all of the
Mortgage Loans and REO Properties remaining in the Trust Fund by the Master
Servicer, Special Servicer or by any holder or holders (other than the
Depositor or the related Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the
Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than
1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the
Available Distribution Amount for the final Distribution Date.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling and Servicing Agreements-- Certificate Account" in the accompanying prospectus), will be applied generally as described under "--Distributions"
above.

     Any termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP

                                     S-150

Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment
Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                     S-151

                       THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle"), a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master
Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The
Trustee will be entitled to rely conclusively on any determination by the
Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street,
Suite 1625 Chicago, Illinois 60603, Attention: Global Securities and Trust
Services Group--Banc of America Commercial Mortgage Inc. 2005-3.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or
related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "Aa3" by Moody's and "A+" by
S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to the Trustee Fee payable out of general collections on the Mortgage
Loans and any REO Properties. The Trustee Fee will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties as REMIC Administrator. See
"Certain Federal Income Tax Consequences--REMICs--Reporting and Other
Administrative Matters" and "The Pooling and Servicing Agreements-- Certain
Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor", "--Events of Default" and "--Rights Upon
Event of Default" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing
Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance;
provided that the Fiscal Agent will not be obligated to

                                     S-152

make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable.
The Fiscal Agent will conclusively rely on any determination, of which the
Fiscal Agent has notice, by the Special Servicer that an advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement. The
Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. The information set forth herein concerning the Fiscal Agent has been provided by the Fiscal Agent and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

INDEMNIFICATION

     The Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Distribution Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation of
Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution
Date will be distributable entirely in respect of the Class A-1 Certificates,
Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class
A-SB Certificates and Class A-4 Certificates until the

                                     S-153

related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates,
Class A-3B Certificates, Class A-SB Certificates and Class A-4 Certificates,
the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay
Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the
Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3A and Class A-3B Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal
Distribution Amount (in accordance with the priorities described under
"Description of the Certificates--Distributions--Application of the Available
Distribution Amount"), will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2,
Class A-3A and Class A-3B Certificates were outstanding.

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay
Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under the
ARD Loan to repay its respective Mortgage Loan by or shortly after its
Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD
Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related
Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the
Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization
Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.
In general, the earlier a payment of principal on or in respect of

                                     S-154

the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The
Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund
Expenses attributable to the PA Pari Passu Note A-1 Component Mortgage Loan, to
the related Class PA Certificates to the extent described in this prospectus supplement, (ii) with respect to Realized Losses and Additional Trust Fund
Expenses attributable to the WB Component Mortgage Loan, to the Class WB
Certificates to the extent described in this prospectus supplement, (iii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than the PA Pari Passu Note A-1 Component Mortgage
Loan and the WB Component Mortgage Loan) and with respect to the PA Pari Passu
Note A-1 Component Mortgage Loan and the WB Component Mortgage Loan after the related Subordinate Balance(s) have been reduced to zero, to the respective
Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional
Trust Fund Expenses and reduce the Certificate Balance thereof in the case of
Realized Losses) in the following order: first, to each Class of Sequential Pay
Certificates (other than the Class A Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3A
Certificates, Class A-3B Certificates, Class A-SB Certificates and Class A-4
Certificates, pro rata in accordance with their respective remaining
Certificate Balances, until the remaining Certificate Balance of each such
Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be allocated to (i) with respect to Net Aggregate
Prepayment Interest Shortfalls attributable to the PA Pari Passu Note A-1
Component Mortgage Loan, to the Class PA Certificates to the extent described in this prospectus supplement, (ii) with respect to Net Aggregate Prepayment
Interest Shortfalls attributable to the WB Component Mortgage Loan, to the
Class WB Certificates in to the extent described in this prospectus supplement, and (iii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan (other than the PA Pari Passu Note A-1
Component Mortgage Loan and the WB Component Mortgage Loan) and with respect to the PA Pari Passu Note A-1 Component Mortgage Loan and the WB Component
Mortgage Loan after the related subordinate component's interest otherwise distributable thereon has been reduced to zero, to all Classes of Certificates
(other than the REMIC Residual Certificates, the Class V Certificates, the
Class PA Certificates, Class WB Certificates). Such allocations to the REMIC II
Certificates will be made pro rata to such Classes on the basis of Accrued
Certificate Interest otherwise distributable for each such Class for such
Distribution Date and will reduce the respective amounts of Distributable
Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units

                                     S-155

or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk
Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage
Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and
"The Pooling and Servicing Agreements" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of the ARD Loan, after its Anticipated Repayment Dates, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related
Mortgaged Property). Accordingly, there can be no assurance that a Mortgage
Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of
Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate
Balance of the Class of Certificates to which such Offered Certificate belongs.
As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until reduced to the Class A-SB Planned Principal
Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3A Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3B Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-SB Certificates until the
Certificate Balance thereof is reduced to zero, and then, to the Class A-4
Certificates until the Certificate Balance thereof is reduced to zero. After those

                                     S-156

distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of
Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4
Certificates may be shorter, and the weighted average lives of the Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates may be longer, than would otherwise be the case if the Principal
Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     With respect to the Class A-SB Certificates, although based on the
Maturity Assumptions the Certificate Balance of the Class A-SB Certificates on
each Distribution Date would be reduced to the Class A-SB Planned Principal
Amount for such Distribution Date, however there is no assurance that the
Mortgage Loans will perform in conformity with the Maturity Assumptions.
Therefore, there can be no assurance that the balance of the Class A-SB
Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1, Class A-2, Class A-3A and Class A-3B
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount (in accordance with the priorities described under "Description of the Certificates--
Distributions--Application of the Available Distribution Amount"), will be distributed on the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, during such Mortgage Loan's yield maintenance period, if any, or during such Mortgage Loan's Defeasance Lock-out Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A
"yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class
A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates
that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans
have the characteristics set forth on Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate
Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments
(adjusted to take into account the addition or subtraction of any Withheld
Amounts as described under "Description of the Certificates--Interest Reserve
Account" and taking into account the Amortization Schedules), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the

                                     S-157

payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v)
scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance
Lock-out Period ("DLP"), if any, or yield maintenance period ("YMP"), if any, and the ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables shown under the heading "Yield and Maturity
Considerations--Weighted Average Lives" (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of termination described herein, (ix) no Mortgage Loan is required to be repurchased by any Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls
are incurred, (xi) there are no Additional Trust Fund Expenses, (xii)
distributions on the Offered Certificates are made on the 10th day of each month, commencing in August 2005, and (xiii) the Offered Certificates are settled on July 13, 2005 (the "Settlement Date"). To the extent that the
Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3A, Class A-3B, Class
A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the
Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances
(and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage
Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----                                       ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 ..........................        84.36          84.36          84.36          84.36          84.36
July 10, 2007 ..........................        64.45          64.45          64.45          64.45          64.45
July 10, 2008 ..........................        41.24          41.24          41.24          41.24          41.24
July 10, 2009 ..........................        12.31          12.31          12.31          12.31          12.31
July 10, 2010 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         2.54           2.53           2.53           2.53           2.53


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----                                       ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         4.80           4.78           4.76           4.73           4.56


                                     S-158

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-3A CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00          99.85          99.66          99.36          96.89
July 10, 2012 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.69           6.66           6.63           6.58           6.32


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-3B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.99           6.98           6.97           6.94           6.69


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-SB CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................        97.89          97.89          97.89          97.89          97.89
July 10, 2011 .........................        61.38          61.96          62.73          63.93          73.72
July 10, 2012 .........................        49.14          49.14          49.14          49.14          49.14
July 10, 2013 .........................        26.33          26.33          26.33          26.33          26.33
July 10, 2014 .........................         2.22           0.00           0.00           0.00           0.00
July 10, 2015 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.91           6.91           6.92           6.92           6.96


                                     S-159

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----                                       ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00          99.94          99.40          98.52          83.63
July 10, 2015 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.62           9.59           9.56           9.52           9.36


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-M CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----                                       ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.91           9.91           9.90           9.87           9.66


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----                                       ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.91           9.91           9.91           9.91           9.66


                                     S-160

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.66


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.66


                                     S-161

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.69


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2006 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 .........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 .........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.74


YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i)
that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) that the Master
Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the
Mortgage Loans and REO Properties as described under "Description of the
Certificates--Termination" in this prospectus supplement.

                                     S-162

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class XP
Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                         OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
ASSUMED PURCHASE PRICE         0%           25%          50%          75%         100%
------------------------   ----------   ----------   ----------   ----------   ----------

2.41187% ...............       4.36%        4.36%        4.36%        4.36%        4.36%


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC", "REMIC I" and "REMIC II", respectively.
The assets of the Component Mortgage Loan REMIC will generally include the PA
Pari Passu Note A-1 Component Mortgage Loan and the WB Component Mortgage Loan,
the Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account (as
to the related senior component only) and any REO Accounts. The PA Pari Passu
Note A-1 Senior Component and the WB Senior Component as well as each Class of
Class PA Certificates and Class WB Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. The assets of REMIC I generally will include the Mortgage Loans (the PA Pari Passu Note A-1 Senior
Component in the case of the PA Pari Passu Note A-1 Component Mortgage Loan and
the WB Senior Component in the case of the WB Component Mortgage Loan), the
Trust's interest in any REO Properties acquired on behalf of

                                     S-163

the Certificateholders (other than with respect to the PA Pari Passu Note A-1
Component Mortgage Loan and the WB Component Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve
Account and the REO Accounts (each as defined in the accompanying prospectus).
The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I
Certificates will represent the sole class of "residual interests" in the
Component Mortgage Loan REMIC and REMIC I. Upon the issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Component Mortgage Loan REMIC, REMIC I and
REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account
will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess
Interest Distribution Account. See "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and
REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered
Certificates, other than the Class XP Certificates, will be issued at a premium and that the Class XP Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain
Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage
Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any
"negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loan will be assumed to be repaid in full on its Anticipated
Repayment Date). See "Yield and Maturity Considerations--Weighted Average
Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment

                                     S-164

Premiums will be treated as giving rise to any income to the holder of an
Offered Certificate prior to the Master Servicer's actual receipt of a
Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an
Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section
856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 13.6% of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the
Code. See "Description of the Mortgage Pool" in this prospectus supplement and
"Certain Federal Income Tax Consequences--REMICs--Characterization of
Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the
Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered
Certificates and the IRS; holders of Offered Certificates that are corporations, trusts,

                                     S-165

securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of
Investments in Offered Certificates" will be made as required under the
Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by
"benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), PTE 93-31, to Bear, Stearns & Co. Inc., PTE 90-30, to
Goldman, Sachs & Co., PTE 89-88, to Greenwich Capital Markets, Inc., PTE 90-59,
each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and to Barclays
Capital Inc., Final Authorization Number 2004-03E, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the
Offered Certificates; the sum of all payments made to and retained by the
Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection

                                     S-166

therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in
Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise

                                     S-167

taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections
4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan
(or by virtue of having certain specified relationships to such a person)
solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                     S-168

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting
Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.



                                                                                                 GREENWICH
                        BANC OF AMERICA     BEAR, STEARNS       BARCLAYS         GOLDMAN,         CAPITAL
                         SECURITIES LLC       & CO. INC.      CAPITAL INC.     SACHS & CO.     MARKETS, INC.
                       -----------------   ---------------   --------------   -------------   --------------

Class A-1 ..........   $   62,100,000       $         --     $         --      $       --       $       --
Class A-2 ..........   $  252,825,000       $252,825,000     $         --      $       --       $       --
Class A-3A .........   $  279,216,000       $         --     $         --      $       --       $       --
Class A-3B .........   $   66,000,000       $ 66,000,000     $         --      $       --       $       --
Class A-SB .........   $   35,180,000       $ 35,180,000     $         --      $       --       $       --
Class A-4 ..........   $  226,083,774       $         --     $232,171,226      $1,000,000       $1,000,000
Class A-M ..........   $           --       $         --     $216,104,000      $       --       $       --
Class A-J ..........   $           --       $ 66,182,000     $ 66,182,000      $       --       $       --
Class XP ...........   $2,102,742,000       $         --     $         --      $       --       $       --
Class B ............   $           --       $         --     $ 24,312,000      $       --       $       --
Class C ............   $           --       $         --     $ 24,311,000      $       --       $       --
Class D ............   $           --       $ 10,805,500     $ 10,805,500      $       --       $       --
Class E ............   $   37,818,000       $         --     $         --      $       --       $       --


     With respect to the Offered Certificates, Banc of America Securities LLC,
Bear, Stearns & Co. Inc. and Barclays Capital Inc. are acting as co-lead managers. Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are each acting as a co-manager. Banc of America Securities LLC and Bear, Stearns & Co.
Inc. are acting as joint bookrunners with respect to the Class A-2, Class A-3B,
Class A-SB, Class A-J and Class D Certificates. Banc of America Securities LLC
will be the sole bookrunner for all other Classes of Certificates. Banc of
America Securities LLC, Barclays Capital Inc. and Bear Stearns & Co. Inc. are
affiliates of Bank of America, N.A., Barclays Capital Real Estate Inc., and
Bear Stearns Commercial Mortgage, Inc., respectively, which are the Mortgage
Loan Sellers for this offering.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an

                                     S-169

amount equal to approximately 103.23% of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on all of the
Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the
Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in
the accompanying prospectus.

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each
Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan
Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                     S-170

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's and S&P:

CLASS                       MOODY'S     S&P
-----                      ---------   ----
   Class A-1 ...........      Aaa       AAA
   Class A-2 ...........      Aaa       AAA
   Class A-3A ..........      Aaa       AAA
   Class A-3B ..........      Aaa       AAA
   Class A-SB ..........      Aaa       AAA
   Class A-4 ...........      Aaa       AAA
   Class A-M ...........      Aaa       AAA
   Class A-J ...........      Aaa       AAA
   Class XP ............      Aaa       AAA
   Class B .............      Aa1       AA+
   Class C .............      Aa2       AA
   Class D .............      Aa3       AA-
   Class E .............       A2        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final
Distribution Date which is Distribution Date in July 2043. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or
Net Aggregate Prepayment Interest Shortfalls will be realized, or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by
Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--The Nature of Ratings Are Limited and Will Not Guarantee that You Will
Receive Any Projected Return on Your Certificates" in the accompanying prospectus.

                                     S-171

                       GLOSSARY OF PRINCIPAL DEFINITIONS

     "Accrued Certificate Interest" is defined on page S-136 to this prospectus supplement.

     "Additional Debt" is defined on page S-93 to this prospectus supplement.

     "Additional Trust Fund Expenses" mean, among other things, (i) all Special
Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer the Trustee
and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust
Fund, (iv) property inspection costs incurred by the Special Servicer for
Specially Serviced Mortgage Loans to the extent paid out of general collections,
(v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and/or the
Fiscal Agent as described under "The Trustee and the Fiscal
Agent--Indemnification" and under "The Pooling and Servicing Agreements--Certain
Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor as described under "The Pooling and Servicing
Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer,
the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences--Possible Taxes on Income From Foreclosure Property" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus,
(vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged
Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of a Realized Loss for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

     "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate
(including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

     "Administrative Fees" means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     "Advance Interest" means interest payable to the Master Servicer, the
Trustee and the Fiscal Agent with respect to any Advance made thereby and the
Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the
Reimbursement Rate, except that no interest will be payable with respect to any
P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "Advances" means Servicing Advances and P&I Advances.

     "Amortization Schedule" means, for the Mortgage Loans or Serviced Whole
Loans listed below, the amount of the related scheduled monthly payments of principal and interest as set forth in related Annex to this prospectus supplement as follows:

     o Queens Atrium Mortgage Loan (Loan No. 58345 on Annex A to this prospectus supplement) -- Annex F

     "Annual Debt Service" means the amount derived by multiplying the Monthly
Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by twelve.

     "Anticipated Repayment Date" means, with respect to the ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if the ARD Loan is not paid in full.

                                     S-172

     "Appraisal Reduction Amount" means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing
Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

       (1) the sum of :

          (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

          (b) to the extent not previously advanced by or on behalf of the
       Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest
       (net of Default Charges) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

          (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee
       Fees and Additional Trust Fund Expenses accrued with respect to such
       Required Appraisal Loan,

          (d) all related unreimbursed Advances made by or on behalf of the
       Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent
       with respect to such Required Appraisal Loan and reimbursable out of the
       Trust Fund, together with all unpaid Advance Interest accrued on such
       Advances, and

          (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

       over

       (2) the sum of:

          (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the
       Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO
       Property, as applicable, that are prior to the lien of such Required
       Appraisal Loan, and

          (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such
       Required Appraisal Loan, the related Mortgaged Property or any related
       REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     "Appraisal Trigger Event" means any of the following events: (1) any
Mortgage Loan or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any
Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO
Property or (6) the passage of 60 days after the third extension of a Mortgage
Loan or a Serviced Whole Loan.

     "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule which may be an "as is" or "as stabilized" value. The appraisals for Mortgaged Properties with respect to Loan Nos. 20050968 (with respect to the 123 Tice Boulevard Mortgaged Property only)($21,100,000 "as is"
value

                                     S-173

as of April 1, 2005), 20050967 (with respect to the One and Two Brittany
Mortgaged Property only)($5,200,000 "as is" value as of May 5, 2005), 20050812
($52,900,000 "as is" value as of April 1, 2005), 20050822 ($8,600,000 "as is"
value as of April 6, 2005), 20050810 ($13,450,000 "as is" value as of April 6,
2005), 20050811 ($13,100,000 "as is" value as of April 6, 2005), 20050823
($14,800,000 "as is" value as of April 7, 2005) and 20050745 ($4,000,000 "as is" value as of March 29, 2005) are presented on an "as stabilized" basis, for which the specified date has not occurred, in Annex A to this prospectus supplement.

     "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a
Mortgage Loan: (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the
Special Servicer in connection with a Special Action; (ii) with respect to (A)
any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage
Loan or Post CAP Loan that involves an extension of the Maturity Date of such
Mortgage Loan or (B) in connection with a Special Action for any
Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the
Special Servicer will be required to obtain the approval and consent of the
Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage
Loan or Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special
Servicer will be required to seek the approval and consent of the Directing
Certificateholder in connection with a Special Action; (iv) with respect to the
PA Pari Passu Note A-1 Component Mortgage Loan during any time period that a PA
Control Appraisal Period does not exist, the Master Servicer, if the PA Pari
Passu Note A-1 Component Mortgage Loan is a then Non-Specially Serviced
Mortgage Loan, will be required to seek the approval and consent of the Special
Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the PA Pari Passu Note A-1 Controlling Holder, in connection with a Special Action; (v) with respect to the WB Component Mortgage
Loan during any time period that a WB Control Appraisal Period does not exist, the Master Servicer, if the WB Component Mortgage Loan is a then Non-Specially
Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special
Servicer first obtaining the consent of the WB Controlling Holder, in connection with a Special Action; (vi) with respect to the PA Pari Passu Note
A-1 Component Mortgage Loan during any time period that a PA Control Appraisal
Period does not exist, the Special Servicer, if the PA Pari Passu Note A-1
Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the PA Pari Passu Note A-1
Controlling Holder in connection with a Special Action; and (vii) with respect to the WB Component Mortgage Loan during any time period that a WB Control
Appraisal Period does not exist, the Special Servicer, if the WB Component
Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the WB Controlling Holder in connection with a
Special Action.

     "ARD Loan" means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related
Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

     "Asset Status Report" means a report to be prepared by the Special
Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

     "Assumed Monthly Payment" means an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such
Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The
"Assumed Monthly Payment" deemed due on

                                     S-174

any such Mortgage Loan as to which the related Mortgaged Property has become an
REO Property, for each Due Date that such REO Property remains part of the
Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date Prior to the acquisition of such REO Property.

     "Available Distribution Amount" means, for any Distribution Date, in general:

       (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection
   Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described); (iv) Excess
   Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any
   Sub-Servicers, the Trustee or the Fiscal Agent as compensation (including
   Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees,
   Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited in the Certificate Account in error; (vii) with respect to each Mortgage
   Loan which accrues interest on an Actual/360 Basis and any Distribution
   Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount; (viii) any amounts distributable to the Class PA Certificates in respect of the PA Pari Passu
   Note A-1 Component Mortgage Loan as described in clauses (iv) through (vi)
   under "--Distributions--Class PA Certificates and the PA Pari Passu Note
   A-1 Component Mortgage Loan" in this prospectus supplement; and (ix) any amounts distributable to the Class WB Certificates in respect of the WB
   Component Mortgage Loan as described in clauses (iv) through (vi) under
   "--Distributions--Class WB Certificates and the WB Component Mortgage Loan"
   in this prospectus supplement.

       (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
   Payments made by the Master Servicer to cover Prepayment Interest
   Shortfalls incurred during the related Collection Period and for the
   Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "--Interest Reserve Account" in this prospectus supplement.

     "Average Daily Rate" or "ADR" means, with respect to a hotel Mortgaged
Property, the average rate charged at the Mortgaged Property per day.

     "Balance Per Unit" means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads or SF (as applicable), provided that (i) with respect to the PA Pari Passu Note A-1
Component Mortgage Loan such calculation includes both the PA Pari Passu Note
A-1 Component Mortgage Loan and the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan (but excludes the PA Pari Passu Note A-1 Subordinate Component)
and (ii) with respect to the WB Component Mortgage Loan such calculation includes only the WB Senior Component (and excludes the WB Subordinate
Component). Accordingly such ratios would be higher if the subordinate component(s) and/or B note(s) (as applicable) were included.

     "Balloon" or "Balloon Loan" means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on their respective Maturity Dates, unless prepaid prior thereto.

                                     S-175

     "Balloon or ARD Loan-to-Value Ratio", "Balloon or ARD LTV Ratio", "Balloon
or ARD LTV", "Maturity Date Loan-to-Value" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of the ARD Loan, assuming repayment on its
Anticipated Repayment Date) divided by the Appraisal Value of the related
Mortgage Loan, except:

       (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
   such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
   Note A-1 Subordinate Component) and with respect to the WB Component
   Mortgage Loan such calculation includes only the WB Senior Component (but excludes the WB Subordinate Component). Accordingly such ratios would be higher if the subordinate component and/or B note(s) (as applicable) were included; and

       (ii) with respect to the sets of Cross-Collateralized Mortgage Loans (1)
   the aggregate principal portion of the Balloon Payments for the related
   Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal
   Value for such Cross-Collateralized Mortgage Loans.

     "Balloon Payment" means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related
Maturity Date.

     "Balloon Payment Interest Shortfall" means, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity
Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

     "Base Interest Fraction" means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay
Certificates, a fraction (a) whose numerator is the amount, if any, by which
(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the
Discount Rate and (b) whose denominator is the amount, if any, by which (i) the
Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage
Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

       (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily
   Mortgaged Properties, rental and other revenues; (B) for the Commercial
   Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C)
   for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

       (ii) "Expenses" generally consist of all expenses incurred for a
   Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property)
   and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and

                                     S-176

   beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash
Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full
Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full
Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

     "Capital Markets Service Group" is defined on page S-108 to this prospectus supplement.

     "CBE" is defined on page S-162 to this prospectus supplement.

     "Certificate Balance" means for any Class of Sequential Pay Certificates,
Class PA Certificates or Class WB Certificates outstanding at any time will be the then aggregate stated principal amount thereof.

     "Certificate Owner" means a beneficial owner of an Offered Certificate.

     "Certificate Registrar" means the Trustee in its capacity as registrar.

     "Class" is defined on page S-121 to this prospectus supplement.

     "Class A Certificates" is defined on page S-121 to this prospectus supplement.

     "Class A-SB Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement.

     "Class X Certificates" is defined on page S-121 to this prospectus supplement.

     "CMSA NOI Adjustment Worksheet" is defined on page S-148 to this prospectus supplement.

     "CMSA Operating Statement Analysis Report" is defined on page S-148 to this prospectus supplement.

     "Collateral Substitution Deposit" means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S.
government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related Maturity Date or Anticipated
Repayment Date (or, in certain cases, the commencement of the related Open
Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the subordinate component of each of the PA Pari
Passu Note A-1 Component Mortgage Loan and the WB Component Mortgage Loan in
the case of the related Mortgage Loan) due on such dates under the Mortgage
Loan or the defeased amount thereof in the case of a partial defeasance and (b)
pay any costs and expenses incurred in connection with the purchase of such
U.S. government obligations.

     "Collection Period" is defined on page S-11 to this prospectus supplement.

     "Commercial Loan" means a Mortgage Loan secured by a Commercial Mortgaged
Property.

     "Commercial Mortgaged Property" means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building or a self storage facility.

                                     S-177

     "Compensating Interest Payment" means a cash payment from the Master
Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master
Servicing Fees are being paid in such Collection Period, calculated at 0.02%
per annum, and (2) all Prepayment Interest Excesses received in respect of the
Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding
Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

     "Component Mortgage Loan REMIC" is defined on page S-163 to this prospectus supplement.

     "Controlling Class" means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25%
of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class Q Certificates.

     "Controlling Class Certificateholder" means each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     "Controlling Holder" means the PA Pari Passu Note A-1 Controlling Holder or the WB Controlling Holder, as applicable.

     "Corrected Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the
Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing
Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special
Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer
Event, if and when such default is cured in the reasonable judgment of the
Special Servicer; and (d) in the case of the circumstances described in clause
(g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

     "Cross-Collateralized Mortgage Loan" means a Mortgage Loan that is part of one of the following sets of cross-collateralized and cross-defaulted Mortgage
Loans: (a) Loan Nos. 58844, 58845 and 58853; (b) Loan Nos. 20050810 and
20050811; (c) Loan Nos. 20050820 and 20050821; (d) Loan Nos. 20050808 and
20050809; (e) Loan Nos. 20050813 and 20050814; (f) Loan Nos. 20050815 and
20050816; (g) Loan Nos. 20050817 and 20050818; (h) Loan Nos. 20050725 and
20050725A; and (i) Loan Nos. 20050967 and 20050968.

     "Cut-off Date" is defined on page S-11 to this prospectus supplement.

                                     S-178

     "Cut-off Date Balance" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

     "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off
Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

       (1) with respect to the Holdback Loans, the Cut-off Date Balance of such
   Holdback Loan (net of the amount of the holdback) divided by the Appraisal
   Value of the related Mortgage Loan for such Holdback Loan;

       (2) (i) with respect to the PA Pari Passu Note A-1 Component Mortgage
   Loan such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari
   Passu Note A-1 Subordinate Component) and (ii) with respect to the WB
   Component Mortgage Loan such calculation includes only the WB Senior
   Component (but excludes the WB Subordinate Component). Accordingly such ratios would be higher if the subordinate component(s) and/or B note(s) (as applicable) were included; and

       (3) with respect to the sets of Cross-Collateralized Mortgage Loans (i)
   the aggregate Cut-off Date Balance for the related Cross-Collateralized
   Mortgage Loans divided by (ii) the aggregate Appraisal Value for such
   Cross-Collateralized Mortgage Loans.

     "Default Charges" means late payment charges and Default Interest.

     "Default Interest" means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

     "Defaulted Mortgage Loan" means a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon
Payment) or (ii) is delinquent in respect of its Balloon Payment unless the
Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defeasance" means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

     "Defeasance Lock-out Period" or "DLP" means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a
Mortgaged Property from the lien of the related Mortgage by exercising its
Defeasance Option.

     "Defeasance Option" means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period, which is at least two years from the Delivery
Date, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

     "Definitive Certificate" means a fully registered physical certificate.

     "Delivery Date" is defined on page S-11 to this prospectus supplement.

     "Depositor" is defined on page S-10 to this prospectus supplement.

     "Determination Date" is defined on page S-11 to this prospectus supplement.

                                     S-179

     "Directing Certificateholder" means the Controlling Class
Certificateholder (or a representative selected by such Controlling Class
Certificateholder to act on its behalf) selected by the majority
Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder. As of the Delivery
Date the Directing Certificateholder is DSHI Opco LLC.

     "Discount Rate" means, with respect to any applicable Prepayment Premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

     "Distributable Certificate Interest" is defined on page S-136 to this prospectus supplement.

     "Distribution Date" is defined on page S-11 to this prospectus supplement.

     "Distribution Date Statement" is defined on page S-146 to this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "Due Date" means the first day of each month.

     "Emergency Advance" means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the
Trust Fund.

     "Environmental Report" means (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a
Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Cash Flow" means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to the ARD Loan from and after the Anticipated Repayment Date.

     "Excess Interest" means interest accrued on the ARD Loan at the related
Excess Interest Rate.

     "Excess Interest Distribution Account" means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V
Certificateholders.

     "Excess Interest Rate" means the difference in rate of the ARD Loan's
Revised Rate over the related Mortgage Rate.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Exemption" means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to Bank of America
Corporation (PTE 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41),
Barclays Capital Inc. (Final Authorization Number 2004-03E), Bear Stearns & Co.
Inc. (PTE 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41),
Goldman, Sachs & Co. (PTE 89-88, as amended by PTE 97-34, PTE 2000-58 and PTE
2002-41) and Greenwich Capital Markets, Inc. (PTE 90-59, as amended by PTE
97-34, PTE 2000-58 and PTE 2002-41).

     "Exemption-Favored Party" means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of
America Corporation (such as Banc of America Securities LLC) or any other
Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

                                     S-180

     "Fiscal Agent" is defined on page S-10 to this prospectus supplement.

     "Fitch" means Fitch, Inc.

     "Full Year Cash Flow" means, with respect to any Mortgaged Property, the
Cash Flow derived therefrom that was available for debt service, calculated as
Full Year Revenues less Full Year Expenses, Full Year capital expenditures and
Full Year tenant improvements and leasing commissions. See also "Cash Flow"
above.

       (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
   12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

       (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

     "Full Year DSCR" means, with respect to any Mortgage Loan (a) the Full
Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt
Service for such Mortgage Loan, except:

       (1) with respect to the Holdback Loans (a) the Full Year Cash Flow for
   the related Mortgage Loan divided by (b) the Annual Debt Service for such
   Holdback Loan (net of the debt service in respect of the holdback);

       (2) (a) with respect to the PA Pari Passu Note A-1 Component Mortgage
   Loan such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari
   Passu Note A-1 Subordinate Component) and (b) with respect to the WB
   Component Mortgage Loan such calculation includes only the WB Senior
   Component (but excludes the WB Subordinate. Accordingly such ratios would be lower if the subordinate component(s) and/or B note(s) (as applicable)
   were included; and

       (3) with respect to the sets of Cross-Collateralized Mortgage Loans (1)
   the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage
   Loans divided by (2) the aggregate Annual Debt Service for such
   Cross-Collateralized Mortgage Loans.

     "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Full Year End Date"
with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

     "Fully Amortizing" means any Mortgage Loan that fully amortizes by its
Maturity Date, except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

     "GAAP" means generally accepted accounting principles.

     "Holdback Loans" means Loan Nos. 20050791, 20050811, 20050812 and 20050823 on Annex A to this prospectus supplement which, for purposes of calculating the related debt service coverage ratio, excludes the holdback reserve for each such Mortgage Loan of $100,000, $275,000, $4,000,000 and $300,000,
respectively.

     "Hyper Am" means (for purposes of Annex A to this prospectus supplement)
the ARD Loan.

     "Initial Certificate Balance" is defined on page S-157 to this prospectus supplement.

     "Initial Pool Balance" means the aggregate Cut-off Date balance of the
Mortgage Loans, $2,157,894,350, subject to a variance of plus or minus 5%.

     "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid, or (b) the present value of a series of payments

                                     S-181

each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage
Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related
Mortgage Loans (or, with respect to Mortgage Loan No. 58624, the Optional
Prepayment Date as described in the underlying Note).

     "Int Diff Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related
Mortgage Loan over the Reinvestment Yield.

     "Reinvestment Yield" means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

     o Loan Nos. 58926, 58624, 58976, 58964, 58905, 58961, 58790 and 58906 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     o With respect to Loan No. 58906, "Reinvestment Yield" means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield plus 50 basis points.

     "Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the
Yield Rate from (II) the mortgage rate of the related Mortgage Loan, times (z)
the present value factor calculated using the following formula:

 1-(1+r)-n
----------
     r

where 'r' is equal to the Yield Rate and 'n' is equal to the number of years
(and any fraction thereof), remaining between the date the prepayment is made and the maturity date of the related Mortgage Loan. As used in this definition,
"Yield Rate" means the yield rate for the specified U.S. Treasury security, as reported in The Wall Street Journal, on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

     o Loan Nos. 58844, 58845, 58853, 58940 and 58883 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Int Diff (BEY) -- B" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate + 100 bps from (II) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

 1-(1+r)-n
----------
     r

where 'r' is equal to the Yield Rate and 'n' is equal to the number of years
(and any fraction thereof), remaining between the date the prepayment is made and the maturity date of the related Mortgage Loan. As used in this definition,
"Yield Rate" means the yield rate for the specified U.S. Treasury security, as reported in The Wall Street Journal, on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

     o Loan No. 58165 has been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Interest Only" means any Mortgage Loan which requires scheduled payments of interest only until the related maturity date or Anticipated Repayment Date.

                                     S-182

     "Interest Only, Hyper Am" means any Mortgage Loan which requires scheduled payments of interest only until the Anticipated Repayment Date and, if such
Mortgage Loan is not paid in full on such Anticipated Repayment Date, then the interest rate will increase for the remaining term of such Mortgage Loan.

     "Interest Reserve Account" means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master
Servicer in the name of the Trustee for the benefit of the Certificates.

     "IO Balloon"means any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

     "La Salle" is defined on page S-152 to this prospectus supplement.

     "Leasable Square Footage", "Net Rentable Area (SF)" or "NRA" means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

     "Liquidation Fee" means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

     "Liquidation Fee Rate" means a rate equal to per annum 1.0% (100 basis points).

     "LNR" is defined on page S-108 to this prospectus supplement.

     "Lock-out Period" or "LOP" means a period during which voluntary principal prepayments are prohibited.

     "MAI" means a member of the Appraisal Institute.

     "Major Tenant" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

     "Master Servicer" is defined on page S-10 to this prospectus supplement.

     "Master Servicer Remittance Date" means, for any month, the business day preceding each Distribution Date.

     "Master Servicing Fee" means principal compensation to be paid to the
Master Servicer in respect of its master servicing activities.

     "Master Servicing Fee Rate" means the range of fees to be paid to the
Master Servicer in respect of the Mortgage Loans.

     "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to the ARD Loan, its Anticipated Repayment Date.

     "Maturity Assumptions" is defined on S-157 to this prospectus supplement.

     "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of the ARD Loan, the related
Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "MERS Designated Mortgage Loan" means a Mortgage Loan which shows the
Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     "Modified Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage

                                     S-183

Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is)
of the property to be released; or (iii) in the reasonable judgment of the
Special Servicer, otherwise materially impairs the security for such Mortgage
Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" means, with respect to any Mortgage Loan or Serviced
Whole Loan, scheduled monthly payments of principal and interest on such
Mortgage Loan or Serviced Whole Loan except, solely for purposes of Annex A to this prospectus supplement, as follows:

       (1) with respect to Interest Only loans, the related "Monthly Payment"
   is equal to the average "Monthly Payment" over the term of the loan.

       (2) with respect to any IO Balloon or any Partial Interest Only Loans,
   the related "Monthly Payment" is equal to the principal and interest beginning after the amortization commencement date; and

       (3) with respect to Loan No. 58345 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest after the amortization commencement date as set forth on the related Amortization
   Schedule.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

     "Mortgage Loan" means one of the mortgage loans in the Mortgage Pool.

     "Mortgage Loan Purchase and Sale Agreement" means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

     "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

     "Mortgage Loan Sellers" is defined on page S-10 to this prospectus supplement.

     "Mortgage Note" means the one or more promissory notes evidencing the related Mortgage.

     "Mortgage Pool" means the pool of mortgage loans consisting of 108 multifamily and commercial mortgage loans.

     "Mortgage Rate" means the per annum interest rate applicable each Mortgage
Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of the ARD Loan which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

     "Mortgaged Property" means the real property subject to the lien of a
Mortgage and constituting collateral for the related Mortgage Loan.

     "Most Recent Cash Flow" means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent
Revenues less Most Recent Expenses, Most Recent capital expenditures and Most
Recent tenant improvements and leasing commissions. See also "Cash Flow".

       (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
   12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

       (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

                                     S-184

     "Most Recent DSCR" means, with respect to any other Mortgage Loan (a) the
Most Recent Cash Flow for the related Mortgage Loan divided by (b) the Annual
Debt Service for such Mortgage Loan, except:

       (1) with respect to the Holdback Loans (a) the Most Recent Cash Flow for
   the related Mortgage Loan divided by (b) the Annual Debt Service for such
   Holdback Loan (net of the debt service in respect of the holdback);

       (2) with respect to the sets of Cross-Collateralized Mortgage Loans (1)
   the aggregate Most Recent Cash Flow for the related Cross-Collateralized
   Mortgage Loans divided by (2) the aggregate Annual Debt Service for such
   Cross-Collateralized Mortgage Loans; and

       (3) (a) with respect to the PA Pari Passu Note A-1 Component Mortgage
   Loan such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari
   Passu Note A-1 Subordinate Component) and (b) with respect to the WB
   Component Mortgage Loan such calculation includes only the WB Senior
   Component (but excludes the WB Subordinate Component). Accordingly such ratios would be lower if the subordinate component(s) and/or B note(s) (as applicable) were included.

     "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Most Recent End
Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

     "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

       (i) "Full Year" means certain financial information regarding the
   Mortgaged Properties presented as of the date which is presented in the
   Most Recent Financial End Date.

       (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

       (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the previous 12 months prior to the Most Recent End Date.

     "Multifamily Loan" means a Mortgage Loan secured by a Multifamily
Mortgaged Property.

     "Multifamily Mortgaged Property" means a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units.

     "Net Aggregate Prepayment Interest Shortfall" is defined on page S-137 to this prospectus supplement.

     "Net Mortgage Rate" means with respect to any Mortgage Loan (or, in the case of the PA Pari Passu Note A-1 Component Mortgage Loan and the WB Component
Mortgage Loan, the related senior component) is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate (which is, with respect to the PA Pari Passu Note A-1 Senior Component, approximately
4.86274297520661% per annum and with respect to the WB Senior Component, approximately 5.130425% per annum); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan or senior component will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan or senior component subsequent to the Delivery
Date; and provided, further, however, that if any Mortgage Loan or senior component does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan or senior component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate

                                     S-185

amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related
Administrative Fee Rate); provided, however, that with respect to such Mortgage
Loans or senior components, the Net Mortgage Rate for each one month period (a)
prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and
(b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans and senior components ranged from 4.1865% per annum to 5.9390% per annum, with a Weighted
Average Net Mortgage Rate of 5.1810% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

     "Non-Specially Serviced Mortgage Loan" means a Mortgage Loan or a Serviced
Whole Loan which is not Specially Serviced Mortgage Loans.

     "Non-Partitioned Mortgage Loans" means the Mortgage Loans, other than the
PA Pari Passu Note A-1 Component Mortgage Loan.

     "Nonrecoverable Advances" means a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance, as applicable.

     "Nonrecoverable P&I Advance" means any P&I Advance that the Master
Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

     "Nonrecoverable Servicing Advance" means and Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the
Trustee, as the case may be, will not be ultimately recoverable from Related
Proceeds.

     "Notional Amount" means the notional amount used for purposes of calculating the amount of accrued interest on the Class XC and Class XP
Certificates.

     "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Loan document, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Loan document, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related
Mortgage Loan.

     o Loan Nos. 42773, 43162, 42937, 43236, 42849, 43230, 42705, 42848, 42625,
       42383, 42924 and 42948 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Occupancy %" or "Occupancy Percent" means the percentage of total
Units/Keys/Pads/SF, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     "Offered Certificates" is defined on page S-121 to this prospectus supplement.

     "Open" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

                                     S-186

     "Open Period" means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     "Option Price" means generally (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued
Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional
Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     "Original Balance" means the original principal balance of a Mortgage Loan and if such Mortgage Loan is a multi-property Mortgage Loan, then the "Original
Balance" applicable to each Mortgaged Property will be as allocated in the
Mortgage Loan documents. If such allocation is not provided in the Mortgage
Loan documents, then the "Original Balance" will be allocated to each Mortgaged
Property in proportion to its Appraisal Value.

     "P&I Advance" means an Advance of principal and/or interest.

     "Pacific Arts Plaza Intercreditor Agreement" is defined on page S-85 to this prospectus supplement.

     "Pacific Arts Plaza Mortgaged Property" is defined on page S-85 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Noteholders" is defined on page S-85 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Note A-1" is defined on page S-85 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Note A-2" is defined on page S-85 to this prospectus supplement.

     "Pacific Arts Plaza Purchase Option Holder" is defined on page S-88 to this prospectus supplement.

     "Pacific Arts Plaza Repurchase Price" is defined on page S-89 to this prospectus supplement.

     "Pacific Arts Plaza Whole Loan" is defined on page S-85 to this prospectus supplement.

     "PA Pari Passu Note A-1 Accrued Component Interest" means, in respect of each of the PA Pari Passu Note A-1 Senior Component and the PA Pari Passu Note
A-1 Subordinate Component for each Distribution Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate)
for such PA Pari Passu Note A-1 Senior Component and PA Pari Passu Note A-1
Subordinate Component, which, in the case of the PA Pari Passu Note A-1 Senior
Component, is equal to approximately 4.86274297520661% per annum and, in the case of the PA Pari Passu Note A-1 Subordinate Component, is equal to the
Pass-Through Rate of the Class PA Certificates. The PA Pari Passu Note A-1
Senior Component and the PA Pari Passu Note A-1 Subordinate Component accrue interest on an Actual/360 Basis.

     "PA Pari Passu Note A-1 Component Distributable Interest" means, in respect of each of the PA Pari Passu Note A-1 Senior Component and the PA Pari
Passu Note A-1 Subordinate Component for each Distribution Date, the PA Pari
Passu Note A-1 Accrued Component Interest in respect of such PA Pari Passu Note
A-1 Senior Component and PA Pari Passu Note A-1 Subordinate Component reduced by such component's allocable share of any Prepayment Interest Shortfall for such Distribution Date.

     "PA Pari Passu Note A-1 Component Mortgage Loan" is defined on page S-89 to this prospectus supplement.

     "PA Pari Passu Note A-1 Component Principal Entitlement" means, with respect to the PA Pari Passu Note A-1 Senior Component or the PA Pari Passu
Note A-1 Subordinate Component (a) prior to any monetary or other material events of default under the Pacific Arts Plaza Whole Loan, an amount equal to the PA Pari Passu Note A-1 Senior Component's or the PA Pari Passu Note A-1
Subordinate Component's pro rata share of the PA Pari Passu Note A-1 Principal
Distribution Amount and (b) after any monetary or other material event of default under the Pacific Arts Plaza

                                     S-187

Whole Loan, an amount equal to the lesser of (i) the outstanding principal balance of the PA Pari Passu Note A-1 Senior Component or the PA Pari Passu
Note A-1 Subordinate Component and (ii) the portion of the PA Pari Passu Note
A-1 Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     "PA Pari Passu Note A-1 Control Appraisal Period" means that the outstanding aggregate principal balance of the PA Pari Passu Note A-1
Subordinate Component (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "PA Pari Passu Note A-1 Controlling Holder" means, with respect to any date of determination, (a) prior to the occurrence of a PA Pari Passu Note A-1
Control Appraisal Period, the holders of a majority interest in the Class PA
Certificates and (b) during the occurrence and the continuance of a PA Pari
Passu Note A-1 Control Appraisal Period, the Pacific Arts Plaza Pari Passu
Noteholders, pursuant to the Pacific Arts Plaza Intercreditor Agreement;
provided, however, that neither the borrower nor any affiliate of the borrower will ever be the PA Pari Passu Note A-1 Controlling Holder. Pursuant to the
Pacific Arts Plaza Intercreditor Agreement, the Pacific Arts Plaza Pari Passu
Noteholders (which includes the Trust Fund as the holder of the Pacific Arts
Plaza Pari Passu Note A-1) will be required to vote on any matter requiring the direction and/or consent of the PA Pari Passu Note A-1 Controlling Holder, except that under the Pacific Arts Plaza Intercreditor Agreement, other than during a PA Pari Passu Note A-1 Control Appraisal Period, only the vote of the
Trust Fund, as the holder of Pacific Arts Plaza Pari Passu Note A-1, will be required. During such times as the Trustee, on behalf of the Trust Fund, is required to vote on any matter requiring the direction and/or consent of the PA
Pari Passu Note A-1 Controlling Holder, the PA Pari Passu Note A-1 Controlling
Holder will direct the Trustee's vote as set forth in the Pooling and Servicing
Agreement. During such times as the vote of both Pacific Arts Plaza Pari Passu
Noteholders is required, the voting rights given to each Pacific Arts Plaza
Pari Passu Noteholder will be weighted based on the related Pacific Arts Plaza
Pari Passu Note's portion of the outstanding principal balance of the Pacific
Arts Plaza Whole Loan. As set forth in the Pacific Arts Plaza Intercreditor
Agreement, any matter requiring the vote of the Pacific Arts Plaza Pari Passu
Noteholders as the PA Pari Passu Note A-1 Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Pacific Arts Plaza Pari Passu Noteholder with the largest outstanding principal balance will make any such decision.

     "PA Pari Passu Note A-1 Junior Portion" is defined on page S-85 to this prospectus supplement.

     "PA Pari Passu Note A-1 Principal Distribution Amount" means, for any
Distribution Date, in general, the aggregate of the following: (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, made by or on behalf of the related borrower or advanced, as the case may be, in respect of the PA Pari
Passu Note A-1 Component Mortgage Loan for the Due Date occurring during the related Collection Period or any prior Collection Period; (b) all voluntary principal prepayments received on the PA Pari Passu Note A-1 Component Mortgage
Loan during the related Collection Period; (c) with respect to the PA Pari
Passu Note A-1 Component Mortgage Loan if its stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal
(exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related
Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon
Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the PA Pari Passu Note A-1 Component Mortgage Loan on a Due
Date during or prior to the related Collection Period and not previously recovered; (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
received on the PA Pari Passu Note A-1 Component Mortgage Loan during the related Collection Period that were identified and applied by the Master
Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
Payment (other than a Balloon Payment) due, or the principal portion of any
Assumed Monthly Payment deemed due, in respect of the PA Pari Passu Note A-1
Component

                                     S-188

Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) the portion of any amount described in clause (e) of the definition of Principal Distribution Amount, as described under "--Distributions--Principal Distribution Amounts" in this prospectus supplement that is attributable to the PA Pari Passu Note A-1 Component
Mortgage Loan.

     "PA Pari Passu Note A-1 Senior Balance" means the deemed principal balance related to the PA Pari Passu Note A-1 Senior Component for purposes of calculating the allocation of collections on the PA Pari Passu Note A-1
Component Mortgage Loan between the PA Pari Passu Note A-1 Senior Component, on the one hand, and the PA Pari Passu Note A-1 Subordinate Component on the other hand.

     "PA Pari Passu Note A-1 Senior Component" is defined on page S-89 to this prospectus supplement.

     "PA Pari Passu Note A-1 Senior Portion" is defined on page S-86 to this prospectus supplement.

     "PA Pari Passu Note A-1 Subordinate Balance" means the deemed principal balance related to the PA Pari Passu Note A-1 Subordinate Component for
purposes of calculating the allocation of collections on the PA Pari Passu Note
A-1 Component Mortgage Loan between the PA Pari Passu Note A-1 Senior
Component, on the one hand, and the PA Pari Passu Note A-1 Subordinate
Component on the other hand.

     "PA Pari Passu Note A-1 Subordinate Component" is defined on page S-89 to this prospectus supplement.

     "Partial Interest Only" means an Interest Only loan that pays principal and interest for a portion of its term.

     "Participants" means the participating organizations in the DTC.

     "Party in Interest" is defined on page S-167 to this prospectus supplement.

     "Pass-Through Rate" is defined on page S-126 to this prospectus supplement.

     "Payment After Determination Date Report" is defined on page S-146 to this prospectus supplement.

     "Penetration" means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing better than the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

     "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable U.S. Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

     "Permitted Encumbrances" means any or all of the following encumbrances:
(a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy
(or, if not yet issued, referred to in a pro forma title policy or a
"marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such
Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued,

                                     S-189

referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such
Mortgage, the current principal use and operation of the related Mortgaged
Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases
(including subleases) pertaining to the related Mortgaged Property which the
Mortgage Loan Seller did not require to be subordinated to the lien of such
Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage and (f) if such Mortgage Loan constitutes a
Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

     "Permitted Investments" means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

     "Plan" means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

     "Plan Assets" means "plan assets" for purposes of Part 4 of Title I of
ERISA and Section 4975 of the Code.

     "Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of July 1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal
Agent.

     "Post CAP Loan" means the PA Pari Passu Note A-1 Component Mortgage Loan, following the occurrence of and during the continuance of a PA Control
Appraisal Period.

     "Prepayment Interest Excess" means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

     "Prepayment Interest Shortfall" means if a borrower prepays a Mortgage
Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master
Servicing Fees and any Excess Interest) on such prepayment.

     "Prepayment Premium" means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

     "Prepayment Premium Period" means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

     "Primary Collateral" means the Mortgaged Property directly securing a
Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "Principal Distribution Amount" is defined on page S-137 to this prospectus supplement.

     "Private Certificates" is defined on page S-121 to this prospectus supplement.

     "PTE" means a Prohibited Transaction Exemption.

     "Purchase Option" means, in the event a Mortgage Loan becomes a Defaulted
Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority

                                     S-190

Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the PA Pari Passu Note A-1
Controlling Holder (in the case of the PA Pari Passu Note A-1 Component
Mortgage Loan), the WB Controlling Holder (in the case of the WB Component
Mortgage Loan), and the Pacific Arts Plaza Purchase Option Holder (in the case of the Pacific Arts Plaza Whole Loan), from the Trust Fund at the Option Price.

     "Purchase Price" means the price generally equal to the unpaid principal balance of the related Mortgage Loan (including any subordinate component thereof), plus any accrued but unpaid interest thereon (other than Excess
Interest) at the related Mortgage Rate to but not including the Due Date in the
Collection Period of repurchase, plus any related unreimbursed Master Servicing
Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing
Agreement).

     "Qualified Substitute Mortgage Loan" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and
Servicing Agreement, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective
Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the
Due Date and grace period, respectively, of the defective Mortgage Loan; (iv)
is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution
Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole)
in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a
Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x)
constitutes a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing
Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y)
each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

                                     S-191

     "Rated Final Distribution Date" means the Distribution Date in July 2043, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

     "Rating Agencies" means Moody's and S&P.

     "Realized Losses" means losses on or in respect of the Mortgage Loans or
Serviced Whole Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such
Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO
Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest
(excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related
Mortgage Rate to but not including the Due Date related to the Collection
Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the
Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such
Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan
during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Record Date" is defined on page S-11 to this prospectus supplement.

     "Reimbursement Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "REIT" means a real estate investment trust.

     "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "Related Proceeds" means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

     "Release Date" means the Due Date upon which the related borrower can exercise its Defeasance Option.

     "REMIC" is defined on page S-163 to this prospectus supplement.

     "REMIC I" is defined on page S-163 to this prospectus supplement.

     "REMIC II" is defined on page S-163 to this prospectus supplement.

     "REMIC II Certificates" is defined on page S-121 to this prospectus supplement.

     "REMIC Administrator" means the Trustee with respect to its duties with respect to REMIC administration.

     "REMIC Residual Certificates" is defined on page S-121 to this prospectus supplement.

     "REO Loan" means any Defaulted Mortgage Loan, Mortgage Loan or Serviced
Whole Loan as to which the related Mortgaged Property has become an REO
Property.

                                     S-192

     "REO Property" means each Mortgaged Property acquired on behalf of the
Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" is defined on page S-165 to this prospectus supplement.

     "Required Appraisal Loan" means any Mortgage Loan or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred.

     "Restricted Group" means any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage
Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

     "Revised Rate" means the increased interest rate applicable to the ARD
Loan after the Anticipated Repayment Date set forth in the related Mortgage
Note that extends until final maturity.

     "RevPAR" means, with respect to a hotel Mortgaged Property, room revenue per available room which is calculated by multiplying occupancy times the
Average Daily Rate for a given period.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Senior Certificates" is defined on page S-121 to this prospectus supplement.

     "Sequential Pay Certificates" is defined on page S-121 to this prospectus supplement.

     "Serviced Whole Loan" means each of the Pacifc Arts Plaza Whole Loan and the WB Component Mortgage Loan, as applicable.

     "Servicing Advances" means customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer
(or, if applicable, the Trustee or the Fiscal Agent) in connection with the servicing of a Mortgage Loan, or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means to service and administer a Mortgage Loan or
Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the
Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the
Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders
(and, in the case of the Pacific Arts Plaza Whole Loan, the Pacific Arts Plaza
Pari Passu Noteholders), as a collective whole, on a net present value basis;
and (c) without regard to: (i) any known relationship that the Master Servicer
(or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate
(or any security backed by the Pacific Arts Plaza Pari Passu Note A-2) or any interest in any mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make
Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi)
any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate

                                     S-193

thereof), as the case may be, of any other mortgage loans or real property and
(vii) any obligation of the Master Servicer or Special Servicer, or any
affiliate thereof, to repurchase or substitute for a Mortgage Loan as a
Mortgage Loan Seller.

     "Servicing Transfer Event" means, with respect to any Mortgage Loan or
Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related
Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master
Servicer (who will promptly forward such financing commitment to the Special
Servicer and the Directing Certificateholder), for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment, that a default in the making of a
Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c)
the Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or
(b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     "Settlement Date" is defined on page S-158 to this prospectus supplement.

     "Special Actions" means (i) any foreclosure upon or comparable conversion
(which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a
Mortgage Loan; (iii) any proposed sale of a defaulted Mortgage Loan or REO
Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" or pursuant to a
Purchase Option as described under "Servicing of the Mortgage Loans--Defaulted
Mortgage Loans; Purchase Option" in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an
REO Property; (v) any acceptance of substitute or additional collateral for a
Mortgage Loan unless required by the underlying loan documents; (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability

                                     S-194

under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix)
any release of earnout reserve funds that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage
Loan documentation; and (x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation.

     "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the
Pacific Arts Plaza Whole Loan and the WB Component Mortgage Loan) (other than a
Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred.

     "Special Servicer" is defined on page S-10 to this prospectus supplement.

     "Special Servicing Fee" means principal compensation to be paid to the
Special Servicer in respect of its special servicing activities.

     "Special Servicing Fee Rate" means a rate equal to 0.35% (35 basis points)
per annum, subject to a minimum of $4,000 per month.

     "Startup Day" is defined on page S-164 to this prospectus supplement.

     "Stated Principal Balance" means, initially, the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such
Mortgage Loan that have been distributed on the Certificates on such date and
(ii) the principal portion of any Realized Loss incurred in respect of such
Mortgage Loan during the related Collection Period. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable
Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate).

     "Sub-Servicer" means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

     "Sub-Servicing Agreement" means the sub-servicing agreement between the
Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer.

     "Sub-Servicing Fee Rate" means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

     "Subordinate Certificates" means the Classes of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates,
Class A-3B Certificates, Class A-SB Certificates, Class A-4 Certificates, Class
XC Certificates and Class XP Certificates.

     "Substitution Shortfall Amount" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing
Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such
Qualified Substitute Mortgage Loan as of the date of substitution.

     "Triple Net" is defined on page S-64 to this prospectus supplement.

     "Trust" is defined on page S-121 to this prospectus supplement.

     "Trustee" is defined on page S-10 to this prospectus supplement.

     "Trustee Fee" means the monthly fee payable to the Trustee pursuant to the
Pooling and Servicing Agreement.

     "Trust Fund" is defined on page S-121 to this prospectus supplement.

     "Underwriters" means, collectively, Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc.

                                     S-195

     "Underwriting Agreement" means that certain underwriting agreement among the Depositor and the Underwriters.

     "Units", "Keys", "Pads" and "SF" respectively, mean: (i) in the case of a
Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in
Annex A to this prospectus supplement as "Units"); (ii) in the case of a
Mortgaged Property operated as a hotel, the number of keys (referred to in
Annex A to this prospectus supplement as "keys"); (iii) in the case of a
Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in Annex A to this prospectus supplement as "Pads"); and (iv)
in the case of a Mortgaged Property operated as an office or retail building the number of square feet (referred to in Annex A to this prospectus supplement as "SF").

     "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     "USPAP" means the Uniform Standards of Professional Appraisal Practice.

     "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow"
means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W
Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

       (i) "U/W Revenues" are the anticipated Revenues in respect of a
   Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a)
   assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

       (ii) "U/W Expenses" are the anticipated Expenses in respect of a
   Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the
   Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged
   Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow.
In particular, the assumptions regarding

                                     S-196

tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

     "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage
Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related
Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

       (1) with respect to the Holdback Loans (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such
   Holdback Loan (net of the debt service in respect of the holdback);

       (2) (a) with respect to the PA Pari Passu Note A-1 Component Mortgage
   Loan such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari
   Passu Note A-1 Subordinate Component) and (b) with respect to the WB
   Component Mortgage Loan such calculation includes only the WB Senior
   Component (but excludes the WB Subordinate Component). Accordingly such ratios would be lower if the subordinate component(s) and/or B note(s) (as applicable) were included; and

       (3) with respect to the sets of Cross-Collateralized Mortgage Loans (1)
   the aggregate U/W Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such
   Cross-Collateralized Mortgage Loans.

       "U/W Replacement Reserves" means, with respect to any Mortgaged
   Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

       "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged
   Property, (a) the related U/W Reserves, divided by (b) the number of Units,
   Keys, SF or Pads, as applicable.

       "WB Accrued Component Interest" means, in respect of each of the WB
   Senior Component and the WB Subordinate Component for each Distribution
   Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for the WB Subordinate Component, which, in the case of the WB Senior Component, is equal to approximately 5.130425%
   per annum and, in the case of the WB Subordinate Component, is equal to the
   Pass-Through Rate of the Class WB Certificates. The WB Senior Component and
   the WB Subordinate Component accrue interest on an Actual/360 Basis.

       "WB Component Distributable Interest" means, in respect of each of the
   WB Senior Component and the WB Subordinate Component for each Distribution
   Date, the WB Accrued Component Interest in respect of the WB Subordinate
   Component reduced by the component's allocable share (calculated as described in the definition of WB Accrued Component Interest) of any
   Prepayment Interest Shortfall for such Distribution Date.

       "WB Component Mortgage Loan" is defined on page S-90 to this prospectus supplement.

       "WB Component Principal Entitlement" means, with respect to each of the
   WB Senior Component and the WB Subordinate Component (a) prior to any monetary or other material

                                     S-197

   event of default under the WB Component Mortgage Loan, an amount equal to the WB Senior Component's or the WB Subordinate Component's pro rata share of the WB Principal Distribution Amount and (b) after any monetary or other material event of default under the WB Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of the WB
   Senior Component or the WB Subordinate Component (as applicable) and (ii)
   the portion of the WB Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

       "WB Control Appraisal Period" means that the outstanding principal balance of the WB Subordinate Component of the WB Component Mortgage Loan
   (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

       "WB Controlling Holder" means (a) prior to the occurrence of a WB
   Control Appraisal Period, holders of a majority percentage interest in the
   Class WB Certificates, and (b) during the occurrence and the continuation of a WB Control Appraisal Period, the Directing Certificateholder.

       "WB Principal Distribution Amount" means, for any Distribution Date, in general, the aggregate of the following: (a) the principal portions of all
   Monthly Payments (other than a Balloon Payment) and any Assumed Monthly
   Payments due or deemed due, made by or on behalf of the related borrower or advanced, as the case may be, in respect of the WB Component Mortgage Loan for the Due Date occurring during the related Collection Period or any prior Collection Period; (b) all voluntary principal prepayments received on the WB Component Mortgage Loan during the related Collection Period; (c)
   with respect to the WB Component Mortgage Loan, if its stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment
   (other than a Balloon Payment) due, or the principal portion of any Assumed
   Monthly Payment deemed due, in respect of the WB Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) all Liquidation Proceeds and Insurance and
   Condemnation Proceeds received on the WB Component Mortgage Loan during the related Collection Period that were identified and applied by the Master
   Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the WB
   Component Mortgage Loan on a Due Date during or prior to the related
   Collection Period and not previously recovered; and (e) the portion any amount described in clause (f) of the definition of Principal Distribution
   Amount, as described under "--Distributions--Principal Distribution
   Amounts" in this prospectus supplement that is attributable to the WB
   Component Mortgage Loan.

       "WB Senior Balance" means the deemed principal balance related to the WB
   Senior Component for purposes of calculating the allocation of collections on the WB Component Mortgage Loan between the WB Senior Component, on the one hand, and the WB Subordinate Component on the other hand.

       "WB Senior Component" is defined on page S-90 to this prospectus supplement.

       "WB Subordinate Balance" means the deemed principal balance related to the WB Subordinate Component for purposes of calculating the allocation of collections on the WB Component Mortgage Loan between the WB Senior
   Component, on the one hand, and the WB Subordinate Component on the other hand.

       "WB Subordinate Component" is defined on page S-90 to this prospectus supplement.

       "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans
   (excluding the interest rates and

                                     S-198

   principal balances of the PA Pari Passu Note A-1 Subordinate Component and
   the WB Subordinate Components) immediately following the preceding
   Distribution Date (weighted on the basis of their respective Stated
   Principal Balances (as defined in this prospectus supplement)).

       "Withheld Amounts" is defined on page S-142 to this prospectus supplement.

       "Workout Fee" means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

       "Workout Fee Rate" means a rate equal to 1.0% (100 basis points) per annum on each collection of interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments,
   Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a Class PA
   Certificateholder, a Class WB Certificateholder or the holder or holders of
   Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

       "Workout-Delayed Reimbursement Amount" is defined on page S-144 to this prospectus supplement.

       "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

       "YMP" means yield maintenance period.

                                     S-199

                      (This Page Intentionally Left Blank)

                      (This Page Intentionally Left Blank)

                      (This Page Intentionally Left Blank)

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                   LOAN        LOAN
   SEQUENCE       NUMBER       SELLER            PROPERTY NAME
   --------       ------       ------            -------------

      1           58884        Bank of America   Woolworth Building
      2           43043        BSCMI             Ridgedale Center
      3           58851        Bank of America   Pacific Arts Plaza
      4           59003        Bank of America   Marley Station

     5.1         20050939      Barclays          Forum Office Park
     5.2         20050939      Barclays          City Hall Plaza
     5.3         20050939      Barclays          Hurstbourne Business Center
     5.4         20050939      Barclays          Oxmoor Place
     5.5         20050939      Barclays          One and Two Chestnut Place
     5.6         20050939      Barclays          Steeplechase
     5.7         20050939      Barclays          Lakeview
     5.8         20050939      Barclays          Hunnington Place
      5          20050939      Barclays          IPC LOUISVILLE PORTFOLIO (ROLL UP)

      6           58579        Bank of America   Mission Pointe Apartments
      7           58647        Bank of America   Fiesta Mall
      8           58345        Bank of America   Queens Atrium

     9.1         43108-1       BSCMI             AmSouth Tower
     9.2         43108-2       BSCMI             Concourse Towers
      9           43108        BSCMI             FRI PORTFOLIO (ROLL UP)

     10.1        20050968      Barclays          Edgewater Plaza
     10.2        20050968      Barclays          123 Tice Boulevard
      10         20050968      Barclays          IPC NEW YORK PORTFOLIO (ROLL UP)
     11.1        20050967      Barclays          Epic Center
     11.2        20050967      Barclays          One and Two Brittany
      11         20050967      Barclays          IPC WICHITA PORTFOLIO (ROLL UP)
                                                 SUB-TOTAL CROSSED LOANS

      12          58844        Bank of America   Massillon Commons
      13          58845        Bank of America   Brown's Lane
      14          58853        Bank of America   Edward's Multiplex-Ontario
                                                 SUB-TOTAL CROSSED LOANS

      15          58165        Bank of America   Mercantile West
      16         20050812      Barclays          Courtyard - Chicago, IL
      17          58922        Bank of America   NYU Housing - 400 Broome Street
      18         20050573      Barclays          The Mansions at Hockanum Crossing
      19         20050660      Barclays          MetCenter 10
      20          58869        Bank of America   Warm Springs Plaza
      21         20040413      Barclays          Centre at Forestville
      22          58926        Bank of America   Civic Center Plaza
      23          58906        Bank of America   Villas at West Oaks
      24         20050787      Barclays          Hilton Garden Inn-Arlington, VA
      25          42832        BSCMI             One Park Place
      26          42409        BSCMI             One Hanover Park
      27          58878        Bank of America   The Galleria

      28         20050810      Barclays          Residence Inn - Carmel, IN
      29         20050811      Barclays          Springhill Suites - Carmel, IN
                                                 SUB-TOTAL CROSSED LOANS

      30         20050786      Barclays          8-10 Wright Street

      31         20050821      Barclays          Springhill Suites - Louisville, KY
      32         20050820      Barclays          Residence Inn - Louisville, KY
                                                 SUB-TOTAL CROSSED LOANS

      33          42773        BSCMI             Stateline Station

     34.1        43314-3       BSCMI             Emster Portfolio - Tehachapi
     34.2        43314-2       BSCMI             Emster Portfolio - Kingsburg
     34.3        43314-4       BSCMI             Emster Portfolio - Freeport
     34.4        43314-1       BSCMI             Emster Portfolio - Coalinga
      34          43314        BSCMI             EMSTER PORTFOLIO (ROLL UP)

      35         20050808      Barclays          Residence Inn - Austin, TX
      36         20050809      Barclays          Springhill Suites - Austin, TX
                                                 SUB-TOTAL CROSSED LOANS

      37          58945        Bank of America   Cavalier Creekside Apartments
      38          58720        Bank of America   Ashford Park Apartments

      39         20050813      Barclays          Courtyard - Golden, CO
      40         20050814      Barclays          Residence Inn - Golden, CO
                                                 SUB-TOTAL CROSSED LOANS

      41         20050295      Barclays          Bryan Dairy East

      42         20050818      Barclays          Residence Inn - Longmont, CO
      43         20050817      Barclays          Courtyard - Longmont, CO
                                                 SUB-TOTAL CROSSED LOANS

      44          58838        Bank of America   Langham Apartments
      45         20050788      Barclays          The Park Apartments
      46          58766        Bank of America   Mitsuwa Marketplace
      47          58931        Bank of America   Brentwood Plaza Shopping Center
      48         20050700      Barclays          Great America Building
      49         20050824      Barclays          Springhill Suites - Westminster, CO
      50          58624        Bank of America   American Express Building
      51         20050823      Barclays          Residence Inn - Warrenville, IL

     52.1        42720-2       BSCMI             Southway Manor
     52.2        42720-1       BSCMI             Patricia Manor
      52          42720        BSCMI             PATRICIA SOUTHWAY I & II PORTFOLIO (ROLL UP)

      53          58940        Bank of America   Sarasota Village
      54          58858        Bank of America   Lathrop Industrial
      55          43357        BSCMI             Flextronics Building
      56         20050819      Barclays          Courtyard - Louisville, CO
      57          58976        Bank of America   Sierra Verde Plaza
      58          58827        Bank of America   Cedarbrook Office Bulding
      59          58964        Bank of America   Tidewater Industrial Building
      60         20050761      Barclays          307 West 38th Street
      61         20050613      Barclays          High Ridge Office Complex
      62          43184        BSCMI             40 Pepe's Farm Road
      63          58932        Bank of America   FMC Technologies Building

      64         20050816      Barclays          Residence Inn - Lakewood,  CO
      65         20050815      Barclays          Courtyard - Lakewood, CO
                                                 SUB-TOTAL CROSSED LOANS

      66          43162        BSCMI             CarMax San Antonio
      67          42937        BSCMI             Cinemark Seven Bridges

     68.1         58912        Bank of America   Seligman CVS Pool #2 - CVS-Bushnell
     68.2         58912        Bank of America   Seligman CVS Pool #2 - CVS-Nokomis
      68          58912        Bank of America   SELIGMAN CVS POOL #2 (ROLL UP)

      69         20050690      Barclays          Urbana MOB

     70.1         58771        Bank of America   Delilah Terrace MHC
     70.2         58771        Bank of America   Stoney Fields Estates MHC
      70          58771        Bank of America   BURNHAM PORTFOLIO - DELILAH TERRACE MHC AND STONEY FIELDS ESTATES MHC (ROLL UP)

      71         20050688      Barclays          Sugarcreek Towne Centre
      72          58905        Bank of America   Carlsbad Self Storage
      73          43236        BSCMI             1460 Macombs Road
      74         20050702      Barclays          Aureus Center
      75          42849        BSCMI             Southgate Plaza
      76          43230        BSCMI             Clear Lake Shores
      77         20050822      Barclays          Springhill Suites - Mishawaka, IN
      78         20050714      Barclays          Grand Village Shops
      79          58950        Bank of America   Hayward Bridge Business Park
      80         20050807      Barclays          Courtyard - Austin, TX
      81          58961        Bank of America   10509 Professional Circle
      82          58769        Bank of America   Burnham Portfolio - Clintonvilla MHC
      83          42705        BSCMI             Quail Springs
      84          42848        BSCMI             Stanley Works
      85          58840        Bank of America   Fontenoy Apartments

      86         20050725      Barclays          Virginia Mason Medical Center
      87        20050725A      Barclays          Lakeshore Learning Store
                                                 SUB-TOTAL CROSSED LOANS

      88          58960        Bank of America   South Hampton Townhomes
      89          58883        Bank of America   Publix - Mountain Brook
      90          58872        Bank of America   Market Place Villas
      91          42625        BSCMI             23rd Street Plaza
      92          58973        Bank of America   189-203  Britton Avenue
      93          58790        Bank of America   Olive Park Shopping Center
      94          58778        Bank of America   Walgreens - Greenville, MI
      95         20050748      Barclays          Lineville Station
      96          58894        Bank of America   Walgreens - Elk Grove
      97          58781        Bank of America   Walgreens-  Alpena, MI
      98          58942        Bank of America   Your Extra Attic-Johns Creek
      99          58943        Bank of America   Your Extra Attic- Suwanee
     100          58684        Bank of America   McGee's Closet Self Storage
     101         20050745      Barclays          Dixie Station
     103          58903        Bank of America   Bryant Circle Self Storage
     104         20050719      Barclays          US Forestry Building
     105          43152        BSCMI             Chichester Square
     106          42383        BSCMI             McAllen Town Center
     107          42924        BSCMI             104 West 190th Street
     108         20050791      Barclays          Hampton Park & Moreland Parkway Apartments
     109          42948        BSCMI             CVS Montevallo

-----------------------------------------------------------------------------------------------------------------------------------
                          TOTALS/WEIGHTED AVERAGE
===================================================================================================================================





   SEQUENCE    PROPERTY ADDRESS                                                    COUNTY           CITY                  STATE
   --------    ----------------                                                    ------           ----                  -----

      1        233 Broadway                                                        New York         New York                NY
      2        12401 Wayzata Boulevard                                             Hennepin         Minnetonka              MN
      3        675 Anton Boulevard                                                 Orange           Costa Mesa              CA
      4        7900 Governor Ritchie Highway                                       Anne Arundel     Glen Burnie             MD

     5.1       301-307 N. Hurstbourne Pkwy                                         Jefferson        Louisville              KY
     5.2       900 Elm Street                                                      Hillsborough     Manchester              NH
     5.3       9200 -9300 Shelbyville Road                                         Jefferson        Louisville              KY
     5.4       101 Bullitt Lane                                                    Jefferson        Louisville              KY
     5.5       10 Chestnut Street and 22 Elm Street                                Worcester        Worcester               MA
     5.6       9410 Bunsen Parkway                                                 Jefferson        Louisville              KY
     5.7       100 Mallard Creek Road                                              Jefferson        Louisville              KY
     5.8       9420 Bunsen Parkway                                                 Jefferson        Louisville              KY
      5        Various                                                             Various          Various              Various

      6        1063 Morse Avenue                                                   Santa Clara      Sunnyvale               CA
      7        1445 West Southern Avenue                                           Maricopa         Mesa                    AZ
      8        30-20/ 30-30 Thomson Avenue                                         Queens           Long Island City        NY

     9.1       315 Deaderick Street                                                Davidson         Nashville               TN
     9.2       2000-2090 Palm Beach Lakes Boulevard                                Palm Beach       West Palm Beach         FL
      9        Various                                                             Various          Various              Various

     10.1      One Edgewater Plaza                                                 Richmond         Staten Island           NY
     10.2      123 Tice Boulevard                                                  Bergen           Woodcliff Lake          NJ
      10       Various                                                             Various          Various              Various
     11.1      301 N. Main St.                                                     Sedgwick         Wichita                 KS
     11.2      2024 and 1938 N. Woodlawn                                           Sedgwick         Wichita                 KS
      11       Various                                                             Sedgwick         Wichita                 KS

      12       2366 Lincoln Way East                                               Stark            Massillon               OH
      13       1360 West Main Road                                                 Newport          Middletown              RI
      14       4900 East 4th Street                                                San Bernardino   Ontario                 CA

      15       25622-25706 Crown Valley Parkway                                    Orange           Ladera Ranch            CA
      16       165 East Ontario Street                                             Cook             Chicago                 IL
      17       400 Broome Street                                                   New York         New York                NY
      18       75 Hockanum Boulevard                                               Tolland          Vernon                  CT
      19       7551 Metro Center Drive                                             Travis           Austin                  TX
      20       46500 Mission Boulevard                                             Alameda          Fremont                 CA
      21       3101 Donnell Drive                                                  Prince George's  Forestville             MD
      22       2619-2735 Tapo Canyon Road                                          Ventura          Simi Valley             CA
      23       15155 Richmond Avenue                                               Harris           Houston                 TX
      24       1333 North Courthouse Road                                          Arlington        Arlington               VA
      25       300 South State Street                                              Onondaga         Syracuse                NY
      26       16633 North Dallas Parkway                                          Dallas           Addison                 TX
      27       1810-1848 Galleria Boulevard                                        Mecklenburg      Charlotte               NC

      28       11895 North Meridian Street                                         Hamilton         Carmel                  IN
      29       11855 North Meridian Street                                         Hamilton         Carmel                  IN

      30       8 - 10 Wright Street                                                Fairfield        Westport                CT

      31       10101 Forest Green Blvd.                                            Jefferson        Louisville              KY
      32       3500 Springhurst Commons                                            Jefferson        Louisville              KY

      33       SE Corner of 135th and Stateline Road                               Jackson          Kansas City             MO

     34.1      710 W. Tehachapi Blvd.                                              Kern             Tehachapi               CA
     34.2      333 Sierra Way                                                      Fresno           Kingsburg               CA
     34.3      1880 South West Avenue                                              Stephenson       Freeport                IL
     34.4      25 West Polk Street                                                 Fresno           Coalinga                CA
      34       Various                                                             Various          Various              Various

      35       12401 North Lamar Boulevard                                         Travis           Austin                  TX
      36       12520 North IH-35                                                   Travis           Austin                  TX

      37       100 Cavalier Crossing                                               DeKalb           Lithhonia               GA
      38       1101 Kennebec Street                                                Prince George's  Oxon Hill               MD

      39       14700 W. Sixth Ave.                                                 Jefferson        Golden                  CO
      40       14600 W. 6th Avenue                                                 Jefferson        Golden                  CO

      41       7300-7480 Bryan Dairy Road                                          Pinellas         Largo                   FL

      42       1450 Dry Creek Drive                                                Boulder          Longmont                CO
      43       1410 Dry Creek Drive                                                Boulder          Longmont                CO

      44       715 S. Normandie Avenue                                             Los Angeles      Los Angeles             CA
      45       1100 Audubon Park Drive                                             Wake             Cary                    NC
      46       100 E. Algonquin Road                                               Cook             Arlington Heights       IL
      47       1595-1659 Route 23 South                                            Passaic          Wayne                   NJ
      48       625 First Street SE                                                 Linn             Cedar Rapids            IA
      49       6845 West 103rd Avenue                                              Jefferson        Westminster             CO
      50       3500 Packerland Drive                                               Brown            De Pere                 WI
      51       28500 Bella Vista Parkway                                           DuPage           Warrenville             IL

     52.1      7315-7497 Southway Drive                                            Harris           Houston                 TX
     52.2      2503-2525 Patricia Manor Place                                      Harris           Houston                 TX
      52       Various                                                             Harris           Houston                 TX

      53       3606 Bee Ridge Road                                                 Sarasota         Sarasota                FL
      54       17600 Shideler Parkway                                              San Joaquin      Lathrop                 CA
      55       10900 Cash Road                                                     Fort Bend        Stafford                TX
      56       948 West Dillon Road                                                Boulder          Louisville              CO
      57       6718-6780 W. Deer Valley Road                                       Maricopa         Glendale                AZ
      58       12800-12900 Garden Grove Boulevard                                  Orange           Garden Grove            CA
      59       1660 Tide Court                                                     Yolo             Woodland                CA
      60       307 West 38th Street                                                New York         New York                NY
      61       6880 North Frontage Road                                            Cook             Burr Ridge              IL
      62       40 Pepe's Farm Road                                                 New Haven        Milford                 CT
      63       14741 Yorktown Plaza                                                Harris           Houston                 TX

      64       7050 West Hampden Avenue                                            Jefferson        Lakewood                CO
      65       7180 West Hampden Avenue                                            Jefferson        Lakewood                CO

      66       3611 Fountainhead Drive                                             Bexar            San Antonio             TX
      67       6500 Route 53                                                       DuPage           Woodridge               IL

     68.1      420 N. Main Street                                                  Sumter           Bushnell                FL
     68.2      1111 Tamiami Trail                                                  Sarasota         Nokomis                 FL
      68       Various                                                             Various          Various                 FL

      69       1405 West Park Street                                               Champaign        Urbana                  IL

     70.1      6515 Delilah Road                                                   Atlantic         Egg Harbor              NJ
     70.2      1059 Ocean Heights Avenue                                           Atlantic         Egg Harbor              NJ
      70       Various                                                             Atlantic         Egg Harbor              NJ

      71       541 Allegheny Boulevard & 100-110 Sugarcreek Town Centre Road       Venango          Sugarcreek              PA
      72       2235 Palomar Airport Road                                           San Diego        Carlsbad                CA
      73       1460 Macombs Road                                                   Bronx            Bronx                   NY
      74       17515 W. 9 Mile Rd.                                                 Oakland          Southfield              MI
      75       611-719 Hebron Road                                                 Licking          Heath                   OH
      76       FM 2094 and Highway 146                                             Galveston        Clear Lake Shores       TX
      77       5225 Edison Lakes Parkway                                           St. Joseph       Mishawaka               IN
      78       2800 West State Highway 76                                          Taney            Branson                 MO
      79       25803-25823 Clawiter Rd  & 3366 - 3374 Enterprise Avenue            Alameda          Hayward                 CA
      80       4533 South IH-35                                                    Travis           Austin                  TX
      81       10509 Professional Circle                                           Washoe           Reno                    NV
      82       4851 Clintonville Road                                              Oakland          Clarkston               MI
      83       2201 West Memorial Road                                             Oklahoma City    Oklahoma City           OK
      84       505 North Cleveland Avenue                                          Delaware         Westerville             OH
      85       1811 N. Whitley Avenue                                              Los Angeles      Hollywood               CA

      86       222 112th Avenue NE                                                 King             Bellevue                WA
      87       11027 NE 4th Street                                                 King             Bellevue                WA

      88       3174 36th Avenue                                                    Grand Forks      Grand Forks             ND
      89       3141 Overton Road                                                   Jefferson        Mountain Brook          AL
      90       15 North 18th Street                                                Richmond         Richmond                VA
      91       413, 419 and 425 West 23 Street                                     Bay              Panama City             FL
      92       189-203 Britton Ave                                                 Norfolk          Stoughton               MA
      93       5814-5838 West Olive Ave.                                           Maricopa         Glendale                AZ
      94       1420 West Washington Street                                         Montcalm         Greenville              MI
      95       2465 Lineville Road                                                 Brown            Howard                  WI
      96       8400 Elk Grove Florin Road                                          Sacramento       Elk Grove               CA
      97       1011 Washington Ave                                                 Alpena           Alpena                  MI
      98       1715 Peachtree Parkway                                              Forsyth          Cumming                 GA
      99       130 Peachtree Industrial                                            Gwinnett         Sugar Hill              GA
     100       1511 Ventura Boulevard                                              Los Angeles      Sherman Oaks            CA
     101       1615 West Highway 76                                                Taney            Branson                 MO
     103       412 Bryant Circle                                                   Ventura          Ojai                    CA
     104       925 Weiss Drive                                                     Routt            Steamboat Springs       CO
     105       3601 Chichester Avenue                                              Delaware         Boothwyn                PA
     106       7400 North 10th Street                                              Hildago          McAllen                 TX
     107       104 West 190th Street                                               Bronx            Bronx                   NY
     108       2870 & 2880 S. Moreland Pkwy.                                       Cuyahoga         Cleveland               OH
     109       700 Main Street                                                     Shelby           Montevallo              AL

----------------------------------------------------------------------------------------------------------------------------------
               108 LOANS / 124 PROPERTIES
==================================================================================================================================





                                                                                                                  CUT-OFF
                ZIP                PROPERTY                                                     ORIGINAL            DATE
  SEQUENCE     CODE                 TYPE                          PROPERTY SUBTYPE               BALANCE          BALANCE
  --------     ----                 ----                          ----------------               -------          -------

     1        10007                Office                                CBD                  $200,000,000      $200,000,000
     2        55305                Retail                             Anchored                 190,000,000      189,320,140
     3        92626                Office                             Suburban                 132,000,000      132,000,000
     4        21061                Retail                             Anchored                 114,400,000      114,400,000

    5.1       40222                Office                             Suburban                 23,961,300        23,961,300
    5.2       03101                Office                             Suburban                 21,420,000        21,420,000
    5.3       40222                Office                             Suburban                 18,691,650        18,691,650
    5.4       40222                Office                             Suburban                 11,023,000        11,023,000
    5.5       01608                Office                                CBD                   10,847,042        10,847,042
    5.6       40220                Office                             Suburban                  5,767,000        5,767,000
    5.7       40207                Office                             Suburban                  5,133,000        5,133,000
    5.8       40220                Office                             Suburban                  4,322,500        4,322,500
     5       Various               Office                              Various                 101,165,492      101,165,492

     6        94089              Multifamily                           Garden                  84,000,000        84,000,000
     7        85202                Retail                             Anchored                 84,000,000        84,000,000
     8        11101                Office                                CBD                   76,720,000        76,720,000

    9.1       37238                Office                               Urban                  55,125,000        55,125,000
    9.2       33409                Office                             Suburban                 14,875,000        14,875,000
     9       Various               Office                              Various                 70,000,000        70,000,000

    10.1      10305                Office                             Suburban                 19,826,250        19,826,250
    10.2      07675                Office                             Suburban                 16,275,898        16,275,898
     10      Various               Office                             Suburban                 36,102,148        36,102,148
    11.1      67202                Office                                CBD                   15,732,360        15,732,360
    11.2      67208                Office                             Suburban
     11      Various               Office                              Various                 15,732,360        15,732,360
                                                                                            -----------------------------------
                                                                                               51,834,508        51,834,508

     12       44646                Retail                             Anchored                 10,126,300        10,126,300
     13       02842                Retail                             Anchored                  6,284,000        6,284,000
     14       91764                 Other                              Theater                 27,875,000        27,875,000
                                                                                            -----------------------------------
                                                                                               44,285,300        44,285,300

     15       92694                Retail                             Anchored                 42,000,000        42,000,000
     16       60611                 Hotel                           Full Service               40,875,000        40,811,817
     17       10013              Multifamily                           Student                 37,500,000        37,500,000
     18       06066              Multifamily                           Garden                  33,000,000        33,000,000
     19       78744                Office                             Suburban                 32,000,000        32,000,000
     20       94539                Retail                             Anchored                 30,513,980        30,513,980
     21       20747                Retail                             Anchored                 30,500,000        30,274,341
     22       93063                Retail                             Anchored                 27,500,000        27,500,000
     23       77082              Multifamily                           Garden                  26,500,000        26,500,000
     24       22201                 Hotel                           Full Service               24,000,000        23,961,761
     25       13202                Office                               Urban                  22,850,000        22,850,000
     26       75001                Office                             Suburban                 22,847,500        22,847,500
     27       27614                Retail                          Shadow Anchored             21,500,000        21,500,000

     28       46032                 Hotel                           Extended Stay              10,117,337        10,101,816
     29       46032                 Hotel                          Limited Service             10,100,000        10,084,506
                                                                                            -----------------------------------
                                                                                               20,217,337        20,186,322

     30       06880                Office                             Suburban                 18,500,000        18,500,000

     31       40223                 Hotel                          Limited Service              9,385,500        9,385,500
     32       40241                 Hotel                           Extended Stay               8,716,560        8,716,560
                                                                                            -----------------------------------
                                                                                               18,102,060        18,102,060

     33       64145                Retail                             Anchored                 17,600,000        17,600,000

    34.1      93561                Retail                             Anchored                  5,150,000        5,140,439
    34.2      93631                Retail                             Anchored                  4,650,000        4,641,368
    34.3      61032                Retail                             Anchored                  3,900,000        3,892,760
    34.4      93210                Retail                             Anchored                  3,550,000        3,543,410
     34      Various               Retail                             Anchored                 17,250,000        17,217,976

     35       78753                 Hotel                           Extended Stay               9,075,000        9,060,972
     36       78753                 Hotel                          Limited Service              7,950,000        7,937,711
                                                                                            -----------------------------------
                                                                                               17,025,000        16,998,683

     37       30038              Multifamily                           Garden                  16,900,000        16,900,000
     38       20745              Multifamily                           Garden                  16,720,000        16,720,000

     39       80401                 Hotel                          Limited Service              7,754,353        7,742,457
     40       80401                 Hotel                           Extended Stay               7,919,400        7,919,400
                                                                                            -----------------------------------
                                                                                               15,673,753        15,661,857

     41       33777              Industrial                             Flex                   15,470,000        15,470,000

     42       80503                 Hotel                           Extended Stay               7,950,000        7,937,711
     43       80503                 Hotel                          Limited Service              6,918,000        6,907,306
                                                                                            -----------------------------------
                                                                                               14,868,000        14,845,017

     44       90005              Multifamily                           Garden                  13,480,016        13,480,016
     45       27511              Multifamily                         Multifamily               12,760,000        12,760,000
     46       60005                Retail                             Anchored                 12,500,000        12,475,522
     47       07470                Retail                             Anchored                 12,250,000        12,250,000
     48       52401                Office                                CBD                   12,300,000        12,208,120
     49       80021                 Hotel                          Limited Service             11,764,690        11,746,504
     50       54115                Office                       Single Tenant Credit           11,623,000        11,623,000
     51       60555                 Hotel                           Extended Stay              11,388,210        11,370,606

    52.1      77087              Multifamily                           Garden                   5,592,154        5,558,588
    52.2      77012              Multifamily                           Garden                   5,557,846        5,524,486
     52      Various             Multifamily                           Garden                  11,150,000        11,083,074

     53       34233                Retail                             Anchored                 10,850,000        10,850,000
     54       95330              Industrial                         Distribution               10,800,000        10,800,000
     55       77477              Industrial                             Flex                   10,500,000        10,500,000
     56       80027                 Hotel                          Limited Service             10,500,000        10,483,769
     57       85310                Retail                             Anchored                 10,300,000        10,300,000
     58       92843                Office                             Suburban                  9,718,229        9,718,229
     59       95776              Industrial                           Warehouse                 9,050,000        9,040,143
     60       10018                Office                                CBD                    9,000,000        9,000,000
     61       60521                Office                             Suburban                  8,700,000        8,700,000
     62       06460              Industrial                    Warehouse/Distribution           8,680,000        8,680,000
     63       77040                Office                             Suburban                  8,600,000        8,600,000

     64       80227                 Hotel                           Extended Stay               5,047,200        5,039,398
     65       80227                 Hotel                          Limited Service              3,075,000        3,070,247
                                                                                            -----------------------------------
                                                                                                8,122,200        8,109,645

     66       78229                Retail                             Anchored                  8,030,000        8,030,000
     67       60517                 Other                              Theater                  7,800,000        7,800,000

    68.1      33513                Retail                             Anchored                  2,800,000        2,800,000
    68.2      34275                Retail                             Anchored                  4,880,000        4,880,000
     68      Various               Retail                             Anchored                  7,680,000        7,680,000

     69       61801                Office                              Medical                  7,500,000        7,500,000

    70.1      08234   Manufactured Housing Communities    Manufactured Housing Communities      3,634,932        3,627,434
    70.2      08234   Manufactured Housing Communities    Manufactured Housing Communities      3,615,068        3,607,611
     70       08234   Manufactured Housing Communities    Manufactured Housing Communities      7,250,000        7,235,045

     71       16323                Retail                             Anchored                  7,250,000        7,227,382
     72       92009             Self Storage                        Self Storage                7,000,000        7,000,000
     73       10452              Multifamily                            Urban                   7,000,000        6,986,257
     74       48075                Office                             Suburban                  6,800,000        6,800,000
     75       43056                Retail                             Anchored                  6,740,000        6,740,000
     76       77565                Retail                             Anchored                  6,682,500        6,682,500
     77       46545                 Hotel                          Limited Service              6,500,000        6,490,029
     78       65616                Retail                            Unanchored                 6,400,000        6,393,139
     79       94545              Industrial                           Warehouse                 6,200,000        6,200,000
     80       78744                 Hotel                          Limited Service              6,164,890        6,155,361
     81       89521                Office                             Suburban                  6,150,000        6,143,249
     82       48346   Manufactured Housing Communities    Manufactured Housing Communities      6,000,000        5,993,156
     83       73134                Retail                             Anchored                  5,740,000        5,740,000
     84       43082                Office                             Suburban                  5,500,000        5,500,000
     85       90028              Multifamily                           Garden                   5,011,361        5,011,361

     86       98004                Office                              Medical                  3,600,000        3,592,717
     87       98004                Retail                            Unanchored                 1,000,000         997,977
                                                                                            -----------------------------------
                                                                                                4,600,000        4,590,694

     88       58201              Multifamily                           Garden                   4,500,000        4,500,000
     89       35223                Retail                             Anchored                  4,384,000        4,384,000
     90       23223              Multifamily                           Garden                   4,200,000        4,200,000
     91       32405                Retail                             Anchored                  3,990,000        3,990,000
     92       02072              Multifamily                           Garden                   3,850,000        3,850,000
     93       85302                Retail                          Shadow Anchored              3,700,000        3,700,000
     94       48838                Retail                             Anchored                  3,700,000        3,700,000
     95       54313                Retail                             Anchored                  3,630,000        3,626,034
     96       95624                Retail                             Anchored                  3,600,000        3,596,089
     97       49707                Retail                             Anchored                  3,600,000        3,592,881
     98       30041             Self Storage                        Self Storage                3,300,000        3,296,364
     99       30518             Self Storage                        Self Storage                3,250,000        3,246,385
    100       91403             Self Storage                        Self Storage                3,200,000        3,200,000
    101       65616                Retail                            Unanchored                 3,200,000        3,196,569
    103       93023             Self Storage                        Self Storage                3,000,000        2,996,455
    104       80487                Office                             Suburban                  2,793,000        2,766,014
    105       19061                Retail                             Anchored                  2,700,000        2,700,000
    106       78504                Retail                          Shadow Anchored              2,455,000        2,455,000
    107       10468              Multifamily                            Urban                   2,400,000        2,400,000
    108       17460              Multifamily                         Multifamily                1,950,000        1,950,000
    109       35115                Retail                             Anchored                  1,685,000        1,685,000

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             $2,159,440,026    $2,157,894,350
===============================================================================================================================





                                                                                                     SUB-          NET
                              MATURITY DATE           LOAN           MORTGAGE    ADMINISTRATIVE    SERVICING    MORTGAGE
  SEQUENCE                       BALANCE              TYPE             RATE       FEE RATE (i)     FEE RATE       RATE
  --------                       -------              ----             ----       ------------     --------       ----

     1                        $200,000,000       Interest Only        5.191%         0.061%         0.050%       5.130%
     2                        175,126,850           Balloon           4.861%         0.031%         0.010%       4.830%
     3                        132,000,000        Interest Only        4.924%         0.061%         0.050%       4.863%
     4                        114,400,000        Interest Only        4.891%         0.031%         0.020%       4.860%

    5.1                        21,326,474
    5.2                        19,064,620
    5.3                        16,636,284
    5.4                        9,810,892
    5.5                        9,654,283
    5.6                        5,132,850
    5.7                        4,568,566
    5.8                        3,847,191
     5                         90,041,161         IO, Balloon         5.177%         0.041%         0.020%       5.136%

     6                         77,880,148         IO, Balloon         5.263%         0.031%         0.020%       5.232%
     7                         84,000,000        Interest Only        4.875%         0.031%         0.020%       4.844%
     8                         68,694,209         IO, Balloon         5.778%         0.031%         0.020%       5.747%

    9.1                        55,125,000
    9.2                        14,875,000
     9                         70,000,000        Interest Only        5.657%         0.071%         0.050%       5.586%

    10.1                       17,646,122
    10.2                       14,486,172
     10                        32,132,294         IO, Balloon         5.177%         0.041%         0.020%       5.136%
    11.1                       14,002,403
    11.2
     11                        14,002,403         IO, Balloon         5.177%         0.041%         0.020%       5.136%
                            -----------------
                               46,134,696

     12                        10,126,300        Interest Only        4.668%         0.111%         0.100%       4.557%
     13                        6,284,000         Interest Only        4.668%         0.111%         0.100%       4.557%
     14                        27,875,000        Interest Only        4.818%         0.061%         0.050%       4.757%
                            -----------------
                               44,285,300

     15                        37,974,277         IO, Balloon         5.870%         0.061%         0.050%       5.809%
     16                        31,269,184           Balloon           5.550%         0.041%         0.020%       5.509%
     17                        37,500,000        Interest Only        5.510%         0.061%         0.050%       5.449%
     18                        27,867,205         IO, Balloon         4.920%         0.041%         0.020%       4.879%
     19                        32,000,000        Interest Only        5.260%         0.041%         0.020%       5.219%
     20                        28,376,087         IO, Balloon         5.470%         0.061%         0.050%       5.409%
     21                        25,561,880           Balloon           5.540%         0.041%         0.020%       5.499%
     22                        25,557,845         IO, Balloon         5.415%         0.061%         0.050%       5.354%
     23                        26,500,000        Interest Only        5.355%         0.061%         0.050%       5.294%
     24                        18,232,358           Balloon           5.350%         0.041%         0.020%       5.309%
     25                        22,031,755         IO, Balloon         5.900%         0.031%         0.010%       5.869%
     26                        20,805,376         IO, Balloon         5.299%         0.031%         0.010%       5.268%
     27                        17,970,643           Balloon           5.447%         0.061%         0.050%       5.386%

     28                        7,753,083            Balloon           5.600%         0.041%         0.020%       5.559%
     29                        7,739,797            Balloon           5.600%         0.041%         0.020%       5.559%
                            -----------------
                               15,492,879

     30                        17,398,376         IO, Balloon         5.090%         0.041%         0.020%       5.049%

     31                        7,181,585            Balloon           5.550%         0.041%         0.020%       5.509%
     32                        6,669,727            Balloon           5.550%         0.041%         0.020%       5.509%
                            -----------------
                               13,851,313

     33                        17,600,000        Interest Only        5.007%         0.031%         0.010%       4.976%

    34.1                       4,655,903
    34.2                       4,203,874
    34.3                       3,525,830
    34.4                       3,209,409
     34                        15,595,016           Balloon           5.932%         0.031%         0.010%       5.901%

     35                        6,942,333            Balloon           5.550%         0.041%         0.020%       5.509%
     36                        6,081,714            Balloon           5.550%         0.041%         0.020%       5.509%
                            -----------------
                               13,024,046

     37                        16,900,000        Interest Only        5.090%         0.111%         0.100%       4.979%
     38                        16,720,000        Interest Only        5.367%         0.111%         0.100%       5.256%

     39                        5,942,288            Balloon           5.600%         0.041%         0.020%       5.559%
     40                        6,059,757            Balloon           5.550%         0.041%         0.020%       5.509%
                            -----------------
                               12,002,046

     41                        15,102,622         IO, Balloon         5.730%         0.091%         0.070%       5.639%

     42                        6,081,714            Balloon           5.550%         0.041%         0.020%       5.509%
     43                        5,292,238            Balloon           5.550%         0.041%         0.020%       5.509%
                            -----------------
                               11,373,951

     44                        13,480,016        Interest Only        5.224%         0.111%         0.100%       5.113%
     45                        11,135,785         IO, Balloon         5.260%         0.041%         0.020%       5.219%
     46                        10,526,098           Balloon           5.690%         0.111%         0.100%       5.579%
     47                        12,250,000        Interest Only        4.870%         0.111%         0.100%       4.759%
     48                        5,278,196            Balloon           4.830%         0.041%         0.020%       4.789%
     49                        8,999,933            Balloon           5.550%         0.041%         0.020%       5.509%
     50                        11,623,000    Interest Only, Hyper Am  4.298%         0.111%         0.100%       4.187%
     51                        8,711,927            Balloon           5.550%         0.041%         0.020%       5.509%

    52.1                       5,026,726
    52.2                       4,995,887
     52                        10,022,613           Balloon           5.463%         0.031%         0.010%       5.432%

     53                        9,623,706          IO, Balloon         5.015%         0.111%         0.100%       4.904%
     54                        9,462,125          IO, Balloon         5.430%         0.111%         0.100%       5.319%
     55                        9,924,677          IO, Balloon         5.402%         0.081%         0.060%       5.321%
     56                        8,032,451            Balloon           5.550%         0.041%         0.020%       5.509%
     57                        9,369,803          IO, Balloon         5.250%         0.111%         0.100%       5.139%
     58                        9,718,229         Interest Only        5.316%         0.111%         0.100%       5.205%
     59                        7,581,106            Balloon           5.526%         0.111%         0.100%       5.415%
     60                        9,000,000         Interest Only        4.700%         0.041%         0.020%       4.659%
     61                        7,815,743          IO, Balloon         5.620%         0.041%         0.020%       5.579%
     62                        8,680,000         Interest Only        5.198%         0.031%         0.010%       5.167%
     63                        8,086,351          IO, Balloon         5.315%         0.111%         0.100%       5.204%

     64                        3,861,085            Balloon           5.550%         0.041%         0.020%       5.509%
     65                        2,352,360            Balloon           5.550%         0.041%         0.020%       5.509%
                            -----------------
                               6,213,445

     66                        8,030,000         Interest Only        4.690%         0.031%         0.010%       4.659%
     67                        7,800,000         Interest Only        4.690%         0.031%         0.010%       4.659%

    68.1                       2,800,000
    68.2                       4,880,000
     68                        7,680,000         Interest Only        5.494%         0.111%         0.100%       5.383%

     69                        6,427,007          IO, Balloon         5.460%         0.041%         0.020%       5.419%

    70.1                       3,038,581
    70.2                       3,021,976
     70                        6,060,557            Balloon           5.450%         0.111%         0.100%       5.339%

     71                        6,075,992            Balloon           5.540%         0.041%         0.020%       5.499%
     72                        6,255,210          IO, Balloon         5.359%         0.111%         0.100%       5.248%
     73                        6,529,423            Balloon           5.678%         0.031%         0.010%       5.647%
     74                        5,778,454          IO, Balloon         5.150%         0.041%         0.020%       5.109%
     75                        6,740,000         Interest Only        4.690%         0.031%         0.010%       4.659%
     76                        6,682,500         Interest Only        4.720%         0.031%         0.010%       4.689%
     77                        4,981,058            Balloon           5.600%         0.041%         0.020%       5.559%
     78                        5,374,971            Balloon           5.610%         0.041%         0.020%       5.569%
     79                        6,200,000         Interest Only        5.067%         0.111%         0.100%       4.956%
     80                        4,716,112            Balloon           5.550%         0.041%         0.020%       5.509%
     81                        5,145,324            Balloon           5.485%         0.111%         0.100%       5.374%
     82                        4,987,944            Balloon           5.280%         0.111%         0.100%       5.169%
     83                        5,740,000         Interest Only        5.060%         0.031%         0.010%       5.029%
     84                        5,500,000         Interest Only        4.780%         0.031%         0.010%       4.749%
     85                        5,011,361         Interest Only        5.218%         0.111%         0.100%       5.107%

     86                        3,017,729            Balloon           5.540%         0.041%         0.020%       5.499%
     87                         838,259             Balloon           5.540%         0.041%         0.020%       5.499%
                          -------------------
                               3,855,988

     88                        4,082,867          IO, Balloon         5.102%         0.111%         0.100%       4.991%
     89                        4,384,000         Interest Only        4.668%         0.111%         0.100%       4.557%
     90                        3,755,689          IO, Balloon         5.402%         0.111%         0.100%       5.291%
     91                        3,990,000         Interest Only        5.060%         0.031%         0.010%       5.029%
     92                        3,850,000         Interest Only        5.200%         0.111%         0.100%       5.089%
     93                        3,390,927          IO, Balloon         5.671%         0.111%         0.100%       5.560%
     94                        3,092,431            Balloon           5.445%         0.111%         0.100%       5.334%
     95                        3,039,329            Balloon           5.510%         0.041%         0.020%       5.469%
     96                        3,016,981            Balloon           5.540%         0.111%         0.100%       5.429%
     97                        3,027,395            Balloon           5.645%         0.111%         0.100%       5.534%
     98                        2,759,207            Balloon           5.465%         0.111%         0.100%       5.354%
     99                        2,713,206            Balloon           5.415%         0.111%         0.100%       5.304%
    100                        2,792,643          IO, Balloon         5.267%         0.111%         0.100%       5.156%
    101                        2,687,485            Balloon           5.610%         0.041%         0.020%       5.569%
    103                        2,478,985            Balloon           5.090%         0.111%         0.100%       4.979%
    104                        1,380,380            Balloon           5.510%         0.041%         0.020%       5.469%
    105                        2,700,000         Interest Only        5.503%         0.031%         0.010%       5.472%
    106                        2,455,000         Interest Only        5.060%         0.031%         0.010%       5.029%
    107                        2,282,390          IO, Balloon         5.970%         0.031%         0.010%       5.939%
    108                        1,638,559            Balloon           5.620%         0.041%         0.020%       5.579%
    109                        1,685,000         Interest Only        4.690%         0.031%         0.010%       4.659%

---------------------------------------------------------------------------------------------------------------------------
                             $2,001,578,800                           5.233%         0.052%         0.037%       5.181%
===========================================================================================================================





                                                              ORIGINAL     ORIGINAL
                             FIRST      INTEREST                TERM TO    AMORTIZATION    INTEREST                   REMAINING
                NOTE       PAYMENT      ACCRUAL     'MONTHLY    MATURITY       TERM         ONLY     SEASONING    TERM TO MATURITY
  SEQUENCE      DATE         DATE       METHOD       PAYMENT    (MONTHS)   (MONTHS) (ii)   PERIOD     (MONTHS)        (MONTHS)
  --------      ----         ----       ------       -------    --------   -------------   ------     --------        --------

     1        5/6/2005     7/1/2005     ACT/360     $877,248      120                        120         1              119
     2        3/9/2005     5/1/2005     ACT/360     1,003,824      60           360                      3               57
     3       3/15/2005     5/1/2005     ACT/360      549,130       84                        84          3               81
     4        6/9/2005     8/1/2005     ACT/360      472,713       84                        84                          84

    5.1
    5.2
    5.3
    5.4
    5.5
    5.6
    5.7
    5.8
     5       5/31/2005     7/1/2005     ACT/360      554,074      120           360          36          1              119

     6       12/22/2004    2/1/2005     ACT/360      464,502       84           360          24          6               78
     7       12/2/2004     2/1/2005     ACT/360      345,990      120                        120         6              114
     8       8/12/2004    10/1/2004     ACT/360      439,772      120           360          24          10             110

    9.1
    9.2
     9        4/8/2005     6/1/2005     ACT/360      334,600       60                        60          2               58

    10.1
    10.2
     10      5/31/2005     7/1/2005     ACT/360      197,728      120           360          36          1              119
    11.1
    11.2
     11      5/31/2005     7/1/2005     ACT/360      86,165       120           360          36          1              119

     12       5/6/2005     7/1/2005     30/360       39,391        60                        60          1               59
     13       5/6/2005     7/1/2005     30/360       24,445        60                        60          1               59
     14       5/6/2005     7/1/2005     30/360       111,918       60                        60          1               59

     15      7/15/2004     9/1/2004     ACT/360      267,279      180           300          120         11             169
     16      5/20/2005     7/1/2005     ACT/360      252,230      120           300                      1              119
     17      4/28/2005     6/1/2005     ACT/360      174,579      120                        120         2              118
     18       2/4/2005     4/1/2005     ACT/360      175,541      120           360          12          4              116
     19       4/8/2005     6/1/2005     ACT/360      142,215       60                        60          2               58
     20      3/30/2005     5/1/2005     ACT/360      172,681      120           360          60          3              117
     21      11/5/2004     1/1/2005     ACT/360      173,942      120           360                      7              113
     22       6/7/2005     8/1/2005     ACT/360      154,679      120           360          60                         120
     23      4/29/2005     6/1/2005     ACT/360      119,899       60                        60          2               58
     24      5/24/2005     7/1/2005     ACT/360      145,239      120           300                      1              119
     25      4/18/2005     6/1/2005     ACT/360      135,532       60           360          24          2               58
     26      5/16/2005     7/1/2005     ACT/360      126,859       84           360          12          1               83
     27       6/6/2005     8/1/2005     ACT/360      121,361      120           360                                     120

     28      5/20/2005     7/1/2005     ACT/360      62,735       120           300                      1              119
     29      5/20/2005     7/1/2005     ACT/360      62,627       120           300                      1              119

     30      5/18/2005     7/1/2005     ACT/360      100,332       84           360          35          1               83

     31      6/10/2005     8/1/2005     ACT/360      57,916       120           300                                     120
     32      6/10/2005     8/1/2005     ACT/360      53,788       120           300                                     120

     33      4/19/2005     6/1/2005     30/360       73,436        60                        60          2               58

    34.1
    34.2
    34.3
    34.4
     34      4/26/2005     6/1/2005     ACT/360      102,670       84           360                      2               82

     35      5/20/2005     7/1/2005     ACT/360      56,000       120           300                      1              119
     36      5/20/2005     7/1/2005     ACT/360      49,058       120           300                      1              119

     37      5/17/2005     7/1/2005     ACT/360      72,680        60                        60          1               59
     38      4/19/2005     6/1/2005     ACT/360      75,819       120                        120         2              118

     39      5/20/2005     7/1/2005     ACT/360      48,083       120           300                      1              119
     40      6/10/2005     8/1/2005     ACT/360      48,869       120           300                                     120

     41      3/16/2005     5/1/2005     ACT/360      90,082        84           360          60          3               81

     42      5/20/2005     7/1/2005     ACT/360      49,058       120           300                      1              119
     43      5/20/2005     7/1/2005     ACT/360      42,689       120           300                      1              119

     44      4/14/2005     6/1/2005     ACT/360      59,498       120                        120         2              118
     45      6/27/2005     8/1/2005     ACT/360      70,540       120           360          24                         120
     46      4/28/2005     6/1/2005     ACT/360      72,471       120           360                      2              118
     47       6/8/2005     8/1/2005     ACT/360      50,405       120                        120                        120
     48       4/8/2005     6/1/2005     ACT/360      96,182       120           180                      2              118
     49      5/20/2005     7/1/2005     ACT/360      72,597       120           300                      1              119
     50      12/16/2004    2/1/2005     30/360       41,625        60                        60          6               54
     51      5/20/2005     7/1/2005     ACT/360      70,274       120           300                      1              119

    52.1
    52.2
     52       3/1/2005     4/1/2005     ACT/360      68,225        60           300                      4               56

     53      5/24/2005     7/1/2005     ACT/360      58,345       120           360          36          1              119
     54      5/13/2005     7/1/2005     ACT/360      60,848       120           360          24          1              119
     55      6/10/2005     8/1/2005     ACT/360      58,974        84           360          36                          84
     56      5/20/2005     7/1/2005     ACT/360      64,793       120           300                      1              119
     57       6/1/2005     7/1/2005     ACT/360      56,877       120           360          48          1              119
     58       4/8/2005     6/1/2005     ACT/360      43,650       120                        120         2              118
     59      5/26/2005     7/1/2005     ACT/360      51,533       120           360                      1              119
     60      5/26/2005     7/1/2005     ACT/360      35,740       120                        120         1              119
     61       4/8/2005     6/1/2005     ACT/360      50,055       120           360          36          2              118
     62      4/15/2005     6/1/2005     ACT/360      38,121        72                        72          2               70
     63       5/2/2005     7/1/2005     ACT/360      47,836       111           360          60          1              110

     64      5/20/2005     7/1/2005     ACT/360      31,145       120           300                      1              119
     65      5/20/2005     7/1/2005     ACT/360      18,975       120           300                      1              119

     66      4/20/2005     6/1/2005     30/360       31,384        60                        60          2               58
     67      5/11/2005     7/1/2005     30/360       30,485        60                        60          1               59

    68.1
    68.2
     68       5/9/2005     7/1/2005     ACT/360      35,650       120                        120         1              119

     69      5/27/2005     7/1/2005     ACT/360      42,396       120           360          12          1              119

    70.1
    70.2
     70      4/20/2005     6/1/2005     ACT/360      40,938       120           360                      2              118

     71       3/9/2005     5/1/2005     ACT/360      41,347       120           360                      3              117
     72      4/28/2005     6/1/2005     ACT/360      39,128       120           360          36          2              118
     73      4/22/2005     6/1/2005     ACT/360      40,530        60           360                      2               58
     74       6/9/2005     8/1/2005     ACT/360      37,130       120           360          12                         120
     75      4/18/2005     6/1/2005     30/360       26,342        60                        60          2               58
     76       6/6/2005     8/1/2005     30/360       26,285        60                        60                          60
     77      5/20/2005     7/1/2005     ACT/360      40,305       120           300                      1              119
     78      5/10/2005     7/1/2005     ACT/360      36,781       120           360                      1              119
     79       6/6/2005     8/1/2005     ACT/360      26,543        60                        60                          60
     80      5/20/2005     7/1/2005     ACT/360      38,042       120           300                      1              119
     81      5/24/2005     7/1/2005     ACT/360      34,861       120           360                      1              119
     82      5/20/2005     7/1/2005     ACT/360      33,244       120           360                      1              119
     83      2/25/2005     4/1/2005     30/360       24,204        60                        60          4               56
     84      3/24/2005     5/1/2005     30/360       21,908        60                        60          3               57
     85      4/15/2005     6/1/2005     ACT/360      22,094       120                        120         2              118

     86       4/8/2005     6/1/2005     ACT/360      20,531       120           360                      2              118
     87       4/8/2005     6/1/2005     ACT/360       5,703       120           360                      2              118

     88      5/18/2005     7/1/2005     ACT/360      24,438       120           360          48          1              119
     89       5/5/2005     7/1/2005     30/360       17,054        60                        60          1               59
     90       6/1/2005     7/1/2005     ACT/360      23,590       120           360          36          1              119
     91       4/7/2005     6/1/2005     30/360       16,825        60                        60          2               58
     92      5/23/2005     7/1/2005     ACT/360      16,915       120                        120         1              119
     93      4/20/2005     6/1/2005     ACT/360      21,407       120           360          48          2              118
     94       6/3/2005     8/1/2005     ACT/360      20,881       120           360                                     120
     95      4/29/2005     7/1/2005     ACT/360      20,634       120           360                      1              119
     96       5/5/2005     7/1/2005     ACT/360      20,531       120           360                      1              119
     97      4/20/2005     6/1/2005     ACT/360      20,769       120           360                      2              118
     98       5/3/2005     7/1/2005     ACT/360      18,665       120           360                      1              119
     99       5/3/2005     7/1/2005     ACT/360      18,280       120           360                      1              119
    100       3/9/2005     5/1/2005     ACT/360      17,704       120           360          24          3              117
    101      5/10/2005     7/1/2005     ACT/360      18,391       120           360                      1              119
    103       6/1/2005     7/1/2005     ACT/360      16,270       120           360                      1              119
    104       4/1/2005     5/1/2005     ACT/360      21,921       120           192                      3              117
    105      4/11/2005     6/1/2005     ACT/360      12,554        60                        60          2               58
    106      2/17/2005     4/1/2005     30/360       10,352        60                        60          4               56
    107       4/8/2005     6/1/2005     ACT/360      14,343        60           360          12          2               58
    108       6/8/2005     8/1/2005     ACT/360      11,219       120           360                                     120
    109      4/19/2005     6/1/2005     30/360        6,586        60                        60          2               58

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  100           345                      3               97
===================================================================================================================================




              MATURITY    CROSS-COLLATERALIZED      RELATED                PREPAYMENT PENALTY                         YIELD
  SEQUENCE      DATE             LOANS            LOANS (iii)             DESCRIPTION (PAYMENTS)                 MAINTENANCE TYPE
  --------      ----             -----            -----------             ----------------------                 ----------------

     1        6/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE
     2        4/1/2010                                                  LO(53)/OPEN(7)/DEFEASANCE
     3        4/1/2012                                                  LO(78)/OPEN(6)/DEFEASANCE
     4        7/1/2012                                                  LO(77)/OPEN(7)/DEFEASANCE

    5.1                                           BACM 05-3-H
    5.2                                           BACM 05-3-H
    5.3                                           BACM 05-3-H
    5.4                                           BACM 05-3-H
    5.5                                           BACM 05-3-H
    5.6                                           BACM 05-3-H
    5.7                                           BACM 05-3-H
    5.8                                           BACM 05-3-H
     5        6/1/2015                            BACM 05-3-H           LO(116)/OPEN(4)/DEFEASANCE

     6        1/1/2012                                                  LO(80)/OPEN(4)/DEFEASANCE
     7        1/1/2015                                                  LO(114)/OPEN(6)/DEFEASANCE
     8        9/1/2014                                                  LO(117)/OPEN(3)/DEFEASANCE

    9.1
    9.2
     9        5/1/2010                                                  LO(59)/OPEN(1)/DEFEASANCE

    10.1                                          BACM 05-3-H
    10.2                                          BACM 05-3-H
     10       6/1/2015        BACM 05-3-B         BACM 05-3-H           LO(116)/OPEN(4)/DEFEASANCE
    11.1                                          BACM 05-3-H
    11.2                                          BACM 05-3-H
     11       6/1/2015        BACM 05-3-B         BACM 05-3-H           LO(116)/OPEN(4)/DEFEASANCE

     12       6/1/2010        BACM 05-3-A         BACM 05-3-D       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)             Int Diff (BEY)
     13       6/1/2010        BACM 05-3-A         BACM 05-3-D       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)             Int Diff (BEY)
     14       6/1/2010        BACM 05-3-A         BACM 05-3-D       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)             Int Diff (BEY)

     15       8/1/2019                                              LO(60)/GRTR1%PPMTorYM(117)/OPEN(3)          Int Diff (BEY) - B
     16       6/1/2015                            BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     17       5/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     18       3/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE
     19       5/1/2010                                                  LO(58)/OPEN(2)/DEFEASANCE
     20       4/1/2015                                                  LO(113)/OPEN(7)/DEFEASANCE
     21      12/1/2014                                                  LO(117)/OPEN(3)/DEFEASANCE
     22       7/1/2015                            BACM 05-3-C       LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)             Int Diff (MEY)
     23       5/1/2010                                              LO(24)/GRTR1%PPMTorYM(32)/OPEN(4)             Int Diff (MEY)
     24       6/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     25       5/1/2010                                                  LO(57)/OPEN(3)/DEFEASANCE
     26       6/1/2012                                                  LO(83)/OPEN(1)/DEFEASANCE
     27       7/1/2015                                                  LO(115)/OPEN(5)/DEFEASANCE

     28       6/1/2015        BACM 05-3-C         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     29       6/1/2015        BACM 05-3-C         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE

     30       6/1/2012                                                  LO(80)/OPEN(4)/DEFEASANCE

     31       7/1/2015        BACM 05-3-E         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     32       7/1/2015        BACM 05-3-E         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE

     33       5/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)

    34.1
    34.2
    34.3
    34.4
     34       5/1/2012                                                  LO(83)/OPEN(1)/DEFEASANCE

     35       6/1/2015        BACM 05-3-D         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     36       6/1/2015        BACM 05-3-D         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE

     37       6/1/2010                                                  LO(57)/OPEN(3)/DEFEASANCE
     38       5/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE

     39       6/1/2015        BACM 05-3-G         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     40       7/1/2015        BACM 05-3-G         BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE

     41       4/1/2012                                                  LO(82)/OPEN(2)/DEFEASANCE

     42       6/1/2015        BACM 05-3-F         BACM 05-3-M           LO(116)/OPEN(4)/DEFEASANCE
     43       6/1/2015        BACM 05-3-F         BACM 05-3-M           LO(116)/OPEN(4)/DEFEASANCE

     44       5/1/2015                            BACM 05-3-E           LO(116)/OPEN(4)/DEFEASANCE
     45       7/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE
     46       5/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE
     47       7/1/2015                                                  LO(116)/OPEN(4)/DEFEASANCE
     48       5/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     49       6/1/2015                            BACM 05-3-J           LO(116)/OPEN(4)/DEFEASANCE
     50       1/1/2010                            BACM 05-3-D       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)             Int Diff (MEY)
     51       6/1/2015                            BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE

    52.1
    52.2
     52       3/1/2010                                                  LO(59)/OPEN(1)/DEFEASANCE

     53       6/1/2015                                              LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)             Int Diff (BEY)
     54       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     55       7/1/2012                                                  LO(83)/OPEN(1)/DEFEASANCE
     56       6/1/2015                            BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     57       6/1/2015                            BACM 05-3-C       LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)             Int Diff (MEY)
     58       5/1/2015                            BACM 05-3-E           LO(116)/OPEN(4)/DEFEASANCE
     59       6/1/2015                                                 GRTR1%PPMTorYM(117)/OPEN(3)                Int Diff (MEY)
     60       6/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     61       5/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     62       5/1/2011                                                  LO(69)/OPEN(3)/DEFEASANCE
     63       9/1/2014                                                  LO(108)/OPEN(3)/DEFEASANCE

     64       6/1/2015        BACM 05-3-H         BACM 05-3-J           LO(116)/OPEN(4)/DEFEASANCE
     65       6/1/2015        BACM 05-3-H         BACM 05-3-J           LO(116)/OPEN(4)/DEFEASANCE

     66       5/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     67       6/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)

    68.1
    68.2
     68       6/1/2015                            BACM 05-3-E           LO(116)/OPEN(4)/DEFEASANCE

     69       6/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE

    70.1                                          BACM 05-3-B
    70.2                                          BACM 05-3-B
     70       5/1/2015                            BACM 05-3-B           LO(117)/OPEN(3)/DEFEASANCE

     71       4/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     72       5/1/2015                                              LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)             Int Diff (MEY)
     73       5/1/2010                            BACM 05-3-N       LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
     74       7/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     75       5/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     76       7/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     77       6/1/2015                            BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     78       6/1/2015                            BACM 05-3-K           LO(118)/OPEN(2)/DEFEASANCE
     79       7/1/2010                                                  LO(56)/OPEN(4)/DEFEASANCE
     80       6/1/2015                            BACM 05-3-I           LO(116)/OPEN(4)/DEFEASANCE
     81       6/1/2015                                              LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)             Int Diff (MEY)
     82       6/1/2015                            BACM 05-3-B           LO(117)/OPEN(3)/DEFEASANCE
     83       3/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     84       4/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     85       5/1/2015                            BACM 05-3-E           LO(116)/OPEN(4)/DEFEASANCE

     86       5/1/2015        BACM 05-3-I         BACM 05-3-L           LO(116)/OPEN(4)/DEFEASANCE
     87       5/1/2015        BACM 05-3-I         BACM 05-3-L           LO(116)/OPEN(4)/DEFEASANCE

     88       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     89       6/1/2010                            BACM 05-3-D       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)             Int Diff (BEY)
     90       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     91       5/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
     92       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     93       5/1/2015                            BACM 05-3-C       LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)             Int Diff (MEY)
     94       7/1/2015                            BACM 05-3-A           LO(117)/OPEN(3)/DEFEASANCE
     95       6/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
     96       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
     97       5/1/2015                            BACM 05-3-A           LO(117)/OPEN(3)/DEFEASANCE
     98       6/1/2015                            BACM 05-3-G           LO(117)/OPEN(3)/DEFEASANCE
     99       6/1/2015                            BACM 05-3-G           LO(117)/OPEN(3)/DEFEASANCE
    100       4/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
    101       6/1/2015                            BACM 05-3-K           LO(118)/OPEN(2)/DEFEASANCE
    103       6/1/2015                                                  LO(117)/OPEN(3)/DEFEASANCE
    104       4/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
    105       5/1/2010                                                  LO(59)/OPEN(1)/DEFEASANCE
    106       3/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
    107       5/1/2010                            BACM 05-3-N       LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
    108       7/1/2015                                                  LO(118)/OPEN(2)/DEFEASANCE
    109       5/1/2010                            BACM 05-3-D       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================




                                                                                   TOTAL                                  LOAN
                                                                                  UNITS/    UNITS/                    BALANCE PER
                                         CUT-OFF DATE                               SF/       SF/                       UNIT/SF/
               APPRAISAL    APPRAISAL        LTV         BALLOON    YEAR BUILT/    PADS/     PADS/    NET RENTABLE        PAD/
  SEQUENCE       VALUE        DATE         RATIO        LTV RATIO    RENOVATED     KEYS      KEYS       AREA (SF)         KEY
  --------       -----        ----         -----        ---------    ---------     ----      ----       ---------         ---

     1       $320,000,000   3/10/2005       62.5%         62.5%      1913/2002    811,791     SF         811,791          $246
     2        255,000,000   2/28/2005       74.2%         68.7%      1974/2000    340,779     SF         340,779          556
     3        339,000,000   2/24/2005       71.4%         71.4%      1980/2004    825,061     SF         825,061          293
     4        178,000,000   4/22/2005       64.3%         64.3%         1987     1,043,411    SF        1,043,411         110

    5.1       35,400,000    4/29/2005                                   1984      328,368     SF         328,368
    5.2       34,000,000    5/5/2005                                    1991      209,684     SF         209,684
    5.3       39,400,000    4/22/2005                                1971/2004    335,376     SF         335,376
    5.4       15,200,000    4/24/2005                                1989/2005    136,246     SF         136,246
    5.5       14,780,000    5/4/2005                                 1924/1991    217,950     SF         217,950
    5.6        7,900,000    4/24/2005                                   1990      76,666      SF         76,666
    5.7        8,800,000    4/28/2005                                   1989      76,999      SF         76,999
    5.8        6,500,000    4/28/2005                                   1988      61,862      SF         61,862
     5        161,980,000                   62.5%         55.6%                  1,443,151    SF        1,443,151          70

     6        105,200,000  10/27/2004       79.8%         74.0%         1990        617      Units       528,192        136,143
     7        140,600,000   11/4/2004       59.7%         59.7%      1979/2000    309,092     SF         309,092          272
     8        150,000,000   5/1/2005        51.1%         45.8%      1965/2004   1,000,189    SF        1,000,189          77

    9.1       75,000,000    3/24/2005                                1973/2004    591,189     SF         591,189
    9.2       20,000,000    3/24/2005                                1979/2004    136,221     SF         136,221
     9        95,000,000    3/24/2005       73.7%         73.7%                   727,410     SF         727,410           96

    10.1      31,100,000    4/1/2005                                 1919/1994    251,496     SF         251,496
    10.2      25,400,000    4/1/2006                                    1987      118,905     SF         118,905
     10       56,500,000                    62.8%         55.9%                   370,401     SF         370,401           97
    11.1      20,000,000    5/5/2005                                    1987      287,640     SF         287,640
    11.2       6,000,000    5/1/2006                                    1985      115,229     SF         115,229
     11       26,000,000                    62.8%         55.9%                   402,869     SF         402,869           39
             --------------
              82,500,000

     12       17,900,000    2/24/2005       57.9%         57.9%         1986      245,993     SF         245,993           41
     13       11,400,000    2/23/2005       57.9%         57.9%         1985      74,715      SF         74,715            84
     14       47,250,000    2/23/2005       57.9%         57.9%         1997      124,614     SF         124,614          224
             --------------
              76,550,000

     15       68,000,000    6/1/2005        61.8%         55.8%         2001      149,993     SF         149,993          280
     16       54,500,000    4/1/2006        67.5%         57.4%         2003        306      Keys        183,100        133,372
     17       53,400,000    3/21/2005       70.2%         70.2%      1913/1997      108      Units       104,615        347,222
     18       53,900,000    6/1/2005        61.2%         51.7%      2001/2005      424      Units       428,553         77,830
     19       44,500,000    2/17/2005       71.9%         71.9%         2001      345,600     SF         345,600           93
     20       40,500,000    3/16/2005       75.3%         70.1%         1985      121,514     SF         121,514          251
     21       41,500,000    10/7/2004       73.0%         61.6%      1980/2004    174,921     SF         174,921          173
     22       44,000,000    4/2/2005        62.5%         58.1%         1999      144,938     SF         144,938          190
     23       33,500,000    3/17/2005       79.1%         79.1%         2003        342      Units       325,452         77,485
     24       37,000,000    4/1/2005        64.8%         49.3%         2002        189      Keys        105,258        126,782
     25       31,000,000    3/1/2005        73.7%         71.1%      1983/2004    293,613     SF         293,613           78
     26       35,200,000    1/24/2005       64.9%         59.1%         1998      195,194     SF         195,194          117
     27       28,750,000    4/5/2005        74.8%         62.5%         2004      107,358     SF         107,358          200

     28       14,000,000    4/6/2006        72.1%         56.1%         2002        120      Keys        87,181          84,182
     29       13,600,000    4/6/2006        72.1%         56.1%         2002        126      Keys        72,040          80,036
             --------------
              27,600,000

     30       26,450,000    3/15/2005       69.9%         65.8%      1977/2004    80,609      SF         80,609           230

     31       12,600,000    5/18/2005       73.0%         55.9%         2001        142      Keys        88,680          66,095
     32       12,200,000    5/19/2005       73.0%         55.9%         2000        102      Keys        77,028          85,456
             --------------
              24,800,000

     33       32,250,000    1/7/2005        54.6%         54.6%         2004      141,686     SF         141,686          124

    34.1       7,295,000    4/3/2005                                    1992      72,520      SF         72,520
    34.2       6,450,000    4/3/2005                                    1992      92,236      SF         92,236
    34.3       5,600,000    4/4/2005                                    1988      86,479      SF         86,479
    34.4       4,935,000    4/3/2005                                    1992      94,655      SF         94,655
     34       24,280,000    4/3/2005        70.9%         64.2%                   345,890     SF         345,890           50

     35       12,100,000    4/7/2005        74.9%         57.4%         2000        88       Keys        61,980         102,966
     36       10,600,000    4/7/2005        74.9%         57.4%         2002        132      Keys        73,815          60,134
             --------------
              22,700,000

     37       22,000,000    4/13/2005       76.8%         76.8%         2003        280      Units       280,844         60,357
     38       20,900,000   12/21/2004       80.0%         80.0%      1962/2004      305      Units       241,524         54,820

     39       10,500,000    4/18/2005       74.2%         56.9%         2000        110      Keys        60,113          70,386
     40       10,600,000    5/18/2005       74.2%         56.9%         2000        88       Keys        65,061          89,993
             --------------
              21,100,000

     41       22,200,000    2/4/2005        69.7%         68.0%      1998/2004    280,645     SF         280,645           55

     42       10,600,000    4/8/2005        72.1%         55.2%         2002        84       Keys        62,625          94,497
     43       10,000,000    4/8/2005        72.1%         55.2%         2002        78       Keys        45,230          88,555
             --------------
              20,600,000

     44       18,300,000    3/3/2005        73.7%         73.7%         1926        180      Units       91,031          74,889
     45       16,000,000    3/25/2005       79.8%         69.6%         1995        180      Units       192,830         70,889
     46       17,000,000    2/3/2005        73.4%         61.9%         1991      60,080      SF         60,080           208
     47       26,600,000    4/1/2005        46.1%         46.1%         1989      107,256     SF         107,256          114
     48       19,600,000    3/8/2005        62.3%         26.9%         1998      140,484     SF         140,484           87
     49       15,700,000    4/7/2005        74.8%         57.3%         2002        164      Keys        95,496          71,625
     50       18,000,000    11/1/2004       64.6%         64.6%         2000      132,336     SF         132,336           88
     51       15,300,000    4/7/2006        72.4%         56.9%         2003        130      Keys        93,897          87,466

    52.1       8,150,000    9/30/2004                                1946/1990      248      Units       173,572
    52.2       8,100,000    9/30/2004                                1946/1990      244      Units       175,798
     52       16,250,000    9/30/2004       68.2%         61.7%                     492      Units       349,370         22,527

     53       15,400,000    3/8/2005        70.5%         62.5%      1973/1998    169,310     SF         169,310           64
     54       13,500,000    3/18/2005       80.0%         70.1%         2004      322,560     SF         322,560           33
     55       15,400,000    4/21/2005       68.2%         64.4%         2001      145,120     SF         145,120           72
     56       14,600,000    4/8/2005        71.8%         55.0%         1996        154      Keys        78,296          68,076
     57       14,400,000    4/24/2005       71.5%         65.1%         1997      88,729      SF         88,729           116
     58       13,550,000    3/4/2005        71.7%         71.7%         1977      131,082     SF         131,082           74
     59       12,200,000    4/20/2005       74.1%         62.1%         2001      263,328     SF         263,328           34
     60       43,600,000    4/19/2005       20.6%         20.6%      1934/2000    284,150     SF         284,150           32
     61       11,630,000    4/6/2005        74.8%         67.2%      2002/2004    52,489      SF         52,489           166
     62       12,550,000    3/4/2005        69.2%         69.2%         1981      200,000     SF         200,000           43
     63       11,350,000    4/10/2005       75.8%         71.2%      1996/2004    93,912      SF         93,912            92

     64        6,900,000    4/15/2005       73.7%         56.5%         1998        102      Keys        71,730          49,406
     65        4,100,000    4/10/2005       73.7%         56.5%         1999        90       Keys        71,730          34,114
             --------------
              11,000,000

     66       14,700,000    2/11/2005       54.6%         54.6%         1998      60,772      SF         60,772           132
     67       15,650,000    2/17/2005       49.8%         49.8%         2000      70,183      SF         70,183           111

    68.1       3,500,000    3/22/2005                                   2000      13,050      SF         13,050
    68.2       6,100,000    3/30/2005                                   2000      13,050      SF         13,050
     68        9,600,000     Various        80.0%         80.0%                   26,100      SF         26,100           294

     69        9,400,000    7/1/2005        79.8%         68.4%         2002      46,431      SF         46,431           162

    70.1       4,575,000    2/3/2005                                    1960        101      Pads
    70.2       4,550,000    2/3/2005                                    1970        92       Pads
     70        9,125,000    2/3/2005        79.3%         66.4%                     193      Pads                        37,487

     71       12,100,000    2/25/2005       59.7%         50.2%         1995      156,603     SF         156,603           46
     72       12,770,000    3/22/2005       54.8%         49.0%         2001       1,125     Units       103,764         6,222
     73       10,300,000    3/22/2005       67.8%         63.4%      1938/2004      109      Units       74,085          64,094
     74        9,200,000    3/24/2005       73.9%         62.8%      1969/2005    142,583     SF         142,583           48
     75       12,500,000    1/26/2005       53.9%         53.9%      1998/2002    86,010      SF         86,010            78
     76       11,910,000    3/26/2005       56.1%         56.1%         2003      60,154      SF         60,154           111
     77        8,900,000    4/6/2006        72.9%         56.0%         2002        87       Keys        48,922          74,598
     78        8,500,000    3/29/2005       75.2%         63.2%         1993      48,550      SF         48,550           132
     79       11,400,000    4/8/2005        54.4%         54.4%         1972      150,058     SF         150,058           41
     80        8,300,000    4/7/2005        74.2%         56.8%         1996        110      Keys        56,843          55,958
     81        8,200,000    4/22/2005       74.9%         62.7%         2004      43,304      SF         43,304           142
     82        7,900,000    1/27/2005       75.9%         63.1%      1968/2001      180      Pads                        33,295
     83       10,600,000   11/26/2004       54.2%         54.2%      1984/2003    100,404     SF         100,404           57
     84       10,000,000    1/25/2005       55.0%         55.0%         2004      72,500      SF         72,500            76
     85        7,600,000    3/4/2005        65.9%         65.9%      1929/2002      51       Units       35,880          98,262

     86        5,150,000    7/1/2005        69.0%         58.0%      1965/2005    21,581      SF         21,581           166
     87        1,500,000    3/28/2005       69.0%         58.0%      1969/1994     5,321      SF          5,321           188
             --------------
               6,650,000

     88        5,520,000    4/25/2005       81.5%         74.0%         2004        60       Units       75,900          75,000
     89        8,000,000    3/8/2005        54.8%         54.8%         2004      44,271      SF         44,271            99
     90        5,400,000    3/21/2005       77.8%         69.5%      1910/2003      31       Units       25,347         135,484
     91        7,300,000   11/16/2004       54.7%         54.7%         2002      53,376      SF         53,376            75
     92        5,400,000    4/21/2005       71.3%         71.3%      1965/2000      46       Units       34,600          83,696
     93        4,950,000    2/14/2005       74.7%         68.5%         2003      20,065      SF         20,065           184
     94        4,650,000    2/19/2005       79.6%         66.5%         2005      14,820      SF         14,820           250
     95        5,000,000    4/4/2005        72.5%         60.8%         2002      48,020      SF         48,020            76
     96        5,750,000    3/21/2005       62.5%         52.5%         2003      14,905      SF         14,905           241
     97        4,500,000    2/20/2005       79.8%         67.3%         2005      14,820      SF         14,820           242
     98        4,150,000    3/25/2005       79.4%         66.5%         1999        523      Units       81,770          6,303
     99        4,500,000    3/25/2005       72.1%         60.3%         1998        519      Units       86,690          6,255
    100        6,000,000   12/20/2004       53.3%         46.5%      1945/1986      414      Units       23,695          7,729
    101        4,000,000    9/1/2005        79.9%         67.2%         2004      21,629      SF         21,629           148
    103        4,640,000    3/21/2005       64.6%         53.4%         1998        368      Units       40,915          8,143
    104        4,400,000    3/9/2005        62.9%         31.4%         1997      24,248      SF         24,248           114
    105        3,700,000    2/24/2005       73.0%         73.0%         1996      29,025      SF         29,025            93
    106        4,160,000    10/1/2004       59.0%         59.0%         2002      17,665      SF         17,665           139
    107        3,500,000    2/3/2005        68.6%         65.2%      1916/2004      23       Units       22,750         104,348
    108        2,580,000    5/4/2005        71.7%         63.5%      1950/1999      72       Units       97,466          27,083
    109        3,300,000    1/12/2005       51.1%         51.1%         2004      10,055      SF         10,555           168

------------------------------------------------------------------------------------------------------------------------------------
                                            67.6%         62.7%
====================================================================================================================================





                                                                                                            U/W
                                                                                                        REPLACEMENT
                            OCCUPANCY                                                      U/W           RESERVES
               OCCUPANCY      AS OF         U/W          U/W         U/W       U/W      REPLACEMENT      PER UNIT/
  SEQUENCE      PERCENT        DATE       REVENUES    EXPENSES    CASH FLOW    DSCR      RESERVES       SF/ PAD/KEY
  --------      -------        ----       --------    --------    ---------    ----      --------       -----------

     1           96.0%      4/30/2005   $30,037,373  $11,365,474 $17,765,852   1.69x     $278,172          $0.34
     2           95.6%       1/3/2005    24,864,113   8,837,729   15,575,037   1.29x      51,117           0.15
     3           87.1%       3/1/2005    28,613,628  10,789,119   16,834,132   1.39x      165,012          0.20
     4           94.8%      5/26/2005    17,562,427   6,457,247   10,618,972   1.87x      118,375          0.11

    5.1          89.2%       5/1/2005    4,820,731    1,821,905   2,508,693               68,957           0.21
    5.2          98.9%       5/1/2005    4,481,635    2,263,488   1,846,572               41,937           0.20
    5.3          71.3%       5/1/2005    4,688,616    2,340,137   1,903,002               67,726           0.20
    5.4          91.1%       5/1/2005    2,584,691     881,111    1,481,094               27,249           0.20
    5.5          95.1%       5/1/2005    3,861,621    2,524,038   1,096,782               44,440           0.20
    5.6          92.9%       5/1/2005    1,144,153     448,388     597,395                15,333           0.20
    5.7          80.8%       5/1/2005    1,052,858     491,560     444,152                15,400           0.20
    5.8          85.6%       5/1/2005     821,249      356,490     370,240                12,372           0.20
     5           87.1%       5/1/2005    23,455,554  11,127,117   10,247,930   1.54x      293,414          0.20

     6           95.0%       4/1/2005    8,975,744    2,669,263   6,167,656    1.11x      138,825          225.0
     7           95.6%      4/30/2005    18,147,823   6,699,023   10,984,006   2.65x      61,818           0.20
     8           96.0%      3/31/2005    19,150,879   7,117,780   10,889,752   2.06x      300,057          0.30

    9.1          93.0%       3/1/2005
    9.2          83.7%       3/1/2005
     9           91.2%       3/1/2005    13,635,120   6,933,252   6,293,588    1.57x      145,482          0.20

    10.1         94.9%       5/1/2005    5,279,208    2,984,592   1,814,526               54,021           0.21
    10.2        100.0%       7/1/2005    2,687,063     994,314    1,519,386               23,781           0.20
     10          96.6%       Various     7,966,271    3,978,906   3,333,912    1.39x      77,802           0.21
    11.1         78.3%       5/1/2005    3,874,555    2,128,114   1,402,426               57,528           0.20
    11.2         56.4%       5/1/2005
     11          72.0%       5/1/2005    3,874,555    2,128,114   1,402,426    1.39x      57,528           0.14

     12          92.4%      4/28/2005    1,443,698     379,837    1,010,549    2.11x      13,002           0.05
     13         100.0%      4/18/2005    1,085,455     375,963     655,803     2.11x      14,196           0.19
     14         100.0%      4/28/2005    3,442,983     547,254    2,777,326    2.11x      18,692           0.15

     15          89.1%       4/1/2005    6,199,900    1,851,161   4,199,385    1.31x      14,899           0.10
     16          73.6%      4/30/2005    14,703,718  10,779,600   3,335,969    1.22x      588,149        1,922.06
     17         100.0%       7/1/2005    4,253,644    1,494,009   2,707,255    1.29x      52,380           485.0
     18          80.8%       5/1/2005    5,350,719    1,978,220   3,266,499    1.55x      106,000          250.0
     19         100.0%      3/28/2005    3,970,626     980,303    2,696,563    1.58x      51,840           0.15
     20          96.0%      3/15/2005    3,562,452     999,248    2,486,608    1.20x      18,227           0.15
     21          89.4%      5/17/2005    5,715,598    2,325,014   3,080,627    1.48x      36,195           0.21
     22         100.0%      3/22/2005    3,836,862    1,028,068   2,656,887    1.43x      21,741           0.15
     23          94.7%       4/1/2005    3,603,183    1,726,062   1,808,720    1.26x      68,400           200.0
     24          80.6%      3/31/2005    7,963,701    4,608,394   3,036,759    1.74x      318,548        1,685.44
     25          86.6%       5/1/2005    4,442,604    2,108,678   1,993,978    1.23x      58,723           0.20
     26          79.5%       5/1/2005    4,241,808    1,663,665   2,361,001    1.55x      39,039           0.20
     27          92.8%       6/9/2005    2,377,357     404,704    1,924,906    1.32x      15,030           0.14

     28          78.6%      2/28/2005    3,042,022    1,817,821   1,102,521    1.68x      121,681        1,014.01
     29          72.3%      2/28/2005    3,210,206    1,694,438   1,387,359    1.68x      128,408        1,019.11

     30          93.0%       2/1/2005    2,373,200     763,042    1,497,434    1.24x      16,122           0.20

     31          62.0%      5/31/2005    2,662,713    1,615,934    940,271     1.38x      106,509         750.06
     32          73.5%      5/31/2005    2,536,804    1,531,286    904,046     1.38x      101,472         994.82

     33          92.4%      4/15/2005    2,876,088     936,991    1,885,265    2.14x      21,256           0.15

    34.1        100.0%       7/1/2005
    34.2        100.0%       7/1/2005
    34.3        100.0%       7/1/2005
    34.4        100.0%       7/1/2005
     34         100.0%       7/1/2005    1,813,219     54,397     1,671,600    1.36x      87,223           0.25

     35          84.2%      2/28/2005    2,667,260    1,605,258    955,312     1.43x      106,690        1,212.39
     36          69.4%      2/28/2005    2,686,913    1,731,188    848,249     1.43x      107,477         814.22

     37          90.7%      5/16/2005    2,606,841    1,228,822   1,315,019    1.51x      63,000           225.0
     38          91.9%      4/13/2005    2,643,230    1,213,583   1,348,822    1.48x      80,825           265.0

     39          68.2%      2/28/2005    2,614,723    1,633,228    876,906     1.42x      104,589         950.81
     40          74.0%      5/31/2005    2,344,942    1,473,349    777,796     1.42x      93,798         1,065.89

     41         100.0%      3/16/2005    2,145,560     648,838    1,353,847    1.25x      42,097           0.15

     42          76.4%      2/28/2005    2,388,841    1,347,088    946,199     1.60x      95,554         1,137.55
     43          71.5%      2/25/2005    2,277,943    1,374,195    812,630     1.60x      91,118         1,168.18

     44          90.0%      3/31/2005    1,691,497     746,948     899,549     1.26x      45,000           250.0
     45          91.1%      4/14/2005    2,141,234    1,021,545   1,069,648    1.26x      50,040           278.0
     46         100.0%      2/11/2005    1,151,545     23,031     1,069,826    1.23x      17,573           0.29
     47         100.0%      5/20/2005    2,315,620     723,698    1,521,327    2.52x      16,088           0.15
     48          93.2%      3/24/2005    2,995,749    1,380,326   1,453,866    1.26x      28,097           0.20
     49          65.4%      4/22/2005    3,417,306    1,976,290   1,304,324    1.50x      136,692         833.49
     50         100.0%       7/1/2005    1,139,364     11,394     1,101,503    2.21x      26,467           0.20
     51          78.3%      2/28/2005    3,483,296    2,164,153   1,179,811    1.44x      139,332        1,071.78

    52.1         93.6%      5/18/2005
    52.2         93.0%      5/18/2005
     52          93.5%      5/18/2005    2,678,412    1,298,913   1,236,529    1.51x      142,970         290.59

     53          91.6%      4/30/2005    1,538,290     396,337    1,052,582    1.50x      31,746           0.19
     54         100.0%       3/7/2005    1,141,455     217,175     877,448     1.20x      16,128           0.05
     55         100.0%       7/1/2005    1,133,606     34,008     1,085,085    1.53x      14,512           0.10
     56          66.2%      2/25/2005    3,631,451    2,440,987   1,045,206    1.34x      145,258         943.23
     57         100.0%      5/18/2005    1,429,459     424,474     912,922     1.34x      19,520           0.22
     58          96.7%      6/13/2005    1,508,492     725,641     681,186     1.30x      25,889           0.20
     59          93.3%      4/26/2005    1,123,654     271,281     770,308     1.25x      13,166           0.05
     60          96.6%      4/28/2005    4,927,462    2,249,554   2,170,439    5.06x      99,453           0.35
     61         100.0%       4/1/2005    1,125,618     304,986     748,198     1.25x      10,498           0.20
     62         100.0%      2/21/2005    1,164,052     301,023     814,904     1.78x      20,000           0.10
     63         100.0%      6/17/2005     832,998      21,356      700,510     1.22x      11,269           0.12

     64          66.3%      2/28/2005    2,000,118    1,372,581    547,532     1.40x      80,005          784.36
     65          55.7%      2/28/2005    1,520,665    1,167,699    292,139     1.40x      60,827          675.86

     66         100.0%       7/1/2005    1,010,563     30,317      951,771     2.53x       9,116           0.15
     67         100.0%       7/1/2005    1,090,441     110,255     946,608     2.59x      10,527           0.15

    68.1        100.0%       7/1/2005
    68.2        100.0%       7/1/2005
     68         100.0%       7/1/2005     652,877      21,059      628,555     1.47x       3,263           0.13

     69         100.0%      5/31/2005     921,880      208,173     651,489     1.28x       9,286           0.20

    70.1         83.5%       4/1/2005
    70.2         93.5%       4/1/2005
     70          88.2%       4/1/2005     893,833      291,450     592,633     1.21x       9,750           50.52

     71         100.0%       3/1/2005    1,290,563     271,363     956,716     1.93x      23,490           0.15
     72          81.1%      4/19/2005    1,121,605     415,387     690,637     1.47x      15,581           13.85
     73          99.1%       4/7/2005    1,109,736     477,434     601,286     1.24x      31,016          284.55
     74          97.3%      3/15/2005    1,800,851     994,912     634,839     1.42x      28,517           0.20
     75         100.0%      11/30/2004   1,144,398     315,831     800,944     2.53x      12,888           0.15
     76         100.0%      2/21/2005    1,115,956     298,251     793,407     2.52x       9,023           0.15
     77          71.1%      2/25/2005    2,155,018    1,299,420    769,397     1.59x      86,201          990.82
     78         100.0%      5/18/2005     958,076      274,633     634,407     1.44x       7,768           0.16
     79         100.0%       6/3/2005     907,853      266,236     572,244     1.80x      15,006           0.10
     80          62.1%      2/28/2005    2,297,503    1,554,876    650,727     1.43x      91,900          835.45
     81          92.5%      4/30/2005     907,409      283,924     552,690     1.32x       6,496           0.15
     82          98.3%       5/4/2005     681,910      172,066     500,844     1.26x       9,000           50.0
     83         100.0%      5/16/2005     948,415      239,857     675,386     2.33x      15,061           0.15
     84         100.0%      1/27/2005     700,000      14,000      686,000     2.61x
     85          88.2%      3/31/2005     655,941      313,334     328,539     1.24x      14,068          275.84

     86         100.0%       3/1/2005     425,531      93,541      306,093     1.25x       4,316           0.20
     87         100.0%      3/30/2005     117,801      22,196       88,635     1.25x       1,650           0.31

     88         100.0%       5/5/2005     619,412      224,808     379,604     1.29x      15,000           250.0
     89         100.0%       5/3/2005     609,413      127,034     479,723     2.34x       2,656           0.06
     90          90.3%       5/1/2005     487,060      136,262     339,948     1.20x      10,850           350.0
     91          95.0%      3/16/2005     600,748      139,014     453,730     2.25x       8,005           0.15
     92         100.0%      4/19/2005     543,810      218,429     311,581     1.54x      13,800           300.0
     93          62.0%      1/18/2005     419,167      92,813      314,336     1.22x       2,608           0.13
     94         100.0%       7/1/2005     326,000       7,261      317,257     1.27x       1,482           0.10
     95         100.0%      4/21/2005     474,828      108,405     336,170     1.36x       7,203           0.15
     96         100.0%       7/1/2005     341,550       7,576      332,483     1.35x       1,491           0.10
     97         100.0%       7/1/2005     317,000       7,081      308,437     1.24x       1,482           0.10
     98          67.1%      4/26/2005     505,619      215,384     282,058     1.26x       8,177           15.63
     99          79.6%      4/26/2005     536,172      245,114     283,101     1.29x       7,957           15.33
    100          79.0%       3/7/2005     692,512      259,801     428,778     2.02x       3,933           9.50
    101          94.3%       5/1/2005     467,670      103,806     341,370     1.55x       3,244           0.15
    103          99.2%      5/25/2005     505,303      165,714     333,452     1.71x       6,137           16.68
    104         100.0%      3/28/2005     346,773      59,533      282,390     1.07x       4,850           0.20
    105          89.0%      2/21/2005     446,746      158,917     274,599     1.82x       4,354           0.15
    106         100.0%       2/7/2005     405,286      97,257      299,820     2.41x       2,650           0.15
    107         100.0%      2/17/2005     328,773      108,569     211,881     1.23x       8,323          361.86
    108          93.1%      5/10/2005     436,810      257,726     158,923     1.24x      20,160           280.0
    109         100.0%       7/1/2005     238,107       7,143      229,455     2.90x       1,508           0.15

------------------------------------------------------------------------------------------------------------------------------------
                                                                               1.59X
====================================================================================================================================




                      MOST              MOST         MOST         FULL         FULL
                     RECENT            RECENT       RECENT        YEAR         YEAR
  SEQUENCE       STATEMENT TYPE       END DATE        NOI       END DATE       NOI      LARGEST TENANT
  --------       --------------       --------        ---       --------       ---      --------------

     1              Full Year        12/31/2004   $17,773,546  12/31/2003  $17,918,083  U.S. Securities and Exchange Commission
     2              Full Year        12/31/2004   14,842,171   12/31/2003   15,380,061  Eddie Bauer
     3              Full Year        12/31/2004   16,164,311   12/31/2003   13,046,962  GMAC Mortgage Corporation
     4              Full Year        12/31/2004   10,700,548   12/31/2003   10,896,533  Macy's

    5.1             Full Year        12/31/2004    3,108,615   12/31/2003   3,204,377   General Electric Company
    5.2             Full Year        12/31/2004    2,820,807   12/31/2003   2,768,932   Verizon c/o Cushman & Wakefield
    5.3             Full Year        12/31/2004    2,786,657   12/31/2003   2,717,534   National Health Services, Inc.
    5.4             Full Year        12/31/2004    1,681,563   12/31/2003   1,535,158   Stored Value Systems
    5.5             Full Year        12/31/2004    1,879,448   12/31/2003   1,953,461   Fallon Community Health Plan
    5.6             Full Year        12/31/2004     622,209    12/31/2003    666,964    Johnson Controls, Inc.
    5.7             Full Year        12/31/2004     444,073    12/31/2003    649,799    Horizon Research International
    5.8             Full Year        12/31/2004     610,693    12/31/2003    529,427    Airlines Reporting Corp.
     5              Full Year        12/31/2004   13,954,065   12/31/2003   14,025,652

     6       Annualized Most Recent   3/31/2005    6,393,422   12/31/2004   6,086,389
     7       Annualized Most Recent  10/31/2004   11,840,737   12/31/2003   11,456,006  Forever 21
     8              Full Year        12/31/2004    9,549,071   12/31/2003   8,678,762   New York City School Construction Authority

    9.1                                                                                 AmSouth
    9.2                                                                                 IKON Office Solutions
     9              Full Year        12/31/2004    6,014,062   12/31/2003   6,030,322

    10.1            Full Year        12/31/2004    2,425,243   12/31/2003   2,408,883   Staten Island University Hospital
    10.2            Full Year        12/31/2004    2,163,787   12/31/2003   2,082,362   IPC (US), Inc.
     10             Full Year        12/31/2004    4,589,030   12/31/2003   4,491,245
    11.1            Full Year        12/31/2004    1,696,268   12/31/2003   1,903,970   GSA
    11.2            Full Year        12/31/2004     744,188    12/31/2003    633,838    Southwestern Bell Yellow Pages
     11             Full Year        12/31/2004    2,440,456   12/31/2003   2,537,808

     12             Full Year        12/31/2004    1,173,414   12/31/2003   1,130,038   Home Depot
     13             Full Year        12/31/2004     808,157    12/31/2003    739,974    Super Stop & Shop
     14             Full Year        12/31/2004    3,094,120   12/31/2003   3,089,791   Edward's Multiplex-Regal

     15      Annualized Most Recent   3/31/2005    4,058,060                            Pavilions
     16      Trailing Twelve Months   4/30/2005    4,029,779   12/31/2004   3,446,118
     17             Full Year        12/31/2004    2,978,460   12/31/2003   2,969,334
     18      Trailing Twelve Months   5/31/2005    3,029,004   12/31/2004   2,578,752
     19                                                                                 PPD Development LP
     20             Full Year        12/31/2004    2,399,444   12/31/2003   2,348,570   Albertsons
     21             Full Year        12/31/2004    2,713,761   12/31/2003   2,698,089   Old Country Buffet
     22             Full Year        12/31/2004    2,802,474   12/31/2003   2,958,131   Regal Cinema
     23      Annualized Most Recent   3/31/2005    1,861,344   12/31/2004   1,401,422
     24      Trailing Twelve Months   3/31/2005    3,958,173   12/31/2004   3,641,649
     25             Full Year        12/31/2004    1,386,286   12/31/2003   1,783,420   Hartford Fire Insurance
     26             Full Year        12/31/2004    3,337,537   12/31/2003   2,673,941   Royal Indemnity Co.
     27                                                                                 Off Broadway Shoes

     28      Trailing Twelve Months   2/28/2005    1,195,392   12/31/2004   1,176,911
     29      Trailing Twelve Months   2/28/2005    1,283,374   12/31/2004   1,287,289

     30      Annualized Most Recenet  4/30/2005    1,591,812   12/31/2004   1,541,348   Marriott International, Inc.

     31      Trailing Twelve Months   2/28/2005    1,090,515   12/31/2004   1,086,313
     32      Trailing Twelve Months   2/28/2005    1,007,200   12/31/2004    994,481

     33                                                                                 Linens N Things

    34.1                                                                                Kmart
    34.2                                                                                Kmart
    34.3                                                                                Kmart
    34.4                                                                                Kmart
     34

     35      Trailing Twelve Months   2/28/2005    1,052,329   12/31/2004   1,025,837
     36      Trailing Twelve Months   2/28/2005     936,759    12/31/2004    903,717

     37      Annualized Most Recent   3/31/2005    1,792,116   12/31/2004   1,044,874
     38      Annualized Most Recent   3/31/2005    1,483,584   12/31/2004   1,186,296

     39      Trailing Twelve Months   2/28/2005     976,983    12/31/2004    963,987
     40      Trailing Twelve Months   2/28/2005     857,297    12/31/2004    845,682

     41      Annualized Most Recent  11/30/2004    1,594,561   12/31/2003   1,355,634   Adva-Lite, Inc.

     42      Trailing Twelve Months   2/28/2005    1,044,294   12/31/2004   1,038,980
     43      Trailing Twelve Months   2/28/2005     900,553    12/31/2004    897,540

     44             Full Year        12/31/2004     724,864    12/31/2003    594,722
     45            Annualized         3/31/2005    1,310,817   12/31/2004   1,229,775
     46             Full Year        12/31/2004    1,174,594   12/31/2003   1,153,273   Mitsuwa
     47      Annualized Most Recent   3/31/2005    1,361,212   12/31/2004   1,653,358   Party City
     48             Full Year        12/31/2004    1,540,859   12/31/2003   1,473,094   Great America Leasing Corp.
     49      Trailing Twelve Months   4/30/2005    1,453,426   12/31/2004   1,331,292
     50                                                                                 American Express
     51      Trailing Twelve Months   2/28/2005    1,312,767   12/31/2004   1,213,295

    52.1
    52.2
     52             Full Year        12/31/2004    1,385,398   12/31/2003   1,401,531

     53      Annualized Most Recent   3/31/2005    1,360,484   12/31/2004   1,269,425   Publix
     54             Full Year        12/31/2004     118,795                             Amcor Pet Packaging
     55                                                                                 Flextronics
     56      Trailing Twelve Months   2/28/2005    1,159,449   12/31/2004   1,217,243
     57      Annualized Most Recent   3/31/2005    1,243,664   12/31/2004   1,083,283   Basha's
     58             Full Year        12/31/2004     778,589    12/31/2003    633,413    Gay & Lesbian Community Service Ctr
     59      Annualized Most Recent   4/30/2005    1,000,374                            Bender
     60             Full Year        12/31/2004    2,741,788   12/31/2003   2,013,152   Tiger Button Company, Inc.
     61                                                                                 Corinthian Colleges
     62      Annualized Most Recent   1/31/2005     957,587     6/30/2004    994,920    Bunzl Distribution Northeast
     63                                                                                 MODEC Intl

     64      Trailing Twelve Months   2/28/2005     630,396    12/31/2004    646,235
     65      Trailing Twelve Months   2/28/2005     356,810    12/31/2004    359,594

     66                                                                                 CarMax
     67             Full Year        12/31/2004     926,850    12/31/2003    947,711    Cinemark USA

    68.1                                                                                CVS
    68.2                                                                                CVS
     68

     69             Full Year        12/31/2004     587,963    12/31/2003    473,593    Provena Hospital

    70.1
    70.2
     70      Annualized Most Recent   3/31/2005     691,055    12/31/2004    581,922

     71             Full Year        12/31/2004    1,094,615   12/31/2003   1,081,732   Kmart
     72             Full Year        12/31/2004     613,543    12/31/2003    369,216
     73             Full Year        12/31/2004     461,294    12/31/2003    488,303
     74             Full Year        12/31/2004     876,115    12/31/2003    899,386    Health Plan of Mich.
     75      Annualized Most Recent   9/30/2004     889,470    12/31/2003    771,484    Best Buy
     76                                                                                 Office Depot
     77      Trailing Twelve Months   2/28/2005     844,776    12/31/2004    834,608
     78                                                                                 HFE Corporate Office
     79             Full Year        12/31/2004     919,365    12/31/2003    934,363    Henkel Adhesives
     80      Trailing Twelve Months   1/31/2005     741,415    12/31/2004    695,593
     81                                                                                 Centex
     82      Annualized Most Recent  12/31/2004     526,248    12/31/2003    437,503
     83                                                                                 Gordmans
     84                                                                                 Mac Tools
     85             Full Year        12/31/2004     324,620    12/31/2003    302,264

     86                                                                                 Virginia Mason
     87                                                                                 Lakeshore Learning

     88      Annualized Most Recent   3/31/2005     398,588
     89                                                                                 Publix
     90      Annualized Most Recent   4/30/2005     385,480
     91      Annualized Most Recent   9/30/2004     487,588    12/31/2003    424,308    Ross Dress For Less
     92      Annualized Most Recent   3/31/2005     342,256    12/31/2004    353,663
     93             Full Year        12/31/2004     42,056                              Wells Fargo
     94                                                                                 Walgreens
     95             Full Year        12/31/2004     410,088    12/31/2003    344,932    Piggly Wiggly
     96                                                                                 Walgreens
     97                                                                                 Walgreens
     98             Full Year        12/31/2004     249,093    12/31/2003    243,144
     99             Full Year        12/31/2004     259,768    12/31/2003    230,140
    100             Full Year        12/31/2004     471,020    12/31/2003    446,397
    101             Full Year        12/31/2004     268,098                             Fuddruckers Restaurant
    103      Annualized Most Recent   4/30/2005     347,144    12/31/2003    327,300
    104             Full Year        12/31/2004     299,796    12/31/2003    302,358    US Government
    105             Full Year        12/31/2004     298,152    12/31/2003    254,371    CVS
    106      Annualized Most Recent   7/31/2004     265,198                             Hollywood Video
    107             Full Year        12/31/2004     203,646    12/31/2003    152,218
    108             Full Year        12/31/2004     156,949    12/31/2003    162,273
    109                                                                                 CVS

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================





                                                                                                                   SECOND
                         LARGEST                                                                       SECOND     LARGEST
              LARGEST     TENANT     LARGEST                                                          LARGEST     TENANT
               TENANT      % OF       TENANT                                                           TENANT      % OF
               LEASED     TOTAL       LEASE                                                            LEASED      TOTAL
  SEQUENCE       SF         SF      EXPIRATION  SECOND LARGEST TENANT                                   SF         SF
  --------       --         --      ----------  ---------------------                                   --         --

     1        168,588      21%      3/31/2012   New York University                                    94,076       12%
     2         18,406       5%      1/31/2009   Gap                                                    9,656        3%
     3        170,518      21%      4/19/2008   Rutan & Tucker, LLP                                   100,088       12%
     4        231,698      22%      2/24/2086   Sears                                                 181,450       17%

    5.1       100,912      31%      3/31/2012   Aperture Credentialing, Inc.                           46,904       14%
    5.2       109,059      52%      5/31/2007   McLane, Graf, Raulerston & Middleton                   57,426       27%
    5.3        55,280      16%      9/30/2011   Central Bancshares, Inc.                               19,201       6%
    5.4        34,055      25%      8/31/2008   Merrill Lynch                                          21,916       16%
    5.5       115,034      53%      3/31/2020   The Premier Insurance Co.                              33,250       15%
    5.6        45,295      59%      9/30/2014   New Hampshire Insurance Co.                            16,133       21%
    5.7        9,271       12%      6/30/2008   Mooser & Freibert Land Title Co., LLC                  7,463        10%
    5.8        24,642      40%      10/31/2005  TEKSystems, Inc.                                       6,354        10%
     5

     6
     7         15,146       5%      4/30/2013   Abercrombie & Fitch                                    9,624        3%
     8        480,651      48%      9/30/2011   New York City Department of Design and Construction   210,191       21%

    9.1       270,649      46%      7/31/2013   Bass, Berry & Sims                                    122,509       21%
    9.2        14,080      10%      9/30/2008   Colonial Bank                                          11,485       8%
     9

    10.1       82,388      33%      12/31/2006  ACS State & Local Solutions, Inc.                      49,023       19%
    10.2       87,237      73%      5/31/2010   Sony Electronics, Inc.                                 31,668       27%
     10
    11.1       51,952      18%      1/31/2012   Chesapeake Energy Corporation                          27,172       9%
    11.2       15,218      13%      9/30/2005   SoftBrands Hospitality                                 12,479       11%
     11

     12       132,394      54%      1/31/2027   Food 4 Less                                            50,503       21%
     13        58,105      78%      6/30/2021   Blockbuster                                            4,575        6%
     14       124,614      100%     12/31/2019

     15        48,000      32%      6/30/2019   CVS                                                    13,013       9%
     16
     17
     18
     19       211,269      61%      3/31/2015   Texas Workers' Compensation Commission                120,621       35%
     20        50,942      42%      12/1/2018   Denny's                                                5,833        5%
     21        9,057        5%       2/1/2022   Rainbow                                                6,838        4%
     22        56,095      39%      11/30/2019  Bed Bath & Beyond                                      29,975       21%
     23
     24
     25       107,798      37%      1/31/2008   Hiscock & Barclay                                      46,416       16%
     26        56,306      29%      1/31/2009   The Hartford                                           25,719       13%
     27        20,000      19%      11/30/2014  Party City                                             11,500       11%

     28
     29

     30        10,699      13%      2/28/2009   Berkowitz, Trager & Trager LLC                         9,799        12%

     31
     32

     33        30,000      21%      1/31/2015   Cost Plus                                              18,300       13%

    34.1       72,520      100%     12/31/2017
    34.2       92,236      100%     12/31/2017
    34.3       86,479      100%     3/21/2013
    34.4       94,655      100%     12/31/2017
     34

     35
     36

     37
     38

     39
     40

     41        81,000      29%      8/31/2008   Eckerd Corporation                                     76,800       27%

     42
     43

     44
     45
     46        60,080      100%     5/30/2018
     47        15,560      15%      2/28/2011   Chuck E Cheese                                         9,562        9%
     48        58,739      42%      11/24/2013  IES Utilities                                          18,052       13%
     49
     50       132,336      100%     11/30/2014
     51

    52.1
    52.2
     52

     53        36,960      22%      12/23/2017  Big Lots                                               27,408       16%
     54       141,120      44%      6/30/2010   Pflug Packaging                                       100,800       31%
     55       145,120      100%     6/30/2017
     56
     57        51,500      58%      11/4/2017   Orthopedic Clinic Assoc. PC                            4,630        5%
     58        9,725        7%      4/30/2006   Ninos Latinos                                          5,365        4%
     59       154,249      59%      4/30/2007   Amerimax                                               91,445       35%
     60        18,000       6%      12/31/2012  Kaleidoscope Imaging of New York, Inc.                 16,000       6%
     61        29,549      56%      11/30/2014  Pasquinelli                                            20,435       39%
     62       100,000      50%      8/31/2016   Procter & Gamble Hair Care                            100,000       50%
     63        48,627      52%      8/31/2014   FMC Technologies                                       45,285       48%

     64
     65

     66        60,772      100%     10/31/2020
     67        70,183      100%     2/28/2025

    68.1       13,050      100%     9/13/2020
    68.2       13,050      100%      6/7/2020
     68

     69        26,303      57%      12/31/2009  Renal Research Institute                               14,044       30%

    70.1
    70.2
     70

     71        94,841      61%      12/31/2020  Giant Eagle                                            45,562       29%
     72
     73
     74        26,702      19%      5/31/2009   Kenmar Corp.                                           23,555       17%
     75        30,444      35%      1/31/2016   Office Depot                                           30,122       35%
     76        15,500      26%      2/28/2019   Pier One                                               10,679       18%
     77
     78        9,025       19%      5/10/2009   Kringles                                               8,845        18%
     79        52,491      35%      9/30/2006   All Architectural                                      32,925       22%
     80
     81        22,623      52%      12/14/2007  Miller Heiman                                          11,500       27%
     82
     83        55,126      55%      1/31/2014   Best Buy                                               45,278       45%
     84        72,500      100%     1/31/2015
     85

     86        21,581      100%     6/30/2015
     87        5,321       100%     1/31/2011

     88
     89        44,271      100%     11/30/2024
     90
     91        30,122      56%      1/31/2014   Bed, Bath & Beyond                                     20,579       39%
     92
     93        2,400       12%      1/31/2010   UPS                                                    1,383        7%
     94        14,820      100%     4/30/2030
     95        38,000      79%      11/30/2022  Cleaners Depot Drycleaning                             3,200        7%
     96        14,905      100%     7/31/2023
     97        14,820      100%     4/30/2030
     98
     99
    100
    101        6,000       28%      8/22/2014   Hicks from the Sticks                                  3,000        14%
    103
    104        24,248      100%     10/31/2012
    105        8,993       31%      1/31/2013   Concord Billiards                                      4,830        17%
    106        6,282       36%      12/31/2013  Payless Shoe Store                                     2,800        16%
    107
    108
    109        10,055      100%     1/31/2030

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================





                                                                                      THIRD
                SECOND                                                      THIRD     LARGEST     THIRD
                LARGEST                                                     LARGEST   TENANT      LARGEST
                TENANT                                                      TENANT     % OF       TENANT
                 LEASE                                                      LEASED     TOTAL      LEASE
  SEQUENCE    EXPIRATION   THIRD LARGEST TENANT                              SF        SF      EXPIRATION   % OF POOL
  --------    ----------   ---------------------                             --        --      ----------   ----------

     1        12/31/2017   Moneyline Network                                56,196      7%       9/30/2011      9.3%
     2         3/31/2010   Express                                           8,956      3%       1/31/2013      8.8%
     3         8/31/2009   Comerica Bank                                    63,320      8%      11/30/2013      6.1%
     4         11/2/2036   Hecht's                                          162,337     16%      2/24/2086      5.3%

    5.1        4/30/2008   Sprint United Management Co.                     37,086      11%      4/30/2006      1.1%
    5.2        5/31/2012   Merrill Lynch- Corp.Svcs.Finance                  8,817      4%       1/31/2010      1.0%
    5.3        4/30/2015   Deming, Malone, Livesay & Ostroff                18,722      6%      12/31/2012      0.9%
    5.4        1/31/2012   DMI Furniture                                    12,830      9%       1/31/2006      0.5%
    5.5        8/31/2006   Amica Mutual Insurance Co.                       14,822      7%       2/28/2007      0.5%
    5.6       12/31/2005   Aerotek, Inc.                                     4,093      5%       8/31/2007      0.3%
    5.7        1/31/2010   Countrywide Home Loans, Inc.                      6,720      9%       8/31/2005      0.2%
    5.8        1/31/2010   Tech Skills, LLC                                  5,212      8%      11/30/2006      0.2%
     5                                                                                                          4.7%

     6                                                                                                          3.9%
     7         9/30/2006   Victoria's Secret                                 9,175      3%       1/31/2011      3.9%
     8         1/21/2014   DeVry School                                     155,430     16%      4/30/2014      3.6%

    9.1        1/31/2010   Harwell Howard Hyne                              35,925      6%       4/30/2012      2.6%
    9.2       12/31/2008   Media Financial Services, Inc.                    7,040      5%       9/30/2011      0.7%
     9                                                                                                          3.2%

    10.1       2/28/2007   NY City Board of Elections                       43,834      17%      8/31/2011      0.9%
    10.2      11/30/2010                                                                                        0.8%
     10                                                                                                         1.7%
    11.1       7/31/2006   Hinkle, Elkouri, LLC                             26,976      9%       7/31/2006      0.7%
    11.2      10/31/2006   GSA - Office of Hearing & Appeals                 7,158      6%       1/31/2006
     11                                                                                                         0.7%

     12       10/31/2011   Dollar General                                    8,384      3%       1/31/2008      0.5%
     13       12/31/2009   Only A Dollar                                     4,080      5%       5/31/2007      0.3%
     14                                                                                                         1.3%

     15        6/30/2026   Beach Fire Grill                                  5,400      4%       7/31/2010      1.9%
     16                                                                                                         1.9%
     17                                                                                                         1.7%
     18                                                                                                         1.5%
     19        9/30/2013   Texas Parks and Wildlife                         13,710      4%      10/31/2007      1.5%
     20        1/31/2011   Oedo Restaurant                                   4,267      4%       1/31/2007      1.4%
     21        1/31/2015   Foot Action                                       6,235      4%       1/31/2009      1.4%
     22        1/31/2010   TGI Friday's                                      6,414      4%       9/30/2009      1.3%
     23                                                                                                         1.2%
     24                                                                                                         1.1%
     25        8/31/2017   GSA- Social Security                             20,484      7%       7/24/2015      1.1%
     26        3/31/2007   Hanover Corp. Office Center                      25,719      13%      2/1/2006       1.1%
     27       12/31/2014   Dollar Tree                                      10,000      9%       7/31/2015      1.0%

     28                                                                                                         0.5%
     29                                                                                                         0.5%

     30        7/31/2013   Leverte Associates, Inc.                          8,960      11%      6/30/2014      0.9%

     31                                                                                                         0.4%
     32                                                                                                         0.4%

     33        1/31/2014   Petco                                            15,000      11%      1/31/2015      0.8%

    34.1                                                                                                        0.2%
    34.2                                                                                                        0.2%
    34.3                                                                                                        0.2%
    34.4                                                                                                        0.2%
     34                                                                                                         0.8%

     35                                                                                                         0.4%
     36                                                                                                         0.4%

     37                                                                                                         0.8%
     38                                                                                                         0.8%

     39                                                                                                         0.4%
     40                                                                                                         0.4%

     41        7/31/2010   First American Title                             63,953      23%     12/31/2010      0.7%

     42                                                                                                         0.4%
     43                                                                                                         0.3%

     44                                                                                                         0.6%
     45                                                                                                         0.6%
     46                                                                                                         0.6%
     47        4/14/2007   Capezio Dance Factory                             8,898      8%       1/31/2009      0.6%
     48       12/31/2009   Wellmark, Inc.                                   14,483      10%     11/30/2005      0.6%
     49                                                                                                         0.5%
     50                                                                                                         0.5%
     51                                                                                                         0.5%

    52.1                                                                                                        0.3%
    52.2                                                                                                        0.3%
     52                                                                                                         0.5%

     53        3/31/2011   Home Goods                                       25,000      15%      1/31/2009      0.5%
     54        5/17/2010   Packaging Plus                                   80,640      25%      6/30/2009      0.5%
     55                                                                                                         0.5%
     56                                                                                                         0.5%
     57        9/30/2007   Washington Mutual                                 3,600      4%       3/31/2006      0.5%
     58        8/31/2006   OC Multi-Housing Service                          4,396      3%       1/31/2007      0.5%
     59        3/31/2009                                                                                        0.4%
     60        9/30/2008   Vanguard Construction                            15,600      5%      10/31/2010      0.4%
     61       11/30/2014   JSQ                                               2,505      5%      11/30/2012      0.4%
     62        7/31/2009                                                                                        0.4%
     63        8/31/2014                                                                                        0.4%

     64                                                                                                         0.2%
     65                                                                                                         0.1%

     66                                                                                                         0.4%
     67                                                                                                         0.4%

    68.1                                                                                                        0.1%
    68.2                                                                                                        0.2%
     68                                                                                                         0.4%

     69        2/28/2023   Orthopedic Associates of Kankakee                 6,317      14%     12/31/2014      0.3%

    70.1                                                                                                        0.2%
    70.2                                                                                                        0.2%
     70                                                                                                         0.3%

     71        1/31/2016   Rent A Center                                     3,000      2%      12/31/2009      0.3%
     72                                                                                                         0.3%
     73                                                                                                         0.3%
     74        1/31/2010   Einstandig, Kline & Meehan                        6,712      5%      12/31/2007      0.3%
     75       11/27/2013   Michael's Crafts                                 17,026      20%      2/28/2011      0.3%
     76        2/28/2015   Dollar Tree                                      10,000      17%      1/31/2009      0.3%
     77                                                                                                         0.3%
     78        2/28/2010   Hard Luck Diner                                   4,135      9%       5/10/2009      0.3%
     79        4/30/2009   Alameda Electric                                 27,765      19%      4/30/2008      0.3%
     80                                                                                                         0.3%
     81       12/31/2009   GC Wallace                                        5,948      14%      3/31/2010      0.3%
     82                                                                                                         0.3%
     83        1/31/2015                                                                                        0.3%
     84                                                                                                         0.3%
     85                                                                                                         0.2%

     86                                                                                                         0.2%
     87                                                                                                         0.0%

     88                                                                                                         0.2%
     89                                                                                                         0.2%
     90                                                                                                         0.2%
     91        1/31/2013                                                                                        0.2%
     92                                                                                                         0.2%
     93        4/1/2010    Quizno's                                          1,350      7%       4/30/2014      0.2%
     94                                                                                                         0.2%
     95        2/28/2014   Figaro's Pizza                                    1,820      4%       1/31/2007      0.2%
     96                                                                                                         0.2%
     97                                                                                                         0.2%
     98                                                                                                         0.2%
     99                                                                                                         0.2%
    100                                                                                                         0.1%
    101        3/31/2010   John Deere                                        2,500      12%     12/31/2009      0.1%
    103                                                                                                         0.1%
    104                                                                                                         0.1%
    105        9/30/2008   Pat's Pizza                                       3,280      11%      7/31/2007      0.1%
    106        6/30/2008   Radio Shack Corporation                           2,500      14%      3/31/2009      0.1%
    107                                                                                                         0.1%
    108                                                                                                         0.1%
    109                                                                                                         0.1%

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


(i)   Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii)  For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr.
      consisting of twelve 30-day months. The actual amortization would be longer.

(iii) Two Mortgage loans, loan numbers 20050818 and 20050817, are related to both codes BACM 05-3-I and BACM 05-3-J.

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned in the "Glossary of Principal Defined Terms" to this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

     All numerical information provided in this prospectus supplement, including the schedules and tables in this Annex A, with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under "Glossary of Principal
Definitions" in this prospectus supplement. The principal balance of each
Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date.
All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement, including the schedules and tables in this Annex A, may not equal the indicated total due to rounding. When information presented in this prospectus supplement, including the schedules and tables in this Annex A with respect to the Mortgaged Properties, is expressed as a percentage of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off-Date, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related Appraisal Value, the relative Underwritten Cash Flow or prior allocations reflected in the related Mortgage Loan documents as set forth in this Annex A to this prospectus supplement.

                                      A-1

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                  BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)
                               ALL MORTGAGE LOANS



                           JUL-05          JUL-06          JUL-07          JUL-08          JUL-09          JUL-10          JUL-11

Locked Out ..........        99.58%          99.58%          95.52%          90.50%          88.81%          92.78%          92.73%
Yield
 Maintenance(3) .....         0.42%           0.42%           4.48%           9.50%          11.19%           7.22%           7.27%
Open ................         0.00%           0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
Total ...............       100.00%         100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
                         ---------       ---------       ---------       ---------       ---------       ---------       ---------
Total Balance(4)
 (in millions) ......   $ 2,157.89      $ 2,148.18      $ 2,135.82      $ 2,121.41      $ 2,103.44      $ 1,588.66      $ 1,562.97
Percent of
 Mortgage Pool
 Balance(5) .........       100.00%          99.55%          98.98%          98.31%          97.48%          73.62%          72.43%
                        ----------      ----------      ----------      ----------      ----------      ----------      ----------

                           JUL-12        JUL-13       JUL-14        JUL-15     JUL-16      JUL-17      JUL-18     JUL-19

Locked Out ..........        90.16%        90.12%       83.16%        0.00%      0.00%       0.00%       0.00%       0.00%
Yield
 Maintenance(3) .....         9.84%         9.88%        9.91%      100.00%    100.00%     100.00%     100.00%       0.00%
Open ................         0.00%         0.00%        6.93%        0.00%      0.00%       0.00%       0.00%     100.00%
Total ...............       100.00%       100.00%      100.00%      100.00%    100.00%     100.00%     100.00%     100.00%
                         ---------     ---------    ---------       ------     ------      ------      ------      ------
Total Balance(4)
 (in millions) ......   $ 1,143.14    $ 1,127.09   $ 1,110.13     $ 41.33    $ 40.57     $ 39.76     $ 38.89     $ 37.97
Percent of
 Mortgage Pool
 Balance(5) .........        52.97%        52.23%       51.45%        1.92%      1.88%       1.84%       1.80%       1.76%
                        ----------    ----------   ----------     --------   --------    --------    --------    --------


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (except that the ARD Loan will be repaid on its Anticipated
      Repayment Date), if any.

(2)   Numbers may not total to 100% due to rounding.

(3)   As of the Cut-off Date, one Mortgage Loan, representing 0.4% of the
      Initial Pool Balance, is not subject to a Lock-out Period but is subject to yield maintenance prepayment provisions. In addition, as of the
      Cut-off Date, 25 Mortgage Loans, representing 12.5% of the Initial Pool
      Balance, are subject to yield maintenance prepayment provisions after the
      Lock-out Period. The remaining Mortgage Loans, representing 87.1% of the
      Initial Pool Balance, are subject to defeasance after an initial restriction period. All of the above-described Mortgage Loans also have an Open Period on or prior to maturity during which prepayment may be made without any required yield maintenance or Prepayment Premium.

(4)   Assumes Cut-off Date Balance for initial balance and no prepayments thereafter.

(5)   As of the Cut-off Date.

                                      A-2

                         MORTGAGE POOL PROPERTY TYPE(1)



                                                            % OF      WEIGHTED
                            NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                            MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE       DSCR
------------------------- ------------ ----------------- --------- --------------

Office ..................       33      $  820,068,830      38.0%        1.62x
Retail ..................       39         722,728,831      33.5         1.69x
 Anchored ...............       33         684,486,147      31.7         1.71x
 Shadow Anchored ........        3          27,655,000       1.3         1.41x
 Unanchored .............        3          10,587,685       0.5         1.45x
Multifamily .............       17         280,840,708      13.0         1.29x
Hotel ...................       19         204,923,432       9.5         1.46x
Industrial ..............        6          60,690,143       2.8         1.42x
Other ...................        2          35,675,000       1.7         2.21x
Self Storage ............        5          19,739,205       0.9         1.53x
Manufactured Housing.....        3          13,228,201       0.6         1.23x
                                --      --------------     -----
TOTAL/WTD AVG ...........      124      $2,157,894,350     100.0%        1.59x
                               ===      ==============     =====

                                             WEIGHTED                      WEIGHTED
                              MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                            UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE             DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- --------------- -------------- --------------- -----------

Office .................. 1.07x / 5.06x         65.0%     20.6% / 79.8%      5.251%
Retail .................. 1.20x / 2.90x         67.1%     46.1% / 80.0%      5.107%
 Anchored ............... 1.20x / 2.90x         66.8%     46.1% / 80.0%      5.086%
 Shadow Anchored ........ 1.22x / 2.41x         73.4%     59.0% / 74.8%      5.443%
 Unanchored ............. 1.25x / 1.55x         76.1%     69.0% / 79.9%      5.603%
Multifamily ............. 1.11x / 1.55x         74.5%     61.2% / 81.5%      5.283%
Hotel ................... 1.22x / 1.74x         71.1%     64.8% / 74.9%      5.535%
Industrial .............. 1.20x / 1.80x         70.3%     54.4% / 80.0%      5.446%
Other ................... 2.11x / 2.59x         56.1%     49.8% / 57.9%      4.790%
Self Storage ............ 1.26x / 2.02x         63.0%     53.3% / 79.4%      5.330%
Manufactured Housing..... 1.21x / 1.26x         77.7%     75.9% / 79.3%      5.373%
TOTAL/WTD AVG ........... 1.0xX / 5.06x         67.6%     20.6% / 81.5%      5.233%


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

                      MORTGAGE POOL CUT-OFF DATE BALANCES



                                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$997,977 - $999,999.................       1      $      997,977       0.0%       1.25x           69.0%        5.540%
$1,000,000 - $1,999,999.............       2           3,635,000       0.2        2.01x           62.2%        5.189%
$2,000,000 - $2,999,999.............       5          13,317,469       0.6        1.64x           65.6%        5.414%
$3,000,000 - $3,999,999.............      13          45,657,287       2.1        1.46x           70.9%        5.450%
$4,000,000 - $4,999,999.............       3          13,084,000       0.6        1.62x           71.4%        5.053%
$5,000,000 - $7,499,999.............      19         120,528,183       5.6        1.71x           65.9%        5.269%
$7,500,000 - $9,999,999.............      17         143,448,683       6.6        1.76x           68.5%        5.348%
$10,000,000 - $14,999,999...........      17         192,243,235       8.9        1.56x           69.4%        5.245%
$15,000,000 - $19,999,999...........       7         118,140,336       5.5        1.49x           69.2%        5.335%
$20,000,000 - $29,999,999...........       7         173,034,261       8.0        1.53x           67.9%        5.353%
$30,000,000 - $49,999,999...........       8         282,202,286      13.1        1.37x           67.6%        5.428%
$50,000,000 - $99,999,999...........       4         314,720,000      14.6        1.85x           66.1%        5.373%
$100,000,000 - $200,000,000.........       5         736,885,632      34.1        1.54x           67.4%        5.010%
                                          --      --------------     -----
TOTAL/WTD AVG ......................     108      $2,157,894,350     100.0%       1.59x           67.6%        5.233%
                                         ===      ==============     =====


                                      A-3

                    MORTGAGE POOL GEOGRAPHIC DISTRIBUTION(1)



                                                                  % OF      WEIGHTED       WEIGHTED      WEIGHTED
                                  NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
                                  MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  MORTGAGED PROPERTY LOCATION    PROPERTIES       BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------- ------------ ----------------- --------- -------------- -------------- -----------

California ....................       19      $  428,256,489      19.8%        1.36x          70.4%        5.243%
New York ......................        8         375,282,507      17.4         1.75x          60.8%        5.388%
Minnesota .....................        1         189,320,140       8.8         1.29x          74.2%        4.861%
Maryland ......................        3         161,394,341       7.5         1.76x          67.5%        5.062%
Texas .........................       13         151,852,118       7.0         1.57x          70.4%        5.297%
Arizona .......................        3          98,000,000       4.5         2.45x          61.5%        4.944%
Illinois ......................        7          92,550,705       4.3         1.38x          69.2%        5.512%
Kentucky ......................        8          87,000,510       4.0         1.51x          64.6%        5.255%
Colorado ......................        9          63,612,808       2.9         1.45x          72.9%        5.554%
Connecticut ...................        3          60,180,000       2.8         1.49x          65.1%        5.012%
Tennessee .....................        1          55,125,000       2.6         1.57x          73.7%        5.657%
Florida .......................        6          52,865,000       2.4         1.50x          71.3%        5.478%
New Jersey ....................        4          35,760,943       1.7         1.74x          60.4%        5.127%
North Carolina ................        2          34,260,000       1.6         1.30x          76.6%        5.377%
Virginia ......................        2          28,161,761       1.3         1.66x          66.7%        5.358%
Missouri ......................        3          27,189,708       1.3         1.91x          62.4%        5.220%
Indiana .......................        3          26,676,351       1.2         1.66x          72.3%        5.600%
Ohio ..........................        4          24,316,300       1.1         2.27x          57.2%        4.776%
Georgia .......................        3          23,442,750       1.1         1.44x          76.5%        5.188%
New Hampshire .................        1          21,420,000       1.0         1.54x          62.5%        5.177%
Michigan ......................        4          20,086,037       0.9         1.31x          76.6%        5.332%
Kansas ........................        2          15,732,360       0.7         1.39x          62.8%        5.177%
Wisconsin .....................        2          15,249,034       0.7         2.00x          66.5%        4.586%
Massachusetts .................        2          14,697,042       0.7         1.54x          64.8%        5.183%
Iowa ..........................        1          12,208,120       0.6         1.26x          62.3%        4.830%
Pennsylvania ..................        2           9,927,382       0.5         1.90x          63.3%        5.530%
Rhode Island ..................        1           6,284,000       0.3         2.11x          57.9%        4.668%
Nevada ........................        1           6,143,249       0.3         1.32x          74.9%        5.485%
Alabama .......................        2           6,069,000       0.3         2.50x          53.8%        4.674%
Oklahoma ......................        1           5,740,000       0.3         2.33x          54.2%        5.060%
Washington ....................        2           4,590,694       0.2         1.25x          69.0%        5.540%
North Dakota ..................        1           4,500,000       0.2         1.29x          81.5%        5.102%
                                      --      --------------     -----
TOTAL / WTD. AVG ..............      124      $2,157,894,350     100.0%        1.59x          67.6%        5.233%
                                     ===      ==============     =====


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 32 states.

                                      A-4

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.07x -- 1.19x .........         2        $   86,766,014         4.0%          1.11x            79.3%          5.270%
1.20x -- 1.24x .........        17           197,367,005         9.1           1.22x            72.7%          5.528%
1.25x -- 1.29x .........        15           340,064,876        15.8           1.28x            74.0%          5.089%
1.30x -- 1.34x .........         7           103,741,337         4.8           1.32x            68.2%          5.602%
1.35x -- 1.39x .........         9           230,890,224        10.7           1.39x            69.7%          5.136%
1.40x -- 1.49x .........        14           164,300,491         7.6           1.45x            72.1%          5.484%
1.50x -- 1.59x .........        14           336,727,682        15.6           1.55x            68.0%          5.304%
1.60x -- 1.69x .........         3           220,186,322        10.2           1.69x            63.4%          5.229%
1.70x -- 1.79x .........         4            41,838,216         1.9           1.76x            64.1%          5.258%
1.80x -- 1.89x .........         2           117,100,000         5.4           1.87x            64.5%          4.905%
1.90x -- 1.99x .........         1             7,227,382         0.3           1.93x            59.7%          5.540%
2.00x -- 2.99x .........        19           302,684,800        14.0           2.33x            55.6%          5.061%
3.00x -- 5.06x .........         1             9,000,000         0.4           5.06x            20.6%          4.700%
                                --        --------------       -----
TOTAL/WTD. AVG .........       108        $2,157,894,350       100.0%          1.59x            67.6%          5.233%
                               ===        ==============       =====


                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

20.6% -- 29.9% .........         1        $    9,000,000         0.4%        5.06x              20.6%          4.700%
30.0% -- 49.9% .........         2            20,050,000         0.9         2.54x              47.5%          4.800%
50.0% -- 59.9% .........        19           291,439,182        13.5         2.28x              55.8%          5.129%
60.0% -- 64.9% .........        15           649,898,940        30.1         1.63x              62.9%          5.164%
65.0% -- 69.9% .........        11           124,033,202         5.7         1.32x              68.4%          5.460%
70.0% -- 74.9% .........        41           799,391,891        37.0         1.39x              73.0%          5.274%
75.0% -- 79.9% .........        15           224,381,134        10.4         1.22x              78.5%          5.333%
80.0% -- 81.5% .........         4            39,700,000         1.8         1.38x              80.2%          5.379%
                                --        --------------       -----
TOTAL/WTD. AVG .........       108        $2,157,894,350       100.0%        1.59x              67.6%          5.233%
                               ===        ==============       =====


                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO



                                                                % OF        WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE         AVERAGE
      MATURITY DATE          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
------------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

20.6% -- 24.9% .........         1        $    9,000,000         0.4%         5.06x             20.6%           4.700%
25.0% -- 49.9% .........         8           145,905,896         6.8          1.96x             44.9%           5.458%
50.0% -- 59.9% .........        45           675,011,591        31.3          1.74x             56.4%           5.237%
60.0% -- 64.9% .........        19           490,102,278        22.7          1.64x             63.0%           5.206%
65.0% -- 69.9% .........        17           307,562,360        14.3          1.29x             68.2%           5.069%
70.0% -- 74.9% .........        14           462,512,225        21.4          1.34x             72.1%           5.295%
75.0% -- 80.0% .........         4            67,800,000         3.1          1.40x             78.9%           5.308%
                                --        --------------       -----
TOTAL/WTD. AVG .........       108        $2,157,894,350       100.0%         1.59x             62.7%           5.233%
                               ===        ==============       =====


                          MORTGAGE POOL MORTGAGE RATES



                                                                  % OF        WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF             NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
         MORTGAGE              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
           RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
--------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

4.298% -- 4.499% .........         1        $   11,623,000         0.5%          2.21x            64.6%          4.298%
4.500% -- 4.749% .........         9            60,731,800         2.8           2.79x            49.8%          4.687%
4.750% -- 4.999% .........         9           610,553,260        28.3           1.70x            67.3%          4.882%
5.000% -- 5.249% .........        19           480,552,832        22.3           1.61x            63.8%          5.163%
5.250% -- 5.499% .........        27           418,498,745        19.4           1.34x            73.9%          5.351%
5.500% -- 5.749% .........        38           414,746,736        19.2           1.42x            72.0%          5.584%
5.750% -- 5.970% .........         5           161,187,976         7.5           1.66x            59.5%          5.839%
                                  --        --------------       -----
TOTAL/WTD. AVG ...........       108        $2,157,894,350       100.0%          1.59x            67.6%          5.233%
                                 ===        ==============       =====


                                      A-5

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
      ORIGINAL TERM         NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
       TO MATURITY           MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)              LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   ----------------   ---------   --------------   --------------   -----------

60 - 83 ................        27        $  522,134,271       24.2%         1.61x             69.4%          5.087%
84 - 99 ................         8           414,935,476       19.2          1.47x             70.6%          5.095%
100 - 120 ..............        72         1,178,824,603       54.6          1.63x             66.0%          5.324%
180 ....................         1            42,000,000        1.9          1.31x             61.8%          5.870%
                                --        --------------      -----
TOTAL/WTD. AVG .........       108        $2,157,894,350      100.0%         1.59x             67.6%          5.233%
                               ===        ==============      =====


                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)



        ORIGINAL                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION          NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
          TERM               MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)              LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only ..........        35        $  935,104,406        43.3%         1.82x             65.3%          5.082%
180 - 299 ..............         2            14,974,135         0.7          1.23x             62.4%          4.956%
300 - 359 ..............        21           258,006,506        12.0          1.44x             69.5%          5.586%
360 ....................        50           949,809,303        44.0          1.40x             69.5%          5.291%
                                --        --------------       -----
TOTAL/WTD. AVG .........       108        $2,157,894,350       100.0%         1.59x             67.6%          5.233%
                               ===        ==============       =====


------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    MORTGAGE POOL REMAINING TERM TO MATURITY



        RANGE OF
        REMAINING                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO            NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
        MATURITY             MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)              LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   ----------------   ---------   --------------   --------------   -----------

54 - 59 ................        24        $  500,571,771       23.2%          1.59x            69.8%          5.090%
60 - 79 ................         4           105,562,500        4.9           1.29x            76.0%          5.211%
80 - 99 ................         7           330,935,476       15.3           1.56x            68.2%          5.053%
100 - 119 ..............        62         1,066,343,143       49.4           1.64x            65.7%          5.320%
120 - 159 ..............        10           112,481,460        5.2           1.49x            68.9%          5.364%
160 - 169 ..............         1            42,000,000        1.9           1.31x            61.8%          5.870%
                                --        --------------      -----
TOTAL/WTD. AVG .........       108        $2,157,894,350      100.0%          1.59x            67.6%          5.233%
                               ===        ==============      =====


               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS



        REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
         STATED             NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only ..........        35        $  935,104,406         43.3          1.82x            65.3%          5.082%
178 - 274 ..............         2            14,974,135          0.7          1.23x            62.4%          4.956%
275 - 299 ..............        17           189,985,046          8.8          1.47x            70.6%          5.529%
300 - 349 ..............         4            68,021,460          3.2          1.34x            66.2%          5.748%
350 - 360 ..............        50           949,809,303         44.0          1.40x            69.5%          5.291%
                                --        --------------        -----
TOTAL/WTD. AVG .........       108        $2,157,894,350        100.0          1.59x            67.6%          5.233%
                               ===        ==============        =====


                                      A-6

                            MORTGAGE POOL SEASONING



                                                                 % OF        WEIGHTED         WEIGHTED        WEIGHTED
                             NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        SEASONING             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
         (MONTHS)              LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

0 - 4 ...................       102        $1,829,277,009        84.8%          1.54x            68.2%          5.212%
5 - 8 ...................         4           209,897,341         9.7           1.84x            70.0%          5.094%
9 - 11 ..................         2           118,720,000         5.5           1.80x            54.9%          5.810%
                                ---        --------------       -----
TOTAL/WTD. AVG  .........       108        $2,157,894,350       100.0%          1.59x            67.6%          5.233%
                                ===        ==============       =====


                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
         YEAR OF             MORTGAGE      CUT-OFF-DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
       ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2004 ...................         6        $  328,617,341       15.2%          1.82x            64.5%          5.353%
2005 ...................       102         1,829,277,009       84.8           1.54x            68.2%          5.212%
                               ---        --------------      -----
TOTAL/WTD. AVG .........       108        $2,157,894,350      100.0%          1.59x            67.6%          5.233%
                               ===        ==============      =====


                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
         YEAR OF             MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY              LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2010 ...................        26        $  513,454,271       23.8%          1.61x            69.4%          5.085%
2011 ...................         1             8,680,000        0.4           1.78x            69.2%          5.198%
2012 ...................         8           414,935,476       19.2           1.47x            70.6%          5.095%
2014 ...................         3           115,594,341        5.4           1.85x            58.7%          5.681%
2015 ...................        69         1,063,230,261       49.3           1.60x            66.8%          5.285%
2019 ...................         1            42,000,000        1.9           1.31x            61.8%          5.870%
                                --        --------------      -----
TOTAL/WTD. AVG .........       108        $2,157,894,350      100.0%          1.59x            67.6%          5.233%
                               ===        ==============      =====


                                      A-7

                      (This Page Intentionally Left Blank)

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*



SEQUENCE    LOAN NUMBER     PROPERTY NAME                                                                    PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1           58884        Woolworth Building                                                                  Office
   2           43043        Ridgedale Center                                                                    Retail
   3           58851        Pacific Arts Plaza                                                                  Office
   4           59003        Marley Station                                                                      Retail
   5         20050939       IPC Louisville Portfolio                                                            Office
   6           58579        Mission Pointe Apartments                                                         Multifamily
   7           58647        Fiesta Mall                                                                         Retail
   8           58345        Queens Atrium                                                                       Office
   9           43108        FRI Portfolio                                                                       Office
   10        20050968       IPC New York Portfolio                                                              Office
   11        20050967       IPC Wichita Portfolio                                                               Office
   12          58844        Massillon Commons                                                                   Retail
   13          58845        Brown's Lane                                                                        Retail
   14          58853        Edward's Multiplex-Ontario                                                           Other
   15          58165        Mercantile West                                                                     Retail
   16        20050812       Courtyard - Chicago, IL                                                              Hotel
   17          58922        NYU Housing - 400 Broome Street                                                   Multifamily
   18        20050573       The Mansions at Hockanum Crossing                                                 Multifamily
   19        20050660       MetCenter 10                                                                        Office
   20          58869        Warm Springs Plaza                                                                  Retail
   21        20040413       Centre at Forestville                                                               Retail
   22          58926        Civic Center Plaza                                                                  Retail
   23          58906        Villas at West Oaks                                                               Multifamily
   24        20050787       Hilton Garden Inn-Arlington, VA                                                      Hotel
   25          42832        One Park Place                                                                      Office
   26          42409        One Hanover Park                                                                    Office
   27          58878        The Galleria                                                                        Retail
   28        20050810       Residence Inn - Carmel, IN                                                           Hotel
   29        20050811       Springhill Suites - Carmel, IN                                                       Hotel
   30        20050786       8-10 Wright Street                                                                  Office
   31        20050821       Springhill Suites - Louisville, KY                                                   Hotel
   32        20050820       Residence Inn - Louisville, KY                                                       Hotel
   33          42773        Stateline Station                                                                   Retail
   34          43314        Emster Portfolio                                                                    Retail
   35        20050808       Residence Inn - Austin, TX                                                           Hotel
   36        20050809       Springhill Suites - Austin, TX                                                       Hotel
   37          58945        Cavalier Creekside Apartments                                                     Multifamily
   38          58720        Ashford Park Apartments                                                           Multifamily
   39        20050813       Courtyard - Golden, CO                                                               Hotel
   40        20050814       Residence Inn - Golden, CO                                                           Hotel
   41        20050295       Bryan Dairy East                                                                  Industrial
   42        20050818       Residence Inn - Longmont, CO                                                         Hotel
   43        20050817       Courtyard - Longmont, CO                                                             Hotel
   44          58838        Langham Apartments                                                                Multifamily
   45        20050788       The Park Apartments                                                               Multifamily
   46          58766        Mitsuwa Marketplace                                                                 Retail
   47          58931        Brentwood Plaza Shopping Center                                                     Retail
   48        20050700       Great America Building                                                              Office
   49        20050824       Springhill Suites - Westminster, CO                                                  Hotel
   50          58624        American Express Building                                                           Office
   51        20050823       Residence Inn - Warrenville, IL                                                      Hotel
   52          42720        Patricia Southway I & II Portfolio                                                Multifamily
   53          58940        Sarasota Village                                                                    Retail
   54          58858        Lathrop Industrial                                                                Industrial
   55          43357        Flextronics Building                                                              Industrial
   56        20050819       Courtyard - Louisville, CO                                                           Hotel
   57          58976        Sierra Verde Plaza                                                                  Retail
   58          58827        Cedarbrook Office Bulding                                                           Office
   59          58964        Tidewater Industrial Building                                                     Industrial
   60        20050761       307 West 38th Street                                                                Office
   61        20050613       High Ridge Office Complex                                                           Office
   62          43184        40 Pepe's Farm Road                                                               Industrial
   63          58932        FMC Technologies Building                                                           Office
   64        20050816       Residence Inn - Lakewood,  CO                                                        Hotel
   65        20050815       Courtyard - Lakewood, CO                                                             Hotel
   66          43162        CarMax San Antonio                                                                  Retail
   67          42937        Cinemark Seven Bridges                                                               Other
   68          58912        Seligman CVS Pool #2                                                                Retail
   69        20050690       Urbana MOB                                                                          Office
   70          58771        Burnham Portfolio - Delilah Terrace MHC and Stoney Fields Estates MHC  Manufactured Housing Communities
   71        20050688       Sugarcreek Towne Centre                                                             Retail
   72          58905        Carlsbad Self Storage                                                            Self Storage
   73          43236        1460 Macombs Road                                                                 Multifamily
   74        20050702       Aureus Center                                                                       Office
   75          42849        Southgate Plaza                                                                     Retail
   76          43230        Clear Lake Shores                                                                   Retail
   77        20050822       Springhill Suites - Mishawaka, IN                                                    Hotel
   78        20050714       Grand Village Shops                                                                 Retail
   79          58950        Hayward Bridge Business Park                                                      Industrial
   80        20050807       Courtyard - Austin, TX                                                               Hotel
   81          58961        10509 Professional Circle                                                           Office
   82          58769        Burnham Portfolio - Clintonvilla MHC                                   Manufactured Housing Communities
   83          42705        Quail Springs                                                                       Retail
   84          42848        Stanley Works                                                                       Office
   85          58840        Fontenoy Apartments                                                               Multifamily
   86        20050725       Virginia Mason Medical Center                                                       Office
   87        20050725A      Lakeshore Learning Store                                                            Retail
   88          58960        South Hampton Townhomes                                                           Multifamily
   89          58883        Publix - Mountain Brook                                                             Retail
   90          58872        Market Place Villas                                                               Multifamily
   91          42625        23rd Street Plaza                                                                   Retail
   92          58973        189-203  Britton Avenue                                                           Multifamily
   93          58790        Olive Park Shopping Center                                                          Retail
   94          58778        Walgreens - Greenville, MI                                                          Retail
   95        20050748       Lineville Station                                                                   Retail
   96          58894        Walgreens - Elk Grove                                                               Retail
   97          58781        Walgreens-  Alpena, MI                                                              Retail
   98          58942        Your Extra Attic-Johns Creek                                                     Self Storage
   99          58943        Your Extra Attic- Suwanee                                                        Self Storage
  100          58684        McGee's Closet Self Storage                                                      Self Storage
  101        20050745       Dixie Station                                                                       Retail
  103          58903        Bryant Circle Self Storage                                                       Self Storage
  104        20050719       US Forestry Building                                                                Office
  105          43152        Chichester Square                                                                   Retail
  106          42383        McAllen Town Center                                                                 Retail
  107          42924        104 West 190th Street                                                             Multifamily
  108        20050791       Hampton Park & Moreland Parkway Apartments                                        Multifamily
  109          42948        CVS Montevallo                                                                      Retail
------------------------------------------------------------------------------------------------------------------------------------
                            TOTALS




                                      INITIAL DEPOSIT TO
          INITIAL DEPOSIT TO CAPITAL      REPLACEMENT       ANNUAL DEPOSIT TO       TAX AND        INITIAL DEPOSIT   ANNUAL DEPOSIT
SEQUENCE     IMPROVEMENT RESERVES          RESERVES       REPLACEMENT RESERVES  INSURANCE ESCROW   TO TI/LC ESCROW   TO TI/LC ESCROW
------------------------------------------------------------------------------------------------------------------------------------

   1                                                            $198,430            Tax Only          $2,394,517        $384,940
   2                                                                                   No
   3                                                                                Tax Only          7,100,153          386,636
   4                                                                                   No
   5                                                             292,215              Yes             2,880,000         1,865,740
   6               $354,374                                      138,825            Tax Only
   7                                                                                Tax Only
   8                                                             252,996            Tax Only
   9                                        $12,124              145,482              Yes               16,667           200,000
   10                                                            74,080               Yes                                463,001
   11                                                            80,574               Yes              250,000           503,586
   12                                                                                  No
   13                                                                                  No
   14                                                                                  No
   15                                                            14,899               Yes             3,560,000
   16                                                            587,700              Yes
   17                                                            52,380             Tax Only
   18                                                                                  No
   19                                                            51,975               Yes             6,022,725
   20                                                            18,227             Tax Only
   21               503,750                  3,295               39,552               Yes              500,000           150,000
   22                                                            28,988               Yes              100,000           39,996
   23                                                            46,170               Yes
   24                                                            325,000              Yes
   25                2,750                   4,890               58,683               Yes               24,167           290,000
   26                                                                               Tax Only
   27                                                            15,030               Yes              280,478
   28                                                            121,668              Yes
   29                                                            116,004              Yes
   30               16,875                                       10,386               Yes
   31                                                            106,241              Yes
   32                                                            101,202              Yes
   33                                                                                  No
   34                                                                                  No               2,500            30,000
   35                                                            106,740              Yes
   36                                                            107,472              Yes
   37                                                            42,000               Yes
   38               12,125                                       80,825               Yes
   39                                                            104,592              Yes
   40                                                            93,546               Yes
   41               37,500                  196,455                                   Yes              921,400           100,776
   42                                                            95,532               Yes
   43                                                            90,924               Yes
   44                                                            45,000             Tax Only
   45               201,431                 197,998              58,140               Yes
   46                                                            22,830                No
   47               402,500                 16,088                                    Yes
   48                                                                               Tax Only
   49                                                            137,460              Yes
   50                                                                                  No
   51                                                            139,332              Yes
   52               346,625                 11,890               142,680              Yes
   53                                                                                  No
   54                                                            10,757               Yes
   55                                                                                  No
   56                                                            145,260              Yes
   57                                                            29,280               Yes
   58                                                                               Tax Only
   59                                                            15,801               Yes              450,000           144,000
   60                7,500                                                          Tax Only
   61                                         656                 7,873               Yes               5,000            60,000
   62               55,000                   1,667               20,000               Yes
   63                                                                                  No                                90,000
   64                                                            79,968               Yes
   65                                                            60,828               Yes
   66                                                                                  No
   67                                                                                  No
   68                                                                                  No
   69                                                             9,346               Yes
   70                5,938                                        9,750             Tax Only
   71                                                            23,490               Yes                                30,000
   72                                                                                  No
   73               23,588                   2,338               28,050               Yes
   74               92,510                  40,000                                    Yes              160,000
   75                                                                                  No
   76                                                                                  No
   77                                                            86,232               Yes
   78               31,500                                        8,256               Yes                                41,268
   79                                       212,000              15,006                No                                80,004
   80                                                            91,932               Yes
   81                                                             2,166               Yes                                54,132
   82                                                             9,000               Yes
   83                                                                                  No
   84                                                                                  No
   85                                                            14,068             Tax Only
   86               14,138                                        4,316               Yes
   87                3,028                                        1,882               Yes                                 5,321
   88                                                            15,000               Yes
   89                                                                                  No
   90               25,375                                        7,750               Yes
   91                                                                                  No
   92                5,000                                       16,092             Tax Only
   93                                                             2,608               Yes                                20,000
   94                                                                                  No
   95                                         400                 4,802                No
   96                                                                                  No
   97                                                                                  No
   98                                                             4,140               Yes
   99                                                             4,542               Yes
  100                                                             4,968               Yes
  101                                                             3,252               Yes                                18,408
  103                                                             2,868               Yes
  104                                         404                 4,850               Yes
  105               12,500                    363                 4,354               Yes                750              9,000
  106                                                                                  No
  107               30,188                    513                 6,150               Yes
  108               29,050                  55,000               20,160               Yes
  109                                                                                  No
------------------------------------------------------------------------------------------------------------------------------------
                  $2,213,244               $756,079            $4,918,577                            $24,668,356       $4,966,809



        *Certain monthly reserves may be subject to caps.

                                     ANNEX B

                              MULTIFAMILY SCHEDULE



SEQUENCE  LOAN NUMBER   LOAN SELLER       PROPERTY NAME                               CUT-OFF BALANCE     UTILITIES TENANT PAYS
-----------------------------------------------------------------------------------------------------------------------------------

    6        58579      Bank of America   Mission Pointe Apartments                    $84,000,000            Electric, Gas
   17        58922      Bank of America   NYU Housing - 400 Broome Street               37,500,000     Electric, Gas, Sewer, Water
   18      20050573     Barclays          The Mansions at Hockanum Crossing             33,000,000               Electric
   23        58906      Bank of America   Villas at West Oaks                           26,500,000        Electric, Sewer, Water
   37        58945      Bank of America   Cavalier Creekside Apartments                 16,900,000     Electric, Gas, Sewer, Water
   38        58720      Bank of America   Ashford Park Apartments                       16,720,000            Electric, Gas
   44        58838      Bank of America   Langham Apartments                            13,480,016
   45      20050788     Barclays          The Park Apartments                           12,760,000            Electric, Gas
   52        42720      BSCMI             Patricia Southway I & II Portfolio            11,083,074               Various
   73        43236      BSCMI             1460 Macombs Road                              6,986,257               Electric
   85        58840      Bank of America   Fontenoy Apartments                            5,011,361               Electric
   88        58960      Bank of America   South Hampton Townhomes                        4,500,000               Electric
   90        58872      Bank of America   Market Place Villas                            4,200,000            Electric, Gas
   92        58973      Bank of America   189-203  Britton Avenue                        3,850,000            Electric, Gas
   107       42924      BSCMI             104 West 190th Street                          2,400,000               Electric
   108     20050791     Barclays          Hampton Park & Moreland Parkway Apartments     1,950,000               Electric
-----------------------------------------------------------------------------------------------------------------------------------
                                          TOTAL MULTIFAMILY LOANS                      $280,840,708

                    STUDIO         1 BEDROOM       2 BEDROOM        3 BEDROOM       4 BEDROOM AND LARGER
               -----------------------------------------------------------------------------------------
                 # OF     AVG     # OF     AVG    # OF     AVG     # OF    AVG          # OF        AVG
SEQUENCE         UNITS   RENT     UNITS   RENT    UNITS   RENT    UNITS    RENT        UNITS       RENT         ELEVATORS
------------------------------------------------------------------------------------------------------------------------------

    6                              302   $1,022    315   $1,361                                                     No
   17             31               12              32               24                   9                         Yes
   18                              166    1,033    258    1,378                                                     No
   23                              208     870     126    1,157     8     $1,667                                    No
   37                              98      814     154    1,008     28    1,191                                     No
   38              5     $629      135     716     159     847      6      940                                     Yes
   44             127     753      45      916      6     1,003     1      893           1        $2,556           Yes
   45                              69     1,304    60     1,282     51    1,315                                     No
   52                              97      398     332     454      63     498                                      No
   73             12      664      56      687     35      858      6      925                                     Yes
   85             38      948      11     1,214     2     2,556                                                    Yes
   88                                              60      930                                                      No
   90              9      717       5      826     14     1,019     3     1,388                                    Yes
   92                              22      915     24     1,119                                                     No
   107                              2      675      7      754      14    1,203                                     No
   108             3      430      37      538     32      626                                                      No
------------------------------------------------------------------------------------------------------------------------------


                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

 INTEREST                   CLASS XP   INTEREST                     CLASS XP
  ACCRUAL   DISTRIBUTION    REFERENCE   ACCRUAL    DISTRIBUTION     REFERENCE
  PERIOD        DATE          RATE      PERIOD         DATE           RATE
---------- -------------- ------------ --------- ---------------  -----------

      1       8/10/2005    5.314400%       43        2/10/2009     5.148000%
      2       9/10/2005    5.313400%       44        3/10/2009     5.149400%
      3      10/10/2005    5.149900%       45        4/10/2009     5.311100%
      4      11/10/2005    5.313300%       46        5/10/2009     5.147700%
      5      12/10/2005    5.149900%       47        6/10/2009     5.310900%
      6       1/10/2006    5.149800%       48        7/10/2009     5.147500%
      7       2/10/2006    5.149800%       49        8/10/2009     5.310600%
      8       3/10/2006    5.150000%       50        9/10/2009     5.310500%
      9       4/10/2006    5.313100%       51       10/10/2009     5.147200%
     10       5/10/2006    5.149700%       52       11/10/2009     5.311700%
     11       6/10/2006    5.313100%       53       12/10/2009     5.148500%
     12       7/10/2006    5.149700%       54        1/10/2010     5.148400%
     13       8/10/2006    5.313000%       55        2/10/2010     5.133900%
     14       9/10/2006    5.313000%       56        3/10/2010     5.134200%
     15      10/10/2006    5.149600%       57        4/10/2010     5.297700%
     16      11/10/2006    5.312900%       58        5/10/2010     5.167300%
     17      12/10/2006    5.149500%       59        6/10/2010     5.314700%
     18       1/10/2007    5.149500%       60        7/10/2010     5.152300%
     19       2/10/2007    5.150200%       61        8/10/2010     5.325600%
     20       3/10/2007    5.150600%       62        9/10/2010     5.325500%
     21       4/10/2007    5.313500%       63       10/10/2010     5.152000%
     22       5/10/2007    5.150000%       64       11/10/2010     5.325200%
     23       6/10/2007    5.313300%       65       12/10/2010     5.151700%
     24       7/10/2007    5.149800%       66        1/10/2011     5.151600%
     25       8/10/2007    5.313100%       67        2/10/2011     5.151400%
     26       9/10/2007    5.313000%       68        3/10/2011     5.151800%
     27      10/10/2007    5.149500%       69        4/10/2011     5.324700%
     28      11/10/2007    5.312800%       70        5/10/2011     5.151200%
     29      12/10/2007    5.149400%       71        6/10/2011     5.324400%
     30       1/10/2008    5.312600%       72        7/10/2011     5.150900%
     31       2/10/2008    5.149200%       73        8/10/2011     5.324100%
     32       3/10/2008    5.149800%       74        9/10/2011     5.324000%
     33       4/10/2008    5.312300%       75       10/10/2011     5.150500%
     34       5/10/2008    5.148900%       76       11/10/2011     5.321900%
     35       6/10/2008    5.312100%       77       12/10/2011     5.169700%
     36       7/10/2008    5.148700%       78        1/10/2012     5.343600%
     37       8/10/2008    5.311900%       79        2/10/2012     5.168900%
     38       9/10/2008    5.311800%       80        3/10/2012     5.168900%
     39      10/10/2008    5.148400%       81        4/10/2012     5.342600%
     40      11/10/2008    5.311600%       82        5/10/2012     5.199100%
     41      12/10/2008    5.148200%       83        6/10/2012     5.366000%
     42       1/10/2009    5.148100%       84        7/10/2012     5.193300%

                                      C-1

                      (This Page Intentionally Left Blank)

                                                                         ANNEX D

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                 DISTRIBUTION DATE              PRINCIPAL BALANCE
                -------------------             ------------------
                     08/10/2005                   $70,360,000.00
                     09/10/2005                   $70,360,000.00
                     10/10/2005                   $70,360,000.00
                     11/10/2005                   $70,360,000.00
                     12/10/2005                   $70,360,000.00
                     01/10/2006                   $70,360,000.00
                     02/10/2006                   $70,360,000.00
                     03/10/2006                   $70,360,000.00
                     04/10/2006                   $70,360,000.00
                     05/10/2006                   $70,360,000.00
                     06/10/2006                   $70,360,000.00
                     07/10/2006                   $70,360,000.00
                     08/10/2006                   $70,360,000.00
                     09/10/2006                   $70,360,000.00
                     10/10/2006                   $70,360,000.00
                     11/10/2006                   $70,360,000.00
                     12/10/2006                   $70,360,000.00
                     01/10/2007                   $70,360,000.00
                     02/10/2007                   $70,360,000.00
                     03/10/2007                   $70,360,000.00
                     04/10/2007                   $70,360,000.00
                     05/10/2007                   $70,360,000.00
                     06/10/2007                   $70,360,000.00
                     07/10/2007                   $70,360,000.00
                     08/10/2007                   $70,360,000.00
                     09/10/2007                   $70,360,000.00
                     10/10/2007                   $70,360,000.00
                     11/10/2007                   $70,360,000.00
                     12/10/2007                   $70,360,000.00
                     01/10/2008                   $70,360,000.00
                     02/10/2008                   $70,360,000.00
                     03/10/2008                   $70,360,000.00
                     04/10/2008                   $70,360,000.00
                     05/10/2008                   $70,360,000.00
                     06/10/2008                   $70,360,000.00
                     07/10/2008                   $70,360,000.00
                     08/10/2008                   $70,360,000.00
                     09/10/2008                   $70,360,000.00
                     10/10/2008                   $70,360,000.00
                     11/10/2008                   $70,360,000.00
                     12/10/2008                   $70,360,000.00
                     01/10/2009                   $70,360,000.00
                     02/10/2009                   $70,360,000.00
                     03/10/2009                   $70,360,000.00
                     04/10/2009                   $70,360,000.00
                     05/10/2009                   $70,360,000.00

                                      D-1

                 DISTRIBUTION DATE               PRINCIPAL BALANCE
                -------------------              ------------------
                     06/10/2009                   $70,360,000.00
                     07/10/2009                   $70,360,000.00
                     08/10/2009                   $70,360,000.00
                     09/10/2009                   $70,360,000.00
                     10/10/2009                   $70,360,000.00
                     11/10/2009                   $70,360,000.00
                     12/10/2009                   $70,276,773.60
                     01/10/2010                   $70,076,773.57
                     02/10/2010                   $69,876,773.57
                     03/10/2010                   $69,676,773.57
                     04/10/2010                   $69,476,773.57
                     05/10/2010                   $69,276,773.57
                     06/10/2010                   $69,076,773.57
                     07/10/2010                   $68,873,112.51
                     08/10/2010                   $67,569,682.81
                     09/10/2010                   $66,260,158.60
                     10/10/2010                   $64,809,684.03
                     11/10/2010                   $63,487,248.93
                     12/10/2010                   $62,024,221.27
                     01/10/2011                   $60,688,755.71
                     02/10/2011                   $59,347,045.23
                     03/10/2011                   $57,597,708.17
                     04/10/2011                   $56,241,526.63
                     05/10/2011                   $46,065,687.74
                     06/10/2011                   $44,696,163.13
                     07/10/2011                   $43,187,350.95
                     08/10/2011                   $41,804,359.67
                     09/10/2011                   $40,414,900.26
                     10/10/2011                   $38,886,705.76
                     11/10/2011                   $37,483,595.08
                     12/10/2011                   $35,942,127.63
                     01/10/2012                   $35,778,127.63
                     02/10/2012                   $35,578,127.63
                     03/10/2012                   $35,378,127.63
                     04/10/2012                   $35,178,127.63
                     05/10/2012                   $34,978,127.63
                     06/10/2012                   $34,778,127.63
                     07/10/2012                   $34,575,785.56
                     08/10/2012                   $33,333,411.02
                     09/10/2012                   $32,085,210.63
                     10/10/2012                   $30,724,775.66
                     11/10/2012                   $29,464,337.31
                     12/10/2012                   $28,092,003.37
                     01/10/2013                   $26,819,213.37
                     02/10/2013                   $25,540,454.26
                     03/10/2013                   $23,939,525.26
                     04/10/2013                   $22,647,245.98
                     05/10/2013                   $21,243,953.05
                     06/10/2013                   $19,939,026.23

                                      D-2

               DISTRIBUTION DATE                  PRINCIPAL BALANCE
              -------------------                 ------------------
                   07/10/2013                      $18,523,436.08
                   08/10/2013                      $17,205,744.19
                   09/10/2013                      $15,881,871.64
                   10/10/2013                      $14,447,860.53
                   11/10/2013                      $13,111,046.89
                   12/10/2013                      $11,664,453.16
                   01/10/2014                      $10,314,578.18
                   02/10/2014                      $ 8,958,370.90
                   03/10/2014                      $ 7,287,159.14
                   04/10/2014                      $ 5,916,735.66
                   05/10/2014                      $ 4,437,463.00
                   06/10/2014                      $ 3,053,665.79
                   07/10/2014                      $ 1,561,389.81
                   08/10/2014                      $   164,094.56
                   09/10/2014                      $           --

                                      D-3

                      (This Page Intentionally Left Blank)

--------------------------------------------------------------------------------
                                     ANNEX E
                               WOOLWORTH BUILDING

                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
WOOLWORTH BUILDING
--------------------------------------------------------------------------------



                     LOAN INFORMATION

 LOAN SELLER:                Bank of America
 ORIGINAL SENIOR COMPONENT
      PRINCIPAL BALANCE:     $200,000,000
 FIRST PAYMENT DATE:         July 1, 2005
 TERM/AMORTIZATION:          120/0 months
 INTEREST ONLY PERIOD:       120 months
 MATURITY DATE:              June 1, 2015
 EXPECTED SENIOR COMPONENT
      MATURITY BALANCE:      $200,000,000
 BORROWING ENTITY:           233 Broadway Owners, LLC
 INTEREST CALCULATION:       Actual/360
 CALL PROTECTION:            Lockout/Defeasance:
                             116 payments
                             Open: 4 payments
 SUBORDINATE COMPONENT:      $50,000,000 portion
                             (subordinate component)
                             included in the trust fund
                             and future mezzanine
                             indebtedness.
 UP-FRONT RESERVES:
  TAX RESERVE:               Yes
  TI/LC RESERVE:             $2,394,517
 ONGOING MONTHLY RESERVES:
  TAX RESERVE:               Yes
  REPLACEMENT RESERVE:       $16,536
  TI/LC RESERVE:             $32,078
 LOCKBOX:                    Hard
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                  FINANCIAL INFORMATION

 WHOLE LOAN CUT-OFF DATE BALANCE:        $250,000,000
 SENIOR COMPONENT CUT-OFF DATE BALANCE:  $200,000,000
 SUBORDINATE COMPONENT CUT-OFF DATE
 BALANCE:                                $50,000,000




                          WHOLE LOAN      WHOLE LOAN
                         (EXCLUDING       (INCLUDING
                         SUBORDINATE      SUBORDINATE
                          COMPONENT)      COMPONENT)
                           --------      ------------

 CUT-OFF DATE LTV:          62.5%             78.1%
 MATURITY DATE LTV:         62.5%             78.1%
 UNDERWRITTEN DSCR(1):      1.69x             1.23x
 MORTGAGE RATE(2):         5.191%            5.688%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



--------------------------------------------------------------------------------
                  PROPERTY INFORMATION

 PROPERTY TYPE:                   Office
 PROPERTY SUB TYPE:               Central Business
                                  District
 LOCATION:                        New York, NY
 YEAR BUILT/RENOVATED:            1913/2002
 NET RENTABLE SQUARE FEET(1):     811,791
 CUT-OFF BALANCE PER SF(1):       $246
 OCCUPANCY AS OF 04/30/05(1):     96.0%
 OWNERSHIP INTEREST:              Fee
 PROPERTY MANAGEMENT:             The Witkoff Group
                                  LLC & Cammeby's
                                  Management
                                  Company LLC
 U/W NET CASH FLOW:               $17,765,852
 APPRAISED VALUE:                 $320,000,000
--------------------------------------------------------------------------------


(1)  Excludes the tower portion (115,450 square feet) of the total square feet which is expected to be released for residential condo conversion. The occupancy is 84.1% including the tower portion.

                                       E-1

--------------------------------------------------------------------------------
                               WOOLWORTH BUILDING
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                            FULL YEAR        FULL YEAR
                                         UNDERWRITTEN      (12/31/04)       (12/31/03)
                                       ---------------- ---------------- ----------------

 Effective Gross Income ..............    $30,037,373      $29,572,082      $28,796,230
 Total Expenses ......................    $11,365,474      $11,798,536      $10,878,147
 Net Operating Income (NOI) ..........    $18,671,899      $17,773,546      $17,918,083
 Cash Flow (CF) ......................    $17,765,852      $17,773,546      $17,918,083
 DSCR on NOI(1) ......................           1.77x            1.69x            1.70x
 DSCR on CF(1) .......................           1.69x            1.69x            1.70x

--------------------------------------------------------------------------------

(1)  Based on an aggregate principal balance of $200,000,000 (the original whole loan principal balance excluding the subordinate component).

                            TENANT INFORMATION(1)(2)
--------------------------------------------------------------------------------



                                      RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                         MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT       EXPIRATION
---------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -------------

 U.S. Securities and Exchange
  Commission .....................   Not Rated     168,588       20.8%  $ 44.00     $ 7,417,872       25.1%     03/31/2012
 New York University .............   Not Rated      94,076       11.6   $ 30.17       2,838,273        9.6      12/31/2017
 Moneyline Network ...............   Not Rated      56,196        6.9   $ 45.00       2,528,820        8.6      09/30/2011
 The NYC Police Pension Fund .....   Not Rated      56,196        6.9   $ 36.00       2,023,056        6.9      04/30/2018
                                                   -------       ----               -----------       ----
 TOTAL ...........................                 375,056       46.2%              $14,808,021       50.2%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
     Calculations with respect to Rent PSF, Potential Rent and % Potential
     Rent include base rent only and exclude common area maintenance expense and reimbursements.

(2)  Excludes the Tower Portion (115,450 square feet).

                          LEASE ROLLOVER SCHEDULE(1)(2)
--------------------------------------------------------------------------------



                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING      EXPIRING SF     TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   -------------

 2005 ..............          2             1,329           0.2%         1,329            0.2%        $   33,640
 2006 ..............         11            13,433           1.7         14,762            1.8%        $  323,260
 2007 ..............          5            12,227           1.5         26,989            3.3%        $  198,922
 2008 ..............          3            12,329           1.5         39,318            4.8%        $  260,300
 2009 ..............          2            14,302           1.8         53,620            6.6%        $  718,996
 2010 ..............          5            86,562          10.7        140,182           17.3%        $3,042,938
 2011 ..............          2            56,196           6.9        196,378           24.2%        $2,528,820
 2012 ..............          6           207,162          25.5        403,540           49.7%        $8,407,441
 2013 ..............          1            17,500           2.2        421,040           51.9%        $  624,750
 2014 ..............          5            34,049           4.2        455,089           56.1%        $1,109,226
 2015 ..............          7            63,568           7.8        518,657           63.9%        $1,776,720
 2016 ..............          2            39,598           4.9        558,255           68.8%        $1,945,400
 2017 ..............          1            94,076          11.6        652,331           80.4%        $2,838,273
 2018 ..............          2            73,456           9.0        725,787           89.4%        $2,533,262
 2020 ..............          1             4,942           0.6        730,729           90.0%        $  200,003
 2027 ..............          1            22,560           2.8        753,289           92.8%        $  874,995
 Vacant ............                       58,502           7.2        811,791          100.0%        $2,107,929
                             --           -------         -----
 TOTAL .............         56           811,791         100.0%


(1) Information obtained from Underwritten Rent Roll.

(2) Excludes the tower portion (115,450 square feet).

                                       E-2

--------------------------------------------------------------------------------
                               WOOLWORTH BUILDING
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Woolworth Building Mortgage Property is currently leased to 51 tenants ranging in size from 304 to 168,588 square feet. The four largest tenants are:

o U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") (not rated) occupies 168,588 square feet (20.8% of square feet, 25.1% of income) under a lease expiring on
  March 31, 2012. The SEC is no longer occupying this space. However, the SEC remains responsible for payments under the lease. The U.S. General Services
  Administration ("GSA") will be occupying this space in October 2005 on a five-year lease following completion of the build-out. The GSA lease will pay a rental rate below that of the SEC, but the SEC will still make rental payments to compensate for the difference in rental obligations in accordance with a GSA/SEC Wrap Around Lease and Surrender Agreement. The GSA will use the space for federal court administrative and office staffing. The GSA lease has one five-year renewal option.

o NEW YORK UNIVERSITY ("NYU") (not rated) occupies 94,076 square feet (11.6% of square feet, 9.6% of income) under a lease expiring on December 31, 2017. NYU leases the second and fourth floors of the building on a 15-year lease with one five-year renewal option. NYU uses the space for adult education classes and has occupied space in the building since 2003. The students access the satellite NYU campus via NYU's own entrance on Barclay Street.

o MONEYLINE NETWORK ("Moneyline") (not rated) occupies 56,196 square feet (6.9%
  of square feet, 8.6% of income) under a lease expiring on September 30, 2011 with one five-year renewal option at fair market rent. In addition, Moneyline subleases the 21st floor from Fallon McElligott under a lease that expires on
  April 7, 2010. Moneyline provides clients with consulting services to engineer communications platforms supporting real-time information, multimedia collaboration and transaction systems.

o THE NYC POLICE PENSION FUND (not rated) occupies 56,196 square feet (6.9% of square feet, 6.9% of income) under a lease expiring on April 30, 2018. The NYC
  Police Pension Fund occupies the 19th and 25th floors on a 16-year lease with two five-year renewal options at 90.0% of fair market rent.
-------------------------------------------------------------------------------

                                       E-3

--------------------------------------------------------------------------------
                               WOOLWORTH BUILDING
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Woolworth Building Mortgage Loan is a $200 million, ten-year fixed-rate loan secured by a first mortgage on a 57-story office building located in New
  York, New York County, New York. The Woolworth Building Mortgage Loan is
  interest-only for the entire loan term and matures on June 1, 2015 at an annual interest rate, rounded to three decimal places, of 5.191% (excluding the subordinate component).

THE BORROWER:

o The Woolworth Building Borrower is 233 Broadway Owners, LLC, a New York
  limited liability company and single purpose entity. Through a series of intermediate ownership levels, equity ownership in the Woolworth Building
  Borrower is ultimately held by WW Capital, L.P. (40.3%), which is owned by a group of limited partners, Ulo Barad (19.4%), Steven Witkoff (11.0%), FBE
  Holdings, LLC (10.0%), K.H. Cathy, LLC (5.0%), Sam Domb (5.0%) and various smaller investors (9.4%). Rubin Schron and Steven Witkoff are limited guarantors on the loan.

o Rubin Schron formed and built Cammeby's International. Cammeby's
  International's principals have been in the real estate business for almost 40 years. Cammeby's International owns, develops, operates and manages real estate (both for their own account and in partnership with others) throughout the United States. It is a family business with a small group of investors who have been working together for many years.

o Steven Witkoff is the main principal of the Witkoff Group, LLC. Witkoff
  Group, LLC has been an experienced owner and operator of commercial real estate since 1997. Prior to 1997, the principals operated under the name
  Stellar Management for ten years. Witkoff Group, LLC's historical ownership and management portfolio consists of 58 properties, primarily office buildings located in New York City.

THE PROPERTY:

o The Woolworth Building Mortgaged Property consists of a fee simple interest in one 57-story, 927,241 rentable square foot office building (115,450 of the net rentable square feet are related to the Tower Parcel for which a release is permitted under certain circumstances leaving a total of 811,791 net rentable square feet) located on a 0.69-acre parcel. The Woolworth Building
  Mortgaged Property was built in 1913 and has been renovated at various stages throughout its existence.

o The Woolworth Building Mortgaged Property is located within the Downtown City
  Hall section of Manhattan, directly across from City Hall Park. The Woolworth
  Building Mortgaged Property is currently 96.0% leased by 51 tenants, excluding the tower portion.

o The Woolworth Building Borrower is generally required at its sole cost and expense to keep the Woolworth Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o The Woolworth Building Mortgage Property is managed collectively by Cammeby's
  Management Company LLC and The Witkoff Group LLC, both of which are related,
  New York limited liability companies. Cammeby's Management Company LLC owns and manages over 25,000 residential units, directly or through other affiliated entities, and over 10 million square feet of commercial and industrial space. The properties are located primarily in the New York metropolitan area. Most of the properties have been owned and managed by
  Cammeby's Management Company LLC for at least 20 years.

o The Witkoff Group, LLC currently owns 18 properties located across the nation that contain approximately 8.1 million square feet. They manage their New York and New Jersey properties consisting of eight buildings totaling 2.7 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.
-------------------------------------------------------------------------------

                                       E-4

--------------------------------------------------------------------------------
                               WOOLWORTH BUILDING
--------------------------------------------------------------------------------
FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The direct and/or indirect owners of the Woolworth Building Borrower are permitted to obtain mezzanine financing during the term of the Woolworth
  Building Mortgage Loan, subject to compliance with the following terms and conditions: (a) such financing is required to be extended by a qualified financial institution, (b) such financing is required to be secured by such borrowing owners' equity interests in the Woolworth Building Borrower, (c) the mezzanine lender extending the financing executes a subordination and intercreditor agreement reasonably satisfactory to the mortgagee, (d) the aggregate principal amount of such financing will not exceed an amount which, when combined with the outstanding principal balance of the Woolworth Building
  Mortgage Loan, will result in (i) the loan-to-value calculated inclusive of the financing greater than 80% or (ii) the debt service coverage ratio calculated inclusive of the financing of less than 1.20x for the trailing four quarter period immediately preceding the closing of the mezzanine financing,
  (e) the proceeds of such mezzanine financing are required to be used (i) to make contributions to the Woolworth Building Borrower for the purpose of funding operating and/or capital expenditures related to the Woolworth
  Building Mortgaged Property or (ii) for the acquisition costs of the Woolworth
  Building Mortgaged Property if such mezzanine financing is obtained in connection with the acquisition of the Woolworth Building Mortgaged Property,
  (f) the Woolworth Building Borrower is required to deliver to the mortgagee confirmation from the rating agencies that such financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Woolworth Building Mortgage
  Loan and (g) no event of default will have occurred and remain uncured as of the date of the closing of such permitted mezzanine loan.

SUBORDINATE COMPONENT:

o As will be set forth in more detail in this prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the WB Component Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the WB Component Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer and/or the Special Servicer in connection with the WB Component Mortgage Loan.
  In addition, such holder may (but is not obliged to) purchase the WB Component
  Mortgage Loan, if the WB Component Mortgage Loan is then considered a
  "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or Trustee if the Special
  Servicer and the option holder are the same person or affiliated) or (b)
  unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special
  Servicer has not determined its fair value.

RELEASE OR SUBSTITUTION OF PROPERTY:

o The Woolworth Building Borrower is permitted to transfer and obtain a release of the portion of the Woolworth Building Mortgaged Property known as the
  "Tower Parcel" (as defined in the related loan agreement), together with its undivided interest in the common elements from the lien of the related mortgage; provided certain conditions are met including, without limitation, the payment of a processing fee equal to $15,000 and, following the securitization of the Woolworth Building Mortgage Loan, the delivery of an opinion of counsel that the release will not be a "significant modification"
  of the Woolworth Building Mortgage Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury.

-------------------------------------------------------------------------------

                                       E-5

--------------------------------------------------------------------------------
                                RIDGEDALE CENTER
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

RIDGEDALE CENTER



                    LOAN INFORMATION

 LOAN SELLER:                    Bear Stearns
 ORIGINAL PRINCIPAL BALANCE:     $190,000,000
 FIRST PAYMENT DATE:             May 1, 2005
 TERM/AMORTIZATION:              60/360 months
 MATURITY DATE:                  April 1, 2010
 EXPECTED MATURITY BALANCE:      $175,126,850
 BORROWING ENTITY:               Ridgedale Center, LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/Defeasance:
                                 53 payments
                                 Open: 7 payments
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE(1):     Springing
   REPLACEMENT RESERVE(2):       Springing
   TI/LC RESERVE(3):             Springing
 LOCKBOX:                        Hard
--------------------------------------------------------------------------------


(1)   Tax/Insurance Reserves spring (i) upon event of default or (ii) if the
      DSCR is less than 1.10x based on the preceding twelve months.

(2)   Replacement Reserve springs (i) upon event of default or (ii) if the DSCR is less than 1.10x based on the preceding twelve months. Collections for this reserve are capped at $51,117, which is 12 months of deposits.

(3)   TI/LC Reserve springs (i) upon event of default or (ii) if the DSCR is less than 1.10x based on the preceding twelve months. Collections for this reserve are capped at $340,779, which is 12 months of deposits.



           FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:     $189,320,140
 CUT-OFF DATE LTV:         74.2%
 MATURITY DATE LTV:        68.7%
 UNDERWRITTEN DSCR(1):     1.29x
 MORTGAGE RATE(2):         4.861%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Retail
 PROPERTY SUB TYPE:            Anchored
 LOCATION:                     Minnetonka, MN
 YEAR BUILT/RENOVATED:         1974/2000
 NET RENTABLE SQUARE FEET:     340,779
 CUT-OFF BALANCE PER SF:       $556
 OCCUPANCY AS OF 01/03/05:     95.6%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Self Managed
 U/W NET CASH FLOW:            $ 15,575,037
 APPRAISED VALUE:              $255,000,000
--------------------------------------------------------------------------------


                                       E-6

--------------------------------------------------------------------------------
                                RIDGEDALE CENTER
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                           FULL YEAR        FULL YEAR
                                        UNDERWRITTEN      (12/31/04)       (12/31/03)
                                      ---------------- ---------------- ----------------

 Effective Gross Income .............   $24,864,113      $23,175,597      $23,557,061
 Total Expenses .....................   $ 8,837,729      $ 8,333,426      $ 8,177,000
 Net Operating Income (NOI) .........   $16,026,384      $14,842,171      $15,380,061
 Cash Flow (CF) .....................   $15,575,037      $14,842,171      $15,380,061
 DSCR on NOI ........................          1.33x            1.23x           1.28x
 DSCR on CF .........................          1.29x            1.23x           1.28x

--------------------------------------------------------------------------------

                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                  RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                     MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
------------------------------ ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Eddie Bauer. ................   Not Rated      18,406       5.4%   $ 29.63     $  545,370         4.0%    01/31/2009
 Gap .........................   Baa3/BBB-       9,656       2.8    $ 50.95        491,973         3.6     03/31/2010
 Express. ....................    Baa2/BBB       8,956       2.6    $ 38.00        340,328         2.5     01/31/2013
 Victoria's Secret ...........    Baa2/BBB       8,548       2.5    $ 36.00        307,728         2.3     01/31/2014
 Abercrombie & Fitch .........   Not Rated       8,231       2.4    $ 27.00        222,237         1.6     01/31/2008
                                                ------      ----                ----------        ----
 TOTAL .......................                  53,797      15.8%               $1,907,636        14.1%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement. The numbers above do not include any square feet or rent from any temporary storage units that these tenants may occupy.

                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 MTM ...............          3           2,524          0.7%         2,524            0.7%        $   24,180
 2005 ..............         28          28,521          8.4         31,045            9.1%        $  573,427
 2006 ..............         16          30,159          8.9         61,204           18.0%        $1,068,612
 2007 ..............         16          19,278          5.7         80,482           23.6%        $  872,619
 2008 ..............         20          34,679         10.2        115,161           33.8%        $1,498,975
 2009 ..............         14          40,841         12.0        156,002           45.8%        $1,446,858
 2010 ..............         15          40,197         11.8        196,199           57.6%        $1,845,593
 2011 ..............          8          24,975          7.3        221,174           64.9%        $1,077,629
 2012 ..............         13          22,266          6.5        243,440           71.4%        $  978,673
 2013 ..............          8          32,668          9.6        276,108           81.0%        $1,502,516
 2014 ..............          4          15,723          4.6        291,831           85.6%        $  605,349
 2015 ..............         10          31,252          9.2        323,083           94.8%        $1,335,140
 2017 ..............          1           2,578          0.8        325,661           95.6%        $  128,900
 Vacant ............                     15,118          4.4        340,779          100.0%        $  570,469
                             --          ------        -----
 TOTAL .............        156         340,779        100.0%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                       E-7

--------------------------------------------------------------------------------
                                RIDGEDALE CENTER
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Ridgedale Center Mortgaged Property is comprised of 340,779 square feet of a larger 1,043,159 square foot regional mall anchored by Marshall Field's, Sears,
JC Penney and Marshall Field's Men's & Home Store. The anchors are self-owned and are not part of the collateral. The Ridgedale Center Mortgaged Property is currently 95.6% leased by over 120 tenants. Approximately 17% of the collateral net rentable area is leased to investment grade rated tenants or their affiliates. These tenants account for approximately 18% of the in place base rent. The five largest tenants, representing 15.8% of the total net rentable area, are:

o EDDIE BAUER (not rated) occupies 18,406 square feet (5.4% of net rentable area) under a lease expiring in January 2009. Established in 1920, Eddie Bauer operates more than 400 stores across the United States and Canada, and an online store at www.eddiebauer.com. Eddie Bauer also distributes more than 90 million catalogs annually and has joint venture partnerships in Japan and
  Germany. Eddie Bauer is a division of Spiegel, Inc., which filed for bankruptcy on March 17, 2003. In February 2005, Spiegel Inc. filed a reorganization plan providing for the restructuring of Spiegel, Inc. around the Eddie Bauer division and establishing a new parent company, Eddie Bauer
  Holdings Inc. Under the plan, Eddie Bauer will continue to serve its customers through its stores, catalogs and internet site, although it will pursue a new strategic direction for its Eddie Bauer Home division. The Eddie Bauer store at Ridgedale Center as of year end 2004 produced $207 per square foot in sales in a space of 18,406 square feet. According to the Ridgedale Center Borrower,
  Eddie Bauer has agreed to continue to pay rent on their full space until year end 2005. Thereafter, Eddie Bauer will reduce their space to 5,854 square feet. The Ridgedale Center Borrower is currently in negotiations with several nationally recognized tenants to move in to the remaining space.

o GAP (NYSE: "GPS")(rated "Baa3" by Moody's and "BBB-" by S&P) occupies 9,656 square feet (2.8% of net rentable area) under a lease expiring in March 2010.
  Gap was founded in 1969 by Donald and Doris Fisher in San Francisco,
  California. Today, GAP has three brands differentiated by their customer target, merchandise mix and marketing approach in the apparel industry -- Gap,
  Banana Republic and Old Navy. Gap has more than 150,000 employees supporting about 3,000 stores in the United States, United Kingdom, Canada, France and
  Japan. Gap had 2004 year end revenues of $16.3 billion.

o EXPRESS occupies 8,956 square feet (2.6% of net rentable area) under a lease expiring in January 2013. Founded in 1963, with one women's apparel store in
  Columbus, Ohio, Limited Brands, Inc. (NYSE: "LTD")(rated "Baa2" by Moody's and
  "BBB" by S&P), through Victoria's Secret, Bath & Body Works, Express, Express
  Men's, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,699 specialty stores. As of year end 2004, Limited Brands, Inc. had over $6.08 billion in total assets and shareholder's equity of over $2.3 billion. For year end 2004, Limited Brands, Inc. had net sales of over $9.4 billion, a 5.3% increase from 2003.

o VICTORIA'S SECRET occupies 8,548 square feet (2.5% of net rentable area)
  under a lease expiring in January 2014. Victoria's Secret is owned by Limited
  Brands, Inc. (NYSE: "LTD")(rated "Baa2" by Moody's and "BBB" by S&P).

o ABERCROMBIE & FITCH CO. (NYSE: "ANF") (not rated) occupies 8,231 square feet
  (2.4% of net rentable area) under a lease expiring in January 2008.
  Abercrombie & Fitch Co. is a specialty retailer encompassing four concepts --
  Abercrombie & Fitch, Abercrombie, Hollister Co. and RUEHL. The merchandise is sold in retail stores throughout the United States and through catalogs.
  Abercrombie & Fitch Co. also operates e-commerce websites at
  www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com. As of
  April 30, 2005, the company operated 351 Abercrombie & Fitch stores, 167
  Abercrombie stores, 260 Hollister stores and five RUEHL stores. For year end
  2004, Abercrombie & Fitch Co. had net income per share of $2.28 on net sales of $2.021 billion.
-------------------------------------------------------------------------------

                                       E-8

--------------------------------------------------------------------------------
                                RIDGEDALE CENTER
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Ridgedale Center Mortgage Loan is a $190 million, five-year fixed rated loan secured by a first mortgage on 340,779 square feet of a 1,043,159 square foot, Class A, regional mall located in Minnetonka, Minnesota that is anchored by Marshall Field's, Sears, JC Penney and Marshall Field's Men's & Home Store.
  The loan amortizes over a 30-year term and has a maturity date of April 1,
  2010 at an interest rate, rounded to three decimals, of 4.861%.

THE BORROWER:

o The Ridgedale Center Borrower, Ridgedale Center, LLC, a Maryland limited liability company, is a single purpose entity whose sole member has two independent managers. A non-consolidation opinion was delivered at origination. The Ridgedale Center Borrower is wholly owned by General Growth
  Properties, Inc. (NYSE: "GGP"). General Growth Properties, Inc. ("GGP") is a
  publicly traded real estate investment trust and has been in the shopping center business for nearly fifty years. As of February 7, 2005, GGP owned interests in or managed over 230 regional shopping malls in 44 states.
  Headquartered in Chicago, Illinois, GGP has more than 5,000 employees nationwide. GGP is currently rated "Ba2" by Moody's and "BBB-" by S&P, respectively, and had a market capitalization of over $9.5 billion as of June
  6, 2005.

THE PROPERTY:

o The Ridgedale Center Mortgaged Property is a 1,043,159 square foot, Class A, regional mall located in Minnetonka, Minnesota, approximately eight miles west of downtown Minneapolis. The Ridgedale Center Mortgaged Property is anchored by Marshall Field's, Sears, JC Penney and Marshall Field's Men's & Home Store
  (all of which are self-owned and are not part of the collateral). The collateral for the Ridgedale Center Mortgage Loan consists of approximately
  340,779 square feet of in-line space.

o The Ridgedale Center Mortgaged Property is located at the intersection of
  I-394 and Ridgedale Road, approximately 1/4 mile from the I-394 and I-494 intersection, on the west side of Minneapolis-St. Paul. The Ridgedale Center
  Mortgaged Property is the Twin Cities' only regional center with access to two interstate highways in its immediate vicinity.

o For the twelve months ending December 31, 2004, in-line stores had comparable sales of $433 per square foot and an occupancy cost of approximately 14.9%.
  The 2003 and 2002 comparable sales were $440 per square foot and $430 per square foot, respectively. National retailers in the mall include The Gap,
  Express, The Limited, American Eagle, Ann Taylor, Abercrombie & Fitch, Pac
  Sun, Victoria's Secret, Bath & Body Works and Hot Topic. Approximately 17% of
  the net rentable area is leased to investment grade rated tenants or their affiliates, and these tenants account for approximately 18% of the in-place base rent.

o The two Marshall Fields stores at the Ridgedale Center Mortgaged Property produced year end 2004 estimated sales of approximately $100 million or $307 per square foot, which places this location among the chain's top suburban locations in terms of sales. JC Penney also performed above its store average with year end 2004 estimated sales of approximately $36 million or $210 per square foot. Sears year end 2004 estimated sales were approximately $35 million or $171 per square foot.

PROPERTY MANAGEMENT:

o The Ridgedale Center Mortgaged Property is self managed by the Ridgedale
  Center Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Additional mezzanine debt is permitted subject to certain conditions, including that the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and the mortgagee, confirmation of no downgrade from the rating agencies, a maximum overall loan-to-value ratio of less than 80% and a combined debt service coverage ratio greater than 1.20x.
-------------------------------------------------------------------------------

                                       E-9

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------


                          LOAN INFORMATION

 LOAN SELLER:                         Bank of America
 ORIGINAL NOTE A-1 SENIOR PORTION
   PRINCIPAL BALANCE:                 $132,000,000
 FIRST PAYMENT DATE:                  May 1, 2005
 TERM/AMORTIZATION:                   84/0 months
 INTEREST ONLY PERIOD:                84 months
 MATURITY DATE:                       April 1, 2012
 EXPECTED NOTE A-1 SENIOR
   PORTION MATURITY BALANCE:          $132,000,000
 BORROWING ENTITY:                    Maguire Properties --
                                      Pacific Arts Plaza, LLC
 INTEREST CALCULATION:                Actual/360
 CALL PROTECTION:                     Lockout/Defeasance
                                      78 payments
                                      Open: 6 payments
 PARI PASSU DEBT:                     $110,000,000 (Note A-2)
 SUBORDINATE COMPONENT:               $28,000,000 portion
                                      (subordinate component)
                                      included in the trust fund.
 UP-FRONT RESERVES:
   TAX RESERVE:                       Yes
   TI/LC RESERVE:                     $7,100,153
 ONGOING MONTHLY RESERVES:
   TAX RESERVE:                       Yes
   TI/LC RESERVE:                     $32,220
 LOCKBOX:                             Hard

--------------------------------------------------------------------------------


                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 WHOLE LOAN CUT-OFF DATE BALANCE:                         $270,000,000
 WHOLE LOAN CUT-OFF DATE BALANCE
      (EXCLUDING JUNIOR PORTION):                         $242,000,000
 NOTE A-1 CUT-OFF DATE BALANCE:                           $160,000,000
 NOTE A-1 SENIOR PORTION CUT-OFF DATE
      BALANCE:                                            $132,000,000
 NOTE A-1 JUNIOR PORTION CUT-OFF DATE
      BALANCE:                                             $28,000,000
 NOTE A-2 CUT-OFF DATE BALANCE:                           $110,000,000
--------------------------------------------------------------------------------




                                         WHOLE LOAN          WHOLE LOAN
                                         (EXCLUDING          (INCLUDING
                                       NOTE A-1 JUNIOR     NOTE A-1 JUNIOR
                                        COMPONENT)(1)       COMPONENT)(1)
                                       ---------------     ---------------

 CUT-OFF DATE LTV:                      71.4%                79.6%
 MATURITY DATE LTV:                     71.4%                79.6%
 UNDERWRITTEN DSCR(2):                  1.39 x                 1.19 x
 MORTGAGE RATE(3):                      4.924%                 5.153%

--------------------------------------------------------------------------------

(1)  The Note A-1 Junior Portion is subordinate to the Note A-1 Senior Portion and Note A-2 (which is not part of the trust fund).

(2)  DSCR figures based on net cash flow unless otherwise noted.

(3)  The interest rate was rounded to three decimal places.



                  PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:              Office
 PROPERTY SUB TYPE:          Suburban
 LOCATION:                   Costa Mesa, CA
 YEAR BUILT/RENOVATED:       1980/2004
 NET RENTABLE SQUARE FEET:   825,061
 CUT-OFF BALANCE PER SF:     $293
 OCCUPANCY AS OF 03/1/05:    87.1%
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Maguire Properties, L.P.
 U/W NET CASH FLOW:          $16,834,132
 APPRAISED VALUE:            $339,000,000
--------------------------------------------------------------------------------


                                      E-10

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                               FULL YEAR          FULL YEAR
                                          UNDERWRITTEN        (12/31/04)         (12/31/03)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............     $28,613,628        $25,032,702        $22,496,082
 Total Expenses .....................     $10,789,119        $ 8,868,391        $ 9,449,120
 Net Operating Income (NOI) .........     $17,824,509        $16,164,311        $13,046,962
 Cash Flow (CF) .....................     $16,834,132        $16,164,311        $13,046,962
 DSCR on NOI(1) .....................            1.48x              1.34x              1.08x
 DSCR on CF(1) ......................            1.39x              1.34x              1.08x

--------------------------------------------------------------------------------

(1)   Based on an aggregate principal balance of $242,000,000 (the original whole loan principal balance, excluding the subordinate portion of Note
      A-1).
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------



                                      RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                         MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
---------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 GMAC Mortgage Corporation .......    Baa2/BB      170,518       20.7%   $24.00    $ 4,092,432        21.9%    04/19/2008
 Rutan & Tucker, LLP .............   Not Rated     100,088       12.1    $30.99      3,101,727        16.6     08/31/2009
 Comerica Bank ...................      A1/A        63,320        7.7    $14.52        919,407         4.9     11/30/2013
 Washington Mutual Bank ..........      NR/A        28,087        3.4    $24.35        683,781         3.7     06/26/2011
 Cambridge Integrated Services
  Group ..........................   Not Rated      26,684        3.2    $18.00        480,312         2.6            MTM
 Oracle Corporation ..............     A3/A-        25,273        3.1    $27.60        697,535         3.7     06/30/2010
 Bank of America, N.A. ...........    Aa2/AA-       25,105        3.0    $22.24        558,450         3.0     03/31/2011
                                                   -------       ----              -----------        ----
 TOTAL ...........................                 439,075       53.2%             $10,533,644        56.4%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
     Calculations with respect to Rent PSF, Potential Rent, and % Potential
     Rent include base rent only and exclude common area maintenance and reimbursements.
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                                      # OF LEASES     EXPIRING       % OF       CUMMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION                      EXPIRING         SF        TOTAL SF       TOTAL SF      % OF TOTAL SF       EXPIRING
----------------------------------   -------------   ----------   ----------   -------------   ---------------   -------------

 2005 ............................          7          35,676          4.3%        35,676             4.3%        $  640,493
 2006 ............................          6          41,747          5.1         77,423             9.4%        $  840,619
 2007 ............................          6          16,643          2.0         94,066            11.4%        $  367,772
 2008 ............................         16         252,892         30.7        346,958            42.1%        $5,733,724
 2009 ............................          7         118,460         14.4        465,418            56.4%        $3,714,336
 2010 ............................          4          59,925          7.3        525,343            63.7%        $1,253,100
 2011 ............................          5          60,966          7.4        586,309            71.1%        $1,372,834
 2013 ............................          6          71,613          8.7        657,922            79.7%        $1,143,318
 2014 ............................          1           2,466          0.3        660,388            80.0%        $   45,868
 2020 ............................          1          14,000          1.7        674,388            81.7%        $  416,640
 MTM .............................          5          30,802          3.7        705,190            85.5%        $  593,964
 Maintenance/Management ..........                      5,669          0.7        710,859            86.2%        $        0
 Vacant ..........................                    114,202         13.8        825,061           100.0%        $2,555,983
                                           --         -------        -----
 TOTAL ...........................         64         825,061        100.0%

--------------------------------------------------------------------------------

(1) Information obtained from Underwritten Rent Roll.

                                      E-11

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The seven largest tenants (25,000+ square feet) representing 53.2% of the total net rentable square feet are:

o GMAC MORTGAGE CORPORATION ("GMAC") (rated "Baa2" by Moody's and "BB" by S&P)
  occupies a total of 170,518 square feet (20.7% of square feet, 21.9% of income) under three leases of various terms all expiring on April 19, 2008.
  The current rental rate per square foot of $24.00 increases to $25.80 on July
  20, 2006. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market. GMAC is one of the largest residential mortgage originators and servicers in the nation with over
  2.0 million customers. GMAC is owned by General Motors Acceptance Corporation, which in turn is owned by General Motors Corporation. General Motors
  Acceptance Corporation, one of the largest financial services companies in the world, has 700 offices located in 41 countries with approximately 33,700 employees. As of the fiscal year ended December 31, 2003, General Motors
  Corporation reported revenue of approximately $185.5 billion, net income of
  $3.8 billion and stockholder equity of $25.3 billion.

o RUTAN & TUCKER, LLP (not rated) occupies a total of 100,088 square feet
  (12.1% of square feet, 16.6% of income) under three leases of various terms all expiring on August 31, 2009. The current rental rate per square foot of
  $30.99 increases to $33.99 on May 1, 2006. There is one five-year option to renew the lease with the rental rate per square foot determined at 93% of the then fair market. Established in 1906, Rutan & Tucker currently employs more than 135 attorneys in two offices, making the company the largest law firm based in Orange County. Rutan & Tucker represents a broad spectrum of clients, from major multinational corporations and financial institutions to family-owned businesses and private individuals. Practice disciplines include business litigation, corporate/securities, education, real estate and tax.

o COMERICA BANK (rated "A1" by Moody's and "A" by S&P) occupies a total of
  63,320 square feet (7.7% of square feet, 4.9% of income) under four leases of various terms all expiring on November 30, 2013. The current rental rate per square foot of $14.52 increases to $16.92 on December 1, 2008. There are two three-year options to renew the lease with the rental rate per square foot determined at 95% of the then fair market. Comerica Bank, a bank holding company, provides financial services in three segments: Business Bank, Small
  Business and Personal Financial Services and Wealth and Institutional
  Management. Comerica Bank operates 506 banking branches, trust services locations and loan production or other financial services offices, primarily in the states of California, Michigan, Texas and Florida. As of the fiscal year ended December 31, 2004, Comerica Bank reported revenue of approximately
  $3.1 billion, net income of $757.0 million and stockholder equity of $5.1 billion.

o WASHINGTON MUTUAL BANK ("WAMU") (not rated by Moody's and "A" by S&P)
  occupies a total of 28,087 square feet (3.4% of square feet, 3.7% of income)
  under a 30-year lease expiring on June 26, 2011. The blended rental rate per square foot of $24.35 remains constant throughout the remaining initial lease term. WAMU is a financial services company that serves consumers and small to mid-sized businesses. The company operates in two business segments: the
  Consumer Group and the Commercial Group. WAMU specializes in traditional consumer and commercial banking services, mortgages and other loans, securities brokerage and mutual funds. WAMU operates principally in
  California, Washington, Oregon, Florida, Texas and Utah, with operations in more than 30 states. As of the fiscal year ended December 31, 2004, WAMU reported revenue of approximately $19.0 billion, net income of $2.9 billion and stockholder equity of $21.2 billion.

o CAMBRIDGE INTEGRATED SERVICES GROUP (not rated) occupies a total of 26,684 square feet (3.2% of square feet, 2.6% of income) on a month-to-month basis.
  The rental rate per square foot is $18.00. Cambridge Integrated Services Group is one of the largest business process outsourcing networks in the world.
  Offices are located in the United States, United Kingdom, Australia and India.
  Practice areas include property and casualty insurance processing and claims, professional liability claims, structured settlement services, product liability consulting and finance, accounting, banking, mortgage and insurance.
-------------------------------------------------------------------------------

                                      E-12

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
o ORACLE CORPORATION ("Oracle") (rated "A3" by Moody's and "A--" by S&P)
  occupies a total of 25,273 square feet (3.1% of square feet, 3.7% of income)
  under a five-year lease expiring on June 30, 2010. The current rental rate per square foot of $27.60 increases to $28.20 on July 1, 2006 and annually thereafter by $0.60. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market. Oracle engages in the development, manufacture, marketing, distribution and servicing of computer software that enables organizations to manage their businesses.
  Software products are classified as database technology software and applications software. Oracle acquired PeopleSoft in January 2005. As of the fiscal year ended May 31, 2004, Oracle reported revenue of approximately $10.2 billion, net income of $2.7 billion and stockholder equity of $8.0 billion.

o BANK OF AMERICA, N.A. (rated "Aa2" by Moody's and "AA--" by S&P) occupies a total of 25,105 square feet (3.0% of square feet, 3.0% of income) under a
  30-year lease expiring on March 31, 2011. The blended rental rate per square foot of $22.24 remains constant throughout the remaining initial lease term.
  There are two ten-year options to renew the lease with the rental rate per square foot determined at the then fair market and adjusted in the fifth year of each lease renewal option period, but at no less than the rental rate in effect for the previous period. Bank of America, N.A. is a subsidiary of Bank of America Corporation which is the third largest bank in the United States, operating over 5,800 banking centers located in 29 states and the District of
  Columbia and employing over 175,000 employees. Through its Global Corporate and Investment Banking Group, Bank of America Corporation has offices in 35 countries, serving clients in more than 150 countries throughout the Americas,
  Europe and Asia. Bank of America Corporation has created the largest proprietary ATM network in the nation with approximately 16,700 ATMs processing more than 2.3 million daily transactions. As of the fiscal year ended December 31, 2004, Bank of America Corporation reported revenue of approximately $63.3 billion, net income of $14.1 billion and stockholder equity of $99.6 billion.
-------------------------------------------------------------------------------

                                      E-13

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Pacific Arts Plaza Mortgage Loan is a $132 million, seven-year fixed rate loan secured by a first mortgage on four office buildings and four freestanding restaurant buildings located in Costa Mesa, Orange County,
  California. The Pacific Arts Plaza Mortgage Loan is interest-only for the entire loan term and matures on April 1, 2012 at an annual interest rate, rounded to three decimal places, of 4.924% (excluding the subordinate component).

THE BORROWER:

o The Pacific Arts Plaza Borrower is Maguire Properties - Pacific Arts Plaza,
  LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Pacific
  Arts Plaza Borrower's legal counsel has delivered a non-consolidation opinion.
  Equity ownership is held 100% by Maguire Properties Holdings II, LLC, a
  Delaware limited liability company, as the sole member of the Pacific Arts
  Plaza Borrower. Through a series of intermediate ownership levels, equity ownership of the Pacific Arts Plaza Borrower is eventually held by Maguire
  Properties, Inc. The borrower principal is Maguire Properties, L.P., a
  Maryland limited partnership.

o Maguire Properties, Inc. is a real estate investment trust that owns, manages, leases, acquires and develops commercial real estate. Maguire
  Properties, L.P. is the Operating Partnership. Maguire Properties, Inc. owns
  20 commercial properties, primarily office with some retail, containing a total of approximately 13.9 million square feet. Notable properties include
  777 Tower, US Bank Tower, Gas Company Tower, Wells Fargo Tower, KPMG Tower and
  One California Place located in Los Angeles, Park Place Office Campus, Pacific
  Arts Plaza and Washington Mutual Irvine Campus located in Orange County, Wells
  Fargo Center located in Denver and One Renaissance Square located in Phoenix.
  Maguire Properties, Inc. also owns a 350-room Westin Hotel and three parking garages totaling 2,749 spaces. As of the fiscal year ended December 31, 2004,
  Maguire Properties, Inc. reported revenue of approximately $326.7 million, net income of $33.5 million and stockholder equity of $537.4 million.

THE PROPERTY:

o The Pacific Arts Plaza Mortgaged Property consists of a fee simple interest in four suburban, Class A office buildings and four freestanding restaurant buildings built from 1980 to 1981 and renovated in 2004, containing a total of
  825,061 net rentable square feet situated on 17.57 acres. The four office buildings are known as Pacific Arts Plaza I (15-story), Pacific Arts Plaza II
  (15-story), Pacific Arts Plaza III (five-story) and Pacific Arts Plaza IV
  (eight-story). The four restaurant tenants are Mastro's Steakhouse, Jerry's
  Famous Deli, TGI Friday's and Chat Noir. The Pacific Arts Plaza is bounded by
  Bristol Street, Anton Boulevard, Avenue of the Arts and the 405 Freeway. The
  south elevation of the development runs parallel to the 405 Freeway and has direct freeway access via Bristol Street and Avenue of the Arts; the Avenue of
  the Arts exit ramp was recently completed and provides direct entry to the
  Pacific Arts Plaza Mortgaged Property.

o The Pacific Arts Plaza Borrower is generally required at its sole cost and expense to keep the Pacific Arts Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Maguire Properties, L.P. manages the Pacific Arts Plaza Mortgaged Property.
  Maguire Properties, L.P., founded in 1965 and headquartered in Los Angeles, currently manages 20 commercial properties, primarily office with some retail, containing a total of approximately 13.9 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.

SUBORDINATE COMPONENT:

o As will be set forth in more detail in this prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the PA Pari Passu Note A-1 Component Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing
  Certificateholder solely with respect to the PA Pari Passu Note A-1 Component
  Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the PA Pari Passu Note A-1 Component Mortgage Loan. In addition, such holder may (but is not obliged to) purchase the PA Pari Passu Note A-1
  Component Mortgage Loan, if the PA Pari Passu Note A-1 Component Mortgage Loan
  is then considered a "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or Trustee
  if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the
  Special Servicer has not determined its fair value.
-------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------
                               PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
RELEASE OR SUBSTITUTION OF PROPERTY:

o The Pacific Arts Plaza Borrower may transfer and obtain a release of the portion of the Pacific Arts Plaza Mortgaged Property comprising one or more of the parcels or outlots described in a schedule to the related loan agreement, from the lien of the related mortgage in connection with a subdivision of the related Pacific Arts Plaza Mortgaged Property or the Pacific Arts Plaza
  Borrower may ground lease such a release parcel to an entity wholly owned and controlled by the related guarantor; provided, among other things, no event of default exists. With respect only to that certain parcel that may be released which is located at 675 Anton Boulevard, the Pacific Arts Plaza Borrower will deposit the amount of $10,000,000, which will be held as additional collateral for the Pacific Arts Plaza Mortgage Loan, and the Pacific Arts Plaza Borrower
  will deliver an opinion of counsel acceptable to a prudent institutional lender and the rating agencies, that such permitted parcel release would not constitute a significant modification of the Pacific Arts Plaza Mortgage Loan.
-------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------
                                 MARLEY STATION
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

MARLEY STATION
--------------------------------------------------------------------------------


                        LOAN INFORMATION

 LOAN SELLER:                    Bank of America
 ORIGINAL PRINCIPAL BALANCE:     $114,400,000
 FIRST PAYMENT DATE:             August 1, 2005
 TERM/AMORTIZATION:              84/0 months
 INTEREST ONLY PERIOD:           84 months
 MATURITY DATE:                  July 1, 2012
 EXPECTED MATURITY BALANCE:      $114,400,000
 BORROWING ENTITY:               Marley Station LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/Defeasance:
                                 77 payments
                                 Open: 7 payments
 ADDITIONAL FINANCING:           Future mezzanine or pari passu
                                 debt.
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE(1):     Springing
   REPLACEMENT RESERVE(2):       Springing
 LOCKBOX:                        Hard

--------------------------------------------------------------------------------

(1)  During a Trigger Period, as defined in the related loan agreement, the
     Marley Station Borrower is required to reserve a monthly deposit equal to one-twelfth of the amount which would be sufficient to pay the estimated taxes and insurance premiums.

(2)  During a Trigger Period, as defined in the related loan agreement, the
     Marley Station Borrower is required to reserve a monthly deposit of
     $10,241.
--------------------------------------------------------------------------------



           FINANCIAL INFORMATION

 CUT-OFF DATE BALANCE:          $114,400,000
 CUT-OFF DATE LTV:              64.3%
 MATURITY DATE LTV:             64.3%
 UNDERWRITTEN DSCR(1):          1.87x
 MORTGAGE RATE(2):              4.891%

--------------------------------------------------------------------------------

(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



                 PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Retail
 PROPERTY SUB TYPE:            Regional Mall
 LOCATION:                     Glen Burnie, MD
 YEAR BUILT/RENOVATED:         1987/NAP
 NET RENTABLE SQUARE FEET:     1,043,411
 CUT-OFF BALANCE PER SF:       $110
 OCCUPANCY AS OF 05/26/05:     94.8%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          MillsServices Corp.
 U/W NET CASH FLOW:            $10,618,972
 APPRAISED VALUE:              $178,000,000

--------------------------------------------------------------------------------

                                      E-16

--------------------------------------------------------------------------------
                                 MARLEY STATION
--------------------------------------------------------------------------------



                                    FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------
                                                               FULL YEAR          FULL YEAR
                                          UNDERWRITTEN        (12/31/04)         (12/31/03)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............      $17,562,427        $17,355,552        $16,801,370
 Total Expenses .....................      $ 6,457,247        $ 6,655,004        $ 5,904,837
 Net Operating Income (NOI) .........      $11,105,180        $10,700,548        $10,896,533
 Cash Flow (CF) .....................      $10,618,972        $10,700,548        $10,680,233
 DSCR on NOI ........................             1.96x              1.89x              1.92x
 DSCR on CF .........................             1.87x              1.89x              1.88x
----------------------------------------------------------------------------------------------




                                                   TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                                       RATINGS       TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                          MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
----------------------------------- ------------- ----------- ---------- ---------- ----------- ------------- -------------

 Macy's (ground lease) ............   Baa1/BBB+     231,698       22.2%  $ 0.00      $      0         0.0%     02/24/2086
 Sears (ground lease) .............     NR/BB+      181,450       17.4   $ 1.65       299,393         2.8      11/02/2036
 Hecht's (ground lease) ...........    Baa2/BBB     162,337       15.6   $ 0.00             0         0.0      02/24/2086
 JC Penney (ground lease) .........    Ba1/BB+      129,713       12.4   $ 0.00             0         0.0      02/24/2037
 Gold's Gym .......................   Not Rated      30,484        2.9   $ 9.00       274,356         2.5      01/31/2014
 United Artist's Theatres .........   Not Rated      24,846        2.4   $ 5.03       125,000         1.1      01/31/2007
                                                    -------       ----               --------         ---
 TOTAL ............................                 760,528       72.9%              $698,749         6.4%


(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.



                                             LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------------
                           # OF LEASES      EXPIRING        % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION           EXPIRING          SF         TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-----------------------   -------------   ------------   ----------   ------------   ---------------   -------------

 2005 .................        1               2,237          0.2%         2,237            0.2%        $  100,665
 2006 .................        12             19,802          1.9         22,039            2.1%        $  734,335
 2007 .................        26             72,384          6.9         94,423            9.0%        $1,828,717
 2008 .................        8              16,810          1.6        111,233           10.7%        $  671,800
 2009 .................        5              13,675          1.3        124,908           12.0%        $  550,101
 2010 .................        16             20,828          2.0        145,736           14.0%        $  840,343
 2011 .................        8              17,165          1.6        162,901           15.6%        $  800,317
 2012 .................        10             29,226          2.8        192,127           18.4%        $  921,678
 2013 .................        3               9,429          0.9        201,556           19.3%        $  379,804
 2014 .................        6              45,005          4.3        246,561           23.6%        $  732,664
 2015 .................        5              18,106          1.7        264,667           25.4%        $  711,325
 Ground Lease .........        4             705,198         67.6        969,865           93.0%        $  299,393
 Vacant ...............                       73,546          7.0      1,043,411          100.0%        $2,298,563
                              ---          ---------        -----
 TOTAL ................       104          1,043,411        100.0%
--------------------------------------------------------------------------------------------------------------------


(1)  Information obtained from Underwritten Rent Roll.

                                      E-17

--------------------------------------------------------------------------------
                                 MARLEY STATION
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The six largest tenants, representing 72.9% of the total net rentable square feet, are:

o MACY'S (rated "Baa1" by Moody's and "BBB+" by S&P) occupies 231,698 square feet (22.2% of square feet under a 99-year ground lease expiring February 24,
  2086. Macy's has an arrangement whereby it does not pay base rent under the ground lease, but rather pays a percentage of the common area maintenance under a reciprocal easement agreement. Macy's is owned by Federated Department
  Stores, which also owns Bloomingdales. Federated Department Stores owns and operates 459 stores in 34 states, Puerto Rico and Guam, and is the largest upscale department store retailer in the United States. As of the fiscal year ended January 29, 2005, Federated reported revenue of approximately $15.6 billion, net income of $689.0 million, liquidity of $868.0 million and stockholder equity of $6.2 billion.

o SEARS (not rated by Moody's and rated "BB+" by S&P) occupies 181,450 square feet (17.4% of square feet, 2.8% of income) under a 40-year ground lease expiring on November 2, 2036. The rental rate per square foot of $1.65 remains constant during the initial ground lease term and during the six ten-year options to renew the ground lease. Sears also pays a percentage of the common area maintenance under a reciprocal easement agreement. Sears Holdings
  Corporation, the parent of Sears and Kmart following a merger that closed on
  March 24, 2005, is the nation's third largest broad line retailer. The combined company operates approximately 3,800 full-line and specialty retail stores located in the United States and Canada. Sears is a home appliance retailer in North America and sells tools, lawn and garden, home electronics and automotive repair and maintenance products. Sears Holdings Corporation will continue to market products under brands held by both Sears and Kmart.

o HECHT'S (rated "Baa2" by Moody's and "BBB" by S&P) occupies 162,337 square feet (15.6% of square feet) under a 99-year ground lease expiring February 24,
  2086, Hecht's has an arrangement whereby it does not pay base rent under the ground lease, but rather pays a percentage of the common area maintenance under a reciprocal easement agreement. Hecht's is owned by The May Department
  Stores Company, which also owns and operates department stores such as Lord and Taylor, Filene's, Foley's and David's Bridal in 46 states, the District of
  Columbia and Puerto Rico. Federated Department Stores, owner of Macy's, is expected to acquire The May Department Stores Company for a reported $17 billion.

o JC PENNEY (rated "Ba1" by Moody's and "BB+" by S&P) occupies 129,713 square feet (12.4% of square feet) under a 43-year ground lease expiring on February
  24, 2037. JC Penney has an arrangement whereby it does not pay base rent under the ground lease, but rather pays a percentage of the common area maintenance under a reciprocal easement agreement. Founded in 1902, JC Penney operates more than 1,000 department stores around the United States and Puerto Rico. JC
  Penney recently sold its Eckerd drugstore chain to The Jean Coutu Group and
  CVS for $4.5 billion. As of the fiscal year ended January 29, 2005, JC Penney reported revenue of approximately $18.4 billion, net income of $524.0 million, liquidity of $4.7 billion and stockholder equity of $4.9 billion.

o GOLD'S GYM (not rated) occupies 30,484 square feet (2.9% of square feet, 2.5%
  of income) under a nine-year lease expiring on January 31, 2014. The rental rate per square foot is $9.00. Gold's Gym is the largest co-ed gym chain in the world with more than 600 facilities located in 43 states and 25 countries with nearly 3 million members. Gold's Gym offers a wide variety of equipment and services, including group exercise, personal training, cardiovascular equipment, spinning, Pilates and yoga, while maintaining its core weight lifting tradition.

o UNITED ARTIST'S THEATRES (not rated) occupies 24,846 square feet (2.4% of square feet, 1.1% of income) under a 20-year lease expiring on January 31,
  2007. The rental rate per square foot is $5.03. United Artist's Theatres is part of the Regal Entertainment Group, the largest motion picture exhibitor in the world operating 6,273 screens in 558 locations in 40 states under the
  Regal, United Artists and Edwards trade names. As of the fiscal year ended
  December 30, 2004, Regal Entertainment Group reported revenue of approximately
  $2.5 billion, net income of $82.5 million and stockholder equity of $69.0 million.
-------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------
                                 MARLEY STATION
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Marley Station Mortgage Loan is a $114.4 million, seven-year loan secured by a first mortgage on a regional mall located in Glen Burnie, Anne Arundel
  County, Maryland. The Marley Station Mortgage Loan is interest-only for the entire loan term and matures on July 1, 2012 at an annual interest rate, rounded to three decimal places, of 4.891%.

THE BORROWER:

o The Marley Station Borrower is Marley Station LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Marley Station Borrower's legal counsel has delivered a non-consolidation opinion. The owner is TKL-East LLC, a Delaware limited liability company (the "Marley Station Owner"). The sponsor of the Marley Station Mortgage Loan is the Mills Limited Partnership, which acquired a 50% interest in the Marley Station Borrower from General Motors
  Pension Trust, which remains a 50% non-managing owner.

o Mills Limited Partnership is a fully integrated, self-managed real estate investment trust ("REIT") that develops, redevelops, acquires, operates and manages retail and entertainment-oriented properties. Mills Limited
  Partnership owns 100% of the entities that provide leasing, management, development and financing services for both wholly owned properties and joint ventures. Mills Limited Partnership owns or has an interest in 41 properties located in the United States, Canada, Scotland and Spain. As of the fiscal year ended December 31, 2004, Mills Limited Partnership reported revenue of approximately $684.8 million, net income of $232.0 million and stockholder equity of $1.3 billion.

THE PROPERTY:

o The Marley Station Mortgaged Property consists of a fee simple interest in a regional mall containing 1,043,411 net rentable square feet and situated on
  108 acres. The collateral improvements consist of the four anchor tennant buildings and the two-story main mall building. The anchor tenants are Macy's,
  Sears, Hecht's and JC Penney, which together occupy 67.6% of the total square feet. All four anchor tenants are situated on ground leased pads. Macy's and
  Hecht's each have an option to purchase the related parcel for no consideration per conditions in the related loan documents. The operating covenants for the Marley Station Mortgaged Property expire in February 2007 after which Macy's, Sears, Hecht's and JC Penney can go dark.

o The Marley Station Owner is generally required at its sole cost and expense to keep the Marley Station Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o MillsServices Corp. manages the Marley Station Mortgage Property.
  MillsService Corp., founded in 1985 and headquartered in Arlington, Virginia currently manages 41 properties containing a total of approximately 50 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.
-------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------
                                 MARLEY STATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The Marley Station Borrower will have the one-time right to obtain secured mortgage indebtedness ("Additional Debt") that shall be of a pari passu position with the Marley Station Mortgage Loan or the direct and/or indirect owners of the borrowing entity(ies) under any mezzanine debt will have the one-time right to obtain other mezzanine indebtedness that will be structurally subordinate to the Marley Station Mortgage Loan. Additional Debt
  is permitted, so long as no future mezzanine debt will have been obtained, subject to, among other things (i) rating agency confirmation, (ii) the amount of the Additional Debt will not exceed the excess of the product of the loan-to-value ratio as of the closing date of the Marley Station Mortgage Loan and the amount of increase, if any, in the appraised value of the Marley
  Station Mortgaged Property, (iii) the "Additional Debt DSCR" (as defined in the related loan documents) is equal to or greater than the debt service coverage ratio as of the closing date of the Marley Station Mortgage Loan and
  (iv) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender. Future mezzanine debt is permitted, so long as no Additional
  Debt will have been obtained, subject to, among other things (i) rating agency confirmation, (ii) the loan-to-value ratio not in excess of the product of the loan-to-value ratio as of the closing date of the Marley Station Mortgage Loan and the amount of increase, if any, in the appraised value of the Marley
  Station Mortgaged Property, (iii) the debt service coverage ratio of the
  Marley Station Mortgaged Property immediately following the closing of such mezzanine loan will not be less than 1.25x and (iv) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

RELEASE OR SUBSTITUTION OF PROPERTY:

o The related loan documents permit the release of collateral to allow for future development. This may include buying an anchor space for redevelopment after such space has been released from the lien of the mortgage or releasing two outparcels beyond the mall's inner ring for development. The related loan documents provide for such releases without requiring any pay down of the principal balance. However, parking ratios must be in compliance with local zoning laws, loan-to- value and debt service coverage ratios must be maintained and the development must not have a material adverse effect upon the value and/or operations of the Marley Station Mortgaged Property or the
  Marley Station Borrower's ability to repay the Marley Station Mortgage Loan.
-------------------------------------------------------------------------------

                                      E-20

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

IPC LOUISVILLE PORTFOLIO



--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                  Barclays
 ORIGINAL PRINCIPAL BALANCE:   $101,165,492
 FIRST PAYMENT DATE:           July 1, 2005
 TERM/AMORTIZATION:            120/360 months
 INTEREST ONLY PERIOD:         36 months
 MATURITY DATE:                June 1, 2015
 EXPECTED MATURITY BALANCE:    $ 90,041,161
 BORROWING ENTITY:             IPC Louisville Properties, LLC
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout/Defeasance: 116
                               payments
                               Open: 4 payments
 UP-FRONT RESERVES:
   TAX RESERVE:                Yes
   TI/LC RESERVE:              $1,250,000
   MAJOR LEASE ROLLOVER
      RESERVE(1):              $1,630,000
   OTHER RESERVE(2) :          $26,663
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVE(3):     $24,351
   TI/LC RESERVE:              $155,478
   MAJOR LEASE ROLLOVER
      RESERVE(4):              See Footnote
   LOCKBOX:                    Hard
--------------------------------------------------------------------------------


(1)   The Major Lease Rollover Reserve Account is a TI/LC reserve account set up specifically for those tenants with spaces over 20,000 square feet that roll during the loan term.

(2)   This amount was escrowed to cover one month's rent payments for the Oxmoor
      Place ground lease. The borrower will pay such ground rent directly to the ground lessor, unless and until a notice of default under the ground lease is received or mortgagee does not hold a reserve equal to one month's ground rent, after which the borrower will make ongoing monthly ground rent deposits with the mortgagee. In addition, the borrower has provided a letter of credit in the amount of $5,376,250 as security for its obligation to purchase the fee interest in the Oxmoor Place property. IPC
      (US), Inc. will be personally liable for losses arising from the borrower's failure to make any required monthly ground rent deposit or to acquire the fee interest pursuant to the purchase option contained in the ground lease.

(3)   Replacement Reserve capped at $876,645.

(4)   On each payment date following a Cash Trap Trigger Event, the borrower is required to deposit all excess cash flow from the IPC Louisville Portfolio properties into this reserve account until the following amounts are accumulated: (a) $20 per square foot for tenants under Major Leases at the properties known as City Hall Plaza and One and Two Chestnut Place and (b)
      $15 per square foot for tenants under Major Leases at the properties located in Louisville, Kentucky. A "Cash Trap Trigger Event" generally occurs 12 months prior to the lease expiration of a tenant under a Major
      Lease. A "Major Lease" is defined as a lease related to a tenant who occupies at least 20,000 square feet at the specified property.



--------------------------------------------------------------------------------
            FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:   $101,165,492
 CUT-OFF DATE LTV:       62.5%
 MATURITY DATE LTV:      55.6%
 UNDERWRITTEN DSCR(1):   1.54x
 MORTGAGE RATE:          5.177%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.



--------------------------------------------------------------------------------
               PORTFOLIO PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:               Office
 PROPERTY SUB TYPE:           Suburban and CBD
 LOCATION:                    See Property Information
 YEAR BUILT/RENOVATED:        See Property Information
 NET RENTABLE SQUARE
      FEET(1):                1,443,151
 CUT-OFF BALANCE PER SF(1):   $70
 OCCUPANCY AS OF
      05/01/05(1):            87.1%
 OWNERSHIP INTEREST:          Fee (7), Leasehold (1)
 PROPERTY MANAGEMENT:         IPC Real Estate Management
                              LLC
 U/W NET CASH FLOW(1):        $10,247,930
 APPRAISED VALUE(1):          $161,980,000
--------------------------------------------------------------------------------


(1) Information presented on an aggregate portfolio basis.

                                      E-21

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------



                                                                            ALLOCATED                                  OCCUPANCY
                                                            YEAR BUILT/   CUT-OFF DATE   NET RENTABLE     APPRAISED      AS OF
PROPERTY NAME                             CITY      STATE    RENOVATED       BALANCE      SQUARE FEET       VALUE      05/01/05
------------------------------------- ------------ ------- ------------- -------------- -------------- -------------- ----------

 Forum Office Park ..................  Louisville     KY    1984 / NAP    $ 23,961,300       328,368    $ 35,400,000      89.2%
 City Hall Plaza ....................  Manchester     NH    1991 / NAP      21,420,000       209,684      34,000,000      98.9
 Hurstbourne Business Center(1) .....  Louisville     KY   1971 / 2004      18,691,650       335,376      39,400,000      71.3
 Oxmoor Place .......................  Louisville     KY   1989 / 2005      11,023,000       136,246      15,200,000      91.1
 One and Two Chestnut Place .........   Worcester     MA   1924 / 1991      10,847,042       217,950      14,780,000      95.1
 Steeplechase .......................  Louisville     KY    1990 / NAP       5,767,000        76,666       7,900,000      92.9
 Lakeview ...........................  Louisville     KY    1989 / NAP       5,133,000        76,999       8,800,000      80.8
 Hunnington Place ...................  Louisville     KY    1988 / NAP       4,322,500        61,862       6,500,000      85.6
                                                                          ------------       -------    ------------      ----
 TOTAL / WTD. AVG. ..................                                     $101,165,492     1,443,151    $161,980,000      87.1%

--------------------------------------------------------------------------------

(1)  With respect to the Hurstbourne Business Center, occupancy, appraised value and net rentable square feet do not include the Hurstbourne Plaza, the retail portion of the Hurstbourne Business Center, which was not underwritten.

--------------------------------------------------------------------------------
              IPC LOUISVILLE PORTFOLIO -- FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------


                                                              FULL YEAR         FULL YEAR         FULL YEAR
                                          UNDERWRITTEN       (12/31/04)        (12/31/03)        (12/31/02)
                                        ----------------  ----------------  ----------------  ----------------

 Effective Gross Income ..............     $23,455,554       $25,051,035       $24,995,447       $25,061,810
 Total Expenses ......................     $11,127,117       $11,096,970       $10,969,795       $10,618,647
 Net Operating Income (NOI) ..........     $12,328,437       $13,954,065       $14,025,652       $14,443,161
 Cash Flow (CF) ......................     $10,247,930       $13,954,065       $14,025,652       $14,443,161
 DSCR on NOI .........................            1.85x             2.10x             2.11x             2.17x
 DSCR on CF ..........................            1.54x             2.10x             2.11x             2.17x

--------------------------------------------------------------------------------

(1)  With respect to the Hurstbourne Business Center, information presented does not include the Hurstbourne Plaza, the retail portion of the
     Hurstbourne Business Center, which was not underwritten.

--------------------------------------------------------------------------------
                   FORUM OFFICE PARK -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                           RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                              MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
--------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 General Electric Company .............    Aaa/AAA      100,912       30.7%   $16.25     $1,639,820        30.7%    03/30/2012
 Aperture Credentialing, Inc. .........      A2/A        46,904       14.3    $16.75        785,642        14.7     04/30/2008
 Sprint United Management Co. .........   Not Rated      37,086       11.3    $16.50        611,919        11.5     04/30/2006
                                                        -------       ----               ----------        ----
 TOTAL ................................                 184,902       56.3%              $3,037,381        56.9%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
                    CITY HALL PLAZA -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                           RATINGS       TOTAL       % OF                POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                              MOODY'S/S&P   TENANT SF   TOTAL SF  RENT PSF       RENT          RENT      EXPIRATION
--------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- ----------

 Verizon ..............................     A2/A+       109,059       52.0%   $12.17    $1,327,248        43.2%    05/30/2007
 McLane, Graf, Raulerston & Middleton .   Not Rated      57,426       27.4    $15.00       861,390        28.0     05/30/2012
 Merrill Lynch -- Corp. Svcs. Finance .     Aa3/A+        8,817        4.2    $20.00       176,340         5.7     01/30/2010
                                                        -------       ----              ----------        ----
 TOTAL ................................                 175,302       83.6%             $2,364,978        77.0%

--------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                      E-22

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              HURSTBOURNE BUSINESS CENTER -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                                RATINGS       TOTAL       % OF
TOP TENANTS                                   MOODY'S/S&P   TENANT SF   TOTAL SF
-------------------------------------------- ------------- ----------- ----------

 National Health Services, Inc. ............   Not Rated   55,280          16.3%
 Central Bancshares, Inc. ..................   Not Rated   19,201           5.7
 Deming, Malone, Livesay & Ostroff .........   Not Rated   18,722           5.5
                                                           ------          ----
 TOTAL .....................................               93,203          27.5%

                                                          POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                                   RENT PSF       RENT          RENT      EXPIRATION
-------------------------------------------- ---------- ------------- ------------- -----------

 National Health Services, Inc. ............ $ 15.25     $  843,020        14.6%    09/30/2011
 Central Bancshares, Inc. .................. $ 18.46        354,450         6.1     04/30/2015
 Deming, Malone, Livesay & Ostroff ......... $ 18.00        336,996         5.8     02/30/2012
                                                         ----------        ----
 TOTAL .....................................             $1,534,466        26.6%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
                      OXMOOR PLACE -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                   RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Stored Value Systems .........   Not Rated   35,819          26.3%    $19.83    $  710,441        26.6%    08/30/2008
 Merrill Lynch ................     Aa3/A+    21,916          16.1     $22.00       482,152        18.0     01/30/2012
 DMI Furniture ................   Not Rated   12,830           9.4     $18.66       239,408         9.0     01/30/2006
                                              ------          ----               ----------        ----
 TOTAL ........................               70,565          51.8%              $1,432,001        53.6%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
              ONE AND TWO CHESTNUT PLACE -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                             RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                                MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
----------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Fallon Community Health Plan ...........   Not Rated     115,034       52.8%    $16.17    $1,859,755        47.4%    03/31/2020
 The Premier Insurance Company ..........     NR/A-        33,250       15.3     $22.08       734,102        18.7     08/31/2006
 Amica Mutual Insurance Company .........     NR/AA        14,822        6.8     $22.10       327,566         8.4     02/28/2007
                                                          -------       ----               ----------        ----
 TOTAL ..................................                 163,106       74.8%              $2,921,423        74.5%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
                      STEEPLECHASE -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                          RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                             MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Johnson Controls, Inc. ..............      A2/A        45,295       59.1%    $15.25    $  690,749        56.7%    09/30/2014
 New Hampshire Insurance Co. .........   Not Rated      16,133       21.0     $17.42       281,037        23.1     12/31/2005
 Aerotek, Inc. .......................   Not Rated       4,093        5.3     $16.00        65,488         5.4     08/31/2007
                                                        ------       ----               ----------        ----
 TOTAL ...............................                  65,521       85.5%              $1,037,274        85.1%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                      E-23

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LAKEVIEW -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------



                                                 RATINGS       TOTAL       % OF               POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                                    MOODY'S/S&P   TENANT SF   TOTAL SF  RENT PSF      RENT         RENT      EXPIRATION
--------------------------------------------- ------------- ----------- ---------- ---------- ----------- ------------- ------------

 Horizon Research International .............   Not Rated       9,271       12.0%   $18.50     $171,514        12.6%    06/30/2008
 Mooser & Freibert Land Title Co., LLC ......   Not Rated       7,463        9.7    $16.50      123,140         9.1     01/31/2010
 Countrywide Home Loans, Inc. ...............      A3/A         6,720        8.7    $17.50      117,600         8.6     08/30/2005
                                                                -----       ---                --------        ----
 TOTAL ......................................                  23,454       30.5%              $412,253        30.3%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
                   HUNNINGTON PLACE -- TENANT INFORMATION (1)
--------------------------------------------------------------------------------



                                       RATINGS       TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                          MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
----------------------------------- ------------- ----------- ---------- ---------- ----------- ------------- -------------

 Airlines Reporting Corp. .........   Not Rated      24,642       39.8%    $17.74    $437,149        42.2%     10/31/2005
 TEKSystems, Inc. .................   Not Rated       6,354       10.3     $15.50      98,487         9.5      01/31/2010
 Tech Skills, LLC .................   Not Rated       5,212        8.4     $16.10      83,913         8.1      11/30/2006
                                                     ------       ----               --------        ----
 TOTAL ............................                  36,208       58.5%              $619,549        59.8%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------
                FORUM OFFICE PARK -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          2          21,430          6.5%        21,430            6.5%        $  353,595
 2006 ..............          5          52,126         15.9         73,556           22.4%        $  860,508
 2007 ..............          3          26,199          8.0         99,755           30.4%        $  405,722
 2008 ..............          6          62,983         19.2        162,738           49.6%        $1,032,827
 2009 ..............          1          10,314          3.1        173,052           52.7%        $  165,024
 2010 ..............          2          12,806          3.9        185,858           56.6%        $  207,891
 2012 ..............          2         100,912         30.7        286,770           87.3%        $1,639,820
 MTM ...............          1           1,999          0.6        288,769           87.9%        $   30,485
 Vacant ............                     39,599         12.1        328,368          100.0%        $  643,813
                             --         -------        -----
 TOTAL .............         22         328,368        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-24

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 CITY HALL PLAZA -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          3          11,798          5.6%        11,798            5.6%        $  245,080
 2007 ..............          3         113,108         53.9%       124,906           59.6%        $1,411,368
 2008 ..............          2           5,210          2.5%       130,116           62.1%        $  119,830
 2009 ..............          2           8,754          4.2%       138,870           66.2%        $  172,931
 2010 ..............          2          10,760          5.1%       149,630           71.4%        $  222,972
 2012 ..............          1          57,426         27.4%       207,056           98.7%        $  861,390
 MTM ...............          1             376          0.2%       207,432           98.9%        $    5,399
 Vacant ............                      2,252          1.1%       209,684          100.0%        $   32,993
                             --         -------        -----
 TOTAL .............         14         209,684        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
          HURSTBOURNE BUSINESS CENTER -- LEASE ROLLOVER SCHEDULE(1)(2)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(3)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          2           3,357          1.0%         3,357            1.0%        $   62,347
 2006 ..............         11          42,354         12.5%        45,711           13.5%        $  743,113
 2007 ..............         13          38,235         11.3%        83,946           24.8%        $  637,907
 2008 ..............          8          35,068         10.4%       119,014           35.1%        $  638,545
 2009 ..............          9          29,263          8.6%       148,277           43.8%        $  497,244
 2010 ..............          4          11,870          3.5%       160,147           47.3%        $  214,614
 2011 ..............          1          55,280         16.3%       215,427           63.6%        $  843,020
 2012 ..............          1          18,722          5.5%       234,149           69.1%        $  336,996
 2014 ..............          1           6,955          2.1%       241,104           71.2%        $  119,209
 2015 ..............          2          19,201          5.7%       260,305           76.9%        $  354,450
 MTM ...............          8           2,570          0.8%       262,875           77.6%        $   29,125
 Vacant ............                     75,754         22.4%       338,629          100.0%        $1,289,333
                             --          ------        -----
 TOTAL .............         60         338,629        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   With respect to the Hurstbourne Business Center, information presented does not include the Hurstbourne Plaza, the retail portion of the
      Hurstbourne Business Center, which was not underwritten.

(3)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-25

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   OXMOOR PLACE -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          3           8,754          6.4%         8,754            6.4%        $  174,189
 2006 ..............          3          18,638         13.7         27,392           20.1%        $  349,760
 2007 ..............          3          12,112          8.9         39,504           29.0%        $  227,734
 2008 ..............          8          52,998         38.9         92,502           67.9%        $1,027,288
 2009 ..............          1           1,407          1.0         93,909           68.9%        $   26,733
 2010 ..............          1           1,920          1.4         95,829           70.3%        $   35,520
 2011 ..............          1           2,150          1.6         97,979           71.9%        $   38,700
 2012 ..............          1          21,916         16.1        119,895           88.0%        $  482,152
 2014 ..............          2           7,918          5.8        127,813           93.8%        $  161,122
 Vacant ............                      8,433          6.2        136,246          100.0%        $  149,930
                             --          ------        -----
 TOTAL .............         23         136,246        100.0%


(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
            ONE AND TWO CHESTNUT PLACE -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          1           1,480          0.7%         1,480            0.7%        $   20,720
 2006 ..............          7          62,610         28.7         64,090           29.4%        $1,288,062
 2007 ..............          4          19,626          9.0         83,716           38.4%        $  399,037
 2008 ..............          1           5,588          2.6         89,304           41.0%        $  108,631
 2020 ..............          4         115,034         52.8        204,338           93.8%        $1,859,755
 MTM ...............          1           1,351          0.6        205,689           94.4%        $   25,669
 Vacant ............                     12,261          5.6        217,950          100.0%        $  220,666
                             --         -------        -----
 TOTAL .............         18         217,950        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
                   STEEPLECHASE -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ----------

 2005 ..............        1            16,133         21.0%      16,133             21.0%        $281,037
 2006 ..............        1             1,725          2.3       17,858             23.3%        $ 29,929
 2007 ..............        2             8,076         10.5       25,934             33.8%        $130,610
 2014 ..............        1            45,295         59.1       71,229             92.9%        $690,749
 Vacant ............                      5,437          7.1       76,666            100.0%        $ 86,432
                           --           -------        -----
 TOTAL .............        5            76,666        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-26

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LAKEVIEW -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ----------

 2005 ..............          4          13,082         17.0%       13,082            17.0%        $235,501
 2006 ..............          7          11,705         15.2        24,787            32.2%        $205,027
 2008 ..............          2          11,192         14.5        35,979            46.7%        $206,092
 2009 ..............          3           9,571         12.4        45,550            59.2%        $167,261
 2010 ..............          1           7,463          9.7        53,013            68.8%        $123,140
 2011 ..............          1           4,322          5.6        57,335            74.5%        $ 75,635
 MTM ...............          1             521          0.7        57,856            75.1%        $  9,118
 Vacant ............                     19,143         24.9        76,999           100.0%        $338,077
                             --          ------        -----
 TOTAL .............         19          76,999        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
                 HUNNINGTON PLACE -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ----------

 2005 ..............          2          25,588         41.4%       25,588            41.4%        $450,866
 2006 ..............          2           8,105         13.1        33,693            54.5%        $127,308
 2008 ..............          1           1,658          2.7        35,351            57.1%        $ 24,870
 2010 ..............          3          12,070         19.5        47,421            76.7%        $191,346
 Vacant ............                     14,441         23.3        61,862           100.0%        $241,914
                              -          ------        -----
 TOTAL .............          8          61,862        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-27

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------
The IPC Louisville Portfolio is 87.1% leased by 145 office tenants at an average lease rate of $16.57 per square foot. The six largest tenants, representing
33.5% of the total net rentable area, are:

o FALLON COMMUNITY HEALTH PLAN (not rated) occupies 115,034 square feet (8.0%
  of portfolio net rentable area) at One and Two Chestnut Place. Fallon
  Community Health Plan, founded in 1977, is a not-for-profit HMO that provides health insurance products and related services to nearly 200,000 members in central and eastern Massachusetts. The company's health insurance offerings include PPO, Point of Service (POS), Traditional Indemnity and Medicare. As of
  December 31, 2004, Fallon Community Health Plan reported $734 million in sales and had approximately 500 employees.

o VERIZON (NYSE: "VZ")(rated "A2" by Moody's and "A+" by S&P) occupies 109,059 square feet (7.5% of portfolio net rentable area) at City Hall Plaza. Verizon was formed in 2000 when Bell Atlantic bought GTE. The company is a provider of communication services with four segments: Domestic Telecom, Domestic
  Wireless, Information Services and International. As of December 31, 2004,
  Verizon reported sales of $7.83 billion and had approximately 210,000 employees worldwide.

o GENERAL ELECTRIC COMPANY ("GE") (NYSE: "GE")(rated "Aaa" by Moody's and "AAA"
  by S&P) occupies 100,912 square feet (7.0% of portfolio net rentable area) at
  Forum Office Park. GE is a diversified industrial corporation engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. As of December 31, 2004, GE reported sales of $151.3 billion and had approximately 307,000 employees worldwide.

o MCLANE, GRAF, RAULERSON & MIDDLETON (not rated) occupies 57,426 square feet
  (4.0% of portfolio net rentable area) at City Hall Plaza. Founded in 1919,
  McLane, Graf, Raulerson & Middleton specializes in business litigation, environmental law, estate planning, taxation and commercial bankruptcy for clients in the education, financial services, manufacturing, professional services, technology, telecommunications and energy sectors. Headquartered in
  New Hampshire, the firm has more than 75 attorneys and more than 25 legal assistants that work with clients in the New England area and nationally. City
  Hall Plaza serves as a regional office for the law firm.

o NATIONAL HEALTH SERVICES, INC. (not rated) occupies 55,280 square feet (3.8%
  of portfolio net rentable area) at the Hurstbourne Business Center. Founded in
  1984, National Health Services Inc. is a provider of care management services and is headquartered in Louisville, Kentucky. National Health Services, Inc.
  specializes in medical claims review and external quality oversight. National
  Health Services, Inc.'s line of businesses include: utilization management, case management, disease management and demand management. In March 2004, the company was acquired by SHPS Holdings, Inc., a provider of integrated health and productivity and benefit management solutions to employers, health plans and government agencies.

o APERTURE CREDENTIALING, INC. (rated "A2" by Moody's and "A" by S&P) occupies
  46,904 square feet (3.2% of portfolio net rentable area) at Forum Office Park.
  Aperture Credentialing, Inc., one of the nation's largest Credentials
  Certification Organizations, builds and maintains health care practitioner information databanks. Aperture Credentialing, Inc. performs Primary Source
  Verification for over 90,000 practitioners by gathering, verifying, preparing and delivering information for health plans and hospitals. The company is a wholly owned subsidiary of United Health Group, Inc., a health care services and consulting provider providing services and products to over 55 million customers.
-------------------------------------------------------------------------------

(1) Summary is presented on an aggregate portfolio basis.

                                      E-28

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The IPC Louisville Portfolio Loan is secured by a first mortgage on eight individual properties located in Louisville, Kentucky (six properties),
  Manchester, New Hampshire (one property) and Worcester, Massachusetts (one property).

THE BORROWER:

o IPC Louisville Properties, LLC, a Delaware limited liability company, is a newly formed single-purpose, bankruptcy-remote entity that holds fee or, in one case, leasehold interests in the IPC Louisville Portfolio Mortgaged
  Properties. The IPC Louisville Portfolio Borrower is managed by a board of managers, which includes at least two independent managers. At origination, a nonconsolidation opinion was delivered with respect to the IPC Louisville
  Portfolio Borrower and its sole member. The sole member of the IPC Louisville
  Portfolio Borrower, IPC LP/WP Holdings, LLC, a Delaware limited liability company, is a newly formed single-purpose limited liability company.

o The sponsor of the IPC Louisville Portfolio Borrower is IPC (US), Inc., a
  Delaware corporation and a publicly-traded REIT listed on the Canadian Stock
  Exchange, which indirectly owns and controls a portfolio of 26 office and six retail properties throughout the United States containing 7.56 million square feet with over 500 tenants. IPC (US), Inc. is liable under the indemnity and guaranty agreement for losses and damages arising from certain "bad acts." IPC
  (US), Inc. is also liable under an indemnity and guaranty agreement for the full amount of the loan due to certain other springing recourse events until the first anniversary of the origination date and thereafter up to 10% of the outstanding principal balance of the loan.

o The IPC Louisville Portfolio Borrower is affiliated with the borrowers under the IPC New York/Wichita Portfolio Loan.

o In addition, IPC Realty, LLC (which is an indirect subsidiary of the sponsor and an indirect parent of the IPC Louisville Portfolio Borrower), has entered into a revolving credit facility with two affiliate borrowers and a group of syndicated lenders. Under this credit facility, IPC Realty, LLC and the two affiliate borrowers are entitled to borrow up to $200,000,000 from the lenders, which debt is secured by ownership interests in the IPC Louisville
  Portfolio Borrower and other entities that own commercial real estate.

THE PROPERTIES:

o The IPC Louisville Mortgaged Properties consist of eight properties that are located in Louisville, Kentucky (six properties), Manchester, New Hampshire
  (one property) and Worcester, Massachusetts (one property). The eight properties are part of a larger 3,500,000 square foot portfolio that was purchased by IPC (US), Inc. in May 1998.

o Forum Office Park comprises four office buildings, Forum 1, 2 and 3 (each, two-story) and Forum 4 (three-story) located on a 22.0 acre parcel in eastern
  Louisville, Kentucky on the east side of Hurstbourne Lane, north of
  Shelbyville Road. The buildings were constructed in 1984 and contain a total of 328,368 square feet. As of May 1, 2005, Forum Office Park was 89.2%
  occupied by 18 tenants. There are 1,347 parking spaces at the property.

o City Hall Plaza is a 20-story office building located on a 0.3 acre parcel in downtown Manchester, New Hampshire just east of Interstate 293 (Everett
  Turnpike) and the Merrimack River. The building was constructed in 1991 and has a net rentable area of 209,684 square feet. As of May 1, 2005, the property was 98.9% occupied by 14 tenants and has 69 parking spaces.

o Hurstbourne Business Center comprises two office buildings (Hurstbourne Park and Hurstboune Place) and one retail building (Hurstbourne Plaza), located on a 20.2 acre parcel in the eastern portion of Louisville, Kentucky on the southeast corner of Shelbyville Road and Whittington Parkway, west of
  Hurstbourne Road. The office buildings, which contain a total of 335,376 square feet, were constructed in 1971 and 1982, and were renovated in 2004. As of May 1, 2005, the office buildings were 71.3% occupied by 56 tenants. The office buildings have a total of 1,183 parking spaces. The retail building,
  Hurstbourne Plaza, may be released from the lien of the related mortgage without payment of a release price. No loan amount, cash flow or value has been attributed to such retail building due to its anticipated release.

o Oxmoor Place is improved with a four-story office building with a net rentable area of 136,246 square feet located on a 9.4 acre parcel in eastern
  Louisville, Kentucky. This property is located on Bullitt Lane, south of
  Shelbyville Road (Highway 60) in close proximity to Interstate 264. The property was built in 1989 and is currently undergoing renovation at an estimated cost of $650,000. As of May 1, 2005, Oxmoor Place was 91.1% occupied by 19 tenants. There are approximately 501 parking spaces at the property including 20 covered spaces below the building. The IPC Louisville Portfolio
  Borrower has a leasehold interest in this property. However, the IPC
  Louisville Portfolio Borrower has exercised an option to purchase the underlying fee interest on December 31, 2008 for a purchase price of
  $5,376,250, at which time the fee interest will become subject to the lien of the mortgage. The IPC Louisville Portfolio Borrower has assigned its purchase right to the mortgagee and the ground lessor has acknowledged such assignment.
  In addition, the IPC Louisville Portfolio Borrower provided a letter of credit in the amount of $5,376,250 as security for its obligation to purchase the fee interest in this property and IPC (US), Inc. will be liable for any losses arising from the IPC Louisville Portfolio Borrower's failure to purchase the lessor's interest under the ground lease.
-------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------
                            IPC LOUISVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o One and Two Chestnut Place is an office property located in downtown
  Worcester, Massachusetts one block from Main Street, comprised of two adjacent buildings, One Chestnut Place and Two Chestnut Place. One Chestnut Place is an
  11-story office building comprised of 187,357 square feet. The building was constructed in 1991 and is located above two levels of parking space. Two
  Chestnut Place, located adjacent to One Chestnut Place, is a four-story office building, with two levels of parking below grade, in addition to the lobby-level parking. The building was constructed in 1924 and last renovated in 1989. The property has a net rentable area of 217,950 square feet and is located on a 1.2 acre parcel. As of May 1, 2005, One and Two Chestnut Place was 95.1% occupied by 13 tenants. There are 645 parking spaces at the property.

o Steeplechase is a three-story office building located on a 5.1 acre parcel in an eastern suburban area of eastern Louisville, Kentucky between I-64 and
  Taylorsville Road on Bunsen Parkway. The building was constructed in 1990 and has a net rentable area of 76,666 square feet. As of May 1, 2005, the building was 92.9% occupied by five tenants. The property is improved with 222 outdoor parking spaces.

o Lakeview is a four-story office building located on a 5.2 acre parcel in northeastern Louisville, Kentucky just west of Interstate 264 and north of
  Interstate 64. Built in 1989, the building has a net rentable area of 76,999 square feet and was 80.8% occupied as of May 1, 2005, by 16 tenants. There are approximately 275 parking spaces at the property. The site is improved with two reflecting ponds with fountains in each.

o Hunnington Place is a three-story office building located on a 2.8 acre parcel in an eastern suburban area of Louisville, Kentucky. The property is located on the west side of Bunsen Parkway, north of the intersection of
  Hurstbourne Parkway and Bunsen Parkway. The building was constructed in 1988 and has a net rentable area of 61,862 square feet. As of May 1, 2005, the building was 85.6% occupied by eight tenants. There are 190 parking spaces at the mortgaged property.

PROPERTY MANAGEMENT:

o The IPC Louisville Portfolio is managed by IPC Real Estate Management LLC, an affiliate of the IPC Louisville Portfolio Borrower. IPC Real Estate Management
  LLC is a subsidiary of IPC (US) Inc., a publicly-traded REIT listed on the
  Canadian Stock Exchange.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.

RELEASE OR SUBSTITUTION OF PROPERTY:

o The release of one or more of the IPC Louisville Portfolio Mortgaged
  Properties will be permitted if, among other things, (i) the IPC Louisville
  Portfolio Mortgage Loan is partially defeased in an amount equal to 125% of the allocated loan amount for the individual property requested to be released, (ii) the debt service coverage ratio with respect to the remaining
  IPC Louisville Portfolio Mortgaged Properties following the release is at least equal to the greater of 1.40x or the debt service coverage ratio for the
  12 months preceding the release date (calculated based on an adjusted principal amount reflecting an additional 25% of the allocated loan amount for the property requested to be released) and (iii) the loan-to-value percentage with respect to the remaining IPC Louisville Portfolio Mortgaged Properties is not greater than the lesser of (a) 63.0% or (b) the loan-to-value percentage immediately prior to release (calculated based on an adjusted principal amount reflecting an additional 25% of the allocated loan amount for the property requested to be released). Hurstbourne Plaza, the retail building of the
  Hurstbourne Business Center property, may be released without consideration, in accordance with the terms of the related loan agreement. In addition, see
  "Additional Information--The Properties--Hurstbourne Business Center" for
  information regarding the release of a portion of the Hurstbourne Business
  Center property.
-------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------
                            MISSION POINTE APARTMENTS
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

MISSION POINTE APARTMENTS



--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                  Bank of America
 ORIGINAL PRINCIPAL BALANCE:   $84,000,000
 FIRST PAYMENT DATE:           February 1, 2005
 TERM/AMORTIZATION:            84/360 months
 INTEREST ONLY PERIOD:         24 months
 MATURITY DATE:                January 1, 2012
 EXPECTED MATURITY BALANCE:    $77,880,148
 BORROWING ENTITY:             Mission Pointe Holdings, LLC
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout/Defeasance:
                               80 payments
                               Open: 4 payments
 UP-FRONT RESERVES:
   TAX RESERVE:                Yes
   IMMEDIATE REPAIR RESERVE:   $354,374
 ONGOING MONTHLY RESERVES:
   TAX RESERVE:                Yes
   REPLACEMENT RESERVE:        $11,569
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
           FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:     $84,000,000
 CUT-OFF DATE LTV:         79.8%
 MATURITY DATE LTV:        74.0%
 UNDERWRITTEN DSCR(1):     1.11x
 MORTGAGE RATE(2):         5.263%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Multifamily
 PROPERTY SUB TYPE:            Garden Style
 LOCATION:                     Sunnyvale, CA
 YEAR BUILT/RENOVATED:         1990/NAP
 UNITS:                        617
 CUT-OFF BALANCE PER UNIT:     $136,143
 OCCUPANCY AS OF 04/01/05:     95.0%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Alliance Residential, LLC
 U/W NET CASH FLOW:            $6,167,656
 APPRAISED VALUE:              $105,200,000
--------------------------------------------------------------------------------


                                      E-31

--------------------------------------------------------------------------------
                            MISSION POINTE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (03/31/05)      (12/31/04)
                                      -------------- --------------- ---------------

 Effective Gross Income .............   $8,975,744      $8,673,272      $8,944,748
 Total Expenses .....................   $2,669,263      $2,279,850      $2,858,359
 Net Operating Income (NOI) .........   $6,306,481      $6,393,422      $6,086,389
 Cash Flow (CF) .....................   $6,167,656      $6,369,582      $6,045,669
 DSCR on NOI ........................         1.13x           1.15x           1.09x
 DSCR on CF .........................         1.11x           1.14x           1.08x

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      1 BEDROOM     2 BEDROOM
                                     -----------   ----------

 Number of Units .................      302            315
 Average Rent ....................   $1,022         $1,361
 Average Unit Size (SF) ..........      659          1,045
--------------------------------------------------------------------------------


                                      E-32

--------------------------------------------------------------------------------
                            MISSION POINTE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Mission Pointe Apartments Loan is an $84 million, seven-year fixed rate loan secured by a first mortgage on a three-story, 617-unit apartment complex located in Sunnyvale, Santa Clara County, California. The Mission Pointe
  Apartments Loan is interest only for the first two years and matures on
  January 1, 2012 at an annual interest rate, rounded to three decimal places, of 5.263%.

THE BORROWER:

o The Mission Pointe Apartments Borrower is Mission Pointe Holdings, LLC a
  Delaware limited liability corporation, an affiliate of Nearon Enterprises of
  Danville, California. Mission Pointe Holdings, LLC is a single-purpose, bankruptcy-remote entity with at least one independent director for which
  Borrower's legal counsel has delivered a non-consolidation opinion. Nearon
  Enterprises is a privately held development and investment company that owns and manages commercial and residential property.

o Controlled by the Arthur D. Nearon family, with minority interests held by
  Nearon employees and outside parties, Nearon Enterprises currently owns and manages in excess of 3.5 million square feet of commercial and residential property. The majority of Nearon Enterprises' holdings are managed from Nearon
  Enterprises' office in Danville, California by David Christenson and Gregory
  Chabolla. Mr. Christenson and Mr. Chabolla each have extensive real estate backgrounds.

THE PROPERTY:

o The collateral for the Mission Pointe Apartments mortgage loan consists of a fee simple interest in a 617-unit apartment complex consisting of 25 three-story, garden style apartment buildings encompassing 528,192 square feet across 22.1 acres of land. The property is located in Sunnyvale, Santa Clara
  County, California. Constructed in 1990, the Mission Pointe Apartments
  Mortgaged Property's 617 units are comprised of 110 junior one bed/one bath,
  192 one bed/one bath, 98 two bed/one bath and 217 two bed/two bath units.
  Project amenities include three swimming pools, spas, a common picnic area and two tennis courts. There is also a 4,400 square-foot fitness center in the main building, including a sauna and racquetball court. Many units also feature washer/dryer hookups, fireplaces and vaulted ceilings.

o The Mission Pointe Apartments Borrower is generally required at its sole cost and expense to keep the Mission Pointe Apartments Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Alliance Residential, LLC manages the Mission Pointe Apartments Mortgaged
  Property and is the management arm of the real estate investment trust BRE
  Properties, Inc. (which was formed in 1997). Together, BRE Properties, Inc.
  owns more than 80 apartment communities and Alliance Residential, LLC operates
  120 apartment communities, totaling over 52,000 units owned or operated in
  California, Arizona, Washington, Utah and Colorado (including 4,000 units in the San Francisco Bay area).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.
-------------------------------------------------------------------------------

                                      E-33

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

FIESTA MALL



--------------------------------------------------------------------------------
                     LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                    Bank of America
 ORIGINAL PRINCIPAL BALANCE:     $84,000,000
 FIRST PAYMENT DATE:             February 1, 2005
 TERM/AMORTIZATION:              120/0 months
 INTEREST ONLY PERIOD:           120 months
 MATURITY DATE:                  January 1, 2015
 EXPECTED MATURITY BALANCE:      $84,000,000
 BORROWING ENTITY:               Macerich Fiesta Mall LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/Defeasance:
                                 114 payments
                                 Open: 6 payments
 UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
 ONGOING MONTHLY RESERVES:
   TAX RESERVE:                  Yes
 LOCKBOX:                        Hard
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:            $84,000,000
 SHADOW RATING (MOODY'S/S&P):     Baa3/AAA
 CUT-OFF DATE LTV:                59.7%
 MATURITY DATE LTV:               59.7%
 UNDERWRITTEN DSCR(1):            2.65x
 MORTGAGE RATE:                   4.875%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.



--------------------------------------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Retail
 PROPERTY SUB TYPE:            Regional Mall
 LOCATION:                     Mesa, AZ
 YEAR BUILT/RENOVATED:         1979/2000
 NET RENTABLE SQUARE FEET:     309,092
 CUT-OFF BALANCE PER SF:       $272
 OCCUPANCY AS OF 04/30/05:     95.6%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Macerich Westcor
                               Management LLC
 U/W NET CASH FLOW:            $10,984,006
 APPRAISED VALUE:              $140,600,000
--------------------------------------------------------------------------------


                                      E-34

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                              ANNUALIZED
                                                              MOST RECENT         FULL YEAR
                                          UNDERWRITTEN        (10/31/04)         (12/31/03)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............      $18,147,823        $17,959,310        $17,523,590
 Total Expenses .....................      $ 6,699,023        $ 6,118,573        $ 6,067,584
 Net Operating Income (NOI) .........      $11,448,800        $11,840,737        $11,456,006
 Cash Flow (CF) .....................      $10,984,006        $11,840,737        $10,296,026
 DSCR on NOI ........................             2.76x              2.85x              2.76x
 DSCR on CF .........................             2.65x              2.85x              2.48x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                   RATINGS       TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
------------------------------- ------------- ----------- ---------- ---------- ----------- ------------- -------------

 Forever 21 ................... Not Rated        15,146       4.9%     $23.00    $348,358         2.9%     04/30/2013
 Abercrombie & Fitch .......... Not Rated         9,624       3.1      $23.00     221,352         1.8      09/30/2006
 Victoria's Secret ............ Baa2/BBB          9,175       3.0      $32.00     293,600         2.4      01/31/2011
                                                 ------      ----                --------         ---
 TOTAL ........................                  33,945      11.0%               $863,310         7.1%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............         11          24,600          8.0%        24,600            8.0%        $  868,432
 2006 ..............         11          31,077         10.1         55,677           18.0%        $  981,000
 2007 ..............         12          26,689          8.6         82,366           26.6%        $1,014,448
 2008 ..............         12          37,380         12.1        119,746           38.7%        $1,326,983
 2009 ..............         16          27,308          8.8        147,054           47.6%        $1,062,285
 2010 ..............         18          26,396          8.5         173.450          56.1%        $1,632,055
 2011 ..............         12          30,248          9.8        203,698           65.9%        $1,361,600
 2012 ..............          9          20,486          6.6        224,184           72.5%        $  759,363
 2013 ..............          6          23,810          7.7        247,994           80.2%        $  695,359
 2014 ..............         10          20,445          6.6        268,439           86.8%        $1,021,974
 2015 ..............          4          12,626          4.1        281,065           90.9%        $  372,588
 Vacant ............                     28,027          9.1        309,092          100.0%        $1,106,470
                            ---          ------        -----
 TOTAL .............        121         309,092        100.0%

--------------------------------------------------------------------------------

(1) Information obtained from Underwritten Rent Roll.

                                      E-35

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Fiesta Mall Mortgaged Property is approximately 95.6% occupied. The collateral consists of a two-story in-line portion of the mall, which is leased to more than 121 mall shops and food court tenants as well as 23 kiosks. The
Fiesta Mall is anchored by Macy's (205,365 square feet), Dillard's (195,395 square feet), Robinsons-May (154,728 square feet) and Sears (168,068 square feet), which are tenant-owned and not part of the collateral. The three largest tenants of the Fiesta Mall Mortgaged Property, representing 11.0% of the gross leasable area, are:

o FOREVER 21 (not rated) occupies approximately 15,146 square feet (4.9% of net rentable area) under a 10-year lease expiring on April 30, 2013. Founded in
  1984 by owner and CEO Don Chang, Forever 21 operates more than 200 mainly mall-based United States stores, under the Forever 21 brand. Forever 21 offers fashions for women and junior girls. Most of the retailer's apparel is private label and made in Southern California. In 2004, Forever 21 reported $640 million in revenue.

o ABERCROMBIE & FITCH (NYSE "ANF") (not rated) occupies approximately 9,624 square feet (3.1% of net rentable area) under a 10-year lease expiring on
  September 30, 2006. Abercrombie & Fitch sells men's, women's and children's casual clothes and accessories. It targets teenagers and offers a growing chain of teen stores called Hollister and children's stores called
  Abercrombie. For fiscal year ended January 29, 2005, Abercrombie & Fitch reported revenues of $2.0 billion and net income of $216 million. As of
  January 29, 2005, Abercrombie & Fitch reported total assets of $1.35 billion and stockholder's equity of $669 million.

o VICTORIA'S SECRET (NYSE "LTD") (rated "Baa2" by Moody's and "BBB" by S&P)
  occupies approximately 9,175 square feet (3.0% of net rentable area) under a
  10-year lease expiring on January 31, 2011. Victoria's Secret is owned by
  Limited Brands, Inc. Limited Brands, Inc. operates more than 3,800 stores under six retail brand names -- Express, The Limited, Victoria's Secret, Bath
  & Body Works, The White Barn Candle Company and Henri Bendel. Victoria's
  Secret operates 1,009 stores selling women's intimate and other apparel and personal care products and accessories. For fiscal year ended January 29,
  2005, Limited Brands, Inc. reported revenues of $9.4 billion and net income of
  $705 million and stockholder's equity of $2.3 billion.
-------------------------------------------------------------------------------

                                      E-36

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Fiesta Mall Mortgage Loan is an $84 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Mesa, Maricopa
  County, Arizona. The Fiesta Mall Mortgage Loan is interest-only for the entire loan term and matures on January 1, 2015 at an annual interest rate of 4.875%.

THE BORROWER:

o The Fiesta Mall Borrower is Macerich Fiesta Mall LLC, a single asset, single-purpose entity, whose sole member is Macerich FM SPE LLC. All entities will be wholly owned affiliates of the Macerich Company, an umbrella real estate investment trust ("REIT") (NYSE "MAC").

o Based in Santa Monica, California, the Macerich Company is a fully integrated, self-administered, umbrella partnership REIT that acquires, redevelops, leases, manages and owns regional shopping malls and community shopping centers. Built almost entirely through acquisitions and redevelopment since 1964, the company's portfolio consists of 80 malls and community shopping centers throughout the United States, encompassing approximately 61 million square feet. The Macerich Company, currently the fourth largest public mall operator in the United States, owns approximately 60 regional malls, the majority of which are in California and Arizona.

THE PROPERTY:

o The Fiesta Mall Mortgaged Property is an enclosed regional mall built in 1979 and most recently renovated in 2000. The collateral consists of a two-story in-line portion of the mall, which is leased to more than 121 mall shops and food court tenants as well as 23 kiosks. The total net rentable area of
  309,092 square feet sits atop 32.8 acres. On-site surface parking in a surrounding asphalt lot contains 2,070 parking spaces. In addition, anchor-owned multi-story concrete parking structures currently contain 3,682 parking spaces. The Fiesta Mall is anchored by Macy's (205,365 square feet),
  Dillard's (195,395 square feet), Robinsons-May (154,728 square feet) and Sears
  (168,068 square feet), which are tenant-owned and not part of the collateral.

PROPERTY MANAGEMENT:

o Macerich Westcor Management LLC currently manages the Fiesta Mall Mortgaged
  Property. Macerich Westcor, a Fiesta Mall Borrower related entity, was founded in 1964 and manages approximately 18 million square feet in the greater
  Phoenix area. Its parent company, the Macerich Company, is a fully-integrated, self-administered, umbrella partnership REIT that owns and operates over 76 million square feet of gross leaseable area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.
-------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------
                                  QUEENS ATRIUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

QUEENS ATRIUM



--------------------------------------------------------------------------------
                     LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                    Bank of America
 ORIGINAL PRINCIPAL BALANCE:     $76,720,000
 FIRST PAYMENT DATE:             October 1, 2004
 TERM/AMORTIZATION:              120/360 months
 INTEREST ONLY PERIOD:           24 months
 MATURITY DATE:                  September 1, 2014
 EXPECTED MATURITY BALANCE:      $68,694,209
 BORROWING ENTITY:               Celtic Holdings, LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/Defeasance:
                                 117 payments
                                 Open: 3 payments
 ADDITIONAL FINANCING:           $43,280,000 in existing
                                 mezzanine indebtedness.
 UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
   NYC HIGH SCHOOL RESERVE:      $3,000,000
 ONGOING MONTHLY RESERVES:
   TAX RESERVE:                  Yes
   REPLACEMENT RESERVE:          $21,083
   NYU HEADQUARTERS EXCESS       Springing
      CASH RESERVE(1):
   DEVRY EXCESS CASH             Springing
      RESERVE(2):
   NYC-DDC EXCESS CASH           Springing
      RESERVE(3):
 LOCKBOX:                        Hard
--------------------------------------------------------------------------------


(1)   NYU Headquarters Excess Cash Reserve, which shall not exceed $3,500,000, commences on March 1, 2010 if NYC Construction Authority does not extend the term of the NYC Headquarters Lease on or before February 28, 2010.

(2)   DeVry Excess Cash Reserve, which shall not exceed $2,300,000, commences on
      April 1, 2012 if DeVry Inc. does not extend the term of the DeVry Lease on or before March 31, 2012.

(3)   NYC-DDC Excess Cash Reserve, which shall not exceed $3,200,000, commences on January 1, 2014 if the City of New York does not extend the term of the
      NYC-DDC Lease on or before December 31, 2013 for a term lasting two years beyond the Maturity Date.



--------------------------------------------------------------------------------
              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:            $76,720,000
 SHADOW RATING (MOODY'S/S&P):     Baa3/AAA
 CUT-OFF DATE LTV:                51.1%
 MATURITY DATE LTV:               45.8%
 UNDERWRITTEN DSCR(1):            2.06x
 MORTGAGE RATE(2):                5.778%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



--------------------------------------------------------------------------------
                 PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Office
 PROPERTY SUB TYPE:            Central Business
                               District
 LOCATION:                     Long Island City, NY
 YEAR BUILT/RENOVATED:         1965/2004
 NET RENTABLE SQUARE FEET:     1,000,189
 CUT-OFF BALANCE PER SF:       $77
 OCCUPANCY AS OF 03/31/05:     96.0%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Jeffrey Management
                               Corp.
 U/W NET CASH FLOW:            $10,889,752
 APPRAISED VALUE:              $150,000,000
--------------------------------------------------------------------------------


                                      E-38

--------------------------------------------------------------------------------
                                  QUEENS ATRIUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                               FULL YEAR          FULL YEAR          FULL YEAR
                                          UNDERWRITTEN        (12/31/04)         (12/31/03)         (12/31/02)
                                        ----------------   ----------------   ----------------   ----------------

 Effective Gross Income .............      $19,150,879        $16,374,742        $15,611,105        $19,487,626
 Total Expenses.. ...................      $ 7,117,780        $ 6,825,671        $ 6,932,343        $ 6,698,314
 Net Operating Income (NOI) .........      $12,033,099        $ 9,549,071        $ 8,678,762        $12,789,312
 Cash Flow (CF) .....................      $10,889,752        $ 9,549,071        $ 8,678,762        $12,789,312
 DSCR on NOI ........................             2.28x              1.81x              1.64x              2.42x
 DSCR on CF .........................             2.06x              1.81x              1.64x              2.42x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                           RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL       LEASE
TOP TENANTS                              MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF     RENT(2)         RENT      EXPIRATION(3)
--------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- --------------

 New York City School Construction
  Authority ...........................   Not Rated     480,651       48.1%    $17.45    $ 8,388,356       46.9%      09/30/2011
 New York City Department of Design
  and Construction ....................   Not Rated     210,191       21.0     $17.64      3,707,769       20.7       01/21/2014
 DeVry School .........................   Not Rated     155,430       15.5     $20.25      3,147,458       17.6       04/30/2014
 New York City Department of
  Transportation ......................   Not Rated      49,669        5.0     $18.25        906,459        5.1       04/07/2008
                                                        -------       ----               -----------       ----
 TOTAL ................................                 895,941       89.6%              $16,150,042       90.2%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Includes New York City School Authority rooftop Antenna rent.

(3)   New York City School Construction Authority has multiple leases with multiple lease expirations, including February 18, 2019 and April 30,
      2020.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                          # OF LEASES      EXPIRING        % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION          EXPIRING          SF         TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING(2)
----------------------   -------------   ------------   ----------   ------------   ---------------   ------------

 2005 ................        2               6,001          0.6%         6,001            0.6%        $  137,120
 2006 ................        1               2,980          0.3          8,981            0.9%        $   56,907
 2008 ................        2              69,002          6.9         77,983            7.8%        $1,194,038
 2011 ................        1             236,522         23.6        314,505           31.4%        $4,317,956
 2014 ................        3             375,371         37.5        689,876           69.0%        $7,055,102
 2016 ................        1              14,276          1.4        704,152           70.4%        $  171,866
 2019 ................        1             122,320         12.2        826,472           82.6%        $1,860,876
 2020 ................        1             121,809         12.2        948,281           94.8%        $2,209,525
 Management ..........                        1,895          0.2        950,176           95.0%
 Vacant ..............                       50,013          5.0      1,000,189          100.0%        $  893,708
                              --          ---------        -----
 TOTAL ...............        12          1,000,189        100.0%

--------------------------------------------------------------------------------

(1) Information obtained from Underwritten Rent Roll.

(2) Includes New York City School Authority rooftop antenna in Year 2020.

                                      E-39

--------------------------------------------------------------------------------
                                  QUEENS ATRIUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 89.6% of the total net rentable square feet, are:

o NEW YORK CITY SCHOOL CONSTRUCTION AUTHORITY ("NYC SCA") (not rated) occupies a total of 480,651 square feet (48.1% of square feet, 46.9% of income) under three leases with expiration dates ranging from September 30, 2011 to April
  30, 2020 with two 5-year renewal options. The average rental rate per square foot is $17.45. The NYC SCA was established by the New York State Legislature in December 1988 to build and manage the design, construction and renovation of capital projects in New York City's more than 1,200 public school buildings, half of which were constructed prior to 1949. Since its inception, the NYC SCA has delivered 164 new schools, additions and mini schools, dozens of major modernizations, athletic fields and playgrounds and hundreds of transportable classroom units.

o NEW YORK CITY DEPARTMENT OF DESIGN AND CONSTRUCTION ("NYC DDC") (not rated)
  occupies a total of 210,191 square feet (21.0% of square feet, 20.7% of income) under an 18-year lease expiring January 21, 2014. The rental rate per square foot is $17.64. The NYC DDC designs and builds New York City's streets and highways, sewers and water mains, as well as public buildings such as libraries, museums, firehouses and police stations. The NYC DDC was created in
  October 1995. The NYC DDC assumed responsibility for the many varied construction projects formerly performed by the Departments of Transportation,
  Environmental Protection and General Services.

o DEVRY SCHOOL (not rated) occupies 155,430 square feet (15.5% of square feet,
  17.6% of income) under a lease expiring on April 30, 2014 with two five-year renewal options. The current rental rate per square foot is $20.25. DeVry is one of the largest publicly held, international, higher education companies in
  North America. DeVry School through its wholly owned subsidiaries, engages in the ownership and operation of DeVry University, Ross University and Becker
  Professional Review. DeVry University is a private degree granting higher education system in North America. DeVry University provides DeVry undergraduate programs in technology and business. Ross University operates two schools that include Ross University School of Medicine and Ross
  University School of Veterinary Medicine. Becker Professional Review prepares candidates for the Certified Public Accountant, Certified Management
  Accountant and Chartered Financial Analyst professional certification examinations. DeVry School offers its services worldwide. DeVry School was founded in 1987 and is headquartered in Oakbrook Terrace, Illinois.

o NEW YORK CITY DEPARTMENT OF TRANSPORTATION ("NYC DOT") (not rated) occupies a total of 49,669 square feet (5.0% of square feet, 5.1% of income) under a ten-year lease expiring April 7, 2008 with one five-year renewal option. The current rental rate per square foot is $18.25. The NYC DOT manages New York
  City's transportation infrastructure, including city streets, highways, sidewalks and bridges. The NYC DOT is responsible for installing and maintaining street signs, traffic signals, and street lights, as well as resurfacing streets, repairing street defects, installing and maintaining parking meters, managing municipal parking facilities, and operating the
  Staten Island Ferry.
-------------------------------------------------------------------------------

                                      E-40

--------------------------------------------------------------------------------
                                  QUEENS ATRIUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Queens Atrium Mortgage Loan is a $76.72 million, ten-year loan secured by a first mortgage on two office buildings located in Long Island City, Queens
  County, New York. The Queens Atrium Mortgage Loan is interest-only for the first 24 months and matures on September 1, 2014 at an annual interest rate, rounded to three decimal places, of 5.778%.

THE BORROWER:

o The Queens Atrium Borrower is Celtic Holdings, LLC, a New York limited liability company and single purpose, bankruptcy remote entity with at least two independent directors for which a non-consolidation opinion has been provided by the Queens Atrium Borrower's counsel. The Sole Managing Member of the Queens Atrium Borrower (with 0.1% equity interest) is Queens Celtic
  Manager Corp., a New York corporation. Queens Celtic Manager Corp is 100%
  owned by Celtic Mezz LLC, a New York limited liability company, which also holds a 99.9% equity interest in the Queens Atrium Borrower.

o Ownership interest in Celtic Mezz LLC is held by Longview Manager Corp.
  (0.1%) and Long Island City-LV LLC (98.8%). The remaining 1.10% equity interest is held by four limited liability corporations (1.089%) and Celtic
  Mezz Manager Corp. (.011%).

o The loan borrower sponsors are Jeffrey Feil, Lloyd Goldman and Ramius Capital
  Group, LLC. Jeffrey Feil is the Chief Executive Officer of the Feil
  Organization, an established privately held full service real estate company located in New York City for 50 years. The Feil Organization owns, develops and manages 15 million square feet of retail, commercial and industrial properties, 5,000 residential rental units, as well as hundreds of net leased properties totaling 4.5 million square feet and thousands of acres of undeveloped land across the country. Ramius Capital Group, LLC is an investment management firm that has provided discretionary investment management and merchant banking services to U.S. and international insitutions and private investors. Ramius Capital currently manages approximately $7.5 billion of assets.

THE PROPERTY:

o The Queens Atrium Mortgaged Property consists of a fee simple interest in two office buildings containing a total of 1,000,189 net rentable square feet and situated on 5.5 acres.

o The Queens Atrium Borrower is generally required at its sole cost and expense to keep the Queens Atrium Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Jeffery Management Corp, a subsidiary of the Feil Organization, is responsible for the direct management and operation of the Queens Atrium
  Mortgaged Property. The Feil Organization owns, develops and manages over 15 million square feet of retail, commercial and industrial properties, over
  5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the country.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o An interest in the Queens Atrium Borrower serves as collateral for a mezzanine loan of $43,280,000. The mezzanine loan is coterminous with the
  Queens Atrium Mortgage Loan with an initial two-year interest only period with amortization commencing on October 1, 2006 under a 30-year amortization schedule. The loan-to-value ratio on a combined senior and mezzanine loan basis is 80% and the combined underwritten debt service coverage ratio is
  1.21x.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.

AMORTIZATION SCHEDULE:

o The amortization schedule for the Queens Atrium Mortgage Loan is set forth in
  Annex F to this prospectus supplement.
-------------------------------------------------------------------------------

                                      E-41

--------------------------------------------------------------------------------
                                  FRI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

FRI PORTFOLIO



--------------------------------------------------------------------------------
                     LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                  Bear Stearns
 ORIGINAL PRINCIPAL BALANCE:   $70,000,000
 FIRST PAYMENT DATE:           June 1, 2005
 TERM/AMORTIZATION:            60/0 months
 INTEREST ONLY PERIOD:         60 months
 MATURITY DATE:                May 1, 2010
 EXPECTED MATURITY BALANCE:    $70,000,000
 BORROWING ENTITY:             2000 PBL Venture, Ltd.
 INTEREST CALCULATION:         Actual/360
 ADDITIONAL FINANCING:         $10,000,000 in mezzanine
                               indebtedness.
 CALL PROTECTION:              Lockout/Defeasance:
                               59 payments
                               Open: 1 payment
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVE:        $12,124
   TI/LC RESERVE:              $16,667
   OTHER RESERVE(1):           $281,080
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVE:        $12,124/month
   TI/LC RESERVE:              $16,667/month
 LOCKBOX:                      Hard
--------------------------------------------------------------------------------


(1)   Other reserve escrow represents 22 months of rental income from a cooling tower lease. The reserve will be released monthly to the borrower in the amount of $12,776.



--------------------------------------------------------------------------------
           FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:         $70,000,000
 CUT-OFF DATE LTV:             73.7%
 MATURITY DATE LTV:            73.7%
 UNDERWRITTEN DSCR(1):         1.57x
 MORTGAGE RATE(2):             5.657%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.

(2) The interest rate was rounded to three decimal places.



--------------------------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Office
 PROPERTY SUB TYPE:            Various
 LOCATION:
   AMSOUTH TOWER:              Nashville, TN
   CONCOURSE TOWERS:           West Palm Beach, FL
 YEAR BUILT/RENOVATED:
   AMSOUTH TOWER:              1973/2004
   CONCOURSE TOWERS:           1979/2004
 NET RENTABLE SQUARE FEET:     727,410
 CUT-OFF BALANCE PER SF:       $96
 OCCUPANCY AS OF 03/01/05:
   AMSOUTH TOWER:              93.0%
   CONCOURSE TOWERS:           83.7%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Saber Management, Inc.
 U/W NET CASH FLOW:            $6,293,588
 APPRAISED VALUE:              $95,000,000
--------------------------------------------------------------------------------


                                      E-42

--------------------------------------------------------------------------------
                                  FRI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                                FULL YEAR          FULL YEAR          FULL YEAR
                                           UNDERWRITTEN        (12/31/04)         (12/31/03)         (12/31/02)
                                         ----------------   ----------------   ----------------   ----------------

 Effective Gross Income. .............      $13,635,120        $12,423,098        $12,758,045        $13,390,272
 Total Expenses ......................      $ 6,933,252        $ 6,409,036        $ 6,727,724        $ 6,561,529
 Net Operating Income (NOI). .........      $ 6,701,868        $ 6,014,062        $ 6,030,322        $ 6,828,743
 Cash Flow (CF) ......................      $ 6,293,588        $ 6,014,062        $ 6,030,322        $ 6,828,743
 DSCR on NOI .........................             1.67x              1.50x              1.50x              1.70x
 DSCR on CF. .........................             1.57x              1.50x              1.50x              1.70x


--------------------------------------------------------------------------------
                     TENANT INFORMATION -- AMSOUTH TOWER(1)
--------------------------------------------------------------------------------


                                    RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                       MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 AmSouth .......................     A2/A-       270,649       45.8%    $ 8.21    $2,221,122        25.4%    07/01/2013
 Bass, Berry & Sims(2) .........   Not Rated     122,509       20.7     $20.25     2,480,807        28.3     01/31/2010
 Harwell Howard Hyne ...........   Not Rated      35,925        6.1     $20.61       740,414         8.5     04/30/2012
                                                 -------       ----               ----------        ----
 TOTAL .........................                 429,083       72.6%              $5,442,343        62.2%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent, and % Potential
      Rent include base rent only and exclude common area maintenance expenses and reimbursements. The numbers above do not include any square feet or rent from any temporary units that these tenants may occupy.

(2)   For the Bass, Berry and Sims space, $38,232 of the potential rent commences on May 1, 2006.

--------------------------------------------------------------------------------
                   TENANT INFORMATION -- CONCOURSE TOWERS(1)
--------------------------------------------------------------------------------


                                          RATINGS       TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                             MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
-------------------------------------- ------------- ----------- ---------- ---------- ----------- ------------- -------------

 IKON Office Solutions(2) ............     Ba2/BB       14,080       10.3%    $12.65    $178,112         9.7%     09/30/2008
 Colonial Bank .......................    NR/BBB-       11,485        8.4     $16.35     187,728        10.3      12/31/2008
 Media Financial Services, Inc. ......   Not Rated       7,040        5.2     $14.04      98,842         5.4      09/30/2011
                                                        ------       ----               --------        ----
 TOTAL ...............................                  32,605       23.9%              $464,682        25.4%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent, and % Potential
      Rent include base rent only and exclude common area maintenance expenses and reimbursements. The numbers above do not include any square feet or rent from any temporary units that these tenants may occupy.

(2)   7,040 square feet of the IKON Office Solutions leased space rolls in
      October 2005.

                                      E-43

--------------------------------------------------------------------------------
                                  FRI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LEASE ROLLOVER SHEET -- AMSOUTH TOWER(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 MTM ...............          4           3,072          0.5%         3,072            0.5%        $   54,678
 2005. .............          9          19,183          3.2         22,255            3.8%        $  563,594
 2006. .............          5          17,859          3.0         40,114            6.8%        $  374,213
 2007. .............          9          20,582          3.5         60,696           10.3%        $  412,422
 2008. .............          5           9,814          1.7         70,510           11.9%        $  186,645
 2009. .............          3           5,874          1.0         76,384           12.9%        $  111,340
 2010. .............          4         122,509         20.7        198,893           33.6%        $2,484,600
 2012. .............          1          35,925          6.1        234,818           39.7%        $  740,414
 2013. .............          1         270,649         45.8        505,467           85.5%        $2,221,122
 2015. .............          1          26,683          4.5        532,150           90.0%        $  516,516
 2016. .............          1          17,407          2.9        549,557           93.0%        $  318,243
 Vacant ............                     41,632          7.0        591,189          100.0%        $  770,192
                             --         -------        -----
 TOTAL .............         43         591,189        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
                  LEASE ROLLOVER SHEET -- CONCOURSE TOWERS(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ----------

 2005. .............          6          17,785         13.1%        17,785           13.1%        $228,531
 2006. .............          3           5,179          3.8         22,964           16.9%        $ 67,793
 2007. .............          6          15,607         11.5         38,571           28.3%        $254,836
 2008. .............         12          44,226         32.5         82,797           60.8%        $610,648
 2009. .............          4          16,689         12.3         99,486           73.0%        $205,707
 2010. .............          2           8,378          6.2        107,864           79.2%        $ 97,480
 2011. .............          1           7,040          5.2        114,904           84.4%        $ 98,842
 2012. .............          1           2,189          1.6        117,093           86.0%        $ 26,268
 Vacant ............                     19,128         14.0        136,221          100.0%        $239,100
                             --          ------        -----
 TOTAL .............         35         136,221        100.0%

--------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

(2)   For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-44

--------------------------------------------------------------------------------
                                  FRI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The FRI Portfolio Mortgaged Property is comprised of two office properties totaling approximately 727,410 square feet. AmSouth Tower is currently 93.0%
occupied by over 30 tenants and Concourse Towers is currently 83.7% occupied by over 30 tenants. Approximately 48% of the net rentable area of AmSouth Tower is leased to investment grade rated tenants or their affiliates. The three largest tenants, representing approximately 72.6% of the total net rentable square feet of AmSouth Tower, are:

AMSOUTH TOWER

o AMSOUTH (NYSE "ASO") (rated "A2" by Moody's and "A-" by S&P) occupies 270,649 square feet (45.8% of net rentable area) under a lease expiring in July 2013.
  AmSouth Bancorporation ("AmSouth") is a regional bank holding company which was organized in 1970. AmSouth offers a range of bank and bank-related services through its subsidiaries. Its principal subsidiary, AmSouth Bank, offers consumer and commercial banking and trust services to businesses and individuals through approximately 600 branch banking offices located in
  Alabama, Florida, Tennessee, Mississippi, Louisiana and Georgia. As of
  December 31, 2004, AmSouth Bank had total consolidated assets of $49.5 billion, total consolidated deposits of $34.2 billion and total consolidated equity capital of $3.6 billion.

o BASS, BERRY & SIMS (not rated) occupies 122,509 square feet (20.7% of net rentable area) under a lease expiring in January 2010. Bass, Berry & Sims was formed in 1922 and has approximately 180 attorneys in four offices: Nashville
  (Downtown and Music Row), Knoxville and Memphis. The Nashville downtown office is the largest, with 133 attorneys. Bass, Berry & Sims clients range from
  Fortune 500 companies to regional and local businesses, as well as individuals. Their practice areas cover corporate legal services, intellectual property and technology, labor and employment, real estate, litigation, tax and healthcare.

o HARWELL HOWARD HYNE (not rated) occupies 35,925 square feet (6.1% of net rentable area) under a lease expiring in April 2012. Harwell Howard Hyne
  Gabbert & Manner, P.C. ("H3GM") focuses on providing legal advice and assistance in transactions. There are 29 attorneys in the H3GM Nashville office, which is their only location. H3GM clients include Central Parking
  Corporation, Nashville Public Radio, BioMimetic Pharmaceuticals and Finova.

The three largest tenants, representing approximately 23.9% of the total net rentable square feet of Concourse Towers, are:

CONCOURSE TOWERS

o IKON OFFICE SOLUTIONS ("IKON") (NYSE "IKN") (rated "Ba2" by Moody's and "BB"
  by S&P) occupies 14,080 square feet (10.3% of net rentable area) under two separate leases expiring in 2005 and 2008. IKON integrates imaging systems and services to help businesses manage document workflow. IKON offers systems from manufacturers such as Canon, Ricoh and Hewlett Packard and service support through its team of 7,000 service professionals worldwide. With fiscal 2004 revenues of $4.65 billion, IKON has approximately 500 locations throughout
  North America and Western Europe and approximately 16,600 employees.

o COLONIAL BANK (NYSE "NB") (not rated by Moody's and rated "BBB-" by S&P)
  occupies 11,485 square feet (8.4% of net rentable area) under a lease expiring in December 2008. The Colonial BancGroup, Inc. ("Colonial") is a $19.9 billion bank holding company headquartered in Montgomery, Alabama, with 310 full-service offices in Alabama, Florida, Georgia, Nevada, Tennessee and
  Texas. Colonial Bank, a subsidiary of Colonial, has assets that have grown from $166 million in 1981 to more than $19 billion as of year end 2004. In that same period, more than 60 community banks have been acquired and merged into Colonial Bank.

o MEDIA FINANCIAL SERVICES, INC. (not rated) occupies 7,040 square feet (5.2%
  of net rentable area) under a lease expiring in September 2011. Media
  Financial Services, Inc. provides accounting, billing and financial services to the radio industry.
-------------------------------------------------------------------------------

                                      E-45

--------------------------------------------------------------------------------
                                  FRI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The FRI Portfolio Mortgage Loan is a $70 million, five-year fixed rate loan secured by a first mortgage on two office properties: the AmSouth Tower in
  Nashville, Tennessee and the Concourse Towers in West Palm Beach, Florida,
  with a combined total of approximately 727,410 square feet. The FRI Portfolio
  Mortgage Loan is interest-only for the entire loan term and matures on May 1,
  2010 and has an interest rate, rounded to three decimal places, of 5.657%.

THE BORROWER:

o The FRI Portfolio Borrower, 2000 PBL Venture, Ltd., a Florida limited partnership, is a single purpose entity with one independent director. A non-consolidation opinion was delivered at origination. The FRI Portfolio
  Borrower principals are Michael McCloskey and Jonathan Cameron-Hayes, who are
  the CEO and President, respectively, of Florida Realty Investments ("FRI").
  FRI is a real estate organization with an emphasis on mid-sized markets in the
  Southeastern United States and currently maintains a portfolio of five properties encompassing over 2.0 million square feet.

THE PROPERTIES:

o The FRI Portfolio Mortgaged Property consists of two cross-collateralized, cross-defaulted office properties: the AmSouth Tower property located in
  Nashville, Tennessee and the Concourse Towers property located in West Palm
  Beach, Florida.

o AmSouth Tower is a 28-story, Class A office tower with an adjoining bank annex in the heart of Nashville's central business district. The AmSouth Tower is located directly across from the Davidson County Court House, a few blocks from the Tennessee State Capitol, the Municipal Auditorium, the Tennessee
  Performing Arts Center and the Nashville Convention Center. AmSouth Tower was
  built in 1973 and most recently renovated in 2004. Capital investments totaling approximately $17.4 million were reportedly made over the past 7 years of which $7.75 million was contributed by the principals of the FRI
  Portfolio Borrower. As of March 1, 2005, the AmSouth Tower was approximately
  93.0% leased by over 30 tenants.

o Concourse Towers consists of two, 10-story, Class B+ office buildings located northwest of the West Palm Beach Central Business District and west of exit 71 on I-95. The buildings are situated on Palm Beach Lakes Boulevard, which is a six-lane thoroughfare that runs adjacent to I-95. Concourse Towers was built in 1979 and most recently renovated in 2004. Capital investments totaling approximately $5.2 million were made over the past five years. In September
  2004, Concourse Towers suffered damage from Hurricanes Francis and Jeanne.
  Most major repairs to the properties have been completed and no tenants vacated the properties as a result of the damage. As of March 1, 2005,
  Concourse Towers was approximately 83.7% leased by over 30 tenants.

PROPERTY MANAGEMENT:

o The FRI Portfolio Mortgaged Property is managed by Saber Management, Inc., an affiliate of the FRI Portfolio Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The direct and indirect ownership interests in the FRI Portfolio Borrower have been pledged to secure a senior mezzanine loan and a junior mezzanine loan in the aggregate amount of $10,000,000. The relationship among the FRI
  Portfolio Loan, the senior mezzanine loan and the junior mezzanine loan is governed by an intercreditor agreement. The junior mezzanine loan is subordinate to the senior mezzanine loan and the senior mezzanine loan is subordinate to the FRI Portfolio Loan. The senior mezzanine loan and the junior mezzanine loan have the same scheduled maturity date as that of the FRI
  Portfolio Loan. Each of the senior mezzanine borrower and junior mezzanine borrower have certain cure and purchase rights during an event of default as set forth in the intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.
-------------------------------------------------------------------------------

                                      E-46

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

IPC NEW YORK/WICHITA PORTFOLIO(1)



--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                    Barclays
 ORIGINAL PRINCIPAL BALANCE:     $51,834,508
 FIRST PAYMENT DATE:             July 1, 2005
 TERM/AMORTIZATION:              120/360 months
 INTEREST ONLY PERIOD:           36 months
 MATURITY DATE:                  June 1, 2015
 EXPECTED MATURITY BALANCE:      $46,134,696
 IPC NEW YORK PORTFOLIO          IPC New York Properties,
  BORROWING ENTITY:              LLC
 IPC WICHITA PORTFOLIO           IPC Wichita Properties,
  BORROWING ENTITY:              LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/Defeasance:
                                 116 payments
                                 Open: 4 payments
 UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
   TI/LC RESERVE(2):             $250,000
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVE(3):       $12,888
   TI/LC RESERVE(4):             $80,549
   MAJOR LEASE ROLLOVER          See Footnote
      RESERVE(5):
   LOCKBOX:                      Hard
--------------------------------------------------------------------------------


(1)   The IPC New York/Wichita Portfolio Loan consists of two
      cross-collateralized and cross-defaulted loans, referred to as the IPC New
      York Portfolio Loan (which has an original principal balance of
      $36,102,148) and the IPC Wichita Portfolio Loan (which has an original principal balance of $15,732,360). Unless otherwise specified, information set forth in these tables is presented on an aggregate portfolio basis.

(2)   The initial deposit is for the IPC Wichita Portfolio Loan.

(3)   The monthly deposit is $6,173 for the IPC New York Portfolio Loan and
      $6,714 for the IPC Wichita Portfolio Loan. The Replacement Reserve is
      capped at $222,241 for the IPC New York Portfolio Loan and $241,721 for
      the IPC Wichita Portfolio Loan.

(4)   The monthly deposit is $38,583 for the IPC New York Portfolio Loan and
      $41,966 for the IPC Wichita Portfolio Loan.

(5)   On each payment date following a Cash Trap Trigger Event, each borrower is required to deposit all excess cash flow from the properties securing its mortgage loan into the related reserve account until the following amounts are accumulated: (a) $20 per square foot for those tenants under Major
      Leases in the IPC New York Portfolio properties and (b) $15 per square foot for tenants under Major Leases in the IPC Wichita Portfolio properties. A "Cash Trap Trigger Event" generally occurs 12 months prior to the lease expiration of a tenant under a Major Lease. A "Major Lease"
      generally is defined as the lease related to a tenant who occupies at least 20,000 square feet at the specified property.



--------------------------------------------------------------------------------
           FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:     $51,834,508
 CUT-OFF DATE LTV:         62.8%
 MATURITY DATE LTV:        55.9%
 UNDERWRITTEN DSCR(1):     1.39 x
 MORTGAGE RATE:            5.177%
--------------------------------------------------------------------------------


(1) DSCR figures based on net cash flow unless otherwise noted.



--------------------------------------------------------------------------------
                PORTFOLIO PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                   Office
 PROPERTY SUB TYPE:               See Property Information
 LOCATION:                        See Property Information
 YEAR BUILT/RENOVATED:            See Property Information
 NET RENTABLE SQUARE FEET:        773,270
 CUT-OFF BALANCE PER SF:          $67
 OCCUPANCY AS OF 05/01/05(1):     83.8%
 OWNERSHIP INTEREST:              Fee
 PROPERTY MANAGEMENT:             IPC Real Estate
                                  Management LLC
 U/W NET CASH FLOW:               $4,736,338
 APPRAISED VALUE:                 $82,500,000
--------------------------------------------------------------------------------


(1)   Occupancy as of May 1, 2005 with respect to the IPC Wichita Portfolio properties and Edgewater Plaza and as of July 1, 2005 with respect to the
      123 Tice Boulevard property. See "Additional Information" for further information regarding the 123 Tice Boulevard property.

                                      E-47

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
                                                                   ALLOCATED CUT-OFF
                                                      YEAR BUILT/         DATE         NET RENTABLE     APPRAISED
PROPERTY NAME                     CITY        STATE    RENOVATED         BALANCE        SQUARE FEET       VALUE      OCCUPANCY(1)
--------------------------- ---------------- ------- ------------  ------------------ -------------- -------------- -------------

 Edgewater Plaza ..........   Staten Island     NY    1919/1994        $19,826,250        251,496     $31,100,000        94.9%
 123 Tice Boulevard .......  Woodcliff Lake     NJ     1987/N/A         16,275,898        118,905      25,400,000       100.0
 Epic Center ..............      Wichita        KS     1987/N/A         15,732,360        287,640      20,000,000        78.3
 One and Two Brittany .....      Wichita        KS     1985/N/A                           115,229       6,000,000        56.4
 TOTAL / WTD. AVG. ........                                            -----------        -------     -----------       -----
                                                                       $51,834,508        773,270     $82,500,000        83.8%
--------------------------------------------------------------------------------


(1)   Occupancy as of May 1, 2005 with respect to the IPC Wichita Portfolio properties and Edgewater Plaza and as of July 1, 2005 with respect to the
      123 Tice Boulevard property. See "Additional Information" for further information regarding the 123 Tice Boulevard property.



--------------------------------------------------------------------------------
                       PORTFOLIO FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
                                                               FULL YEAR          FULL YEAR          FULL YEAR
                                          UNDERWRITTEN        (12/31/04)         (12/31/03)         (12/31/02)
                                        ----------------   ----------------   ----------------   ----------------

 Effective Gross Income .............      $11,840,826        $13,013,714        $13,047,339        $12,765,317
 Total Expenses .....................      $ 6,107,020        $ 5,984,228        $ 6,018,286        $ 5,379,412
 Net Operating Income (NOI) .........      $ 5,733,806        $ 7,029,486        $ 7,029,053        $ 7,385,905
 Cash Flow (CF) .....................      $ 4,736,338        $ 7,029,486        $ 7,029,053        $ 7,385,905
 DSCR on NOI ........................             1.68x              2.06x              2.06x              2.17x
 DSCR on CF. ........................             1.39x              2.06x              2.06x              2.17x
--------------------------------------------------------------------------------


(1)   Cash flow from One and Two Brittany not included in the Underwritten column but presented in historical financials.

                                      E-48

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                    EDGEWATER PLAZA -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------
                                          RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                             MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Staten Island University
  Hospital(2) ........................   Not Rated      82,388       32.2%    $15.64    $1,288,758        27.6%    12/31/2006
 ACS State & Local Solutions,
  Inc.(3) ............................   Not Rated      49,023       19.2     $21.69     1,063,376        22.8     02/28/2007
 NY City Board of Elections(4) .......      A1/A        43,834       17.1     $17.05       747,428        16.0     08/31/2011
                                                        ------       ----               ----------        ----
 TOTAL ...............................                 175,245       68.5%              $3,099,561        66.3%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)   Staten Island University Hospital occupies 49,145 square feet that expires on December 31, 2006, 25,113 square feet that expires on July 31, 2007 and
      8,130 square feet that expires on January 31, 2008.

(3)   ACS State & Local Solutions, Inc. occupies 48,031 square feet that expires on February 28, 2007 and 992 square feet that is on a month-to-month lease.

(4)   NY City Board of Elections occupies 24,089 square feet that expires on
      August 31, 2011 and 19,745 square feet that expires on July 31, 2012.



--------------------------------------------------------------------------------
                 123 TICE BOULEVARD -- TENANT INFORMATION(1)(2)
--------------------------------------------------------------------------------
                                       RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                          MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
----------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 IPC (US) Inc. ....................   Not Rated      87,237       73.4%    $24.10    $2,102,412        74.8%    05/31/2010
 Sony Electronics, Inc(3) .........      A1/A        31,668       26.6     $22.42       709,863        25.2     11/30/2010
                                                     ------      -----               ----------       -----
 TOTAL ............................                 118,905      100.0%              $2,812,275       100.0%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)   IPC (US), Inc. master leases 87,237 SF at the property. See "Additional
      Information" for further information.

(3)   The Sony Electronics, Inc. ("Sony") lease at the 123 Tice Boulevard property is underwritten as two co-terminus leases; the first covering
      23.4% of the net rentable area of the property at $23.50 PSF and the other covering 3.2% of the net rentable area of the property at $14.50 PSF. The weighted average rent is presented in the Tenant Information table.
      Additionally, the rent commencement date for the Sony space is December 1,
      2005.



--------------------------------------------------------------------------------
                      EPIC CENTER -- TENANT INFORMATION(1)
--------------------------------------------------------------------------------
                                       RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                          MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
----------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 General Services
  Administration(2) ...............    Aaa/AAA       51,952       18.1%  $ 14.77     $  767,522        18.0%    1/31/2012
 Hinkle, Elkouri, LLC(3) ..........   Not Rated      33,127       11.5   $ 14.76        489,111        11.5     7/30/2006
 Chesapeake Energy Corporation.....    Ba3/BB--      27,172        9.4   $ 16.08        436,926        10.3     7/30/2006
                                                     ------       ----               ----------        ----
 TOTAL ............................                 112,251       39.0%              $1,693,558        39.8%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)   General Services Administration occupies 3,708 square feet that expires on
      December 30, 2005, 14,705 square feet that expires on April 30, 2010 and
      27,683 square feet that expires on January 30, 2012.

(3)   Hinkle, Eikouri, LLC occupies 26,976 square feet that expires on July 30,
      2006 and 6,151 square feet that expires on June 30, 2017.

                                      E-49

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  EDGEWATER PLAZA -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          3           6,595          2.6%         6,595            2.6%        $  120,081
 2006 ..............         15          62,948         24.6         69,543           27.2%        $1,000,330
 2007 ..............          8          78,833         30.8        148,376           58.0%        $1,492,980
 2008 ..............          2           8,130          3.2        156,506           61.2%        $  150,405
 2009 ..............          2           2,358          0.9        158,864           62.1%        $   49,518
 2010 ..............          3          32,041         12.5        190,905           74.6%        $  727,851
 2011 ..............          2          24,089          9.4        214,994           84.0%        $  288,554
 2012 ..............          1          19,745          7.7        234,739           91.8%        $  458,874
 MTM ...............          4           3,860          1.5        238,599           93.3%        $   68,625
 Vacant ............                     17,243          6.7        255,842          100.0%        $  314,886
                             --          ------        -----
 TOTAL .............         40         255,842        100.0%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.



--------------------------------------------------------------------------------
                123 TICE BOULEVARD -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2010 ..............          3         118,905         100.0%      118,905        100.0%           $2,812,275
                              -         -------         -----
 TOTAL .............          3         118,905         100.0%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll. See "Additional
      Information" for further information regarding this property.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.



--------------------------------------------------------------------------------
                    EPIC CENTER -- LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          1           3,708          1.3%         3,708            1.3%        $   50,058
 2006 ..............          8          72,443         25.2         76,151           26.5%        $1,114,931
 2007 ..............          9          64,005         22.3        140,156           48.7%        $1,009,700
 2008 ..............          2           2,491          0.9        142,647           49.6%        $   30,945
 2009 ..............          2          12,232          4.3        154,879           53.8%        $  167,492
 2010 ..............          6          17,273          6.0        172,152           59.8%        $  221,303
 2012 ..............          2          27,683          9.6        199,835           69.5%        $  443,679
 2015 ..............          3          23,170          8.1        223,005           77.5%        $  255,181
 2017 ..............          1           6,151          2.1        229,156           79.7%        $   90,818
 MTM ...............          2             779          0.3        229,935           79.9%        $   16,359
 Vacant ............                     57,705         20.1        287,640          100.0%        $  853,388
                             --          ------        -----
 TOTAL .............         36         287,640        100.0%
--------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-50

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The subject properties are 83.8% leased by 64 office tenants at an average lease rate of $17.14 per square foot. The six largest tenants, representing 45.3% of the total net rentable area, are:

o IPC (US), INC. ("IPC"); (not rated) master leases 87,237 square feet (11.3%
  of portfolio net rentable area) at 123 Tice Boulevard. IPC is a publicly-traded REIT (on the Canadian Stock Exchange). As of December 31,
  2004, IPC's subsidiaries owned and operated a portfolio of 33 office properties and six retail properties containing 9.1 million square feet with over 500 tenants. The properties are located in Pennsylvania, Kentucky,
  Kansas, New York, Ohio, New Hampshire, New Jersey, Louisiana and Florida. At
  year-end 2004, IPC had assets of $1.02 billion, liabilities of $742.5 million and a net worth of $228.3 million. The master lease will terminate upon the earlier to occur of (a) the reletting of space demised under the master lease to third party tenants under leases having rental terms such that the cash flow available for debt service derived from 123 Tice Boulevard equals or exceeds $1,450,000 per annum and 123 Tice Boulevard has a 85% occupancy and
  (b) 123 Tice Boulevard is released from the lien of the related mortgage pursuant to a defeasance.

o STATEN ISLAND UNIVERSITY HOSPITAL (not rated) occupies 82,388 square feet
  (10.6% of portfolio net rentable area) at Edgewater Plaza. Staten Island
  University Hospital is a 785-bed, tertiary care, teaching healthcare system located in Staten Island. Founded in 1861, Staten Island University Hospital
  has numerous academic and clinical affiliations and accreditations, including the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO")
  accreditation.

o GENERAL SERVICES ADMINISTRATION (rated "Aaa" by Moody's and "AAA" by S&P)
  occupies a total of 56,696 square feet (7.3% of portfolio net rentable area)
  at Edgewater Plaza and Epic Center. The Federal Bureau of Investigation
  occupies 4,744 square feet at Edgewater Plaza and the following tenants occupy space at Epic Center: U.S. Attorney (21,170 square feet), Secret Service
  (14,705 square feet), Federal Public Defender (6,513 SF), U.S. Trustees (5,856
  square feet), and Federal Bureau of Investigation (3,708 square feet).

o ACS STATE & LOCAL SOLUTIONS, INC. ("ACS") (not rated) occupies 49,023 square feet (6.3% of portfolio net rentable area) at Edgewater Plaza. Founded in
  1988, ACS provides technology based services to state and local government clients with a focus on transaction processing, program management and systems integration services. ACS, headquartered in Dallas, Texas, supports operations in approximately 100 countries, achieving nearly $5 billion in annual revenues for 2004.

o NEW YORK CITY BOARD OF ELECTIONS (rated "A1" by Moody's and "A" by S&P)
  occupies 43,834 square feet (5.6% of portfolio net rentable area) at Edgewater
  Plaza. The New York City Board of Elections is an administrative body of ten commissioners (two from each of the five boroughs) that are recommended by both political parties and then appointed by the City Council for a term of four years. The board's responsibilities include voting registration, voting records, voter education and certification of the vote. The NYC Board of
  Elections is a local government entity for The City of New York.

o HINKLE, ELKOURI, LLC (not rated) occupies 33,127 square feet (4.3% of portfolio net rentable area) at Epic Center. Hinkle Elkouri, LLC is a local
  Wichita law firm that was formed in 1981. Hinkle handles estate planning and tax issues as well as a business-based planning, transaction and litigation practice and has over 80 employees including 30 attorneys. The related property serves as a regional office for the firm.
-------------------------------------------------------------------------------

                                      E-51

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THE LOAN:

o The IPC New York/Wichita Portfolio Loan consists of two cross-collateralized and cross-defaulted loans, referred to as the IPC New York Portfolio Loan
  (which has an original principal balance of $36,102,148) and the IPC Wichita
  Portfolio Loan (which has an original principal balance of $15,732,360).

o The IPC New York/Wichita Portfolio Loan is secured by a first mortgage on four office buildings located in Wichita, Kansas (two properties), Staten
  Island, New York (one property) and Woodcliff Lake, New Jersey (one property).

THE BORROWERS:

o The borrowers, IPC New York Properties, LLC and IPC Wichita Properties, LLC,
  each a Delaware limited liability company, are newly formed single-purpose, bankruptcy remote entities. Each borrower is managed by a board of managers, which includes two independent managers. At origination, a non-consolidation opinion was delivered with respect to each borrower and its sole member. The sole member of each borrower, IPC LP/WP Holdings, LLC, a Delaware limited liability company, is a newly formed single purpose limited liability company.

o The sponsor of the borrowers is IPC (US), Inc., a Delaware corporation and a publicly-traded REIT listed on the Canadian Stock Exchange, which indirectly owns and controls a portfolio of 26 office and six retail properties throughout the United States containing 7.56 million square feet with over 500 tenants. The sponsor is liable under an indemnity and guaranty agreement for losses and damages arising from certain "bad acts" and for the full amount of the loan due to certain other springing recourse events until the first anniversary of the origination date and thereafter up to 10% of the outstanding principal balance of the loan.

o The IPC New York/Wichita Portfolio Borrowers are affiliated with the borrower under the IPC Louisville Portfolio Loan.

o In addition, IPC Realty, LLC (which is an indirect subsidiary of the sponsor and an indirect parent of IPC New York Properties, LLC and IPC Wichita
  Properties, LLC), has entered into a revolving credit facility with two affiliate borrowers and a group of syndicated lenders. Under this credit facility, IPC Realty, LLC and the two affiliate borrowers are entitled to borrow up to $200,000,000 from the lenders, which debt is secured by ownership interests in IPC New York Properties, LLC, IPC Wichita Properties, LLC and
  other entities that own commercial real estate.

THE PROPERTIES:

o The IPC New York/Wichita Portfolio Loan is secured by a first mortgage on four office buildings located in Wichita, Kansas (two properties), Staten
  Island, New York (one property), and Woodcliff Lake, New Jersey (one property). The four office buildings are part of a larger 3,500,000 square foot portfolio that was purchased by IPC (US), Inc. in May 1998.

o Edgewater Plaza is a 251,496 square foot Class B office building located in the borough of Staten Island in New York, New York situated along the waterfront facing the Bay Ridge area of Brooklyn. The seven-story office building is located on a 7.41 acre waterfront parcel and was constructed in
  1919 and renovated extensively in 1982 and 1994. The property contains 441 parking spaces and, as of May 1, 2005, was 94.9% occupied.

o 123 Tice Boulevard is a 118,905 square foot Class A office building located in Woodcliff Lake, New Jersey, a suburb in Northern New Jersey on Tice
  Boulevard, west of the intersection with Chestnut Ridge Road. The property is located on a 10-acre parcel and is improved with a three-story office building that was built in 1987. The property contains 450 parking spaces and, as of
  May 1, 2005, was 100% leased. The property is solely occupied by Sony
  Electronics, Inc. who has been at the property since 1989 and will be downsizing to 31,668 square feet as of July 31, 2005. As of July 1, 2005, IPC
  (US), Inc. has master leased the vacated space and has guaranteed releasing costs. The master lease will terminate upon the earlier to occur of (a) the reletting of space demised under the master lease to third party tenants under leases having rental terms such that the cash flow available for debt service derived from 123 Tice Boulevard equals or exceeds $1,450,000 per annum and 123
  Tice Boulevard has an 85% occupancy and (b) 123 Tice Boulevard is released from the lien of the related mortgage pursuant to a defeasance. If the master lease is not terminated pursuant to the preceding sentence, then notwithstanding the five-year term of the master lease, the term will be automatically extended on a month to month basis beyond May 31, 2010 until the master lease is terminated upon the occurrence of the conditions specified in the preceding sentence.

o Epic Center is a 287,640 square foot Class A office building located in the downtown central business district of Wichita, Kansas on Main Street, close to
  Central Avenue. The 22-story office building was constructed in 1987 and is situated on a 3.36 acre parcel. As of May 1, 2005, the property was 78.3%
  occupied by 22 different tenants each occupying no more than 18.1% of the net rentable area. The subject has 680 parking spaces.

o One and Two Brittany consist of two Class B suburban office buildings containing 115,229 square feet that are located in the northeastern part of
  Wichita, Kansas on Woodlawn, a major arterial road in Wichita. The four story buildings are situated on a 10.4 acre parcel that has 643 parking spaces. As of May 1, 2005, the buildings were 56.4% occupied.
-------------------------------------------------------------------------------

                                      E-52

--------------------------------------------------------------------------------
                         IPC NEW YORK/WICHITA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
PROPERTY MANAGEMENT:

o The IPC New York/Wichita Portfolio is managed by IPC Real Estate Management
  LLC, an affiliate of the IPC New York/Wichita Portfolio Borrower. IPC Real
  Estate Management LLC is a subsidiary of IPC (US) Inc., a publicly-traded REIT listed on the Canadian Stock Exchange.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.

RELEASE OF CROSS-COLLATERALIZATION AND PARTIAL RELEASE OF CROSS-DEFAULT:

o The IPC New York Portfolio Loan and the IPC Wichita Portfolio Loan are
  cross-collateralized and cross-defaulted. When (a) IPC (US), Inc.'s master lease at 123 Tice Boulevard has been terminated, as described above under
  "Additional Information -- The Properties -- 123 Tice Boulevard". (b) the
  underwritten debt service coverage ratio for each of the IPC New York
  Portfolio Loan and for the IPC Wichita Portfolio Loan, with each loan portfolio measured separately, is at least 1.40x and (c) the loan-to-value ratio for each of the IPC New York Portfolio Loan and for the IPC Wichita
  Portfolio Loan, with each loan portfolio measured separately, is not more than
  63.44%, either borrower may cause the cross-collateralization and cross-default provisions between the IPC New York Portfolio Loan and the IPC
  Wichita Portfolio Loan to be terminated (such termination, a "Cross-Collateral
  Termination Event"). In addition, the borrower under the IPC New York
  Portfolio Loan may cause that loan to be severed into a loan secured by
  Edgewater Plaza and a loan secured by 123 Tice Boulevard, which loans will be cross-defaulted but not cross-collateralized. If the requirements for termination of the cross-collateralization and cross-default provisions between the IPC New York Portfolio Loan and the IPC Wichita Portfolio Loan,
  except with respect to the underwritten debt service coverage ratio and/or the loan-to-value ratio of the IPC Wichita Portfolio Loan, the lender will be required to terminate such cross-collateralization and cross-default provisions in connection with a third-party sale of the IPC Wichita Portfolio properties, provided the IPC Wichita Portfolio Loan can be defeased under the related loan agreement.

RELEASE OF PROPERTY:

o The borrower under the IPC New York Portfolio loan will have the right to defease the IPC New York Portfolio Loan in whole or to partially defease the
  IPC New York Portfolio Loan as follows: (x) a partial defeasance in connection with the release of 123 Tice Boulevard when the underwritten debt service coverage ratios and the loan-to-value ratios for the IPC New York Portfolio properties and the IPC Wichita Portfolio properties meet the requirements to terminate the cross-collateralization and the cross-default provisions between the IPC New York Portfolio Loan and the IPC Wichita Portfolio Loan set forth above; provided the IPC New York Portfolio Loan is defeased in an amount equal to 125% of the allocated loan amount of 123 Tice Boulevard; and (y) a partial defeasance in connection with the release of either Edgewater Plaza or 123
  Tice Boulevard after a Cross-Collateral Termination Event has occurred;
  provided the IPC New York Portfolio Loan is defeased in an amount equal to
  100% of the allocated loan amount of the property which is being released.

o The IPC Wichita Portfolio Loan may only be defeased in whole but not in part.
  Prior to the occurrence of a Cross-Collateral Termination Event, the IPC
  Wichita Portfolio Loan may be defeased upon receipt of defeasance collateral in the amount of 125% of the principal balance of the IPC Wichita Portfolio
  Loan. Any defeasance collateral in excess of the IPC Wichita Portfolio Loan will be held as additional security for the IPC New York Portfolio Loan.
-------------------------------------------------------------------------------

                                      E-53

                      [This Page Intentionally Left Blank)

                                                                         ANNEX F

                              AMORTIZATION SCHEDULE
                       OF THE QUEENS ATRIUM MORTGAGE LOAN

     PERIOD            DATE           ENDING BALANCE(1)          PRINCIPAL(1)
    --------       -----------       -------------------       ---------------
       10           7/1/2005           $ 76,720,000.00                    --
       11           8/1/2005           $ 76,720,000.00                    --
       12           9/1/2005           $ 76,720,000.00                    --
       13          10/1/2005           $ 76,720,000.00                    --
       14          11/1/2005           $ 76,720,000.00                    --
       15          12/1/2005           $ 76,720,000.00                    --
       16           1/1/2006           $ 76,720,000.00                    --
       17           2/1/2006           $ 76,720,000.00                    --
       18           3/1/2006           $ 76,720,000.00                    --
       19           4/1/2006           $ 76,720,000.00                    --
       20           5/1/2006           $ 76,720,000.00                    --
       21           6/1/2006           $ 76,720,000.00                    --
       22           7/1/2006           $ 76,720,000.00                    --
       23           8/1/2006           $ 76,720,000.00                    --
       24           9/1/2006           $ 76,720,000.00                    --
       25          10/1/2006           $ 76,649,271.50          $  70,728.50
       26          11/1/2006           $ 76,591,790.25          $  57,481.25
       27          12/1/2006           $ 76,520,378.07          $  71,412.18
       28           1/1/2007           $ 76,462,186.58          $  58,191.49
       29           2/1/2007           $ 76,403,674.44          $  58,512.14
       30           3/1/2007           $ 76,304,097.63          $  99,576.81
       31           4/1/2007           $ 76,244,714.38          $  59,383.25
       32           5/1/2007           $ 76,171,451.42          $  73,262.96
       33           6/1/2007           $ 76,111,337.26          $  60,114.16
       34           7/1/2007           $ 76,037,363.06          $  73,974.20
       35           8/1/2007           $ 75,976,510.04          $  60,853.02
       36           9/1/2007           $ 75,915,321.70          $  61,188.34
       37          10/1/2007           $ 75,840,302.25          $  75,019.45
       38          11/1/2007           $ 75,778,363.37          $  61,938.88
       39          12/1/2007           $ 75,702,613.59          $  75,749.78
       40           1/1/2008           $ 75,639,916.02          $  62,697.57
       41           2/1/2008           $ 75,576,872.96          $  63,043.06
       42           3/1/2008           $ 75,486,614.94          $  90,258.02
       43           4/1/2008           $ 75,422,727.16          $  63,887.78
       44           5/1/2008           $ 75,345,080.95          $  77,646.21
       45           6/1/2008           $ 75,280,413.28          $  64,667.67
       46           7/1/2008           $ 75,202,008.18          $  78,405.10
       47           8/1/2008           $ 75,136,552.15          $  65,456.03
       48           9/1/2008           $ 75,070,735.44          $  65,816.71
       49          10/1/2008           $ 74,991,212.24          $  79,523.20
       50          11/1/2008           $ 74,924,594.67          $  66,617.57
       51          12/1/2008           $ 74,844,292.17          $  80,302.50
       52           1/1/2009           $ 74,776,865.03          $  67,427.14
       53           2/1/2009           $ 74,709,066.35          $  67,798.68
       54           3/1/2009           $ 74,601,055.47          $ 108,010.88

                                       F-1

                              AMORTIZATION SCHEDULE
                       OF THE QUEENS ATRIUM MORTGAGE LOAN

     PERIOD            DATE           ENDING BALANCE(1)          PRINCIPAL(1)
    --------       -----------       -------------------       ---------------
       55           4/1/2009           $ 74,532,288.04          $  68,767.43
       56           5/1/2009           $ 74,449,893.57          $  82,394.47
       57           6/1/2009           $ 74,380,293.20          $  69,600.37
       58           7/1/2009           $ 74,297,088.21          $  83,204.99
       59           8/1/2009           $ 74,226,645.84          $  70,442.37
       60           9/1/2009           $ 74,155,815.31          $  70,830.53
       61          10/1/2009           $ 74,071,413.29          $  84,402.02
       62          11/1/2009           $ 73,999,727.39          $  71,685.90
       63          12/1/2009           $ 73,914,493.04          $  85,234.35
       64           1/1/2010           $ 73,841,942.48          $  72,550.56
       65           2/1/2010           $ 73,768,992.14          $  72,950.34
       66           3/1/2010           $ 73,656,302.51          $ 112,689.63
       67           4/1/2010           $ 73,582,329.25          $  73,973.26
       68           5/1/2010           $ 73,494,869.12          $  87,460.13
       69           6/1/2010           $ 73,420,006.32          $  74,862.80
       70           7/1/2010           $ 73,331,680.60          $  88,325.72
       71           8/1/2010           $ 73,255,918.59          $  75,762.01
       72           9/1/2010           $ 73,179,739.11          $  76,179.48
       73          10/1/2010           $ 73,090,132.17          $  89,606.94
       74          11/1/2010           $ 73,013,039.17          $  77,093.00
       75          12/1/2010           $ 72,922,543.30          $  90,495.87
       76           1/1/2011           $ 72,844,526.85          $  78,016.45
       77           2/1/2011           $ 72,766,080.50          $  78,446.35
       78           3/1/2011           $ 72,648,399.39          $ 117,681.11
       79           4/1/2011           $ 72,568,872.33          $  79,527.06
       80           5/1/2011           $ 72,476,007.94          $  92,864.39
       81           6/1/2011           $ 72,395,530.96          $  80,476.98
       82           7/1/2011           $ 72,301,742.23          $  93,788.73
       83           8/1/2011           $ 72,220,305.00          $  81,437.23
       84           9/1/2011           $ 72,138,419.03          $  81,885.97
       85          10/1/2011           $ 72,043,259.25          $  95,159.78
       86          11/1/2011           $ 71,960,397.72          $  82,861.53
       87          12/1/2011           $ 71,864,288.64          $  96,109.08
       88           1/1/2012           $ 71,780,440.94          $  83,847.70
       89           2/1/2012           $ 71,696,131.22          $  84,309.72
       90           3/1/2012           $ 71,585,868.95          $ 110,262.27
       91           4/1/2012           $ 71,500,487.08          $  85,381.87
       92           5/1/2012           $ 71,401,925.53          $  98,561.55
       93           6/1/2012           $ 71,315,530.09          $  86,395.44
       94           7/1/2012           $ 71,215,982.25          $  99,547.84
       95           8/1/2012           $ 71,128,562.21          $  87,420.04
       96           9/1/2012           $ 71,040,660.47          $  87,901.74
       97          10/1/2012           $ 70,939,646.89          $ 101,013.58
       98          11/1/2012           $ 70,850,704.18          $  88,942.71
       99          12/1/2012           $ 70,748,677.66          $ 102,026.52
       100          1/1/2013           $ 70,658,682.66          $  89,995.00
       101          2/1/2013           $ 70,568,191.77          $  90,490.89

                                       F-2

                              AMORTIZATION SCHEDULE
                       OF THE QUEENS ATRIUM MORTGAGE LOAN

     PERIOD           DATE          ENDING BALANCE(1)          PRINCIPAL(1)
    --------      -----------      -------------------      ------------------
       102         3/1/2013          $ 70,439,571.76         $    128,620.01
       103         4/1/2013          $ 70,347,873.51         $     91,698.25
       104         5/1/2013          $ 70,243,165.64         $    104,707.87
       105         6/1/2013          $ 70,150,385.15         $     92,780.49
       106         7/1/2013          $ 70,044,624.18         $    105,760.97
       107         8/1/2013          $ 69,950,749.67         $     93,874.51
       108         9/1/2013          $ 69,856,357.89         $     94,391.78
       109        10/1/2013          $ 69,749,029.02         $    107,328.87
       110        11/1/2013          $ 69,653,525.71         $     95,503.31
       111        12/1/2013          $ 69,545,115.24         $    108,410.47
       112         1/1/2014          $ 69,448,488.31         $     96,626.93
       113         2/1/2014          $ 69,351,328.94         $     97,159.37
       114         3/1/2014          $ 69,216,652.61         $    134,676.33
       115         4/1/2014          $ 69,118,215.77         $     98,436.84
       116         5/1/2014          $ 69,006,950.76         $    111,265.01
       117         6/1/2014          $ 68,907,358.41         $     99,592.35
       118         7/1/2014          $ 68,794,969.00         $    112,389.41
       119         8/1/2014          $ 68,694,208.58         $    100,760.42
       120         9/1/2014                       --         $ 68,694,208.58

----------
(1)   Amounts may vary from amounts shown due to rounding.

                                       F-3

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for  that series.

THE TRUST --
o   may periodically issue mortgage pass-through certificates in one 1 or more series with one or more classes; and

o   will own --

o   multifamily and commercial mortgage loans;

o   mortgage-backed securities; and

o   other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o   will represent interests in the trust and will be paid only from the trust assets; obligations of Banc of

o   provide for the accrual of interest based on a fixed, variable or America
    Commercial adjustable interest rate;

o   may be offered through underwriters, which may include Banc of America
    Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.;
    and

o   will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o   will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  June 29, 2005

                      (This Page Intentionally Left Blank)

                                       2

                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.

                                                               PAGE
                                                              -----
SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a

  Other Factors Affecting Yield, Weighted Average Life

                                       3

                                                               PAGE
                                                              -----
    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity

    Modifications, Waivers and Amendments of

    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the

    Insurance or Guarantees Concerning the Mortgage

                                       4

                                                           PAGE
                                                          -----

    Forfeiture for Drug and Money Laundering
      Violations ........................................   71
    Federal Deposit Insurance Act; Commercial

 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  107
 GLOSSARY ...............................................  108

                                       5

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of
America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

    o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o   office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

                                       6

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

    o   provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

    o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

    o   be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

    o   may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

    o   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the
United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

    o   are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o   are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

    o   are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

                                       7

    o   provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

    o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o   provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

                                       8

than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

    o   may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

    o   may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

    o   may be made, subject to certain limitations, based on a specified principal payment schedule; or

    o   may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

    o   guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

    o   certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust.
If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

                                       9

prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

    o   "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

    o   certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

     o   perceived liquidity;

     o   the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     o   prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates.
The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

     o   principal prepayments on the related mortgage loans will be made;

     o   the degree to which the rate of such prepayments might differ from that originally anticipated; or

     o   the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

     o   such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     o   such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
         "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o   the value of the related property;

     o   the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related property;

     o   the financial condition and operating history of the borrower and the related property;

     o   tax laws;

     o   rent control laws (pertaining to certain residential properties);

     o   Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o   prevailing general economic conditions; and

     o   the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an
Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o   a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o   information with respect to any other classes of certificates of the same series;

     o   the respective dates on which distributions are to be made;

     o   information as to the assets, including the mortgage assets, constituting the related trust fund;

     o   the circumstances, if any, under which the related trust fund may be subject to early termination;

     o   additional information with respect to the method of distribution of such offered certificates;

     o   whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o   the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o   information concerning the trustee of the related trust fund;

                                       18

     o   if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o   information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     o   whether such offered certificates will be initially issued in definitive or book-entry form.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o   various types of multifamily or commercial mortgage loans;

     o   mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o   a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes
(referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o   office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o   the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o   the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily
Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o   the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
         (the cost of replacing the property at such date);

     o   the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o   or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o   provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
         Mortgage Rate;

                                       22

     o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o   may be fully amortizing or may be partially amortizing or
         nonamortizing, with a balloon payment due on its stated maturity date;
         and

     o   may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o   the type or types of property that provide security for repayment of the mortgage loans;

     o   the earliest and latest origination date and maturity date of the mortgage loans;

     o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o   the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     o   the Mortgage Rates borne by the mortgage loans, or the range of the
         Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o   with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
         Coverage Ratios, and the weighted average of such Debt Service Coverage
         Ratios, and

     o   the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form
         8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the
Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in
Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the
MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support"
may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o   the aggregate approximate initial and outstanding principal amount(s)
         and type of the MBS to be included in the trust fund;

     o   the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o   the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o   the payment characteristics of the MBS;

     o   the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o   a description of the related credit support, if any;

     o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o   the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o   the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under
         "--Mortgage Loans--Mortgage Loan Information in Prospectus
         Supplements"; and

     o   the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements--Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates.
The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
      Certificates will either--

     o   be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates,
a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in
Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o   the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o   the quality of management of the mortgaged properties;

                                       27

     o   the servicing of the mortgage loans; and

     o   possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the
Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o   limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o   provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     o   provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment
Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o   amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o   Excess Funds; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of
America, N.A. We maintain our principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Our telephone number is (704) 386-8509.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o   provide for the accrual of interest on the Certificate Balance or
         Notional Amount at a fixed, variable or adjustable rate;

     o   constitute Senior Certificates or Subordinate Certificates;

     o   constitute Stripped Interest Certificates or Stripped Principal
         Certificates;

     o   provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o   provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and
         Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate
Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates
that is not entitled to any distributions of interest) will be made on each
Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such
Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each
Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates" and "--Effect of Prepayments on
Yield of Certificates" and "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any
Accrued Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to
Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each
Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate
Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o   the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o   the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o   the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
         (B) payments on account of Equity Participations;

     o   the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS
         Administrator;

     o   information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular
         Distribution Date);

     o   the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution
         Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the
         Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o   if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o   the amount deposited in or withdrawn from any reserve fund on such
         Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o   the amount of credit support being afforded by any classes of
         Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc. The rules applicable to
DTC and its participating organizations are on file with the Securities and
Exchange Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that
DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct
Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination.
Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as
"certificateholders" under and within the meaning of the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and
Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing
Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of
REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and
Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a
Pooling and Servicing Agreement, certificates issued under the Pooling and
Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and
Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement. Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o   the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
         Pooling and Servicing Agreement;

     o   the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do
so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and
Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any
Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o   mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o   mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       42

         the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o   REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the
Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing
Agreement--

     o   all payments on account of principal, including principal prepayments, on the mortgage loans;

     o   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower)
         and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o   any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o   any amounts paid under any cash flow agreement;

     o   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
         Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under
         "Description of the Certificates-- Termination";

     o   to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o   all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the
         Certificate Account; and

     o   any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the
Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o   to make distributions to the certificateholders on each Distribution
         Date;

     o   to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o   to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and
         Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate
         Certificates of the related series;

     o   if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
         "--Realization Upon Defaulted Mortgage Loans";

     o   to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
         Servicer, the Special Servicer, the REMIC Administrator and the
         Depositor" and "--Certain Matters Regarding the Trustee";

                                       46

     o   if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o   to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
         Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
         Taxes";

     o   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o   to make any other withdrawals permitted by the related Pooling and
         Servicing Agreement and described in the related prospectus supplement;
         and

     o   to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o   not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o   will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     o   will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o   a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o   such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o   unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage
     Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property.
If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and
Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's
(or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related
Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o   a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o   an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o   subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and
Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and
Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and
Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o   any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o   any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and
         Servicing Agreement;

     o   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and
Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing
Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the
Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC
Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and
Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than
331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o   the nature and amount of coverage under such credit support;

     o   any conditions to payment under the credit support not otherwise described in this prospectus;

     o   the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o   the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate
Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

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Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity",
"single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks.
Under the Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.
In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980
has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences".
Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

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     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates
representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the
Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular
Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to
REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

                                       74

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest". "Qualified stated interest"
is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated
redemption price at maturity of such REMIC Regular Certificate. Under the OID
Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

                                       75

discount into income currently based on a constant yield method. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

                                       76

periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a
"qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC
Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates.
However, if final regulations dealing with contingent interest with respect to
REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC
Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular
Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC
Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

                                       77

includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.
In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a
Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       78

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular
Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular
Certificate at the beginning of the accrual period. Moreover, the Prepayment
Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

                                       79

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than)
the

                                       80

adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the
IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method

                                       81

for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous
Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the
REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same

                                       82

limitation, may be used only to offset income from the REMIC Residual
Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.
Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2)
the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Certificate at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning

                                       83

of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives;
the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the
REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related

                                       84

Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer;
     and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates.
Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

                                       85

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by
REMIC Certificateholders that are subject to the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such
REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.
The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular
Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income

                                       86

under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event, any loss realized by the
REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each
Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

                                       87

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any
REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income

                                       88

tax, unless it is subject to the tax imposed by Section 511 of the Code or (3)
any organization described in Section 1381(a)(2)(C) of the Code. In addition, a
"pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related
REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury
Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the

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accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of

                                       90

the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust
Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences--Grantor
Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor
Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses)
and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a
Grantor Trust Fractional Interest Certificate may differ

                                       91

significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.
Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip
Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and
Certificateholders on a method that allocates such expenses among classes of
Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.
The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a
definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month

                                       92

(see "--Sales of Grantor Trust Certificates" below) and the yield of such
Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such
Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional
Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly

                                       93

taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional
Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a
Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount"
below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in

                                       94

computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1)
the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated
redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A
Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury

                                       95

Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method,
(2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated
interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor
Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

                                       96

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor
Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such
Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of
Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust

                                       97

Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust
Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate.
The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such
Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market

                                       98

discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.
Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust
Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust
Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates"
above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker

                                       99

holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or itmes of income, gain, expense or loss in respect of that certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such

                                      100

equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if
25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any
Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae
Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they
(1) are

                                      101

subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of
PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Residual Certificates--Excess Inclusions".

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

                                      102

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R.  Section  1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.  Section  703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The OTS has issued Thrift Bulletin 13a

                                      103

(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these

                                      104

methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1.  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America
         Securities LLC, an affiliate of the depositor;

     2.  By placements by the depositor with institutional investors through dealers; and

     3.  By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of
America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                      105

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such
Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and
at its Midwest Regional Offices located as follows: Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as

                                      106

having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the
Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph;
however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

                                      107

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                      108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o   the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o   the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o   interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o   Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust
Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular
Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o   the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o   its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o   noncash items such as depreciation and amortization;

     o   capital expenditures; and

                                      110

     o   debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o   based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the
Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o   a citizen or resident of the United States;

     o   a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o   an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o   a trust as to which--

         1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

                                      112

         2.  one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20,
1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

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                         NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM 2005_3.xls". The file "BACM
2005_3.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view data in ANNEXES A and B, "click" on the worksheet labeled "ANNEX A" or "ANNEX B", as applicable.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES
STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL OCTOBER 13, 2005.

                   ----------------------------------------



                                                             PAGE
                                                            ------

                          PROSPECTUS SUPPLEMENT
Table of Contents .........................................    S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying

                                  PROSPECTUS



===============================================================================

===============================================================================

                                 $1,966,101,000
                                  (APPROXIMATE)

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                 CLASS A-1, CLASS A-2, CLASS A-3A, CLASS A-3B,
                  CLASS A-SB, CLASS A-4, CLASS A-M, CLASS A-J,
                       CLASS XP, CLASS B, CLASS C, CLASS D
                                   AND CLASS E

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-3

         ------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
         ------------------------------------------------------------

                        BANC OF AMERICA SECURITIES LLC
                           BEAR, STEARNS & CO. INC.
                                BARCLAYS CAPITAL
                              GOLDMAN, SACHS & CO.
                             RBS GREENWICH CAPITAL

                                 JUNE 29, 2005

================================================================================